                                                                    Exhibit 99.1

                                  VALUATION OF
                          EMPLOYEE STOCK OWNERSHIP PLAN


                                  Prepared for:

                               First Reliance Bank

                            Florence, South Carolina


                                     As Of:
                                  March 1, 2002


                                  Prepared By:

                             Keller & Company, Inc.
                              555 Metro Place North
                                    Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426


                                KELLER & COMPANY

                                  VALUATION OF
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                  Prepared for:

                               First Reliance Bank

                            Florence, South Carolina

                                     As Of:
                                  March 1, 2002

                                TABLE OF CONTENTS

                                                             PAGE

I.   INTRODUCTION AND DESCRIPTION OF FIRST RELIANCE BANK        1

II.  MARKET AREA                                                5

III. COMPARABLE GROUP SELECTION

     Introduction                                               8
     General Parameters
       Merger/Acquisition                                       9
       Trading Exchange                                         9
       IPO Date                                                 9
       Geographic Location                                     10
       Asset Size                                              10
     Balance Sheet Parameters
       Introduction                                            11
       Cash and Investments to Assets                          12
       One- to Four-Family Loans to Assets                     12
       Total Net Loans to Assets                               13
       Borrowed Funds to Assets                                13
       Equity to Assets                                        14
     Performance Parameters
       Introduction                                            14
       Return on Average Assets                                15
       Return on Average Equity                                15
       Net Interest Margin                                     16
       Operating Expenses to Assets                            16
       Noninterest Income to Assets                            16
     Asset Quality Parameters
       Introduction                                            17
       Nonperforming Assets to Asset Ratio                     17
       Repossessed Assets to Assets                            17
       Allowance for Loan Losses to Assets                     17
     The Comparable Group                                      18

                                                 PAGE

IV. ANALYSIS OF FINANCIAL PERFORMANCE              19

V. MARKET VALUE ADJUSTMENTS

   Introduction                                    22
   Earnings Performance                            22
   Market Area                                     25
   Financial Condition                             25
   Dividend Payments                               27
   Liquidity of Stock                              27
   Management                                      28

VI. VALUATION METHODS

   Introduction                                    29
   Price to Book Value Method                      29
   Price to Earnings Method                        30
   Valuation Conclusion                            31

                                LIST OF EXHIBITS

NUMBER

 1     Balance Sheet at December 31, 2001
 2     Balance Sheets at December 31, 1999 and 2000
 3     Statement of Income for the Year Ended
         December 31, 2001
 4     Statements of Income for the Period August 16, 1999
         To December 31, 1999 and for the Year Ended
         December 31, 2000
 5     Key Demographic Data and Trends
 6     Unemployment Rates
 7     Key Housing Data
 8     Bank Stock Prices and Pricing Ratios
         as of March 1, 2002
 9     Key Financial Data and Ratios
         as of March 1, 2002
 10    Balance Sheet Parameters -
          Comparable Group Selection
 11    Operation Performance and Asset Quality
         Parameters - Comparable Group Selection
 12    Balance Sheet Ratios - Final Comparable Group
 13    Operation Performance and Asset Quality Ratios -
              Final Comparable Group
 14    Balance Sheet Totals - Final Comparable Group
 15    Balance Sheet - Asset Composition
 16    Balance Sheet - Liabilities and Equity
 17    Income and Expense Comparison
 18    Income and Expense Comparison as a Percent of
              Average Assets
 19    Yields, Costs & Earnings Ratios
 20    Dividends, Reserves and Supplemental Data
 21    Valuation Analysis and Conclusions
 22    Market, Pricing and Financial Ratios -
              Comparable Group
 23    Profile of Keller & Company, Inc.

I.       INTRODUCTION AND DESCRIPTION OF FIRST RELIANCE BANK

         This stock valuation has been prepared by Keller & Company, Inc., an independent appraisal firm, and presents our opinion as to the current market value of the common stock of First Reliance Bank ("First Reliance" or the "Bank"), Florence, South Carolina, a state-chartered commercial bank. This stock valuation has been prepared to determine the market value of the Bank's stock to be granted in accordance with the Bank's Employee Stock Ownership Plan ("ESOP").

         This stock valuation assumes that the Bank is a going concern and that its shares are traded in noncontrol blocks. We have given consideration to market conditions for securities in general and for publicly-traded bank stocks in particular. We have specifically examined the performance of selected publicly-traded commercial banks and their holding companies and compared them to the performance of the Bank and the industry.

         In preparing this ESOP stock valuation, we reviewed the Bank's audited financial statements for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001, and the Bank's quarterly FDIC Call Reports for the periods ended March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001.

         Our valuation is not intended to represent and must not be construed to be a recommendation of any kind as to the desirability of purchasing or selling any of the outstanding shares of common stock of the Bank. Recognizing that this stock valuation is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Bank will subsequently be able to sell such shares at prices similar to the market value of the Bank as determined in this ESOP stock valuation.

I.       Introduction and Description of First Reliance Bank  (cont.)

         The Bank conducts its business from its main office and one branch office, both located in Florence, South Carolina. The Bank is a community-oriented institution principally engaged in the business of serving the financial needs of the public in the communities throughout its market area of Florence County, with its sources of funds being retail deposits from residents in its market area, advances from the Federal Home Loan Bank and securities sold under agreements to repurchase.

         As indicated in Exhibit 1, as of December 31, 2001, the Bank had assets of $86,194,534 deposits of $75,686,644 and total stockholders' equity of $7,658,007, including retained earnings of $415,500. Exhibit 2 presents the Bank's financial condition for the calendar years ended December 31, 2000, its first full year of operation, and December 31, 1999, the year in which the Bank opened in August 1999.

         The Bank had earnings of $617,000 for the twelve months ended December 31, 2001, as presented in Exhibit 2, compared to earnings of $293,000 for the twelve months ended December 31, 2000. Inasmuch as 2000 was First Reliance's first full year of operations, there is an insufficient historical trend from which to derive or extrapolate core or normalized income. Consequently, for the purposes of this valuation, we will consider net and core income to be identical. It should be noted, moreover, that First Reliance's positive earnings in 2000 after commencing operations in August of 1999 and experiencing robust and dynamic growth during its first sixteen months of operations, resulted in profitability in excess of initial projections. Such positive net earnings in an institution's first full year of operations is a quite infrequent and favorable accomplishment.

         First Reliance's primary lending strategy has been to focus on the origination and retention of mortgage loans, which constituted 60.7 percent of the Bank's gross loans at December 31, 2001. Residential mortgage loans on one- to four-family dwellings accounted for 44.7 percent of the Bank's mortgage loans and 27.2 percent of gross loans at December 31, 2001. The remainder of the Bank's mortgage loans consisted of construction loans, loans on farmland, multi-family

I.       Introduction and Description of First Reliance Bank  (cont.)

loans and nonresidential real estate loans. Nonmortgage loans, including commercial and industrial loans, various categories of consumer loans and a modest balance of agricultural production loans, represented 39.3 percent of gross loans. Of the Bank's total closed end first mortgage loans on one- to four-family residences, approximately 55.6 percent mature or reprice in one year or less and 36.1 percent of the Bank's total loans mature or reprice in one year or less.

         The Bank's balance of one- to four-family mortgage loans increased in dollar volume during 2001, but its share of those loans as a percentage of total loans remained generally constant. First Reliance's nonperforming assets and ratio of nonperforming assets to total assets, much lower than industry averages, increased in 2001 as the Bank's overall loan portfolio experienced considerable growth in its second operating year. At December 31, 2001, the Bank had nonperforming assets of $242,000 or 0.28 percent of total assets. The Bank's nonperforming assets were comprised of repossessed real estate, loans ninety days or more past due, and nonaccruing loans. First Reliance's allowance for loan losses was $1.0 million at December 31, 2001, and $780,000 at December 31, 2000, while its ratio of allowance for loan losses to gross loans decreased from
1.67 percent to 1.21 percent in 2001, reflecting loan growth and a low level of nonperforming assets. The Bank's ratio of allowance for loan losses to nonperforming assets was a strong 413.2 percent at December 31, 2001.

         Excluding Federal Home Loan Bank stock of $142,000, at December 31, 2001, the Bank had $17.4 million or 20.2 percent of its assets in cash and investment securities. Included in the Bank's cash and investments was $3.4 million of mortgage-backed securities.

         From December 31, 2000, to December 31, 2001, First Reliance experienced a strong $21.1 million or 38.6 percent increase in deposits from $54.6 million to $75.7 million, with an $8.6 million increase occurring in the third quarter of 2001, following the opening of its first branch in Florence. The Bank had $1.9 million of borrowed funds, in the form of federal funds purchased, at December 31, 2001, compared to a very similar balance of $2.1 million at December

I.       Introduction and Description of First Reliance Bank (cont.)

31, 2000. Due to the Bank's strong asset growth, First Reliance's ratio of equity to total assets decreased from 10.96 percent at December 31, 2000, to
8.89 percent at December 31, 2001, although the dollar amount of equity increased by $611,000 or 8.7 percent in 2001 as a result of positive earnings in 2001.

         Interest income from loans and investments has been the Bank's primary basis of earnings, with net interest margin being the principal component of net earnings. For the twelve months ended December 31, 2001, the Bank's net interest margin was 4.94 percent based on average interest-earning assets, which was higher than the bank industry average of 3.90 percent, but lower than its 2000 net interest margin of 5.27 percent, again reflecting strong loan and asset growth in 2001. In future years, management will continue to focus on maintaining a competitive net interest margin without undertaking additional or excessive credit risk.

II.      MARKET AREA

         The Bank's market area is considered to be Florence County in South Carolina. Exhibit 5 provides economic/demographic summaries for this market area, Florence City, Florence ZIP Code area, South Carolina and the United States.

         The focus of the demographic and economic characteristics are the level and trends in population, households, and income for the market area, Florence City, the Florence ZIP Code area, South Carolina and the United States. The trend for population indicates increases from 1990 through 2000 in each region. The market area population increased by 10.0 percent, and increases of 1.5 percent, 15.5 percent, 15.1 percent and 13.2 percent occurred in Florence City, the Florence ZIP Code area, South Carolina and the United States, respectively. All areas are expected to continue to increase in population through the year 2006 at rates of 2.1 percent, 1.1 percent, 3.5 percent, 8.7 percent and 7.4 for the market area, Florence City, the Florence ZIP Code area, South Carolina and the United States, respectively.

         More important is the trend in households. Florence County (the market area) has seen a 17.9 percent increase in households from 1990 through 2000, compared to increases of 8.7 percent in Florence City, a strong 23.0 percent in the Florence ZIP Code area, 21.9 percent in South Carolina and 14.7 percent in the United States. All areas are projected to continue to increase their levels of households at rates of 5.8 percent, 2.1 percent, 7.1 percent, 12.5 percent and 7.8 percent for the market area, Florence City, the Florence ZIP Code area, South Carolina and the United States, respectively.

         With regard to income, the market area's1990 per capita income was $11,007, compared to Florence City's $12,831,the Florence ZIP Code area's $12,602, South Carolina's $11,897 and the United States' $12,313. Florence County's 1990 median household income of $24,264 was lower than all other areas. Median household income levels of $24,906, $27,248, $26,256 and $28,255 were reported in 1990 for Florence City, the Florence Zip Code area, South Carolina and the United States, respectively. All per capita and median household income levels increased in 2000. Per capita income increased by 58.6 percent, 58.0 percent, 58.2 percent, 61.2 percent and

80.0 percent in the market area, Florence City, the Florence ZIP Code Area, South Carolina and the United States to levels of $17,461, $20,273, $19,938, $19,177 and $22,162, respectively. Median household levels increased from 1990 to 2000 by 46.4 percent, 45.8 percent, 43.3 percent, 38.7 percent and 48.3 percent to levels of $35,524, $36,313, $39,041, $36,428 and $41,914 in the
market area, Florence City, the Florence ZIP Code area, South Carolina and the United States, respectively. All areas are also projected to increase their levels of median household income through the year 2006. The market area will increase 9.7 percent to $38,958, Florence City and the Florence ZIP Code area will increase by 11.7 percent to $40,562 and 14.8 percent to $44,818, respectively, and South Carolina and the United States will increase by 13.1 percent and 11.8 percent, respectively, to $41,188 and $46,878 median household income levels, respectively, by the year 2006.

         Exhibit 6 provides the unemployment rates in Florence County, South Carolina and the United States from 1997 through 2001. The market area's unemployment rates have been higher than both South Carolina's and that of the United States until 2001. In 1997, Florence County had an unemployment rate of
5.6 percent compared to unemployment rates of 4.5 percent in South Carolina and
4.9 percent in the United States. In 1998, Florence County's unemployment rate decreased to 4.5 percent, compared to decreases to 3.8 percent in South Carolina and to 4.5 percent in the United States. In 1999, the unemployment rate had increased in Florence County and in South Carolina but decreased in the United States. Florence County's unemployment rate in 1999 increased to 5.5 percent and South Carolina's unemployment rate increased to 4.5 percent, while the United States decreased to 4.2 percent. By 2000, Florence County's rate of unemployment had decreased to 4.8 percent and South Carolina's rate of unemployment decreased to 3.9 percent unemployment, while the United States had decreased to 4.0 percent unemployment. Annual unemployment rates for 2001 were 5.2 percent, 5.4 percent and 4.8 percent for Florence County, South Carolina and the United States, respectively. Through February of 2002, the United States had shown an increase in unemployment to 6.1 percent and South Carolina's unemployment rate increased slightly to 5.5 percent, while Florence County had an increase in unemployment to 5.5 percent.

         Exhibit 7 provides key housing data for the market area (Florence County), Florence city, the Florence ZIP Code area, South Carolina and the United States. The market area had the highest owner-occupancy rate in 2000 of
73.0 percent followed by South Carolina at 72.2 percent, the Florence ZIP Code area at 69.7 percent, the United States at 66.2 percent and Florence City at
61.4 percent. The offset to the owner-occupancy rate is the percent of renter-occupied units with the market area having the lowest renter-occupancy rate in 2000 of 27.0 percent, and Florence City having the highest renter-occupancy rate at 38.6 percent.

         The market area had the lowest median housing value in 1990 of $564,600 compared to $58,100, $59,658, $60,700 and $79,098 in Florence City, the Florence ZIP Code area, South Carolina and the United States, respectively. The market area also had the lowest median rent in 1990 of $342 compared to $367 in Florence City and $378 in the Florence ZIP Code area.

         In summary, the market area's population level has increased from 1990 to 2000 as has the level of households. The income levels, both per capita and median household have also increased. With the exception of the Florence ZIP Code area, all median household income levels are below state levels, and all levels, including South Carolina, are below the national median household income average. Also, the market area unemployment figures have been slightly above state and national levels from 1997 through 2000 and then below the state level in 2001 and similar to the state level in February 2002.

III.     COMPARABLE GROUP SELECTION

Introduction

         Integral to the valuation of First Reliance is the selection of an appropriate group of similar publicly-traded commercial banks or commercial bank holding companies, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each bank in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Bank's value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, FDIC-insured commercial banks in the United States, all publicly-traded, FDIC-insured commercial banks in the Southeast and the twenty publicly-traded, FDIC-insured commercial banks in South Carolina.

         Exhibits 8 and 9 present Bank Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 691 publicly-traded, FDIC-insured banks in the United States ("all banks") used in the selection of the comparable group and other financial comparisons. Exhibits 8 and 9 also subclassify all banks by region, including the 220 Southeast Banks ("Southeast banks") and the twenty South Carolina banks ("South Carolina banks") and by trading exchange.

         The selection of the comparable group was based on the establishment of both general and specific parameters using financial condition as well as operating and asset quality characteristics of First Reliance as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a bank's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Bank's basic operation. Inasmuch as we deemed it appropriate that the comparable group consist of at least ten banks or bank holding companies, the parameters relating to asset size and geographic location have been expanded when necessary to fulfill that requirement.

GENERAL PARAMETERS
Merger/Acquisition

         The comparable group will not include any bank or bank holding company that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The banks that were potential comparable group candidates but were not considered due to their involvement in a merger/acquisition or a potential merger/acquisition include the following:

         Institution                        State
         -----------                        -----

         Home Town Bank of Villa Rica       Georgia
         Independence Bank                  North Carolina
         Main Street BankShares, Inc.       North Carolina
         Rowan Bancorp                      North Carolina

Trading Exchange

         It is necessary that each bank in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System (NASDAQ), on the OTC Bulletin Board or in the Pink Sheets. Such a listing indicates that a bank's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 691 publicly-traded, FDIC-insured banks, 52 are traded on the New York Stock Exchange, 30 are traded on the American Stock Exchange, 359 are traded on NASDAQ, 222 are listed on the OTC Bulletin Board and 28 are listed in the Pink Sheets.

IPO Date

         Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least five quarterly periods prior to the trading date of March 1, 2002, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded bank. The resulting parameter is a required IPO date prior to December 31, 2000.

Geographic Location

         The geographic location of a bank is a key parameter due to the impact of various economic and industry conditions on the performance and trading prices of bank stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to the offices of First Reliance, including the Midwestern states, the New England states, the southwestern states and western states.

         The geographic location parameter consists of South Carolina and its surrounding states of North Carolina and Georgia, as well as Alabama, Arkansas, Florida, Kentucky, Louisiana, Maryland, Tennessee, Virginia and West Virginia, for a total of 12 states. To extend the geographic parameter beyond those states could result in the selection of similar banks with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

         Asset size was another parameter used in the selection of the comparable group. The total assets for any comparable group bank considered was $250 million or less, due to the typically different operating strategies, expansion capabilities, liquidity of stock and acquisition appeal of much smaller and larger banks when compared to the Bank, with assets of approximately $86.1 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten banks.

         In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

         Exhibits 10 and 11 show the 91 banks or bank holding companies considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the banks ultimately selected for the comparable group using all the parameters established in this section.

BALANCE SHEET PARAMETERS

Introduction

         The balance sheet parameters focused on five balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 10, consisting of the following:

              1.    Cash and investments to assets
              2.    One- to four-family loans to assets
              3.    Total net loans to assets
              4.    Borrowed funds to assets
              5.    Equity to assets

         The balance sheet parameters enable the identification and elimination of banks that are distinctly different from the Bank with regard to asset mix, and to distinguish banks with significantly different equity positions from First Reliance. The ratio of deposits to assets was not used as a parameter, as it is directly related to and affected by a bank's equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

         First Reliance's ratio of cash and investments to assets, not including Federal Home Loan Bank stock, was 20.2 percent at December 31, 2001, reflecting the Bank's lower than average share of investments and indicating a slight decrease from 22.5 percent at December 31, 2000. The Bank's investments consisted primarily of federal agency securities, federal funds sold, municipal securities and debt securities.

         The parameter range for cash and investments is broad due to the volatility of this parameter and to prevent the elimination of otherwise good potential comparable group candidates. The defined range is 40.0 percent of assets or less, with a midpoint of 20.0 percent.

One- to Four-Family Loans to Assets

         First Reliance's mortgage lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans, represented
44.7 percent of the Bank's mortgage loans and 20.5 percent of its total assets at December 31, 2001.

One- to Four-Family Loans to Assets

         The parameter for this characteristic requires any comparable group candidate to have from 10.0 percent to 40.0 percent of its assets in one- to four-family loans with a midpoint of 25.0 percent.

Total Net Loans to Assets

         At December 31, 2001, First Reliance had a 74.1 percent ratio of total net loans to assets, primarily reflecting the Bank's smaller than average share of cash and investments. The parameter for the selection of the comparable group is from 50.0 percent to 90.0 percent with a midpoint of 70.0 percent. The extent of the range recognizes that, as stated above, some banks purchase lower volumes of investments and/or mortgage-backed securities, but might otherwise be similar to First Reliance.

Borrowed Funds to Assets

         First Reliance had borrowed funds of $1.9 million or 2.2 percent of assets at December 31, 2001. The Bank's ratio of borrowed funds to assets was a nominally higher 3.2 percent at December 31, 2000.

         The use of borrowed funds by some banks indicates an alternative to retail deposits and may provide a source of term funds for lending. The Federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The bank's demand for borrowed funds has increased in recent years due to the greater competition for deposits and moderate interest rates, resulting in an increase in borrowed funds by many banks as an alternative to higher cost and/or longer term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

         The parameter range for borrowed funds to assets is 20.0 percent or less with a midpoint of 10.0 percent.

Equity to Assets

         First Reliance's equity to assets ratio as of December 31, 2001, was
8.89 percent, compared to 10.96 percent at December 31, 2000. Based on the Bank's equity ratio at December 31, 2001, as well as the Bank's historical ratios and trends in its two full years of operations, we have defined the equity ratio parameter to be 6.0 percent to 15.0 percent with a midpoint ratio of 10.5 percent.

PERFORMANCE PARAMETERS

Introduction

         Exhibit 11 presents five key performance parameters identified as key indicators of First Reliance's earnings performance and the basis for such performance. The prime performance indicator is the Bank's core return on average assets ("ROAA"), adjusting net income, if and as appropriate, to reflect any nonrecurring or atypical income or expense items. As previously discussed, there is an insufficient historical operating trend from which to derive or extrapolate core or normalized income, so for the purposes of this valuation, we consider net and core income to be identical. The second performance indicator is the Bank's core return on average equity

("ROAE"). To measure First Reliance's ability to generate net interest income, we have used net interest margin. The other source of income for First Reliance is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Bank's ratio of operating expenses to assets (noninterest expenses to assets), a key factor in distinguishing different types of operations, particularly banks that have numerous related services such as insurance and investment products, resulting in higher overhead ratios.

Return on Average Assets

         The key performance parameter is the core ROAA. First Reliance's core ROAA, deemed identical to its net ROAA, was 0.82 percent for the twelve months ended December 31, 2001, based on earnings of $617,000 as discussed in Section
1. The Bank's ROAA was 0.60 percent in 2000, based on earnings of $293,000.

         The range for the ROAA parameter has been defined as 0.60 percent to a high of 1.20 percent with a midpoint of 0.90 percent.

Return on Average Equity

         The core ROAE has been used as a secondary parameter to eliminate any banks with an unusually high or low core ROAE that is inconsistent with First Reliance's position. The Bank's identical net and core ROAE was 8.39 percent for the twelve months ended December 31, 2001, higher than its 4.28 percent in 2000.

         The parameter range for the comparable group is from 4.0 percent to
15.0 percent with a midpoint of 9.5 percent.

Net Interest Margin

         First Reliance had a net interest margin of 4.94 percent for the twelve months ended December 31, 2001, lower than its net interest margin of 5.27 percent for the year ended December 31, 2000, due to strong earning asset growth. The parameter range for the selection of the comparable group is from a low of 3.75 percent to a high of 5.75 percent with a midpoint of 4.75 percent.

Operating Expenses to Assets

         First Reliance had an operating expenses to average assets ratio of
4.76 percent for the twelve months ended December 31, 2001, which is significantly above the industry average of 3.82 percent for publicly-traded banks. The Bank's ratio was 4.44 percent in 2000. The operating expense to assets parameter for the selection of the comparable group is from a low of 2.50 percent to a high of 5.25 percent with a midpoint of 3.88 percent.

Noninterest Income to Assets

         Compared to publicly-traded banks, First Reliance realized a lower ratio of noninterest income to average assets during both 2000 and 2001. Industry and Southeast regional bank averages for the four quarters ended December 31, 2001, were 2.76 percent and 2.14 percent, respectively, for publicly-traded banks.

         The range for this parameter in the selection of the comparable group is 3.00 percent of assets or less, with a midpoint of 1.50 percent.

ASSET QUALITY PARAMETERS

Introduction

         The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 11. The purpose of these parameters is to insure that any bank in the comparable group has an asset quality position similar to First Reliance. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, real estate owned to total assets and allowance for loan losses to total assets at the end of the most recent period.

Nonperforming Assets to Asset Ratio

         First Reliance had nonperforming assets of $242,000 or 0.28 percent of assets at December 31, 2001, representing an increase from less than 0.01 percent at December 31, 2000. The parameter range for nonperforming assets to total assets has been defined as 1.00 percent of assets or less with a midpoint of 0.50 percent.

Repossessed Assets to Assets

         First Reliance had repossessed assets of $87,000 or 0.10 percent of total assets at December 31, 2001, following an absence of repossessed assets at December 31, 2000. The ratio of repossessed assets to total assets for all publicly-traded banks was 0.07 percent at December 31, 2001. The range for the repossessed assets to total assets parameter is 0.40 percent of assets or less with a midpoint of 0.20 percent.

Allowance for Loan Losses to Assets

         First Reliance had an allowances for loan losses of $1,045,000 resenting a loan loss reserve to total assets ratio of 1.21 percent, at December 31, 2001. The allowance for loan losses to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.45 percent of assets, recognizing First Reliance's lower nonperforming assets at December 31, 2001,compared to industry averages.

THE COMPARABLE GROUP

         With the application of the parameters previously identified and applied, the final comparable group represents ten banks identified in Exhibits 12, 13, and 14. The comparable group banks range in size from $51.2 million to $249.4 million with an average asset size of $129.5 million and have an average of 4.3 offices per bank compared to First Reliance with assets of $86.1 million and 2 offices. Three of the comparable group banks are in South Carolina, with two each in Virginia and North Carolina and one in Alabama, Florida and Georgia. Three of the ten of the comparable group banks are traded on NASDAQ, six are traded over the counter and one is listed in the Pink Sheets. The comparable group banks as a unit have a ratio of equity to assets of 10.6 percent, which is
20.9 percent higher than all publicly-traded banks in the United States but only modestly lower than the 11.8 percent ratio of the twenty publicly-traded banks in South Carolina; and for the most recent four quarters indicated a core return on average assets of 0.85 percent, lower than all publicly-traded banks and Southeast banks at 1.11 percent, but similar to publicly-traded South Carolina banks at 0.81 percent.

IV.  ANALYSIS OF FINANCIAL PERFORMANCE

         This section reviews and compares the financial condition and performance of First Reliance to all banks, Southeast banks, South Carolina banks and the ten banks constituting the Bank's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 15 through 20.

         As presented in Exhibits 15 and 16, First Reliance's total equity of
8.89 percent of assets is modestly lower than the comparable group at 10.58 percent, all banks at 9.18 percent, Southeast banks at 9.38 percent and South Carolina banks at 11.83 percent. The Bank's share of net loans in its asset mix was 74.13 percent, higher than the comparable group at 69.05 percent, all banks at 66.00 percent, Southeast banks at 68.75 percent and South Carolina banks at
69.37 percent. The Bank's higher than average share of net loans reflects primarily its lower share of cash and investments compared to industry and regional averages. First Reliance had a 20.18 percent share of cash and investments at December 31, 2001, while the comparable group had a higher 25.03 percent share of cash and investments. The Bank's 87.94 percent share of deposits was similar to the comparable group, but higher than the three geographic categories, reflecting its much lower than average 2.24 percent ratio of borrowed funds to assets. The comparable group had deposits of 85.27 percent and borrowings of 3.51 percent. All banks averaged a 78.85 percent share of deposits and a 10.12 percent share of borrowed funds, while Southeast banks had an 81.03 percent share of deposits and an 8.24 percent share of borrowed funds. The 20 South Carolina banks averaged a 77.97 percent ratio of deposits to assets with a 9.66 percent ratio of borrowed funds to assets. First Reliance had no goodwill or other intangible assets, compared to 0.05 percent for the comparable group, 0.54 percent for all banks, 0.44 percent for Southeast banks and 0.22 percent for South Carolina banks.

         Operating performance indicators are summarized in Exhibits 17 and 18 and provide a synopsis of key sources of income and expense items for First Reliance in comparison to the comparable group, all banks, Southeast banks and South Carolina banks for the trailing four quarters.

         As shown in Exhibit 19, for the twelve months ended December 31, 2001, First Reliance had a yield on interest earning assets moderately higher than the comparable group and significantly higher than the three geographical categories. The Bank's yield on interest earning assets was 9.10 percent, compared to the comparable group at 8.22 percent, all banks at 7.23 percent, Southeast banks at 7.16 percent, and South Carolina banks at 7.75 percent. First Reliance's higher yield on interest-earning assets reflects the Bank's smaller share of cash and lower yielding investments and smaller than average share of one- to four-family mortgage loans.

         The Bank's cost of funds was lower than the comparable group and South Carolina Banks, but higher than all banks and Southeast banks. First Reliance had a cost of funds of 4.30 percent, compared to the comparable group at 4.69 percent, all banks at 4.22 percent, Southeast banks at 4.10 percent and South Carolina banks at 4.40 percent. The Bank's interest income and interest expense ratios resulted in an interest rate spread of 4.81 percent, which was higher than the comparable group at 3.53, all banks at 3.01 percent, Southeast banks at
3.06 percent and South Carolina banks at 3.35 percent. The Bank demonstrated a net interest margin of 4.94 percent for the twelve months ended December 31, 2001, which is higher than the comparable group at 4.60 percent, all banks at
3.71 percent, Southeast banks at 3.69 percent and South Carolina banks at 3.95 percent.

         First Reliance's major source of earnings is interest income, as evidenced by the operations ratios presented in Exhibit 18. The Bank's provisions for loan losses were $347,000 or 0.46 percent of average assets during the twelve months ended December 31, 2001. The average provision for loan losses for the comparable group was a lower 0.28 percent of assets, with all banks at 0.61 percent, Southeast banks at 0.55 percent and South Carolina banks at 0.34 percent.

         First Reliance had non-performing assets equal to a lower than average
0.28 percent of total assets at December 31, 2001. The comparable group had a modestly higher 0.35 percent ratio of non-performing assets to total assets, with all banks at 0.66 percent, Southeast banks at 0.70 percent and South Carolina banks at 0.37 percent.

         The Bank's total noninterest income was 1.89 percent of average assets for the twelve months ended December 31, 2001, higher than the comparable group and South Carolina banks, but lower than all banks and Southeast banks. The comparable group averaged noninterest income of 1.03 percent of assets, while the ratio was 2.76 percent for all banks, 2.14 percent for Southeast banks and
1.02 percent for the 20 South Carolina banks. For the twelve months ended December 31, 2001, First Reliance's operating expense ratio was 4.76 percent, which was considerably higher than the comparable group, all banks, and regional and state averages. The comparable group's operating expense ratio was 3.82 percent. All banks had a 3.66 percent operating expense ratio, while Southeast banks were at 3.17 percent and South Carolina banks were at 3.06 percent.

         The overall impact of First Reliance's income and expense ratios is reflected in the Bank's identical net and core income and return on assets. First Reliance had a net and core ROAA of 0.82 percent for the twelve months ended December 31, 2001, based on earnings of $617,000. For their most recent four quarters, the comparable group banks had a slightly higher core ROAA of
0.85 percent. For the same period, core ROAA was a much higher 1.11 percent for all banks and Southeast banks and a nominally lower 0.81 percent for South Carolina banks.

V.  MARKET VALUE ADJUSTMENTS

Introduction

         This is a conclusive section where adjustments will be made to determine the market value of First Reliance based on a comparison with the comparable group. These adjustments will take into consideration such key items as earnings performance, market area, financial condition, dividend payments, and liquidity of the stock. It must be remembered that all of the banks in the comparable group have their differences, and as a result, such adjustments are necessary.

EARNINGS PERFORMANCE

         In analyzing earnings performance, consideration was given to the amount of net interest income; the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates; the quality of assets as it relates to the presence of problem assets, which may result in adjustments to earnings; the balances of nonperforming assets and real estate owned, the balance of allowances for loan losses to support any problem assets; and the amount, ratio and volatility of noninterest income and noninterest expenses.

         First Reliance's primary business philosophy has been to focus on originating four primary loan types, residential mortgage loans, commercial real estate loans, commercial business loans and consumer loans, as the basis for generating interest income. The Bank's business philosophy also encompasses the generation of noninterest income, the control of noninterest expenses, the focus on equity level and ratio, reasonable loan and deposit growth and maintaining a competitive yield on interest-earning assets in order to maintain its net interest spread and net interest margin. In 2001, the Bank continued to increase its origination of one- to four-family residential mortgage loans, including construction loans, commercial real estate loans, commercial business loans and consumer loans. The balance of these four loan types

Earnings Performance (con't)

increased from $42.0 million at December 31, 2000, to $58.8 million at December 31, 2001.

The remaining key loan type for the Bank is home equity/second mortgage loans, which increased from $4.6 million at December 31, 2000, to $5.9 million at December 31, 2001. In particular, commercial real estate loans increased from $8.6 million to $15.6 million from year-end 2000 to 2001 and commercial business loans increased from $8.8 million to $13.7 million during the twelve months ended December 31, 2001. At December 31, 2001, First Reliance carried a lower than average balance of cash and investments. During the twelve months ended December 31, 2001, the Bank's noninterest income was comprised primarily of service charges on deposit accounts, gains on sale of loans and loan fees.

         At December 31, 2001, adjustable-rate loans and loans maturing in three-years or less represented approximately 78.9 percent of the Bank's total loans. The impact of its loan mix, including a strong presence of adjustable-rate loans, together with First Reliance's moderate share of cash and investments, resulted in the Bank's generally average to above average interest rate sensitivity and also contributed to a yield on interest-earning assets somewhat higher than industry averages. Overall, First Reliance's portfolio of mortgage loans and nonmortgage loans, represented 74.1 percent of its assets. It should be noted that the Bank's ratio of loans to assets increased to 74.1 percent in 2001 from 71.4 percent in 2000.

         First Reliance's 9.10 percent yield on average interest-earning assets for the twelve months ended December 31, 2001, was higher than the comparable group at 8.22 percent and also higher than all banks at 7.23 percent, due partially to the Bank's absence of older, lower-yielding mortgage loans as a result of its recent opening in August 1999.

         The Bank's cost of interest-bearing liabilities was 4.30 percent for the twelve months ended December 31, 2001, higher than all banks at 4.22 percent. The comparable group, however, had a higher 4.69 percent cost of interest-bearing liabilities. As previously mentioned, First Reliance's overall cost of interest-bearing liabilities has normally been higher than industry averages.

         For the twelve months ended December 31, 2001, First Reliance's net interest spread was 4.81 percent, higher than the comparable group at 3.53 percent and higher than all banks at 3.01 percent. Due to the Bank's lower share of non-costing liabilities, the Bank's net interest margin of 4.94 percent was only modestly higher than the comparable group at 4.60 percent and higher than all banks at 3.71 percent.

         The Bank's loan loss provision for the twelve months ended December 31, 2001, was 0.46 percent of average assets, compared to 0.28 percent of average assets for the comparable group and 0.61 percent for all banks.

         The Bank's service charges, loan fees and gains on loan sales, together with other noninterest income represented 1.89 percent of average assets for the twelve months ended December 31, 2001, higher than its 0.72 percent in 2000. The comparable group indicated a lower ratio of 1.03 percent, but all banks were higher than the Bank at 2.76 percent. The Bank's operating expense to assets ratio for the twelve months ended December 31, 2001, was a much higher 4.76 percent compared to a lower 3.82 percent for the comparable group and a similar
3.66 percent for all banks.

         First Reliance's net income has been below industry averages, due primarily to its recent establishment, its higher noninterest expenses and higher provisions for loan losses. Based on core or normalized income of $617,000 for the twelve months ended December 31, 2001, the Bank had a core return on average assets of 0.82 percent, compared to a lower core ROAA of 0.66 percent for the twelve months ended December 31, 2000. For their most recent four quarters, the comparable group and all banks both indicated higher core ROAA's of 0.85 percent and 1.11 percent, respectively.

         In recognition of all the foregoing earnings related factors, with particular attention to the

Bank's higher noninterest expenses and lower core return on average assets, a downward adjustment has been made to the value of First Reliance.

MARKET AREA

         First Reliance's primary market areas encompasses all of Florence City and the surrounding Florence County. Demographically, First Reliance's market area indicated a population growth rate from 1990 to 2000 below that of South Carolina and the United States. Florence County and Florence City experienced ten year population growth levels of 10.0 percent and 1.5 percent, respectively, while South Carolina experienced a population increase of 15.1 percent. Additionally, the market area reported 2000 median household income and per capita income to be modestly lower than state and national averages. The market area trends and characteristics were similar to the comparable group.

         In recognition of all these factors, we believe that no adjustment is warranted for the Bank's market area.

FINANCIAL CONDITION

         The financial condition of First Reliance, which was discussed in Items I and III, is compared to the comparable group in Exhibits 15 and 16. The Bank's ratio of total equity to total assets was 8.89 percent at December 31, 2001, which was lower than the comparable group at 10.58 percent and lower than all banks at 9.18 percent. The Bank's equity to asset ratio decreased from 10.95 percent at December 31, 2000, reflective of the Bank's strong growth in assets. First Reliance had cash and investments of 20.18 percent of total assets, which was lower than the comparable group at 25.03 percent and lower than all banks at
29.27 percent. The Bank's 74.13 percent share of net loans was higher than the
69.05 percent share for the comparable group and the 66.00 percent for all banks. At December 31, 2001, First Reliance had an 87.94 percent share of deposits and a lower 2.24 percent share of borrowed funds. The comparable group had a lower 85.27 percent ratio of deposits to assets and a modestly higher

3.51 percent ratio of borrowed funds to assets, while all banks had a much lower
78.85 percent of deposits to assets and a higher 10.12 percent of borrowed funds to assets. The Bank was absent goodwill and intangible assets and had a 0.10 percent ratio of repossessed real estate to assets, compared to intangible assets of 0.05 percent of assets and a lower 0.05 percent ratio of repossessed assets for the comparable group. The Bank's allowance for loan losses was 1.21 percent of assets and 1.64 percent of gross loans. The comparable group had reserves equal to 0.92 percent of assets and 1.34 percent of gross loans, while all banks had reserves equal to 0.94 percent of assets and 1.44 percent of gross loans.

         First Reliance's nonperforming assets, defined as repossessed real estate, loans 90 days or more past due and nonaccruing loans, were 0.28 percent of total assets at December 31, 2001, which is slightly lower than the 0.35 percent for the comparable group. The Bank's ratio of allowance for loan losses to nonperforming assets was a higher 431.82 percent, compared to the comparable group at 249.99 percent, and all banks at 207.91 percent and continues to reflect the Bank's recent organization in August 1999, resulting in a limited time frame for delinquencies to occur. Additionally, the Bank's ratio of net charge-offs to average loans was 0.15 percent. The comparable group had a slightly higher 0.19 percent ratio of net charge-offs to average loans, and all banks had a still higher 0.33 percent ratio of net charge-offs to average loans.

         Finally, the Bank had a higher share of higher risk loans comprised of all loans, excluding one- to four-family loans, and representing 53.65 percent of assets compared to 51.69 percent for the comparable group.

         Overall, we believe that a downward adjustment is warranted for First Reliance's financial condition.

DIVIDEND PAYMENTS

         First Reliance paid no cash dividends in 2001 or 2000. The payment of future cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, financial condition and regulatory limitations.

         Four of the ten banks in the comparable group paid cash dividends in 2001 for an average dividend yield for the four banks of 2.06 percent and an average dividend yield of 0.82 percent for the comparable group and 2.01 percent for all banks (reference Exhibit 22).

         Giving consideration to the equity position of First Reliance and its recent organization, we believe that a modest downward adjustment to the ESOP value is warranted, based on the Bank's absence of cash dividend payments.

LIQUIDITY OF THE STOCK

         Large commercial bank stocks have been actively and publicly traded, resulting in much greater stock liquidity. In contrast, First Reliance is not publicly traded; and during the past year there have been very few transfers of stock between sellers and buyers, while the comparable group had a much higher volume of shares traded during the twelve months ended December 31, 2001. It is evident that First Reliance's stock is significantly less liquid than many bank stocks as well as the bank stocks in its comparable group. With equity of $7.7 million, compared to an average of $13.2 million for the comparable group, the Bank's book value per share is $10.58 compared to $9.76 per share for the comparable group. The Bank had 724,115 shares outstanding compared to a greater average of 1,350,103 shares outstanding for the comparable group.

         We believe that a modest downward adjustment to the ESOP value is warranted related to the more limited liquidity of the Bank's stock in the public market.

MANAGEMENT

     The President and Chief Executive Officer of First Reliance is F.R. Saunders, Jr. Mr. F.R. Saunders was one of the thirteen organizers of the Bank and is also a Director, having been with the Bank since its opening in August 1999. Prior to joining the Bank, Mr. F.R. Saunders was senior marketing officer of the branch of Centura Bank in Florence and was previously Vice President and a Director of Pee Dee State Bank from January 1990 to March 1998 and served Pee Dee State Bank in other capacities from 1983 until 1990. Pee Dee State Bank was acquired by Centura Bank in March 1998. Mr. Paul C. Saunders is Vice President and Director of the Bank and was also one of the organizers. Mr. Paul Saunders is a brother to Mr. F.R. Saunders, Jr. Prior to the organization of First Reliance, Mr. Paul Saunders worked with Centura Bank, and prior to that was Vice President of Pee Dee State Bank from 1987 to 1998. Mr. A. Dale Porter is Executive Vice President, Chief Financial Officer and Director of the Bank and was one of the organizers. Mr. Porter also worked briefly with Centura Bank and prior to that was the Cashier and Director of Pee Dee State Bank from 1978 to 1998 and worked with Pee Dee State Bank in other positions from 1972 to 1978.

     During the Bank's first two full years, First Reliance has been able to significantly increase its dollar level of loans and savings, control its cost of funds, diversify its loan portfolio, strengthen its net interest margin and increase its level of allowance for loan losses to loans. Management continues to focus on strengthening the Bank's noninterest income and reduce the Bank's higher noninterest expense ratio, which have resulted in the Bank's modestly lower return on average assets compared to the average for all publicly-traded banks and to the comparable group.

     Overall, we believe the Bank to be professionally and knowledgeably managed as are the comparable group banks. It is our opinion that no adjustment to the ESOP value of the Bank is warranted for management.

VI.  VALUATION METHODS

Introduction

     Under normal stock market conditions, the most frequently used method for determining the market value of common stock for banks and bank holding companies is the price to book value ratio method. The focus on the price to book value method is due to the historic volatility of earnings. As industry earnings have become more stable since the mid-1990s, more emphasis has often been placed on the price to earnings method, but the price to book method continues to be the primary valuation method. Inasmuch as First Reliance's earnings performance has witnessed significant increase due to the Bank's recent establishment in August 1999, the price to book value method is the more pertinent and applicable approach to determining the ESOP value of the stock of First Reliance, with the price to earnings method used for support and correlation.

     In applying each of the valuation methods, consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. Downward adjustments were made for the Bank's earnings performance, financial condition, dividend payments and for the liquidity of the Bank's stock. No adjustments were made for the Bank's market area or management.

PRICE TO BOOK VALUE METHOD

     The price to book value method focuses on a bank's financial condition, but does not give adequate consideration to the bank's performance as measured by earnings. This method, therefore, is not considered as meaningful for banks that show a consistent earnings trend. Due to the earnings volatility of some banks, however, this method is frequently used by investors who must rely on financial condition rather than earnings performance.

     Exhibit 22 shows the average and median price to book value ratios for the comparable group of 140.42 percent and 129.98 percent, respectively. The ten bank comparable group indicated a range from a low of 96.61 percent (FNB Bancshares Inc.) to a high of 218.28 percent (Lumbee Guaranty Bank). This variance cannot be attributed to any one factor such as a bank's equity position. Excluding the low and high in this group, the range narrowed to a low of 114.23 percent and a high of 182.60 percent. Considering all the previously mentioned items in conjunction with the adjustments indicated in Section V, we have determined a price to book value ratio of 114.75 percent for First Reliance. Based on this ratio and the Bank's equity of $7,658,000 at December 31, 2001, the indicated ESOP stock value for First Reliance using this approach is $8,787,835 or $12.14 per share. It should be noted that the Bank's tangible or Tier 1 capital of $7,658,000 results in an identical price to tangible book value of 114.75 percent and the same value of $8,787,835 or $12.14 per share (reference Exhibit 21).

PRICE TO EARNINGS METHOD

     The bases of the price to earnings ratio method are the determination of the earnings base to be used and the determination of an appropriate price to earnings multiple. For the twelve months ended December 31, 2001, First Reliance had identical after tax net and core earnings of $617,000.

     In selecting an appropriate price to earnings multiple, we reviewed the range of those multiples for the comparable group and all publicly-traded banks. The average price to earnings multiple for the comparable group was 18.05, while the median was a higher 18.91. The comparable group's average price to earnings multiple was higher than the average for all banks, which was 17.76 with a median of 14.25. The range in the comparable group was from a low of 10.24 (Chesapeake Financial Shares) to a high of 25.63 (FNB Bancshares Inc.). Excluding the high and low, the resulting range narrows moderately and is fairly representative of today's market, from a low of 11.48 to a high of 23.64 for eight of the ten banks in the group.

     Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a price to earnings multiple of 14.27. Using the earnings base of $617,000 and a price to earnings multiple of 14.27 (reference Exhibit 22), the appraised ESOP value of the stock based on the price to earnings ratio method is $8,803,647 or $12.15 per share.

VALUATION CONCLUSION

     It is our opinion that as of March 1, 2001, the appraised ESOP value of the issued and outstanding common stock of First Reliance Bank was $8,790,000 or $12.14 per share based on 724,115 shares issued and outstanding and based on the financials of First Reliance Bank as of December 31, 2001.

                                    EXHIBIT 1

                               FIRST RELIANCE BANK
                                  Balance Sheet
                                December 31, 2001

                                                                  At December 31
                                                                       2001
                                                                  --------------
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                          $  1,987,594
  Federal funds sold                                                  1,057,000
                                                                   ------------
             Total cash and cash equivalents                          3,044,594
Investment securities:
  Available-for-sale                                                 14,305,686
  Nonmarketable equity securities                                       142,400
                                                                   ------------
             Total investment securities                             14,448,086
Loans receivable                                                     64,875,191
Less allowance for loan losses                                       (1,045,014)
                                                                   ------------
  Loans, net                                                         63,830,177
Premises, furniture and equipment, net                                3,675,541
Other real estate owned                                                  86,988
Accrued interest receivable                                             687,611
Deferred tax asset                                                      330,118
Other assets                                                             91,419
                                                                   ------------

             Total assets                                          $ 86,194,534
                                                                   ============

LIABILITIES
Deposits:
  Noninterest-bearing transaction accounts                         $ 12,175,551
  Interest-bearing transaction accounts                               9,251,381
  Savings                                                            14,237,621
  Time deposits $100,000 and over                                    14,874,927
  Other time deposits                                                25,147,164
                                                                   ------------
             Total deposits                                          75,686,644
Securities sold under agreements to repurchase                        1,927,164
Accrued interest payable                                                472,848
Other liabilities                                                       252,471
Income taxes payable                                                    197,400
                                                                   ------------
             Total liabilities                                       78,536,527
SHAREHOLDERS' EQUITY
  Common stock, no par value, 2,000,000 shares authorized;
    724,115 shares issued and outstanding at
    December 31, 2001                                                 7,179,263
  Retained earnings                                                     415,500
  Accumulated other comprehensive income                                 63,244
                                                                   ------------
             Total shareholders' equity                               7,658,007
                                                                   ------------

             Total liabilities and shareholders' equity            $ 86,194,534
                                                                   ============

Source:  First Reliance Bank's audited financial statements.

                                    EXHIBIT 2

                               FIRST RELIANCE BANK
                                 Balance Sheets
                           December 31, 1999 and 2000

                                                                  At December 31,
                                                               2000            1999
                                                           ------------    ------------
Assets
------
Cash and cash equivalents:
  Cash and due from banks                                  $  2,412,552    $    954,348
  Federal funds sold                                          1,883,974       4,898,685
                                                           ------------    ------------
     Total cash and cash equivalents                          4,296,526       5,853,033

Investment securities:
  Securities available-for-sale                              10,193,819       1,230,574
  Nonmarketable equity securities                                12,300              --
                                                           ------------    ------------
     Total investment securities                             10,206,119       1,230,574

Loans receivable:                                            46,745,104      16,677,768
Less allowance for loan losses                                 (780,407)       (163,000)
                                                           ------------    ------------
     Loans, net                                              45,964,697      16,514,768

Premises, furniture & equipment, net                          3,088,354         852,767
accrued interest receivable                                     553,739         113,972
Other assets                                                    250,331         224,542
                                                           ------------    ------------
             Total assets                                  $ 64,359,766    $ 24,789,656
                                                           ============    ============

Liabilities
-----------
Deposits:
  Noninterest-bearing transaction accounts                 $  7,849,035    $  3,691,185
  Interest-bearing transaction accounts                       2,697,866       1,015,259
  Savings                                                    10,832,906       4,060,568
  Time deposits $100,000 and over                            11,369,488       4,587,497
  Other time deposits                                        21,894,048       4,640,830
                                                           ------------    ------------
     Total deposits                                          54,643,343      17,995,339

Securities sold under agreements to repurchase                2,067,011              --
Accrued interest payable                                        347,548          70,112
Other liabilities                                               254,641          51,274
                                                           ------------    ------------
             Total liabilities                               57,312,543      18,116,725

Shareholders' Equity
--------------------
Common stock, no par value, 2,000,000 shares authorized;
  723,518 shares issued and outstanding                       7,173,293       7,173,293
Retained earnings (deficit)                                    (201,054)       (494,072)
Accumulated other comprehensive income (loss)                    74,984          (6,290)
                                                           ------------    ------------
             Total shareholders' equity                       7,047,223       6,672,931
             Total liabilities and
               shareholders' equity                          64,359,766      24,789,656
                                                           ============    ============

Source:  First Reliance Bank's audited financial statements.

                                    EXHIBIT 3

                               FIRST RELIANCE BANK
                               Statement of Income
                      For the Year Ended December 31, 2001

                                                               December 31,
                                                                   2001
                                                              --------------
Interest income:
  Loans, including fees                                       $    5,236,089
  Investment securities:
    Taxable                                                          766,410
    Tax exempt                                                        93,623
  Federal funds sold                                                 149,072
  Other interest income                                                6,332
                                                              --------------
             Total                                                 6,251,526
Interest expense:
  Time deposits $100,000 and over                                    784,115
  Other deposits                                                   2,018,091
  Other interest expense                                              84,100
                                                              --------------
             Total                                                 2,886,306

Net interest income                                                3,365,220
Provision for loan losses                                            347,000
                                                              --------------

Net interest income after provision for loan losses                3,018,220

Other operating income:
  Service charges on deposit accounts                                504,582
  Residential mortgage origination fees                              716,203
  Securities and insurance brokerage commissions                      82,279
  Credit life insurance commissions                                   51,320
  Other service charges, commissions and fees                         28,828
  Gain on sales of securities available-for-sale                       7,413
  Other income                                                        12,937
                                                              --------------
             Total                                                 1,403,562
Other operating expenses:
  Salaries and benefits                                            1,876,552
  Occupancy expense                                                  167,849
  Furniture and equipment expense                                    244,136
  Other operating expenses                                         1,204,593
                                                              --------------
             Total                                                 3,493,130
                                                              --------------

Income before income taxes                                           928,652
Income tax expense                                                   312,098
                                                              --------------

Net income                                                    $      616,554
                                                              ==============

Source:  First Reliance Bank's audited financial statements.

                                    EXHIBIT 4

                               FIRST RELIANCE BANK
                              Statements of Income
                For the Year Ended December 31, 2000 and for the
                  Period August 16, 1999 to December 31, 1999

                                                                          August 16,
                                                        Year Ended         1999 to
                                                       December 31,      December 31,
                                                           2000              1999
                                                       -------------     ------------
Interest income
---------------
Loans, including fees                                  $   3,697,084     $    370,238
Investment securities:
  Taxable                                                    422,465           22,329
  Nonmarketable equity securities                              1,155               --
Federal funds sold                                           280,343          143,282
Other interest income                                         19,146            5,025
                                                       -------------     ------------
             Total                                         4,420,193          540,874
                                                       -------------     ------------
Interest expense
----------------
Time deposits $100,000 and over                              496,167           55,518
Other deposits                                             1,497,317          105,288
Other interest expense                                        61,322           12,527
                                                       -------------     ------------
             Total                                         2,054,806          173,333
                                                       -------------     ------------

Net interest income                                        2,365,387          367,541
Provision for loan losses                                    628,312          163,000
                                                       -------------     ------------
Net interest income after provision
  for loan losses                                          1,737,075          204,541

Other operating income
----------------------
Service charges on deposit accounts                          327,697           41,268
Residential mortgage origination fees                        424,654           42,876
Credit life insurance commissions                             74,638           17,001
Other service charges, commissions, and fees                  14,981            1,560
Other income                                                  12,800            6,091
                                                       -------------     ------------
             Total                                           854,770          108,796
Other operating expenses
------------------------
Salaries and benefit                                       1,151,218          426,044
Occupancy expense                                             96,000           76,570
Furniture and equipment expense                               70,462           25,614
Other operating expenses                                     811,747          444,217
                                                       -------------     ------------
             Total                                         2,129,427          972,445
                                                       -------------     ------------

Income (loss) before income tax                              462,418         (659,108)
Income tax expense (benefit)                                 169,400         (165,036)
                                                       -------------     ------------

Net income (loss)                                      $     293,018     $   (494,072)
                                                       =============     ============

Source:  The Family Bank's audited financial statements.

                                    EXHIBIT 5

                         Key Demographic Data and Trends
      Market Area, Florence City, Florence ZIP Code Area, Florence County,
                      South Carolina and the United States
                               1990, 2000 and 2006

                                  1990            2000       % Change       2006        % Change
                              -------------  -------------  ----------  -------------  ----------
Population
----------
Market Area                        114,344        125,761       10.0%        128,343        2.1%
Florence City                       29,813         30,248        1.5%         30,581        1.1%
Florence ZIP Code Area              68,472         79,100       15.5%         81,830        3.5%
Florence County                    114,344        125,761       10.0%        128,343        2.1%
South Carolina                   3,486,703      4,012,012       15.1%      4,362,426        8.7%
United States                  248,709,873    281,421,906       13.2%    302,194,564        7.4%


Households
----------
Market Area                         39,998         47,147       17.9%         49,868        5.8%
Florence City                       10,968         11,925        8.7%         12,175        2.1%
Florence ZIP Code Area              24,552         30,199       23.0%         32,357        7.1%
Florence County                     39,998         47,147       17.9%         49,868        5.8%
South Carolina                   1,258,783      1,533,854       21.9%      1,726,064       12.5%
United States                   91,947,410    105,488,101       14.7%    113,737,320        7.8%


Per Capita Income
-----------------
Market Area                   $     11,007   $     17,461       58.6%             --         --
Florence City                       12,831         20,273       58.0%             --         --
Florence ZIP Code Area              12,602         19,938       58.2%             --         --
Florence County                     11,007         17,461       58.6%             --         --
South Carolina                      11,897         19,177       61.2%             --         --
United States                       12,313         22,162       80.0%             --         --


Median Household Income
-----------------------
Market Area                   $     24,264   $     35,524       46.4%   $     38,958        9.7%
Florence City                       24,906         36,313       45.8%         40,562       11.7%
Florence ZIP Code Area              27,248         39,041       43.3%         44,818       14.8%
Florence County                     24,264         35,524       46.4%         38,958        9.7%
South Carolina                      26,256         36,428       38.7%         41,188       13.1%
United States                       28,255         41,914       48.3%         46,878       11.8%

Source: All 1990 and 2000 population and household figures are from the U.S.
        Census.
        1990 and 2000 state and national income figures are from the U.S.
        Census.
        All other figures are projections provided by CACI.

                                    EXHIBIT 6

                               Unemployment Rates
              Florence County, South Carolina and the United States
                         1997, 1998, 1999, 2000 and 2001



  Location              1997       1998        1999         2000         2001
-------------         --------   --------    --------     --------     --------

Florence County         5.6%       4.5%        5.5%         4.8%         5.2%

South Carolina          4.5%       3.8%        4.5%         3.9%         5.4%

United States           4.9%       4.5%        4.2%         4.0%         4.8%


Source:  U.S. Department of Labor, Local Area Unemployment Statistics

                                    EXHIBIT 7

                                Key Housing Data
                     Florence City, Florence ZIP Code Area,
              Florence County, South Carolina and the United States
                                   1990 & 2000

Occupied Housing Units                      1990                   2000
----------------------                 ---------------       ---------------
Florence City                                 11,074                11,925
Florence ZIP Code Area                        16,489                30,199
Florence County                               40,217                47,147
South Carolina                             1,258,044             1,533,854
United States                             91,947,410           105,480,101


Occupancy Rate
--------------
Florence City
            Owner-Occupied                      57.4%                 61.4%
            Renter-Occupied                     42.6%                 38.6%
Florence ZIP Code Area
            Owner-Occupied                      66.9%                 69.7%
            Renter-Occupied                     33.1%                 30.3%
Florence County
            Owner-Occupied                      70.5%                 73.0%
            Renter-Occupied                     29.5%                 27.0%
South Carolina
            Owner-Occupied                      69.9%                 72.2%
            Renter-Occupied                     30.1%                 27.8%
United States
            Owner-Occupied                      64.2%                 66.2%
            Renter-Occupied                     35.8%                 33.8%


Median Housing Values
---------------------
Florence City                            $    58,100                  N/A
Florence ZIP Code Area                        59,658                  N/A
Florence County                               54,600                  N/A
South Carolina                                60,700                  N/A
United States                                 79,098                  N/A


Median Rent
-----------
Florence City                            $       367                  N/A
Florence ZIP Code Area                           378                  N/A
Florence County                                  342                  N/A
South Carolina                                   376                  N/A
United States                                    374                  N/A

Source:  U.S. Department of Commerce and CACI Sourcebook

KELLER & COMPANY
Dublin, Ohio
614-766-1426
                                    EXHIBIT 8

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
FBAK      First National Bank        AK       OTC BB    1,260.000 1,265.000 1,010.000    22.93   1175.00 1150.28  5,135.66    40.00
          Alaska
NRIM      Northrim BanCorp Inc       AK       NASDAQ       14.370    15.000    10.000    33.11     14.50    9.95    101.61     0.19
ALAB      Alabama National BanCorp.  AL       NASDAQ       34.450    35.630    26.000    10.68     31.25   16.84    230.29     0.94
ASO       AmSouth Bancorp.           AL         NYSE       21.620    21.620    15.500    20.92     18.32    8.14    106.33     0.86
AUBN      Auburn National Bancorp.   AL       NASDAQ       12.900    13.900     9.938    14.67     12.00    9.20    116.62     0.41
TBNC      Banc Corp.                 AL       NASDAQ        6.500     7.350     5.000     9.47      7.15    5.41     84.85     0.00
CNB       Colonial BancGroup Inc.    AL         NYSE       14.410    14.980    11.450    11.88     13.25    7.50    114.41     0.49
CBSS      Compass Bancshares Inc.    AL       NASDAQ       30.250    30.250    19.125    41.11     27.03   13.53    181.51     0.94
EUFA      Eufaula BancCorp Inc.      AL       NASDAQ       12.170    14.950     8.500    35.22     12.55    9.51     94.76     0.20
FSTH      First Southern Bancshares  AL       NASDAQ        2.020     8.500     2.020   -68.92      4.00    2.78    110.06     0.00
FIEC      Frontier National Corp.    AL       OTC BB       11.000    14.000     9.250   -12.00     10.50    6.84     80.11     0.35
PBTC      Peoples BancTrust Co.      AL       NASDAQ       11.100    13.580     9.886    -6.97     11.22   12.07    124.70     0.39
PLE       Pinnacle Bancshares Inc.   AL         AMEX        8.070     9.000     7.050    -5.06      8.48   11.20    122.38     0.40
RGBK      Regions Financial Corp.    AL       NASDAQ       32.950    32.950    26.340     8.48     28.77   17.54    197.25     1.13
SABC      South Alabama Bancorp.     AL       NASDAQ       10.700    15.000     9.000     0.71     10.00    8.67     69.45     0.45
SOTR      SouthTrust Corp.           AL       NASDAQ       25.550    26.900    20.750    17.13     24.47   11.44    140.80     0.59
USBI      United Security            AL       NASDAQ       28.100    29.300    21.000    23.18     28.39   19.46    153.26     1.07
          Bancshares
OZRK      Bank of the Ozarks Inc.    AR       NASDAQ       29.000    29.000    12.750   108.07     24.98   14.97    230.40     0.47
SFNCA     Simmons First National     AR       NASDAQ       33.000    37.800    22.750    37.50     32.17   25.73    284.59     0.90
          Corp.
ABNS      Alliance Bancshares        CA       OTC BB        2.120     3.000     2.050   -15.20      2.60    2.24     32.56     0.00
          California
AMRB      American River Holdings    CA       NASDAQ       18.550    18.700    13.810    25.66     15.75   11.09    113.73     0.27
BNKA      Bank of Amador             CA       OTC BB       17.600    17.950    14.800    17.33     16.75    8.79     71.91     0.87
BMRC      Bank of Marin              CA       NASDAQ       26.000    26.300    19.286    21.33     23.50   15.67    175.79     0.00
BVC       Bay View Capital Corp.     CA         NYSE        6.500     7.780     4.040     9.24      7.29    5.37     64.14     0.00
BRGO      Borrego Springs Bank NA    CA       OTC BB        6.500     7.750     5.000    -7.14      6.00    6.83     71.12     0.00
BBSV      Bridge Bank of Silicon     CA       OTC BB        6.850     9.750     5.550       NA      9.00    4.31     17.79     0.00
          Valley
BZBC      Business Bancorp           CA       NASDAQ       13.170    14.750    11.000    19.73     12.50   13.96    161.34     0.02
BWCF      BWC Financial Corp.        CA       NASDAQ       22.560    25.000    16.450     5.60     20.07   12.37    127.75     0.00
CIBN      California Independent     CA       NASDAQ       21.250    26.667    19.048     6.57     22.75   12.86    144.73     0.43
          Bancorp
CYNA      Canyon National Bank       CA       OTC BB       14.000    16.500    11.000    25.84     14.00   10.75    133.26     0.00
CCOW      Capital Corp of the West   CA       NASDAQ       17.900    17.900    12.125    44.58     14.75   13.01    181.50     0.00
CATY      Cathay Bancorp Inc.        CA       NASDAQ       66.180    66.940    45.063    16.23     60.26   27.40    273.21     1.00
CFFX      Centennial First           CA       OTC BB       16.500    18.571    14.762    -1.00     16.67   12.70    164.79     0.00
          Financial
CCBN      Central Coast Bancorp      CA       NASDAQ       17.500    20.800    14.600    19.86     16.59    7.29     89.50     0.00

                                                                PRICING RATIOS
                                             ---------------------------------------------------
                                               Price/       Price/       Price/       Price/Core
                                              Earnings    Bk. Value      Assets        Earnings
                                                (X)          (%)           (%)           (X)
                                              --------    ---------      ------        --------
FBAK      First National Bank        AK        10.80       109.54        24.53          10.85
          Alaska
NRIM      Northrim BanCorp Inc       AK        11.59       144.42        14.14          11.59
ALAB      Alabama National BanCorp.  AL        13.05       204.57        14.96          13.25
ASO       AmSouth Bancorp.           AL        14.22       265.60        20.33          14.61
AUBN      Auburn National Bancorp.   AL        11.94       140.22        11.06          11.94
TBNC      Banc Corp.                 AL           NM       120.15         7.66             NM
CNB       Colonial BancGroup Inc.    AL        12.87       192.13        12.60          13.86
CBSS      Compass Bancshares Inc.    AL        13.50       223.58        16.67          13.50
EUFA      Eufaula BancCorp Inc.      AL        10.49       127.97        12.84          12.68
FSTH      First Southern Bancshares  AL           NM        72.66         1.84             NM
FIEC      Frontier National Corp.    AL        18.33       160.82        13.73          18.33
PBTC      Peoples BancTrust Co.      AL         8.67        91.96         8.90           9.57
PLE       Pinnacle Bancshares Inc.   AL        40.35        72.05         6.59          22.42
RGBK      Regions Financial Corp.    AL        13.73       187.86        16.70          15.84
SABC      South Alabama Bancorp.     AL        16.72       123.41        15.41          16.72
SOTR      SouthTrust Corp.           AL        15.21       223.34        18.15          15.58
USBI      United Security            AL        14.34       144.40        18.33          13.51
          Bancshares
OZRK      Bank of the Ozarks Inc.    AR        10.82       193.72        12.59          10.98
SFNCA     Simmons First National     AR        15.00       128.25        11.60          15.00
          Corp.
ABNS      Alliance Bancshares        CA         8.83        94.64         6.51          10.60
          California
AMRB      American River Holdings    CA        12.53       167.27        16.31          12.53
BNKA      Bank of Amador             CA        18.33       200.23        24.48          18.33
BMRC      Bank of Marin              CA        12.04       165.92        14.79          12.04
BVC       Bay View Capital Corp.     CA        40.63       121.04        10.13          27.08
BRGO      Borrego Springs Bank NA    CA         7.39        95.17         9.14           7.39
BBSV      Bridge Bank of Silicon     CA           NM       158.93        38.51             NM
          Valley
BZBC      Business Bancorp           CA        10.98        94.34         8.16          13.17
BWCF      BWC Financial Corp.        CA        13.76       182.38        17.66          13.76
CIBN      California Independent     CA           NM       165.24        14.68             NM
          Bancorp
CYNA      Canyon National Bank       CA         9.21       130.23        10.51           9.72
CCOW      Capital Corp of the West   CA        10.65       137.59         9.86          10.65
CATY      Cathay Bancorp Inc.        CA        12.93       241.53        24.22          13.13
CFFX      Centennial First           CA        13.75       129.92        10.01          14.22
          Financial
CCBN      Central Coast Bancorp      CA        19.89       240.05        19.55          19.89

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
CESR     Central Sierra Bank          CA      OTC BB       16.000    16.950    13.375    19.07     14.00   11.67    163.99     0.60
CVCY     Central Valley Community     CA      OTC BB       20.650    21.750    16.150    35.41     19.25   16.30    169.44     0.10
         Bncp
CKNA     Chino Commercial Bank NA     CA      OTC BB       10.000    13.500     9.850   -21.57     11.50    8.52     47.92     0.00
CYN      City National Corp.          CA        NYSE       51.090    51.350    34.750    40.74     43.55   18.50    211.35     0.75
CTBP     Coast Bancorp                CA      OTC BB       16.000    17.000    14.000    12.28     17.00   11.27    165.35     0.05
CMBC     Community Bancorp Inc.       CA      NASDAQ        7.320     7.743     5.857    -2.40      6.60    4.98    111.54     0.00
CWBC     Community West Bancshares    CA      NASDAQ        4.151     6.990     3.950   -12.61      5.95    6.56     58.08     0.00
CVBF     CVB Financial Corp.          CA      NASDAQ       18.390    20.000    11.600    52.24     18.28    6.34     72.28     0.47
DCBK     Desert Community Bank        CA      NASDAQ       26.100    32.000    23.000    -2.43     28.10   23.58    262.99     0.21
EWBC     East West Bancorp Inc.       CA      NASDAQ       29.100    29.130    16.625    27.21     22.11   10.46    120.80     0.16
FMCB     Farmers & Merchants Bancorp  CA      OTC BB      260.000   260.000   205.714    25.23    250.00  140.80  1,296.38     5.45
FTAB     First American Bank          CA      OTC BB       10.550    10.550     7.500    24.12      9.50    7.72     76.53     0.07
FCLA     First Coastal Bancshares     CA      OTC BB        2.800     4.000     1.938    44.52      3.00    4.08    107.48     0.00
FCBP     First Community Bancorp      CA      NASDAQ       20.500    22.950    17.125    19.71     19.80   10.48    145.95     0.36
FLLC     First Financial Bancorp      CA      OTC BB       11.100    11.150     8.571    21.09     11.15   10.88    130.79     0.00
FNRN     First Northern Community     CA      OTC BB       28.150    28.150    15.094    67.52     22.17   12.28    130.01     0.00
         Bncp
FRGB     First Regional Bancorp       CA      NASDAQ       12.500    14.800     6.125    58.73     10.05    9.21    125.60     0.00
FRC      First Republic Bank          CA        NYSE       27.400    27.900    19.400    18.27     21.68   16.93    306.57     0.00
FOOT     Foothill Independent         CA      NASDAQ       12.949    14.350    10.280    11.40     13.89    9.37     99.75     0.39
         Bancorp
GBCB     GBC Bancorp                  CA      NASDAQ       31.784    35.060    23.550     5.07     27.06   17.98    206.25     0.48
GBBK     Greater Bay Bancorp          CA      NASDAQ       32.540    34.688    19.980    -4.12     24.14    9.31    158.07     0.43
HAFC     Hanmi Financial Corp.        CA      NASDAQ       16.600    17.100    11.000    45.82     14.49    8.35     92.29     0.00
HNTB     Harbor National Bank         CA      OTC BB        4.850     5.750     4.250    14.12      5.12    4.19     61.04     0.00
HMET     Hemet Bancorp                CA      OTC BB       49.900    50.000    34.250    42.57     50.00   25.62    377.07     2.40
HTBK     Heritage Commerce Corp.      CA      NASDAQ        7.300     9.438     6.900   -18.89      6.95    6.71     82.12     0.00
HEOP     Heritage Oaks Bancorp        CA      OTC BB       26.250    26.750    17.619    48.99     25.25   12.23    165.57     0.00
HBEK     Humboldt Bancorp             CA      NASDAQ        9.800    10.568     7.460    -2.00      8.50    6.39     91.56     0.00
ICMM     Inland Community Bank NA     CA      OTC BB        3.150     4.125     3.050    -3.08      3.20    3.24     37.29     0.02
MARB     Marathon Bancorp             CA      OTC BB        4.000     4.750     2.900    29.29      3.90    3.06     26.56     0.00
MDST     Mid-State Bancshares         CA      NASDAQ       17.200    18.240    13.880     6.67     15.55    9.74     76.88     0.37
MISS     Mission Community Bancorp    CA      OTC BB        9.625     9.625     7.250    16.67      8.50    8.79    121.91     0.00
NARA     Nara Bancorp Inc.            CA      NASDAQ       18.950    20.200    14.890     7.52     16.35   10.02    121.83     0.15
MBLA     National Mercantile Bancorp  CA      NASDAQ        5.510     8.300     5.450   -21.29      5.72    7.06    125.77     0.00
NBAN     North Bay Bancorp            CA      OTC BB       24.500    24.500    18.095    33.64     18.10   14.56    158.72     0.19


                                                                 PRICING RATIOS
                                             ---------------------------------------------------
                                              Price/       Price/       Price/       Price/Core
                                             Earnings    Bk. Value      Assets        Earnings
                                               (X)          (%)          (%)            (X)
                                             --------    ---------      ------        --------
CESR     Central Sierra Bank          CA       16.00       137.10         9.76          16.00
CVCY     Central Valley Community     CA
         Bncp                                  11.47       126.69        12.19          12.91
CKNA     Chino Commercial Bank NA     CA          NM       117.37        20.87             NM
CYN      City National Corp.          CA       16.38       276.16        24.17          16.59
CTBP     Coast Bancorp                CA       18.18       141.97         9.68          20.00
CMBC     Community Bancorp Inc.       CA       18.30       146.99         6.56          18.30
CWBC     Community West Bancshares    CA          NM        63.28         7.15             NM
CVBF     CVB Financial Corp.          CA       14.83       290.06        25.44          14.83
DCBK     Desert Community Bank        CA       10.88       110.69         9.92          10.88
EWBC     East West Bancorp Inc.       CA       18.65       278.20        24.09          18.65
FMCB     Farmers & Merchants Bancorp  CA       14.81       184.66        20.06          15.93
FTAB     First American Bank          CA        5.73       136.66        13.79           5.49
FCLA     First Coastal Bancshares     CA          NM        68.63         2.61             NM
FCBP     First Community Bancorp      CA       20.50       195.61        14.05          20.50
FLLC     First Financial Bancorp      CA        9.57       102.02         8.49          30.83
FNRN     First Northern Community     CA
         Bncp                                  16.76       229.23        21.65          16.76
FRGB     First Regional Bancorp       CA       13.02       135.72         9.95          14.20
FRC      First Republic Bank          CA       13.43       161.84         8.94          13.70
FOOT     Foothill Independent Bancorp CA       11.16       138.20        12.98          11.16
GBCB     GBC Bancorp                  CA       13.70       176.77        15.41          16.55
GBBK     Greater Bay Bancorp          CA       54.23       349.52        20.59          21.41
HAFC     Hanmi Financial Corp.        CA       12.58       198.80        17.99          13.83
HNTB     Harbor National Bank         CA       11.02       115.75         7.95          15.16
HMET     Hemet Bancorp                CA       14.85       194.77        13.23          14.85
HTBK     Heritage Commerce Corp.      CA       15.21       108.79         8.89          15.21
HEOP     Heritage Oaks Bancorp        CA       15.26       214.64        15.85          15.26
HBEK     Humboldt Bancorp             CA        9.80       153.36        10.70           8.17
ICMM     Inland Community Bank NA     CA       15.75        97.22         8.45          15.75
MARB     Marathon Bancorp             CA       12.50       130.72        15.06          12.50
MDST     Mid-State Bancshares         CA       12.65       176.59        22.37          13.87
MISS     Mission Community Bancorp    CA        9.63       109.50         7.90           9.63
NARA     Nara Bancorp Inc.            CA       11.28       189.12        15.55          11.84
MBLA     National Mercantile Bancorp  CA          NM        78.05         4.38             NM
NBAN     North Bay Bancorp            CA       14.94       168.27        15.44          19.14

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
NSTN    North State National Bank    CA       OTC BB       16.000    16.000    13.200    17.43     13.50    9.83    103.25     0.35
NOVB    North Valley Bancorp         CA       NASDAQ       15.060    15.100    12.240    18.70     13.40    9.39    127.92     0.42
NREB    Northern Empire Bancshares   CA       OTC BB       24.150    25.750    17.500    16.59     21.60   11.15    141.20     0.00
SABB    Pacific Capital Bancorp      CA       NASDAQ       29.800    30.450    25.438     6.19     28.15   12.44    151.15     0.88
PCCI    Pacific Crest Capital        CA       NASDAQ       22.360    22.750    16.313    20.46     20.67   15.69    225.09     0.32
PMBC    Pacific Mercantile Bancorp   CA       NASDAQ        8.000     9.500     5.750    25.49      7.15    5.72     32.41     0.00
PSSF    Pacific State Bank           CA       OTC BB       14.900    15.500    10.250    40.24     13.53   12.34    159.60     0.00
PUBB    Pacific Union Bank           CA       NASDAQ       10.200    12.550     9.600    -4.51     10.67    9.50     83.37     0.00
PABK    Pan American Bank            CA       OTC BB        2.400     3.500     1.500    20.00      2.40    3.58     24.23     0.15
PLBA    Plumas Bank                  CA       OTC BB       14.500    15.500    10.500    35.47     13.00    9.32    127.58     0.30
RDDB    Redding Bancorp              CA       OTC BB       21.750    24.500    15.000    34.36     20.00   10.08    117.88     0.65
REBC    Redwood Empire Bancorp       CA       NASDAQ       28.160    28.400    16.833    48.21     25.65    7.56    127.12     0.57
SLNB    Santa Lucia Bank             CA       OTC BB       51.300    53.000    38.000    29.87     52.00   25.39    306.72     1.50
SRVF    Service 1st Bank             CA       OTC BB        9.500    10.000     7.100    -5.00      8.50    7.28     40.98     0.00
BSRR    Sierra Bancorp               CA       NASDAQ        9.700    10.050     6.050    38.57      6.85    5.01     70.60     0.19
SIVB    Silicon Valley Bancshares    CA       NASDAQ       27.540    31.650    16.670    -2.94     25.23   13.82     91.92     0.00
SBNK    Sonoma Valley Bancorp        CA       OTC BB       23.000    23.000    18.452    24.65     21.15   12.05    111.87     0.00
SMAL    Summit Bancshares Inc.       CA       OTC BB       17.250    17.250    11.343    50.00     15.52    9.83     76.33     0.38
SWST    Sunwest Bank                 CA       OTC BB       53.550    53.571    52.500       NA        NA      NA        NA     0.00
TMUL    Temecula Valley Bank NA      CA       OTC BB        8.750    10.250     5.000    55.56      9.90    3.91     49.56     0.00
TCBK    TriCo Bancshares             CA       NASDAQ       20.090    20.090    14.810    28.58     18.93   12.42    143.62     0.80
UCBH    UCBH Holdings Inc.           CA       NASDAQ       33.670    33.760    20.938    22.44     27.99    8.99    151.45     0.17
UB      UnionBanCal Corp.            CA         NYSE       37.960    39.140    24.920    45.00     36.74   22.66    230.31     1.00
UBFO    United Security Bancshares   CA       NASDAQ       17.000    17.750    15.750    -1.45     16.51    6.72     78.14     0.46
VABT    Valencia Bank & Trust        CA       NASDAQ       22.150    23.500    15.100    45.25     21.50   11.89    157.61     0.00
VIBC    VIB Corp                     CA       NASDAQ       11.000    11.000     7.423    33.37      8.68    6.26     89.54     0.00
VNBC    Vineyard National Bancorp    CA       NASDAQ        7.000     7.100     3.625    86.67      6.40    5.57    101.96     0.00
WFC     Wells Fargo & Co.            CA         NYSE       47.840    51.710    38.850    -3.47     42.80   16.01    181.40     1.02
WABC    Westamerica Bancorp.         CA       NASDAQ       41.900    41.900    32.550     8.83     38.99    9.19    114.79     0.85
WSBA    Western Sierra Bancorp       CA       NASDAQ       19.350    20.260    10.952    78.62     14.70   11.32    144.59     0.00
WSBK    Wilshire State Bank          CA       NASDAQ       17.249    18.000    13.500    10.39     15.40   12.70    171.95     0.00
YOBK    Yosemite Bank                CA       OTC BB       19.700    19.750    13.250    40.71     19.60   15.88    174.10     0.85
COBZ    CoBiz Inc.                   CO       NASDAQ       14.100    15.900    10.250    21.73     13.65    5.40     70.69     0.17
UBSC    Union Bankshares Ltd.        CO       NASDAQ       12.000    13.625    10.000    -9.43     10.30   10.36    185.86     0.00


                                                               PRICING RATIOS
                                             --------------------------------------------------
                                              Price/       Price/       Price/       Price/Core
                                             Earnings    Bk. Value      Assets        Earnings
                                               (X)          (%)          (%)            (X)
                                             --------    ---------      ------        --------
NSTN    North State National Bank    CA       10.81       162.77        15.50          11.11
NOVB    North Valley Bancorp         CA        9.41       160.38        11.77          10.46
NREB    Northern Empire Bancshares   CA       14.04       216.59        17.10          14.04
SABB    Pacific Capital Bancorp      CA       19.10       239.55        19.72          20.69
PCCI    Pacific Crest Capital        CA       10.75       142.51         9.93          10.55
PMBC    Pacific Mercantile Bancorp   CA       25.00       139.86        24.68          25.00
PSSF    Pacific State Bank           CA       10.64       120.75         9.34          10.64
PUBB    Pacific Union Bank           CA        9.81       107.37        12.23           9.81
PABK    Pan American Bank            CA       30.00        67.04         9.90          30.00
PLBA    Plumas Bank                  CA        9.29       155.58        11.37          10.98
RDDB    Redding Bancorp              CA       13.26       215.77        18.45          17.54
REBC    Redwood Empire Bancorp       CA       13.54       372.49        22.15          14.08
SLNB    Santa Lucia Bank             CA       22.90       202.05        16.73          22.90
SRVF    Service 1st Bank             CA          NM       130.49        23.18             NM
BSRR    Sierra Bancorp               CA       10.54       193.61        13.74          11.55
SIVB    Silicon Valley Bancshares    CA       26.48       199.28        29.96          18.12
SBNK    Sonoma Valley Bancorp        CA       11.98       190.87        20.56          12.23
SMAL    Summit Bancshares Inc.       CA       22.70       175.48        22.60          17.25
SWST    Sunwest Bank                 CA          NM           NA           NA             NA
TMUL    Temecula Valley Bank NA      CA       12.15       223.79        17.65          19.89
TCBK    TriCo Bancshares             CA       10.69       161.76        13.99          10.69
UCBH    UCBH Holdings Inc.           CA       20.53       374.53        22.23          20.53
UB      UnionBanCal Corp.            CA       11.30       167.52        16.48          12.17
UBFO    United Security Bancshares   CA       17.71       252.98        21.76          17.71
VABT    Valencia Bank & Trust        CA       12.31       186.29        14.05          12.31
VIBC    VIB Corp                     CA       13.75       175.72        12.28          15.28
VNBC    Vineyard National Bancorp    CA       15.91       125.67         6.87          15.91
WFC     Wells Fargo & Co.            CA       17.33       298.81        26.37          17.33
WABC    Westamerica Bancorp.         CA       16.90       455.93        36.50          16.90
WSBA    Western Sierra Bancorp       CA       11.25       170.94        13.38          10.99
WSBK    Wilshire State Bank          CA        8.46       135.82        10.03           8.46
YOBK    Yosemite Bank                CA       10.48       124.06        11.32          11.45
COBZ    CoBiz Inc.                   CO       18.55       261.11        19.95          18.55
UBSC    Union Bankshares Ltd.        CO       10.71       115.83         6.46          37.50

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
VAIL  Vail Banks Inc.                CO       NASDAQ       11.950    12.703    10.188    17.30     10.71   11.03     96.51     0.19
BKCT  Bancorp Connecticut Inc.       CT       NASDAQ       22.350    22.750    16.250    31.47     19.00   10.97    129.21     0.96
CTCB  Connecticut Bank of Commerce   CT       OTC BB        2.050     5.200     2.000   -48.75      3.01    2.56     66.31       NA
CBN   Cornerstone Bancorp Inc.       CT         AMEX       16.300    17.750    12.800    16.35     15.60   16.48    167.09     0.45
FBK   First City Bank                CT         AMEX        8.450     8.790     6.900     5.63      8.23    9.67    144.27     0.15
FLFL  First Litchfield Financial     CT       OTC BB       15.000    15.000    11.191    31.25     12.57   10.95    155.11     0.39
NAMB  North American Bank & Trust    CT       OTC BB        6.900     7.400     4.625    31.43      6.40    5.37     67.55     0.02
PNBK  Patriot National Bancorp Inc.  CT       NASDAQ        8.150     9.250     7.670    -5.51      8.20    7.24     82.57     0.06
SAL   Salisbury Bancorp Inc.         CT         AMEX       24.450    24.500    18.500    35.83     23.60   16.85    191.84     0.85
SBUY  Simsbury Bank & Trust Co.      CT       OTC BB       15.650    16.550    14.750    -2.19     15.35   12.56    189.03     0.10
WIBW  Wilton Bank                    CT       OTC BB       41.600    50.000    37.250    11.68     41.50   26.74    221.51     1.25
AANB  Abigail Adams National         DC       NASDAQ       14.540    15.500     7.900    81.75     11.97    6.93     65.32     0.40
      Bancorp
RIGS  Riggs National Corp.           DC       NASDAQ       14.200    18.640    13.450    -7.27     14.49   12.66    214.05     0.20
WL    Wilmington Trust Corp.         DE         NYSE       65.870    66.850    51.300    12.10     60.60   20.87    229.92     1.92
AAAB  Admiralty Bancorp Inc.         FL       NASDAQ       19.900    23.450    11.429    65.50     19.15    8.55     96.62     0.00
ATBC  Atlantic BancGroup Inc.        FL       OTC BB       12.600    23.000    10.500    20.00     23.00   11.03    139.25     0.00
CCBG  Capital City Bank Group        FL       NASDAQ       24.750    25.188    19.940     3.66     22.91   16.08    170.50     0.60
      Inc.
CSFL  Centerstate Banks of           FL       NASDAQ       17.000    17.000    12.125    27.10     15.60    9.83    121.11     0.19
      Florida
CNBB  CNB Florida Bancshares Inc.    FL       NASDAQ        9.500    13.938     9.110   -19.15      9.50    7.64    100.23     0.20
CLBK  Commercial Bankshares Inc.     FL       NASDAQ       24.350    25.100    18.500    31.62     24.00   13.89    157.60     0.84
FBAN  F.N.B. Corp.                   FL       NASDAQ       29.500    29.500    20.833    36.15     25.50   14.22    160.54     0.78
FBMT  First National Bancshares      FL       OTC BB       15.000    17.000    12.000    -4.55     14.50    9.52    116.08     0.00
      Inc.
FLBK  Florida Banks Inc.             FL       NASDAQ        7.400     7.400     5.380    20.82      5.99    6.90     92.00     0.00
GWBK  Gulf West Banks Inc.           FL       NASDAQ       11.810    12.400     7.202    43.77      9.05    5.14     65.28     0.10
HABK  Hamilton Bancorp Inc.          FL   Pink Sheet        0.010    10.000     0.005   -99.89      2.28    7.42    139.99     0.00
JAXB  Jacksonville Bancorp Inc.      FL       OTC BB        9.250    10.250     8.100    -2.63      9.00    7.25     67.37     0.00
MDBS  Madison Bancshares Inc.        FL       NASDAQ       10.650    10.750     9.000       NA      9.30    7.99    113.03     0.05
PNTE  Pointe Financial Corp.         FL       NASDAQ       13.400    13.400    10.000    27.62     11.20   14.06    164.74     0.20
REPB  Republic Bancshares Inc.       FL       NASDAQ       14.530    18.900    11.750     8.64     13.13   15.18    216.96     0.00
SBCFA Seacoast Banking Corp. of      FL       NASDAQ       45.500    47.000    27.250    53.59     43.85   20.10    263.44     1.16
      FL
SUNB  Suncoast Bancorp Inc.          FL       OTC BB        8.000     9.500     6.750    18.52      7.65    7.73     56.98     0.00
TCBA  Tarpon Coast Bancorp           FL       OTC BB        8.250     8.250     6.600     8.20      7.25    7.53     75.28     0.00
TIBB  TIB Financial Corp.            FL       NASDAQ       12.350    15.200    10.000    10.39     11.25    7.09    119.69     0.43
UFHI  United Financial Holdings      FL       NASDAQ       11.500    11.500     7.350    55.93      9.40    4.93     71.97     0.21
      Inc.

                                                                 PRICING RATIOS
                                             --------------------------------------------------
                                              Price/       Price/       Price/       Price/Core
                                             Earnings    Bk. Value      Assets        Earnings
                                               (X)          (%)          (%)            (X)
                                             --------    ---------      ------        --------
VAIL  Vail Banks Inc.                CO       11.06       108.34        12.38          11.06
BKCT  Bancorp Connecticut Inc.       CT       12.42       203.74        17.30          12.99
CTCB  Connecticut Bank of Commerce   CT          NM        80.08         3.09             NM
CBN   Cornerstone Bancorp Inc.       CT       13.15        98.91         9.76          14.05
FBK   First City Bank                CT       13.20        87.38         5.86          15.09
FLFL  First Litchfield Financial     CT       10.71       136.99         9.67          10.71
NAMB  North American Bank & Trust    CT       12.32       128.49        10.22          14.38
PNBK  Patriot National Bancorp Inc.  CT       29.11       112.57         9.87          29.11
SAL   Salisbury Bancorp Inc.         CT       11.99       145.10        12.74          11.32
SBUY  Simsbury Bank & Trust Co.      CT       10.87       124.60         8.28          10.87
WIBW  Wilton Bank                    CT        9.54       155.57        18.78           9.54
AANB  Abigail Adams National         DC       12.98       209.81        22.26          12.98
      Bancorp
RIGS  Riggs National Corp.           DC          NM       112.16         6.63             NM
WL    Wilmington Trust Corp.         DE       17.15       315.62        28.65          17.33
AAAB  Admiralty Bancorp Inc.         FL       55.28       232.75        20.60          62.19
ATBC  Atlantic BancGroup Inc.        FL       11.67       114.23         9.05          11.67
CCBG  Capital City Bank Group        FL       14.73       153.92        14.52          13.45
      Inc.
CSFL  Centerstate Banks of           FL       17.00       172.94        14.04          17.00
      Florida
CNBB  CNB Florida Bancshares Inc.    FL       16.96       124.35         9.48          16.96
CLBK  Commercial Bankshares Inc.     FL       12.42       175.31        15.45          12.95
FBAN  F.N.B. Corp.                   FL       14.18       207.45        18.38          14.46
FBMT  First National Bancshares      FL          NA       157.56        12.92          17.05
      Inc.
FLBK  Florida Banks Inc.             FL       30.83       107.25         8.04          30.83
GWBK  Gulf West Banks Inc.           FL       14.76       229.77        18.09          15.54
HABK  Hamilton Bancorp Inc.          FL          NM         0.13         0.01             NM
JAXB  Jacksonville Bancorp Inc.      FL          NM       127.59        13.73             NM
MDBS  Madison Bancshares Inc.        FL       11.58       133.29         9.42          20.48
PNTE  Pointe Financial Corp.         FL       16.75        95.31         8.13          19.71
REPB  Republic Bancshares Inc.       FL          NM        95.72         6.70             NM
SBCFA Seacoast Banking Corp. of      FL       14.40       226.37        17.27          15.37
      FL
SUNB  Suncoast Bancorp Inc.          FL          NM       103.49        14.04             NM
TCBA  Tarpon Coast Bancorp           FL          NM       109.56        10.96             NM
TIBB  TIB Financial Corp.            FL       12.35       174.19        10.32          14.70
UFHI  United Financial Holdings      FL       13.69       233.27        15.98          17.97
      Inc.

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
  ABCB    ABC Bancorp                  GA      NASDAQ      13.300    14.000    11.000    10.83     13.25   10.49    109.12     0.48
  APAB    Appalachian Bancshares Inc.  GA  Pink Sheet      17.000    17.000     3.000    16.24      3.00    7.06    108.51     0.00
  CCFH    CCF Holding Co.              GA      NASDAQ      20.000    22.230    11.750    66.67     20.90   15.50    244.51     0.00
  CHKJ    Cherokee Banking Co.         GA      OTC BB      10.100    12.000     6.000    -8.18     10.00    9.36     89.84     0.00
  CZBS    Citizens Bancshares Corp.    GA      OTC BB       7.000     9.000     6.000     5.66      7.50   10.34    116.86     0.16
  CHGD    CNB Holdings Inc.            GA      OTC BB       8.810    10.000     6.870    22.57      9.50    8.29     98.43     0.00
  CBAN    Colony Bankcorp Inc.         GA      NASDAQ      13.500    13.890    10.000    17.39     12.75    9.90    146.22     0.24
  ALBY    Community Capital            GA      NASDAQ       8.000     9.120     6.375    14.29      7.15    6.10     52.63     0.00
          Bancshares
  CBAC    Community National Bancorp.  GA      OTC BB       9.900    10.500     9.000    10.00      9.30   10.11    130.49     0.00
  CSNT    Crescent Banking Co.         GA      NASDAQ      13.670    18.100    10.000    33.37     14.00   10.71    176.00     0.31
  LION    Fidelity National Corp.      GA      NASDAQ       7.450     7.950     5.250    41.90      6.70    6.68    113.22     0.20
  FCKE    First Cherokee Bancshares    GA      OTC BB      20.280    21.000    18.500    -3.43     21.00   16.94    245.03     0.00
          Inc.
  FLAG    FLAG Financial Corp.         GA      NASDAQ       9.800     9.870     6.030    46.54      8.17    7.40     l4.72     0.24
  GBTB    GB&T Bancshares Inc.         GA      NASDAQ      14.500    19.500    13.650   -24.68     15.25    9.33    115.13     0.32
  GBFP    Georgia Bank Financial       GA      OTC BB      34.000    34.000    24.348    23.15     32.25   16.77    201.88     0.00
          Corp.
  GECR    Georgia-Carolina Bancshares  GA      OTC BB      13.000    13.000     7.500    38.67     13.00   11.28    148.34     0.00
  HABC    Habersham Bancorp            GA      NASDAQ      16.150    16.550    11.375    41.98     14.65   16.30    202.50     0.24
  HTBV    HomeTown Bank of Villa Rica  GA      OTC BB      11.200    11.550     8.000    14.87     11.00   10.49    124.24     0.00
  MSBK    Main Street Banks Inc.       GA      NASDAQ      17.300    19.620    12.500    25.82     17.85    6.68     70.83     0.38
  PAB     PAB Bankshares Inc.          GA        AMEX      10.350    12.760     9.950    -2.08     10.24    7.45     91.87     0.44
  PFGA    Pinnacle Financial Corp.     GA  Pink Sheet      88.000    88.000    80.000    10.00     86.50   60.29    396.08     2.40
  SAVB    Savannah Bancorp Inc.        GA      NASDAQ      20.500    24.700    17.046    12.75     19.30   10.81    126.84     0.63
  SNBJ    SNB Bancshares Inc.          GA      NASDAQ      15.400    17.000    12.750     8.07     16.10   10.11    133.71     0.32
  SEBC    Southeastern Banking Corp.   GA      OTC BB      15.200    16.500    13.060     4.83     13.06   14.06    106.95     1.00
  SGB     Southwest Georgia Financial  GA        AMEX      16.500    19.150    14.900     2.48     15.65   12.86     97.54     0.52
  SBGA    Summit Bank Corp.            GA      NASDAQ      16.560    17.000    13.560     1.91     14.20   14.16    176.49     0.72
  STI     SunTrust Banks Inc.          GA        NYSE      63.480    71.810    58.100    -3.80     63.26   28.97    362.92     1.20
  SNV     Synovus Financial Corp.      GA        NYSE      29.430    34.450    23.020     5.22     23.50    5.75     56.53     0.53
  THVB    Thomasville Bancshares Inc.  GA  Pink Sheet      15.000    17.000    12.000    -9.09     14.25    9.70    105.04     0.35
  UCBG    United Community Banks Inc.  GA  Pink Sheet      40.000    40.000    20.000   100.00     36.00   17.94    255.61     0.40
  WGNB    WGNB Corporation             GA      NASDAQ      28.000    28.000    18.500    21.74     22.75    9.42    113.14     0.55
  CBBI    CB Bancshares Inc.           HI      NASDAQ      34.550    38.150    29.091    10.96     33.91   38.75    452.37     0.43
  CPBI    CPB Inc.                     HI      NASDAQ      33.710    37.470    25.200    28.42     30.25   19.05    231.47     0.67
  BOH     Pacific Century Financial    HI        NYSE      25.790    27.880    18.800    31.58     25.20   17.03    145.16     0.72
          Corp

                                                                 PRICING RATIOS
                                             ---------------------------------------------------
                                               Price/       Price/       Price/       Price/Core
                                              Earnings    Bk. Value      Assets        Earnings
                                                (X)          (%)          (%)            (X)
                                              --------    ---------      ------        --------
ABCB    ABC Bancorp                    GA     13.30       126.79        12.19          12.31
APAB    Appalachian Bancshares Inc.    GA     23.61       240.79        15.67          23.61
CCFH    CCF Holding Co.                GA     12.82       129.03         8.18          13.16
CHKJ    Cherokee Banking Co.           GA      4.01       107.91        11.24           4.59
CZBS    Citizens Bancshares Corp.      GA     10.29        67.70         5.99             NM
CHGD    CNB Holdings Inc.              GA     31.46       106.27         8.95             NM
CBAN    Colony Bankcorp Inc.           GA     12.05       136.36         9.23          14.67
ALBY    Community Capital              GA        NM       131.15        15.20          16.67
        Bancshares
CBAC    Community National Bancorp.    GA     27.50        97.92         7.59          27.50
CSNT    Crescent Banking Co.           GA      2.90       127.64         7.77           4.88
LION    Fidelity National Corp.        GA     15.52       111.53         6.58          15.52
FCKE    First Cherokee Bancshares      GA     10.79       119.72         8.28          10.79
        Inc.
FLAG    FLAG Financial Corp.           GA     30.63       132.43        13.12          16.33
GBTB    GB&T Bancshares Inc.           GA     13.43       155.41        12.59          13.94
GBFP    Georgia Bank Financial         GA     15.45       202.74        16.84          15.74
        Corp.
GECR    Georgia-Carolina Bancshares    GA      6.25       115.25         8.76           7.74
HABC    Habersham Bancorp              GA      7.62        99.08         7.98           7.76
HTBV    HomeTown Bank of Villa Rica    GA     14.00       106.77         9.01          14.00
MSBK    Main Street Banks Inc.         GA     20.60       258.98        24.43          14.91
PAB     PAB Bankshares Inc.            GA        NM       138.93        11.27             NM
PFGA    Pinnacle Financial Corp.       GA     13.41       145.96        22.22          13.58
SAVB    Savannah Bancorp Inc.          GA     13.85       189.64        16.16          13.85
SNBJ    SNB Bancshares Inc.            GA     11.00       152.32        11.52          11.00
SEBC    Southeastern Banking Corp.     GA     12.26       108.11        14.21          12.26
SGB     Southwest Georgia Financial    GA     11.79       128.30        16.92          11.79
SBGA    Summit Bank Corp.              GA     12.18       116.95         9.38          15.92
STI     SunTrust Banks Inc.            GA     12.80       219.12        17.49          14.56
SNV     Synovus Financial Corp.        GA     25.37       511.83        52.06          25.37
THVB    Thomasville Bancshares Inc.    GA     12.10       154.64        14.28          12.10
UCBG    United Community Banks Inc.    GA     16.39       222.97        15.65          14.08
WGNB    WGNB Corporation               GA     18.42       297.24        24.75          18.42
CBBI    CB Bancshares Inc.             HI     35.99        89.16         7.64           9.49
CPBI    CPB Inc.                       HI      7.73       176.96        14.56           8.03
BOH     Pacific Century Financial      HI     18.96       151.44        17.77          25.79
        Corp

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
ATLO    Ames National Corp.          IA      OTC BB       40.000     47.000     35.750   -14.89     37.50   29.90    200.13   1.66
HTLF    Heartland Financial USA Inc. IA      OTC BB       13.450     14.000     10.510     1.51     13.05   11.06    169.85   0.38
HBIA    Hills Bancorp.               IA  Pink Sheet       79.000     79.000     72.000     1.28     79.00   52.15    651.36   0.00
IFST    Iowa First Bancshares Corp.  IA      OTC BB       21.250     23.750     18.880     6.25     21.21   15.82    261.33   0.89
OSKY    Mahaska Investment Co.       IA      NASDAQ       12.700     13.580      9.760    30.26     11.33   13.12    140.94   0.61
IIBK    Idaho Independent Bank       ID      OTC BB       24.000     24.000     16.122    46.74     22.55   12.54    134.14   0.00
AMFI    AMCORE Financial Inc.        IL      NASDAQ       22.980     24.040     18.625    15.26     22.48   12.26    163.47   0.64
ONE     Bank One Corp.               IL       NYSE        36.650     39.820     28.000     2.66     37.44   17.33    230.47   0.84
CNBA    Chester Bancorp Inc.         IL      NASDAQ       19.750     21.000     16.500    18.80     20.25   15.28    114.28   0.56
CORS    Corus Bankshares Inc.        IL      NASDAQ       48.950     61.150     40.520    -3.07     41.90   31.84    187.81   0.62
COVB    CoVest Bancshares Inc.       IL      NASDAQ       18.600     18.770     12.563    44.47     18.34   13.13    170.36   0.32
FBTTE   First Bankers Trustshares    IL      OTC BB       14.300     20.000     14.000   -28.50     16.00    8.66    120.55   0.19
        Inc.
BUSE    First Busey Corp.            IL      NASDAQ       20.460     22.000     18.125    13.67     20.21    7.73     95.10   0.54
FMBH    First Mid-Illinois           IL      OTC BB       24.650     24.800     20.333    16.00     23.60   18.96    209.37   0.43
        Bancshares
FMBI    First Midwest Bancorp Inc.   IL      NASDAQ       29.090     29.200     20.950    31.33     26.85    9.18    116.32   0.66
FOBB    First Oak Brook Bancshares   IL      NASDAQ       29.000     29.000     18.950    47.77     22.40   15.43    219.72   0.47
FRFC    First Robinson Financial     IL      OTC BB       13.900     14.938     12.300    -6.55     13.75   16.74    173.63   0.33
        Corp.
GRBC    GreatBanc Inc.               IL  Pink Sheet       16.000     16.500     10.125    58.02     13.80   19.46    433.82   0.68
ILIN    Illini Corp.                 IL      OTC BB       28.000     31.000     24.000    16.67     24.05   33.07    652.50   1.00
MSTI    Main Street Trust Inc.       IL      OTC BB       18.570     18.700     17.143     8.33     18.43   12.54    106.19   0.45
MBFI    MB Financial Inc.            IL      NASDAQ       31.780     31.780     15.375   108.39     25.80   14.78    236.98   0.15
MBHI    Midwest Banc Holdings Inc.   IL      NASDAQ       22.190     22.190     15.000    35.00     19.58    8.98    169.01   0.60
NSFC    Northern States Financial    IL      NASDAQ       22.000     22.450     16.875    14.29     21.85   17.08    131.38   1.00
        Corp
NTRS    Northern Trust Corp.         IL      NASDAQ       54.400     71.500     45.250   -23.04     57.84   11.97    178.95   0.65
OSBC    Old Second Bancorp Inc.      IL      NASDAQ       39.800     40.000     24.300    56.08     35.32   21.90    233.69   0.75
PNBC    Princeton National Bancorp   IL      NASDAQ       17.270     17.270     14.375    22.81     15.94   14.38    168.08   0.76
PVTB    PrivateBancorp Inc.          IL      NASDAQ       22.650     23.100     12.188    61.79     16.50   12.97    244.94   0.11
QCRH    QCR Holdings Inc.            IL      NASDAQ       12.850     13.000      9.280    16.16     11.25   11.05    168.71   0.00
UBCD    UnionBancorp Inc.            IL      NASDAQ       14.400     15.500     11.750    22.55     14.50   15.91    188.06   0.27
UPBN    Upbancorp Inc.               IL      OTC BB       38.500     38.500     29.600    21.26     32.00   34.27    492.93   0.52
WTFC    Wintrust Financial Corp.     IL      NASDAQ       32.530     33.040     17.688    75.84     30.59   14.58    279.26   0.16
SRCE    1st Source Corp.             IN      NASDAQ       21.450     28.000     17.262    13.32     20.75   14.73    171.38   0.36
CBIN    Community Bank Shares        IN      NASDAQ       16.000     16.750     12.750    25.49     15.30   17.33    168.82   0.58
FCYB    First Community Bancshares   IN      OTC BB       10.050     11.000      5.850    29.68      7.65    9.77    141.31   0.17


                                                                   PRICING RATIOS
                                               ---------------------------------------------------
                                                Price/       Price/        Price/      Price/Core
                                                Earnings    Bk. Value      Assets       Earnings
                                                  (X)          (%)          (%)            (X)
                                                --------    ---------      ------       --------
ATLO    Ames National Corp.          IA          12.20       133.78        19.99          11.63
HTLF    Heartland Financial USA Inc. IA           9.34       121.61         7.92           8.85
HBIA    Hills Bancorp.               IA          11.35       151.49        12.13          11.35
IFST    Iowa First Bancshares Corp.  IA           9.49       134.32         8.13           9.84
OSKY    Mahaska Investment Co.       IA           9.62        96.80         9.01           9.92
IIBK    Idaho Independent Bank       ID          13.64       191.39        17.89          13.64
AMFI    AMCORE Financial Inc.        IL          12.49       187.44        14.06          13.36
ONE     Bank One Corp.               IL          19.92       211.48        15.90          14.10
CNBA    Chester Bancorp Inc.         IL          19.75       129.25        17.28          23.51
CORS    Corus Bankshares Inc.        IL          13.16       153.74        26.06          15.69
COVB    CoVest Bancshares Inc.       IL          10.81       141.66        10.92          10.81
FBTTE   First Bankers Trustshares    IL          13.75       165.13        11.86          13.75
        Inc.
BUSE    First Busey Corp.            IL          18.94       264.68        21.52          19.67
FMBH    First Mid-Illinois           IL          12.08       130.01        11.77          12.33
        Bancshares
FMBI    First Midwest Bancorp Inc.   IL          16.91       316.88        25.01          16.91
FOBB    First Oak Brook Bancshares   IL          12.08       187.95        13.20          12.08
FRFC    First Robinson Financial     IL           9.65        83.03         8.01           9.65
        Corp.
GRBC    GreatBanc Inc.               IL           4.44        82.22         3.69           4.60
ILIN    Illini Corp.                 IL           9.59        84.67         4.29           9.72
MSTI    Main Street Trust Inc.       IL          11.61       148.09        17.49          17.86
MBFI    MB Financial Inc.            IL          16.21       215.02        13.41          16.90
MBHI    Midwest Banc Holdings Inc.   IL          12.33       247.10        13.13          13.21
NSFC    Northern States Financial    IL          11.70       128.81        16.75          12.22
        Corp
NTRS    Northern Trust Corp.         IL          30.22       454.47        30.40          30.22
OSBC    Old Second Bancorp Inc.      IL          12.13       181.74        17.03          12.28
PNBC    Princeton National Bancorp   IL          10.79       120.10        10.28          12.34
PVTB    PrivateBancorp Inc.          IL          14.52       174.63         9.25          24.62
QCRH    QCR Holdings Inc.            IL          13.39       116.29         7.62          13.39
UBCD    UnionBancorp Inc.            IL             NM        90.51         7.66             NM
UPBN    Upbancorp Inc.               IL           7.35       112.34         7.81           8.59
WTFC    Wintrust Financial Corp.     IL          16.27       223.11        11.65          16.27
SRCE    1st Source Corp.             IN          12.19       145.62        12.52          11.66
CBIN    Community Bank Shares        IN          14.29        92.33         9.48          14.29
FCYB    First Community Bancshares   IN          10.92       102.87         7.11          10.92

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
THFF      First Financial Corp.        IN     NASDAQ        44.400    48.140    31.500    40.95     41.23   31.78    298.35    1.14
FINB      First Indiana Corp.          IN     NASDAQ        16.900    21.480    16.120    -6.11     19.81   13.54    132.53    0.54
FRME      First Merchants Corp.        IN     NASDAQ        23.190    25.000    20.714     5.30     23.21   14.14    141.04    0.90
FBGI      First Shares Bancorp Inc.    IN     OTC BB         8.500     9.320     6.500    30.77      8.10    6.75    119.70    0.00
GABC      German American Bancorp      IN     NASDAQ        16.200    18.500    11.476    30.85     17.75    9.26     91.96    0.54
HRTB      Heartland Bancshares         IN     OTC BB         8.250     8.600     6.905    17.46      8.00    9.86    133.03    0.00
HBNC      Horizon Bancorp              IN     NASDAQ        19.750    23.500    12.233    55.92     19.50   17.55    254.14    0.60
IUBC      Indiana United Bancorp       IN     NASDAQ        19.500    19.700    14.881    23.62     15.71   13.52    181.27    0.48
IBNK      Integra Bank Corp.           IN     NASDAQ        20.100    25.550    18.400   -13.08     20.50   12.79    175.65    0.94
IFC       Irwin Financial Corp.        IN       NYSE        16.490    27.500    14.510   -30.02     16.55   10.83    161.46    0.26
LAYB      Lafayette Bancorp.           IN     OTC BB        27.000    27.490    14.000    80.00     26.80   14.82    188.70    0.47
LFYC      Lafayette Community          IN     OTC BB        13.500    17.500     7.000    42.11     12.00    8.55     39.79    0.00
          Bancorp
LKFN      Lakeland Financial Corp.     IN     NASDAQ        20.150    20.230    12.000    30.00     16.00   12.73    196.98    0.60
METB      MetroBanCorp                 IN     NASDAQ         7.760     8.571     5.952    18.52      7.62    7.20     85.51    0.28
MROE      Monroe Bancorp               IN     NASDAQ        11.600    12.400     7.875    40.61     11.75    6.67     81.24    0.45
ONB       Old National Bancorp         IN       NYSE        23.600    25.352    19.591     3.25     23.87   10.45    148.44    0.66
SJOE      St. Joseph Capital Corp.     IN     OTC BB        15.250    15.250    11.050     7.02     13.00   11.84    126.36    0.00
TOFC      Tower Financial Corp.        IN     NASDAQ        14.000    15.150     8.000    67.16     11.65    9.29    115.34    0.00
UCMB      United Commerce Bank         IN     OTC BB         9.000    10.250     7.000   -11.11      9.00    7.24     78.78    0.00
GLDB      Gold Banc Corp.              KS     NASDAQ         7.640     7.990     6.480     5.38      7.15    4.88     88.89    0.08
IFNC      Intrust Financial Corp.      KS     OTC BB       130.350   131.500   120.000     3.45    131.50   80.03  1,038.84    3.20
LARK      Landmark Bancorp Inc.        KS     NASDAQ        20.700    21.010    16.286    20.75     17.62   19.33    168.09    0.58
TFIN      Team Financial Inc.          KS     NASDAQ         8.850     8.850     7.000     8.92      8.30   10.86    155.60    0.20
AREA      AREA Bancshares Corp.        KY     NASDAQ        20.490    20.679    14.500    28.19     18.40   13.05    124.94    1.19
BKYF      Bank of Kentucky Finl        KY     OTC BB        20.000    21.950    17.250    -2.44     20.00    8.39     80.77    0.11
          Corp.
BBON      Bourbon Bancshares Inc.      KY     OTC BB        26.000    27.000    22.400     8.33     25.00   14.03    134.59    0.60
CZFC      Citizens First Corp.         KY     OTC BB        13.250    16.000    11.000    -8.62     13.00   10.99    163.00    0.00
CLAS      Classic Bancshares Inc.      KY     NASDAQ        17.000    17.250    11.750    32.04     15.00   19.08    191.31    0.32
CTBI      Community Trust Bancorp      KY     NASDAQ        24.320    25.000    15.625    52.00     22.82   16.77    219.30    0.82
FFKT      Farmers Capital Bank Corp.   KY     NASDAQ        35.760    41.000    30.500     2.17     36.01   17.89    171.40    1.22
FSLK      First Security Bancorp       KY     OTC BB        16.000    17.000    15.000     0.00     15.63   11.55    138.90    0.00
          Inc.
MAB       Mid-America Bancorp          KY       AMEX        35.090    35.090    21.550    45.66     32.30   17.57    186.01    0.96
PFBI      Premier Financial Bancorp    KY     NASDAQ         8.200     9.350     6.375    21.48      8.50   11.44    136.00    0.00
          Inc.
RBCAA     Republic Bancorp Inc.        KY     NASDAQ        12.550    14.450     8.125    36.60     12.52    7.77     98.77    0.18


                                                                 PRICING RATIOS
                                              --------------------------------------------------
                                               Price/       Price/       Price/       Price/Core
                                              Earnings    Bk. Value      Assets        Earnings
                                                (X)          (%)          (%)            (X)
                                              --------    ---------      ------        --------
THFF      First Financial Corp.        IN       12.20       139.71        14.88          12.20
FINB      First Indiana Corp.          IN          NM       124.82        12.75          35.92
FRME      First Merchants Corp.        IN       13.48       164.00        16.44          13.48
FBGI      First Shares Bancorp Inc.    IN        6.44       125.93         7.10          11.81
GABC      German American Bancorp      IN       25.31       174.95        17.62          25.31
HRTB      Heartland Bancshares         IN          NM        83.67         6.20           6.88
HBNC      Horizon Bancorp              IN          NA       112.54         7.77           8.66
IUBC      Indiana United Bancorp       IN       10.60       144.23        10.76          10.60
IBNK      Integra Bank Corp.           IN          NM       157.15        11.44             NM
IFC       Irwin Financial Corp.        IN        7.78       152.26        10.21           7.11
LAYB      Lafayette Bancorp.           IN       13.50       182.19        14.31          13.50
LFYC      Lafayette Community          IN          NM       157.89        33.93             NM
          Bancorp
LKFN      Lakeland Financial Corp.     IN       10.49       158.29        10.23          10.72
METB      MetroBanCorp                 IN       10.21       107.78         9.07          10.21
MROE      Monroe Bancorp               IN       12.61       173.91        14.28          12.61
ONB       Old National Bancorp         IN       14.75       225.84        15.90          14.75
SJOE      St. Joseph Capital Corp.     IN       19.06       128.80        12.07          23.83
TOFC      Tower Financial Corp.        IN       25.00       150.70        12.14          25.00
UCMB      United Commerce Bank         IN       18.75       124.31        11.42          22.50
GLDB      Gold Banc Corp.              KS       10.61       156.56         8.59          11.24
IFNC      Intrust Financial Corp.      KS       11.39       162.88        12.55          11.39
LARK      Landmark Bancorp Inc.        KS          NM       107.09        12.31           9.24
TFIN      Team Financial Inc.          KS       10.06        81.49         5.69           9.22
AREA      AREA Bancshares Corp.        KY       12.81       157.01        16.40          12.81
BKYF      Bank of Kentucky Finl        KY       17.86       238.38        24.76          17.86
          Corp.
BBON      Bourbon Bancshares Inc.      KY       13.54       185.32        19.32          13.54
CZFC      Citizens First Corp.         KY        7.20       120.56         8.13           7.20
CLAS      Classic Bancshares Inc.      KY        7.46        89.10         8.89           7.46
CTBI      Community Trust Bancorp      KY       11.92       145.02        11.09          12.16
FFKT      Farmers Capital Bank Corp.   KY       16.25       199.89        20.86          16.25
FSLK      First Security Bancorp       KY       50.00       138.53        11.52          66.67
          Inc.
MAB       Mid-America Bancorp          KY       16.25       199.72        18.86          15.95
PFBI      Premier Financial Bancorp    KY        6.03        71.68         6.03             NM
          Inc.
RBCAA     Republic Bancorp Inc.        KY       13.64       161.52        12.71          12.55

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
SYI       S.Y. Bancorp Inc.           KY        AMEX       36.500    37.400    21.700    53.68     31.65   10.74    140.48     0.46
ABNC      American Bancorp Inc.       LA      OTC BB       53.250    53.250    53.250     0.00     53.25  106.91    715.92     0.00
BOLB      BOL Bankshares Inc.         LA  Pink Sheet        8.000     8.250     3.500   128.57      8.00   21.28    552.64     0.00
HIB       Hibernia Corp.              LA        NYSE       18.570    19.230    12.800    30.77     16.38    9.94    104.47     0.54
IBKC      IBERIABANK Corp.            LA      NASDAQ       33.750    33.750    22.750    34.33     27.20   23.03    238.28     0.70
MSL       MidSouth Bancorp Inc.       LA        AMEX       11.900    11.900     9.900    20.20     11.10    7.80    125.39     0.20
WTNY      Whitney Holding Corp.       LA      NASDAQ       46.950    48.840    37.125    18.49     42.28   27.15    273.92     1.54
BVNC      Beverly National Corp.      MA      OTC BB       18.400    18.500    14.000    15.91     16.25   14.84    172.59     0.78
BPFH      Boston Private Financial    MA      NASDAQ       22.980    23.800    16.170    39.27     20.29    6.28     67.89     0.15
CAPX      Capital Crossing Bank       MA      NASDAQ       18.710    23.630    13.375    38.59     21.41   18.19    267.39     0.00
CCBT      CCBT Financial Cos.         MA      NASDAQ       26.250    30.960    21.160    19.32     24.58   13.39    168.75     0.73
CNBKA     Century Bancorp Inc.        MA      NASDAQ       21.800    23.990    16.625    21.11     20.75   15.34    230.45     0.38
FBF       FIeetBoston Financial       MA        NYSE       33.670    42.280    31.100   -17.88     36.75   16.61    195.09     1.36
          Corp.
HZBT      Horizon Bank & Trust Co.    MA      OTC BB       10.510    11.250     8.125    21.86     10.25    9.85     94.11     0.00
INDB      Independent Bank Corp.      MA      NASDAQ       24.670    25.050    13.250    70.14     20.40    9.30    153.49     0.44
IFIN      Investors Financial         MA      NASDAQ       69.830    79.940    50.000   -13.72     66.02   10.72    165.73     0.09
          Services
SFBC      Slade's Ferry Bancorp       MA      NASDAQ       13.850    15.500     8.813    38.50     12.95    9.94    102.01     0.44
STT       State Street Corp.          MA        NYSE       50.990    57.340    38.660    -0.31     52.34   11.88    215.95     0.41
WAIN      Wainwright Bank & Trust     MA      NASDAQ        7.750     8.650     6.818    13.67      7.55    8.39    128.49     0.08
          Co.
WBKC      Westbank Corp.              MA      NASDAQ       10.570    10.750     7.500    32.13      9.40    9.14    147.41     0.41
ANNB      Annapolis Bancorp Inc       MD      NASDAQ        5.200     6.391     3.759    25.75      4.40    4.62     55.47     0.04
BANI      Bay National Corp.          MD      OTC BB        7.000     8.125     6.050   -12.50      7.33    7.26     30.65     0.00
TYCB      Calvin B. Taylor            MD      OTC BB       35.000    40.530    35.000    -4.76     37.80   17.67    103.96     0.97
          Bankshares
CRRB      Carrollton Bancorp          MD      NASDAQ       12.500    13.500    10.000    14.94     12.60   12.09    132.23     0.36
CBMD      Columbia Bancorp            MD      NASDAQ       17.880    18.710    10.875    43.04     14.60    9.76    119.58     0.41
CMFB      CommerceFirst Bancorp       MD      OTC BB       10.500    14.000    10.000   -25.00     10.50    7.56     33.02     0.00
          Inc.
EGBN      Eagle Bancorp Inc.          MD      NASDAQ       13.150    14.200     6.071    84.10     10.50    5.86     73.22     0.00
EASB      Easton Bancorp Inc.         MD      OTC BB       10.500    11.000     9.130     5.00     10.75   10.13    139.73     0.15
FMBN      F&M Bancorp                 MD      NASDAQ       28.400    29.800    20.875    36.87     26.75   15.41    173.21     1.09
FMAR      First Mariner Bancorp       MD      NASDAQ       10.099    10.880     5.000    68.32      8.00    8.19    144.85     0.00
FUNC      First United Corp.          MD      NASDAQ       15.800    17.600    12.600    21.54     16.10   11.69    134.55     0.67
GLBZ      Glen Burnie Bancorp         MD      NASDAQ       15.350    17.200    10.000    53.50     14.50   11.06    153.41     0.45
HFBK      Harford Bank                MD      OTC BB       38.000    42.476    37.000    -6.81     41.02   25.22    207.06     0.91
MRBK      Mercantile Bankshares       MD      NASDAQ       43.550    44.910    34.063    10.96     41.41   17.63    142.30     1.10
          Corp.

                                                                 PRICING RATIOS
                                           ---------------------------------------------------
                                             Price/       Price/       Price/       Price/Core
                                            Earnings    Bk. Value      Assets        Earnings
                                              (X)          (%)          (%)            (X)
                                            --------    ---------      ------        --------
SYI       S.Y. Bancorp Inc.           KY     17.55       339.85        25.98          17.55
ABNC      American Bancorp Inc.       LA      4.69        49.81         7.44           4.69
BOLB      BOL Bankshares Inc.         LA        NM        37.59         1.45             NM
HIB       Hibernia Corp.              LA     13.26       186.82        17.77          13.26
IBKC      IBERIABANK Corp.            LA     13.39       146.55        14.16          14.06
MSL       MidSouth Bancorp Inc.       LA      9.60       152.56         9.49          10.63
WTNY      Whitney Holding Corp.       LA     15.86       172.93        17.14          15.65
BVNC      Beverly National Corp.      MA     11.79       123.99        10.66          11.79
BPFH      Boston Private Financia     MA        NM       365.92        33.85          41.04
CAPX      Capital Crossing Bank       MA      6.41       102.86         7.00           6.41
CCBT      CCBT Financial Cos.         MA     10.76       196.04        15.56          12.38
CNBKA     Century Bancorp Inc.        MA     10.48       142.11         9.46          10.48
FBF       FleetBoston Financial       MA        NM       202.71        17.26             NM
          Corp.
HZBT      Horizon Bank & Trust Co     MA     15.46       106.70        11.17          17.52
INDB      Independent Bank Corp.      MA     14.34       265.27        16.07          14.34
IFIN      Investors Financial         MA     39.68       651.40        42.13          39.68
          Services
SFBC      Slade's Ferry Bancorp       MA     16.49       139.34        13.58          16.49
STT       State Street Corp.          MA     24.51       429.21        23.61          25.00
WAIN      Wainwright Bank & Trust     MA      8.42        92.37         6.03           8.81
          Co.
WBKC      Westbank Corp.              MA     10.57       115.65         7.17          10.57
ANNB      Annapolis Bancorp Inc       MD     21.67       112.55         9.37          21.67
BANI      Bay National Corp.          MD        NM        96.42        22.84             NM
TYCB      Calvin B. Taylor            MD     24.31       198.08        33.67          24.31
          Bankshares
CRRB      Carrollton Bancorp          MD     24.04       103.39         9.45          24.04
CBMD      Columbia Bancorp            MD     15.96       183.20        14.95          15.96
CMFB      CommerceFirst Bancorp       MD        NM       138.89        31.80             NM
          Inc.
EGBN      Eagle Bancorp Inc.          MD        NA       224.40        17.96          46.96
EASB      Easton Bancorp Inc.         MD     16.41       103.65         7.51          16.41
FMBN      F&M Bancorp                 MD     14.20       184.30        16.40          14.20
FMAR      First Mariner Bancorp       MD     15.78       123.31         6.97          15.78
FUNC      First United Corp.          MD     10.68       135.16        11.74          11.29
GLBZ      Glen Burnie Bancorp         MD     10.37       138.79        10.01          11.99
HFBK      Harford Bank                MD     13.38       150.67        18.35          13.38
MRBK      Mercantile Bankshares       MD     17.28       247.02        30.61          17.56
          Corp.

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
 PATD     Patapsco Bancorp Inc.       MD      OTC BB       28.550    29.500    19.205    48.66     27.60   30.10    422.33     0.52
 PBKS     Provident Bankshares Corp.  MD      NASDAQ       24 540    25.400    19.620     9.36     23.12   11.40    195.12     0.78
 SASR     Sandy Spring Bancorp Inc.   MD      NASDAQ       31.250    32.820    18.800    54.96     27.43   10.40    143.74     0.64
 SHBI     Shore Bancshares Inc.       MD      NASDAQ       20.150    20.500    14.000    42.34     17.05   13.16    108.28     0.60
 BKNG     Banknorth Group Inc.        ME      NASDAQ       25.110    25.110    19.125    22.86     21.71   11.83    139.38     0.53
 BHB      Bar Harbor Bankshares       ME        AMEX       16.850    19.200    14.500    14.63     17.00   16.13    149.56     0.76
 CAC      Camden National Corp.       ME        AMEX       19.750    19.750    12.700    23.98     17.50   12.81    133.61     0.65
 FNLC     First National Lincoln      ME      NASDAQ       26.210    26.210    15.250    69.10     21.50   15.48    176.59     0.82
          Corp.
 MERB     Merrill Merchants           ME      NASDAQ       13.200    13.200    10.200    24.31     11.50    9.30    103.86     0.31
          Bancshares
 UNBH     Union Bankshares Co.        ME  Pink Sheet       63.000    80.000    58.500   -21.25     60.00   55.45    619.08     2.10
 CTDN     Capital Directions Inc.     MI      OTC BB       38.000    41.000    36.375    -0.49     39.35   22.81    195.79     1.42
 CBCL     Capitol Bancorp Ltd.        MI      NASDAQ       16.000    17.000    12.250    20.75     13.50    9.96    252.49     0.40
 CHFC     Chemical Financial Corp.    MI      NASDAQ       29.120    31.740    18.393    26.74     27.03   17.30    154.95     0.93
 COFS     ChoiceOne Financial         MI  Pink Sheet       14.250    14.290    11.429     3.19     14.25   12.43    139.46     0.68
          Services
 CBCF     Citizens Banking Corp.      MI      NASDAQ       32.250    33.920    23.938    23.52     32.08   15.46    170.27     1.10
 CKSB     Clarkston Financial Corp.   MI      OTC BB        8.600    10.050     6.750    22.86      9.45    8.96     75.93     0.00
 CMA      Comerica Inc.               MI        NYSE       60.410    64.950    44.660    -5.86     51.36   27.17    286.50     1.80
 CEFC     Commercial National         MI      OTC BB       11.250    11.500     8.191    21.94     10.00    6.18     61.22     0.55
          Financial
 CCBD     Community Central Bank      MI      NASDAQ        7.750     9.000     5.620    31.91      6.40    7.69     88.30     0.00
          Corp.
 CSHB     Community Shores Bank       MI      OTC BB        7.650     7.990     5.188    45.71      6.55    7.68    126.53     0.00
          Corp.
 CYBK     County Bank Corp.           MI      OTC BB       44.250    45.000    37.000    19.59     42.10   22.30    195.72     3.65
 DEAR     Dearborn Bancorp Inc.       MI      NASDAQ       12.300    12.300     8.050    53.88     11.57   11.85     96.34     0.00
 FETM     Fentura Bancorp Inc.        MI      OTC BB       27.000    29.130    25.000     0.00     25.00   21.98    184.22     1.01
 FBMI     Firstbank Corp.             MI      NASDAQ       20.990    23.333    15.238    31.58     18.50   14.15    146.90     0.69
 FSVB     Franklin Bank NA            MI      NASDAQ       17.500    17.750    12.563    39.30     17.00   11.69    147.62     0.28
 ICNB     ICNB Financial Corp         MI      OTC BB       27.250    29.250    18.300    43.42     18.75   19.27    224.19     0.82
 IBCP     Independent Bank Corp.      MI      NASDAQ       28.050    29.950    18.571    47.26     27.40   11.12    159.16     0.64
 LENC     Lenawee Bancorp Inc.        MI  Pink Sheet       49.000    63.000    47.000   -20.97     50.00   27.11    318.39     0.80
 MCBC     Macatawa Bank Corp.         MI      NASDAQ       21.200    21.700    13.107    45.57     17.25   12.51    126.28     0.29
 MBTF     MBT Financial Corp.         MI      OTC BB       14.300    15.400    12.500     2.14     14.06    8.19     70.58     0.52
 MBWM     Mercantile Bank Corp.       MI      NASDAQ       20.600    20.600    13.691    39.55     17.14   13.89    135.72     0.00
 MCBP     Michigan Community Bancorp  MI      OTC BB        4.000     6.250     3.600   -33.33      4.25    7.53     90.64     0.00
 MHBC     Michigan Heritage Bancorp   MI      OTC BB        5.500     6.000     4.250     7.32      5.25    8.54     92.55     0.00
 NCFC     North Country Financial     MI      NASDAQ        7.120     9.500     6.500     4.51      7.85    6.80     94.60     0.40
          Corp

                                                                 PRICING RATIOS
                                            ---------------------------------------------------
                                              Price/       Price/       Price/       Price/Core
                                             Earnings    Bk. Value      Assets        Earnings
                                               (X)          (%)          (%)            (X)
                                             --------    ---------      ------        --------
PATD     Patapsco Bancorp Inc.        MD       18.30        94.85         6.76          18.30
PBKS     Provident Bankshares Corp.   MD       12.78       215.26        12.58          15.73
SASR     Sandy Spring Bancorp Inc.    MD       19.05       300.48        21.74          19.05
SHBI     Shore Bancshares Inc.        MD       13.61       153.12        18.61          13.61
BKNG     Banknorth Group Inc.         ME       14.95       212.26        18.02          13.95
BHB      Bar Harbor Bankshares        ME       16.85       104.46        11.27          11.39
CAC      Camden National Corp.        ME       12.04       154.18        14.78           9.50
FNLC     First National Lincoln       ME       11.50       169.32        14.84          11.11
         Corp.
MERB     Merrill Merchants            ME       11.38       141.94        12.71          11.79
         Bancshares
UNBH     Union Bankshares Co.         ME        8.38       113.62        10.18          11.33
CTDN     Capital Directions Inc.      MI       13.01       166.59        19.41          13.01
CBCL     Capitol Bancorp Ltd.         MI       10.81       160.64         6.34          11.43
CHFC     Chemical Financial Corp.     MI       11.93       168.32        18.79          11.93
COFS     ChoiceOne Financial          MI       14.84       114.64        10.22          14.84
         Services
CBCF     Citizens Banking Corp.       MI       14.40       208.60        18.94          14.93
CKSB     Clarkston Financial Corp.    MI       30.71        95.98        11.33          26.88
CMA      Comerica Inc.                MI       13.61       222.34        21.09          13.02
CEFC     Commercial National          MI       11.72       182.04        18.38          11.72
         Financial
CCBD     Community Central Bank       MI       12.92       100.78         8.78          13.84
         Corp.
CSHB     Community Shores Bank        MI       10.07        99.61         6.05          10.07
         Corp.
CYBK     County Bank Corp.            MI       13.17       198.43        22.61          13.17
DEAR     Dearborn Bancorp Inc.        MI       16.18       103.80        12.77          20.50
FETM     Fentura Bancorp Inc.         MI        9.51       122.84        14.66          16.88
FBMI     Firstbank Corp.              MI       10.50       148.34        14.29          10.50
FSVB     Franklin Bank NA             MI        9.72       149.70        11.85          10.67
ICNB     ICNB Financial Corp          MI       10.32       141.41        12.16          11.75
IBCP     Independent Bank Corp.       MI       12.75       252.25        17.62          13.23
LENC     Lenawee Bancorp Inc.         MI       13.76       180.75        15.39          13.76
MCBC     Macatawa Bank Corp.          MI       18.93       169.46        16.79          18.93
MBTF     MBT Financial Corp.          MI       11.92       174.60        20.26          12.33
MBWM     Mercantile Bank Corp.        MI       17.76       148.31        15.18          18.39
MCBP     Michigan Community Bancorp   MI          NM        53.12         4.41             NM
MHBC     Michigan Heritage Bancorp    MI          NM        64.40         5.94             NM
NCFC     North Country Financial      MI       19.78       104.71         7.53           8.09
         Corp

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
OKFC    O.A.K. Financial Corp.         MI   Pink Sheet     44.500    51.000    38.000   -11.00     43.00   24.24    245.42     0.93
PFI     Pelican Financial Inc.         MI         AMEX      5 900     6.740     2.320    90.94      5.64    6.42     85.26     0.05
PSBH    Peoples State Bank             MI       OTC BB     44.000    46.000    35.000     2.33     41.50   44.25    414.01     2.30
RBNC    Republic Bancorp Inc.          MI       NASDAQ     12.850    14.518    10.653    17.18     13.57    5.74     89.17     0.32
SOMC    Southern Michigan Bancorp Inc. MI       OTC BB     15.900    17.300    14.000    -0.63     15.50   14.08    165.10     0.61
UBMI    United Bancorp Inc.            MI   Pink Sheet     51.000    51.000    38.095     5.00     50.75   23.80    248.93     1.31
UNIB    University Bancorp Inc.        MI       NASDAQ      0.750     2.950     0.550   -58.62      1.15    0.66     22.84     0.00
NSBK    Northern Star Financial Inc.   MN       OTC BB      5.000    10.000     3.000   -50.00      5.00    5.15     93.92     0.00
TCB     TCF Financial Corp.            MN         NYSE     52.120    52.120    33.700    40.83     45.95   11.92    147.65     1.04
USB     U.S. Bancorp                   MN         NYSE     21.110    25.020    16.810    -9.20     18.98    8.43     87.82     0.75
ALLE    Allegiant Bancorp Inc.         MO       NASDAQ     15.540    15.550     9.840    48.00     12.45    9.08    142.70     0.24
CASS    Cass Information Systems       MO       NASDAQ     24.840    25.250    17.125    21.17     23.60   17.29    183.63     0.80
CBSH    Commerce Bancshares Inc.       MO       NASDAQ     41.680    42.000    31.657    11.50     37.74   19.47    197.39     0.62
ETBK    Enterbank Holdings Inc.        MO       OTC BB     10.500    14.250     9.500   -25.66     11.25    6.25     86.86     0.06
EXJF    Exchange National Bancshares   MO       NASDAQ     27.500    28.000    20.500    19.57     26.13   27.65    273.95     0.85
FBA     First Banks America Inc.       MO         NYSE     33.900    33.900    21.000    51.00     30.40   22.19    238.10     0.00
GSBC    Great Southern Bancorp Inc.    MO       NASDAQ     30.100    33.950    17.375    67.22     30.19   12.42    192.80     0.50
MVBI    Mississippi Valley Bancshares  MO       NASDAQ     40.000    41.150    34.375    14.29     36.75   17.48    219.99     0.51
UMBF    UMB Financial Corp.            MO       NASDAQ     40.290    43.438    33.095    14.53     40.12   34.73    394.56     0.77
BXS     BancorpSouth Inc.              MS         NYSE     18.880    18.880    14.000    33.52     15.44    9.92    115.72     0.58
BKBK    Britton & Koontz Capital Corp. MS       NASDAQ     15.900    15.950    11.510    20.00     14.00   13.41    141.70     0.61
CIZ     Citizens Holding Co.           MS         AMEX     15.250    16.600    10.500    41.64     13.33    9.51     86.08     0.42
FMFC    First M & F Corp.              MS       NASDAQ     22.700    27.000    18.750    12.10     20.29   21.68    220.66     1.00
HBHC    Hancock Holding Co.            MS       NASDAQ     49.650    49.900    37.110    29.59     41.97   34.52    343.69     1.14
NBY     NBC Capital Corp.              MS         AMEX     30.400    33.750    19.250    57.92     30.40   16.65    169.95     1.12
PFBX    Peoples Financial Corp.        MS       NASDAQ     12.900    18.375    12.100    -7.86     15.45   14.10    106.44     0.24
PHC     Peoples Holding Co.            MS         AMEX     36.500    37.730    17.750    90.60     33.50   21.66    219.95     0.98
TRMK    Trustmark Corp.                MS       NASDAQ     24.480    24.700    20.320    12.23     24.13   10.76    112.71     0.57
GBCI    Glacier Bancorp Inc.           MT       NASDAQ     20.440    21.890    14.000    37.99     18.85   10.49    123.60     0.60
UBMT    United Financial Corp.         MT       NASDAQ     19.100    19.500    16.125    14.03     18.75   19.46    256.30     1.04
FSBC    1st State Bancorp Inc.         NC       NASDAQ     20.298    22.000    18.500     6.83     20.35   19.44    106.76     0.32
ACNC    Alamance National Bank         NC       OTC BB      8.000     9.120     5.500     0.00      8.30    6.60    107.67     0.00
ACBA    American Community Bancshares  NC       NASDAQ      8.610     9.750     6.591    18.39      8.18    7.55    100.75     0.00
BAC     Bank of America Corp.          NC         NYSE     64.800    65.000    49.050    31.33     61.38   31.07    398.75     2.32

                                                                  PRICING RATIOS
                                               ---------------------------------------------------
                                                 Price/       Price/       Price/       Price/Core
                                                Earnings    Bk. Value      Assets        Earnings
                                                  (X)          (%)          (%)            (X)
                                                --------    ---------      ------        --------
OKFC    O.A.K. Financial Corp.         MI         15.24       183.58        18.13          15.24
PFI     Pelican Financial Inc.         MI          1.62        91 90         6.92           1.62
PSBH    Peoples State Bank             MI          5.42        99.44        10.63           5.42
RBNC    Republic Bancorp Inc.          MI         13.97       223.87        14.41          14.60
SOMC    Southern Michigan Bancorp Inc. MI         10.74       112.93         9.63          19.88
UBMI    United Bancorp Inc.            MI         21.61       214.29        20.49          21.61
UNIB    University Bancorp Inc.        MI            NM       113.64         3.28             NM
NSBK    Northern Star Financial Inc.   MN            NM        97.09         5.32             NM
TCB     TCF Financial Corp.            MN         18.10       437.25        35.30          18.35
USB     U.S. Bancorp                   MN         14.66       250.42        24.04          13.19
ALLE    Allegiant Bancorp Inc.         MO         12.14       171.15        10.89          12.14
CASS    Cass Information Systems       MO         12.42       143.67        13.53          10.53
CBSH    Commerce Bancshares Inc.       MO         14.68       214.07        21.12          14.89
ETBK    Enterbank Holdings Inc.        MO         23.86       168.00        12.09          23.86
EXJF    Exchange National Bancshares   MO         10.26        99.46        10.04          10.58
FBA     First Banks America Inc.       MO          6.67       152.77        14.24           6.62
GSBC    Great Southern Bancorp Inc.    MO         11.23       242.35        15.61          10.60
MVBI    Mississippi Valley Bancshares  MO         14.29       228.83        18.18          19.61
UMBF    UMB Financial Corp.            MO         15.99       116.01        10.21          16.25
BXS     BancorpSouth Inc.              MS         12.42       190.32        16.32          15.23
BKBK    Britton & Koontz Capital Corp. MS         10.46       118.57        11.22          10.46
CIZ     Citizens Holding Co.           MS         14.66       160.36        17.72          14.66
FMFC    First M & F Corp.              MS         12.61       104.70        10.29          12.90
HBHC    Hancock Holding Co.            MS         11.82       143.83        14.45          11.82
NBY     NBC Capital Corp.              MS         12.88       182.58        17.89          13.10
PFBX    Peoples Financial Corp.        MS         12.90        91.49        12.12          16.13
PHC     Peoples Holding Co.            MS         13.62       168.51        16.59          13.62
TRMK    Trustmark Corp.                MS         13.30       227.51        21.72          14.57
GBCI    Glacier Bancorp Inc.           MT         13.45       194.85        16.54          13.45
UBMT    United Financial Corp.         MT         12.91        98.15         7.45          11.94
FSBC    1st State Bancorp Inc.         NC         18.79       104.41        19.01          18.79
ACNC    Alamance National Bank         NC        100.00       121.21         7.43         100.00
ACBA    American Community Bancshares  NC         14.35       114.04         8.55          14.35
BAC     Bank of America Corp.          NC         12.66       208.56        16.25          12.27

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
  GRAN    Bank of Granite Corp.       NC      NASDAQ       20.080    23.500    19.060     0.40     20.20   11.36     65.11     0.47
  BKNC    Bank of North Carolina      NC      OTC BB        9.700    11.375     9.000   -14.73      9.20    6.46     70.13     0.00
  BCAR    Bank of the Carolinas       NC      OTC BB       11.350    15.250     9.500     3.18     13.50    8.19    110.53     0.00
  BKWW    Bank of Wilmington          NC      OTC BB        5.600     7.250     4.400    16.67      5.40    5.83     79.25     0.00
  BBT     BB&T Corp.                  NC        NYSE       37.370    38.480    31.420     2.78     34.15   13.50    155.52     1.04
  CBKN    Capital Bank Corp.          NC      NASDAQ       13.200    13.500    10.250    28.78     11.00   10.28    113.07     0.00
  CLBH    Carolina Bank Holdings Inc  NC      OTC BB        9.750    12.000     7.050    10.00      8.50    9.40    142.65     0.00
  CKPM    Community Bank              NC      OTC BB       27.000    31.250    17.500    45.95     25.00   13.12    141.45     0.38
  CRFN    Crescent Financial Corp.    NC      OTC BB       11.000    15.000     5.778    83.33      8.15    8.10    100.17     0.00
  ECBE    ECB Bancorp Inc.            NC      NASDAQ       13.120    13.500     9.500     9.33     12.10   12.53    145.28     0.36
  FBNC    First Bancorp               NC      NASDAQ       20.900    26.450    17.563     8.93     21.95   12.81    125.62     0.88
  FCTR    First Charter Corp.         NC      NASDAQ       18.000    18.750    13.984    21.52     17.56   10.06    108.41     0.72
  FCNCA   First Citizens BancShares   NC      NASDAQ      100.100   109.990    80.530     6.77     92.62   84.42  1,131.78     1.00
          Inc.
  FCMM    First Commerce Corp         NC      OTC BB       10.400    12.000     7.046    30.74     10.00    9.42    134.17     0.00
  FSBK    First South Bancorp Inc.    NC      NASDAQ       37.620    37.620    24.000    53.55     33.15   16.83    179.41     0.72
  NCFT    First Trust Bank            NC      OTC BB       12.500    12.500     7.727     5.77     10.45    9.59    121.77     0.00
  FNBN    FNB Corp.                   NC      NASDAQ       15.000    15.750    12.000    11.11     15.50   11.74    124.65     0.53
  FNBF    FNB Financial Services      NC      NASDAQ       13.750    15.000    11.250    11.11     14.00   13.72    154.27     0.52
          Corp.
  FOFN    Four Oaks Fincorp Inc.      NC      OTC BB       21.500    25.000    20.400     1.18     22.05   13.30    142.28     0.37
  GBTS    Gateway Financial Holdings  NC      NASDAQ        8.920    12.000     8.250   -18.91      9.25    8.42     58.85     0.00
  HGCT    High Country Bank           NC      OTC BB       15.000    15.000    11.000     4.35     15.00   10.27     87.83     0.00
  HSTC    High Street Corp.           NC      OTC BB        7.150     9.000     6.500   -12.34      6.85    8.90     96.18     0.00
  IPNC    Independence Bank           NC      OTC BB        9.700    10.000     5.000    38.57      6.05    7.51     90.51     0.00
  LXBK    LSB Bancshares Inc.         NC      NASDAQ       14.400    15.000    11.688    28.00     14.24    9.40     98.71     0.56
  LUMG    Lumbee Guaranty Bank        NC  Pink Sheet       16.000    16.000    16.000     0.00     16.00    7.33     71.18     0.16
  MFBP    M&F Bancorp Inc.            NC      OTC BB       12.000    13.000    10.050    15.66     10.50   21.50    191.00     0.32
  MSBS    Main Street BankShares Inc  NC      OTC BB       17.250    17.600    10.000    59.79     10.91   10.87    161.94     0.00
  MDCR    MidCarolina Bank            NC      OTC BB       16.000    16.125    10.833    47.69     15.25    7.15     90.05     0.00
  MBFC    MountainBank Financial      NC      OTC BB       21.900    31.500    18.400    -8.75     24.00   10.72    227.60     0.00
          Corp.
  NCBN    New Century Bank            NC      OTC BB       12.500    13.000    12.000     4.17     12.13   10.96     71.19     0.00
  PEBK    Peoples Bancorp of NC Inc.  NC      NASDAQ       15.850    20.000    13.250     5.67     14.00   14.11    192.47     0.40
  RWNB    Rowan Bancorp Inc.          NC  Pink Sheet       33.650    33.650    14.500   113.65     18.50   18.00    207.96     0.82
  SCMF    Southern Community          NC      NASDAQ        7.520     9.950     5.800    -7.11      7.00    5.08     57.60     0.00
          Financial
  SRBT    Surrey Bank & Trust         NC      OTC BB        9.000    10.250     7.382     7.03      7.95    8.48     90.82     0.00


                                                                 PRICING RATIOS
                                            ---------------------------------------------------
                                              Price/       Price/       Price/       Price/Core
                                             Earnings    Bk. Value      Assets        Earnings
                                               (X)          (%)           (%)            (X)
                                             --------    ---------      ------        --------
GRAN    Bank of Granite Corp.         NC       14.34       176.76        30.84          14.34
BKNC    Bank of North Carolina        NC       14.26       150.15        13.83          14.26
BCAR    Bank of the Carolinas         NC       56.75       138.58        10.27          56.75
BKWW    Bank of Wilmington            NC       12.73        96.05         7.07          12.73
BBT     BB&T Corp.                    NC       15.32       276.81        24.03          15.83
CBKN    Capital Bank Corp.            NC       19.41       128.40        11.67          22.00
CLBH    Carolina Bank Holdings Inc    NC       60.94       103.72         6.83          60.94
CKPM    Community Bank                NC       12.74       205.79        19.09          12.74
CRFN    Crescent Financial Corp.      NC       22.92       135.80        10.98          27.50
ECBE    ECB Bancorp Inc.              NC        8.63       104.71         9.03           8.86
FBNC    First Bancorp                 NC       14.51       163.15        16.64          14.51
FCTR    First Charter Corp.           NC       17.31       178.93        16.60          18.75
FCNCA   First Citizens BancShares     NC       12.33       118.57         8.84          12.33
        Inc.
FCMM    First Commerce Corp           NC       11.30       110.40         7.75          14.44
FSBK    First South Bancorp Inc.      NC          NM       223.53        20.97          20.01
NCFT    First Trust Bank              NC       12.02       130.34        10.27          12.50
FNBN    FNB Corp.                     NC       10.71       127.77        12.03          10.71
FNBF    FNB Financial Services        NC        8.18       100.22         8.91          14.32
        Corp.
FOFN    Four Oaks Fincorp Inc.        NC       23.37       161.65        15.11          18.53
GBTS    Gateway Financial Holdings    NC       44.60       105.94        15.16          74.33
HGCT    High Country Bank             NC       53.57       146.06        17.08          53.57
HSTC    High Street Corp.             NC       44.69        80.34         7.43          44.69
IPNC    Independence Bank             NC          NM       129.16        10.72             NM
LXBK    LSB Bancshares Inc.           NC       11.61       153.19        14.59          11.61
LUMG    Lumbee Guaranty Bank          NC       22.22       218.28        22.48          23.53
MFBP    M&F Bancorp Inc.              NC       10.00        55.81         6.28          10.00
MSBS    Main Street BankShares Inc    NC       28.75       158.69        10.65          39.20
MDCR    MidCarolina Bank              NC       22.22       223.78        17.77          33.33
MBFC    MountainBank Financial        NC       10.14       204.29         9.62          10.14
        Corp.
NCBN    New Century Bank              NC       16.45       114.05        17.56          16.45
PEBK    Peoples Bancorp of NC Inc.    NC       28.30       112.33         8.24             NM
RWNB    Rowan Bancorp Inc.            NC       27.14       186.94        16.18          27.14
SCMF    Southern Community            NC       37.60       148.03        13.06          37.60
        Financial
SRBT    Surrey Bank & Trust           NC       15.00       106.13         9.91          15.00

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
UCBB      United Community Bancorp     NC     NASDAQ       14.800    15.900    11.000    -1.33     11.10   11.43    109.57     0.12
WB        Wachovia Corp.               NC       NYSE       33.790    36.380    27.900     3.33     30.95   20.88    242.62     0.72
WFSC      Weststar Financial Svcs      NC     OTC BB        8.550     9.500     6.421    29.72      7.25    9.18     92.73     0.00
          Corp
YAVY      Yadkin Valley Bank and       NC     NASDAQ       11.700    13.000    10.750     1.74     11.48    6.38     50.23     0.40
          Trust
BNCC      BNCCORP Inc.                 ND     NASDAQ        8.050     9.500     7.000     7.33      7.60   12.79    243.86     0.00
CFBX      Community First Bankshares   ND     NASDAQ       25.700    26.970    18.500    27.31     24.54    8.86    143.43     0.71
FINN      First National of Nebraska   NE     OTC BB    2,575.000 2,610.000 2,080.000    17.05   2450.00 2281.73 27,568.62    41.00
GSBI      Granite State Bankshares     NH     NASDAQ       24.100    25.300    18.750    14.08     22.47   15.38    194.63     0.68
          Inc.
NWFI      Northway Financial Inc.      NH     NASDAQ       28.850    30.950    23.500    22.77     28.75   28.68    340.06     0.68
FCCY      1st Constitution Bancorp     NJ     NASDAQ       20.100    21.500    12.619    50.75     18.19   12.46    160.01     0.00
ALCY      Allaire Community Bank       NJ     OTC BB       13.900    16.250    13.050    -2.70     13.50    9.61     76.23     0.00
BORD      Boardwalk Bank               NJ     OTC BB        8.550     8.900     7.344    16.43      7.98    8.95     75.42     0.00
BVB       Bridge View Bancorp          NJ       AMEX       16.500    17.750    13.200    21.00     15.10    8.07     70.79     0.40
BRB       Brunswick Bancorp            NJ       AMEX       11.880    13.200    10.000    -9.31     10.50   13.55     62.03     0.00
CNBC      Center Bancorp Inc.          NJ     NASDAQ       18.970    22.290    15.762     8.40     17.66   11.17    173.94     0.60
CBH       Commerce Bancorp Inc.        NJ       NYSE       42.070    42.550    26.900    39.58     37.38    9.70    172.43     0.56
CBNJ      Community Bancorp of NJ      NJ     NASDAQ       20.000    20.600    13.810    42.37     17.00   10.49    121.92     0.00
FWFC      First Washington Finl Corp.  NJ     OTC BB       14.010    19.048    13.000   -13.47     13.00    7.83    114.64     0.00
GFLS      Greater Community Bancorp    NJ     NASDAQ       13.050    13.700     9.524    37.02     11.70    6.68     98.87     0.32
HU        Hudson United Bancorp        NJ       NYSE       30.990    30.990    20.900    34.51     26.50    8.38    152.83     1.02
IFCJ      Interchange Financial        NJ     NASDAQ       22.102    22.102    14.938    30.97     18.87   10.56    128.44     0.54
          Services
LBAI      Lakeland Bancorp             NJ     NASDAQ       17.200    18.190     8.095    82.89     15.00    6.26     76.34     0.34
PGC       Peapack-Gladstone Financial  NJ       AMEX       40.250    40.250    32.273     5.42     37.00   18.96    211.83     0.54
SSFN      Stewardship Financial Corp.  NJ     OTC BB       18.500    20.000    14.048    17.73     18.50   10.99    143.97     0.32
SNBC      Sun Bancorp Inc.             NJ     NASDAQ       12.750    14.000     7.470    48.75      9.99   12.31    182.82     0.00
SBB       Sussex Bancorp               NJ       AMEX       10.000    11.500     9.300     0.00     10.05    7.44    119.53     0.19
SVBF      SVB Financial Services Inc.  NJ     NASDAQ       12.700    12.700     8.214    48.17     10.00    5.92     98.98     0.00
TCNJ      Trust Co. of New Jersey      NJ     NASDAQ       23.820    26.840    15.625    39.09     23.70   11.72    220.36     0.58
UNBJ      United National Bancorp      NJ     NASDAQ       22.050    25.500    18.800    15.29     23.56   10.47    131.92     0.80
UNTY      Unity Bancorp Inc.           NJ     NASDAQ        7.070     8.450     3.000   121.80      6.49    4.80     74.17     0.00
VLY       Valley National Bancorp      NJ       NYSE       34.900    34.900    24.419    30.41     31.54    8.87    112.25     1.04
VBNJ      Vista Bancorp Inc.           NJ     NASDAQ       25.950    27.230    16.990    30.53     27.00   11.25    138.65     0.64
YANB      Yardville National Bancorp   NJ     NASDAQ       12.255    14.450    10.960   -12.47     12.47   11.68    241.62     0.44
FSNM      First State Bancorp.         NM     NASDAQ       23.150    23.150    14.060    46.40     20.10   11.94    169.46     0.36


                                                                 PRICING RATIOS
                                              ---------------------------------------------------
                                                Price/       Price/       Price/       Price/Core
                                               Earnings    Bk. Value      Assets        Earnings
                                                 (X)          (%)           (%)            (X)
                                               --------    ---------      ------        --------
UCBB      United Community Bancorp     NC        13.21       129.48        13.51          13.21
WB        Wachovia Corp.               NC        15.64       161.83        13.93          14.32
WFSC      Weststar Financial Svcs      NC        11.25        93.14         9.22          11.25
          Corp
YAVY      Yadkin Valley Bank and       NC        16.25       183.39        23.29          13.93
          Trust
BNCC      BNCCORP Inc.                 ND         8.39        62.94         3.30           8.75
CFBX      Community First Bankshares   ND        13.97       290.07        17.92          14.28
FINN      First National of Nebraska   NE        15.97       112.85         9.34          15.97
GSBI      Granite State Bankshares     NH        10.21       156.70        12.38          10.04
          Inc.
NWFI      Northway Financial Inc.      NH        13.11       100.59         8.48          13.11
FCCY      1st Constitution Bancorp     NJ        12.88       161.32        12.56          12.88
ALCY      Allaire Community Bank       NJ           NM       144.64        18.23             NM
BORD      Boardwalk Bank               NJ        71.25        95.53        11.34          19.43
BVB       Bridge View Bancorp          NJ        11.15       204.46        23.31          11.15
BRB       Brunswick Bancorp            NJ        14.14        87.68        19.15          14.14
CNBC      Center Bancorp Inc.          NJ        10.78       169.83        10.91          10.78
CBH       Commerce Bancorp Inc.        NJ        25.65       433.71        24.40          25.65
CBNJ      Community Bancorp of NJ      NJ        21.74       190.66        16.40          21.74
FWFC      First Washington Finl Corp.  NJ        13.47       178.93        12.22          13.47
GFLS      Greater Community Bancorp    NJ        11.25       195.36        13.20          16.31
HU        Hudson United Bancorp        NJ        14.35       369.81        20.28          14.62
IFCJ      Interchange Financial        NJ        12.28       209.30        17.21          12.28
          Services
LBAI      Lakeland Bancorp             NJ        19.55       274.76        22.53          19.55
PGC       Peapack-Gladstone Financial  NJ        14.17       212.29        19.00          14.17
SSFN      Stewardship Financial Corp.  NJ        12.85       168.33        12.85          12.85
SNBC      Sun Bancorp Inc.             NJ        31.88       103.57         6.97          35.42
SBB       Sussex Bancorp               NJ        25.00       134.41         8.37          25.00
SVBF      SVB Financial Services Inc.  NJ        22.68       214.53        12.83          22.68
TCNJ      Trust Co. of New Jersey      NJ        19.21       203.24        10.81          28.36
UNBJ      United National Bancorp      NJ        13.13       210.60        16.71          13.13
UNTY      Unity Bancorp Inc.           NJ         9.30       147.29         9.53           9.82
VLY       Valley National Bancorp      NJ        18.56       393.46        31.09          18.97
VBNJ      Vista Bancorp Inc.           NJ        15.45       230.67        18.72          15.45
YANB      Yardville National Bancorp   NJ        25.53       104.92         5.07          13.93
FSNM      First State Bancorp.         NM        13.46       193.89        13.66          13.46

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
ALNC      Alliance Financial Corp.     NY     NASDAQ       23.470    24.450    18.625    18.09     22.50   15.51    200.99     0.85
AROW      Arrow Financial Corp.        NY     NASDAQ       28.910    30.040    18.691    34.17     29.75   11.99    150.80     0.90
BK        Bank of New York Co.         NY       NYSE       38.580    55.350    30.620   -25.01     39.24    8.66    110.95     0.73
ZAPS      Berkshire Bancorp Inc.       NY     NASDAQ       28.500    32.000    27.250    -1.72     27.28   40.33    225.45     0.24
BDGE      Bridge Bancorp Inc.          NY     OTC BB       18.850    20.000    16.125    14.24     18.00    7.89     94.43     0.55
BSBN      BSB Bancorp Inc.             NY     NASDAQ       27.910    28.000    16.625    52.41     25.40   16.19    214.06     1.00
CHMG      Chemung Financial Corp.      NY     OTC BB       28.050    30.000    19.500    36.83     29.50   20.22    183.27     0.90
C         Citigroup Inc.               NY       NYSE       45.800    53.550    36.360    -5.86     47.90   15.47    203.93     0.62
CNBI      CNB Bancorp Inc.             NY     OTC BB       31.375    38.750    28.000     5.52     32.75   15.44    158.28     0.67
CBU       Community Bank System Inc.   NY       NYSE       28.980    29.640    24.900     2.77     25.50   20.62    248.70     1.08
EVBN      Evans Bancorp Inc.           NY     NASDAQ       18.349    37.600    17.450   -51.20     17.90   12.20    109.37     0.55
FISI      Financial Institutions       NY     NASDAQ       28.270    28.270    14.625    88.47     22.71   11.93    162.80     0.48
          Inc.
FLIC      First of Long Island Corp.   NY     NASDAQ       38.000    40.750    36.200    -2.25     38.90   26.84    247.15     0.81
HUVL      Hudson Valley Holding        NY     OTC BB       51.000    51.000    38.182    33.57     40.91   21.92    254.24     1.27
          Corp.
IBCA      Intervest Bancshares Corp.   NY     NASDAQ        8.600     9.990     5.250    46.38      6.98   10.36    131.45     0.00
JPM       J.P. Morgan Chase & Co.      NY       NYSE       29.660    50.600    28.190   -35.66     37.72   20.32    351.46     1.36
JFBC      Jeffersonville Bancorp       NY     NASDAQ       28.250    28.250    21.000    34.12     22.40   18.91    196.17     0.76
LICB      Long Island Financial        NY     NASDAQ       16.780    20.000    13.120    19.86     16.05   14.67    304.45     0.34
          Corp.
MTB       M&T Bank Corp.               NY       NYSE       77.420    81.230    61.090    14.71     70.50   31.33    335.24     1.00
NBTB      NBT Bancorp Inc.             NY     NASDAQ       14.250    19.300    12.700   -14.29     14.10    8.05    109.90     0.68
NFB       North Fork Bancorp.          NY       NYSE       34.880    34.880    23.280    36.84     30.29    8.82    105.79     0.87
SMTB      Smithtown Bancorp Inc.       NY     OTC BB       43.750    43.750    31.625    40.00     40.50   17.54    247.02     0.54
STB       State Bancorp Inc.           NY       AMEX       17.350    18.000    14.191    21.45     15.89   10.17    130.63     0.55
STL       Sterling Bancorp             NY       NYSE       30.500    30.500    17.955    57.51     29.31   12.55    146.97     0.60
SUBK      Suffolk Bancorp              NY     NASDAQ       28.250    29.000    17.000    61.43     23.51    8.23     98.97     0.57
TMP       Tompkins Trustco Inc.        NY       AMEX       40.950    42.000    27.300    47.57     39.95   17.67    191.53     1.11
TRST      TrustCo Bank Corp NY         NY     NASDAQ       13.000    13.430     9.620    22.04     12.16    2.89     36.16     0.56
UBH       U.S.B. Holding Co.           NY       NYSE       15.000    16.800    10.636    34.58     13.23    7.36    111.00     0.31
WEFN      WebFinancial Corp.           NY     NASDAQ        2.450     3.260     2.310   -18.33      2.80    2.82      4.38     0.00
BFOH      BancFirst Ohio Corp.         OH     NASDAQ       24.600    25.500    16.000    39.08     22.20   13.33    168.36     0.59
BLMT      Belmont Bancorp.             OH     NASDAQ        4.120     4.500     2.400     6.32      3.75    2.44     25.91     0.00
CNBD      CNBC Bancorp                 OH     NASDAQ       20.300    22.000    18.000    10.73     20.85   11.34    137.85     0.36
COBI      Combanc Inc.                 OH     OTC BB       15.700    16.000    14.500     8.28     15.50   10.71    102.67     0.50
CMOH      Commercial Bancshares Inc.   OH     OTC BB       22.650    25.000    20.000    10.73     22.73   16.91    212.46     0.69

                                                                 PRICING RATIOS
                                              ---------------------------------------------------
                                               Price/       Price/       Price/       Price/Core
                                              Earnings    Bk. Value      Assets        Earnings
                                                (X)          (%)           (%)            (X)
                                              --------    ---------      ------        --------
ALNC      Alliance Financial Corp.     NY       10.87       151.32        11.68          13.34
AROW      Arrow Financial Corp.        NY       12.91       241.12        19 17          12.91
BK        Bank of New York Co.         NY       21.43       445.50        34.77          37.10
ZAPS      Berkshire Bancorp Inc.       NY       12.95        70.67        12.64          13.97
BDGE      Bridge Bancorp Inc.          NY       10.71       238.91        19.96          10.71
BSBN      BSB Bancorp Inc.             NY       14.24       172.39        13.04          14.85
CHMG      Chemung Financial Corp.      NY       11.13       138.72        15.31          12.52
C         Citigroup Inc.               NY       15.47       296.06        22.46          15.07
CNBI      CNB Bancorp Inc.             NY       17.43       203.21        19.82          17.43
CBU       Community Bank System Inc.   NY       18.58       140.54        11.65          14.49
EVBN      Evans Bancorp Inc.           NY       18.35       150.40        16.78          14.80
FISI      Financial Institutions       NY       14.42       236.97        17.36          14.72
          Inc.
FLIC      First of Long Island Corp.   NY       10.22       141.58        15.38          10.22
HUVL      Hudson Valley Holding        NY       13.42       232.66        20.06          13.01
          Corp.
IBCA      Intervest Bancshares Corp.   NY        6.14        83.01         6.54           6.14
JPM       J.P. Morgan Chase & Co.      NY          NM       145.96         8.44         185.38
JFBC      Jeffersonville Bancorp       NY       10.24       149.39        14.40           9.81
LICB      Long Island Financial        NY       12.71       114.38         5.51          12.71
          Corp.
MTB       M&T Bank Corp.               NY       18.43       247.11        23.09          18.43
NBTB      NBT Bancorp Inc.             NY          NM       177.02        12.97             NM
NFB       North Fork Bancorp.          NY       15.57       395.46        32.97          15.85
SMTB      Smithtown Bancorp Inc.       NY        9.59       249.43        17.71           9.51
STB       State Bancorp Inc.           NY       13.14       170.60        13.28          21.69
STL       Sterling Bancorp             NY       16.22       243.03        20.75          16.22
SUBK      Suffolk Bancorp              NY       17.66       343.26        28.54          17.66
TMP       Tompkins Trustco Inc.        NY       16.00       231.75        21.38          16.00
TRST      TrustCo Bank Corp NY         NY       21.67       449.83        35.95          23.21
UBH       U.S.B. Holding Co.           NY       12.93       203.80        13.51          13.89
WEFN      WebFinancial Corp.           NY          NM        86.88        55.92             NM
BFOH      BancFirst Ohio Corp.         OH       12.81       184.55        14.61          12.81
BLMT      Belmont Bancorp.             OH          NM       168.85        15.90             NM
CNBD      CNBC Bancorp                 OH       12.08       179.01        14.73          13.01
COBI      Combanc Inc.                 OH       26.17       146.59        15.29          26.17
CMOH      Commercial Bancshares Inc.   OH       12.58       133.94        10.66          14.52

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
  CLDB    Cortland Bancorp             OH      OTC BB      20.800    21.930    16.505    26.02     18.25   13.08    111.15     1.01
  CHBH    Crogham Bancshares Inc.      OH      OTC BB      25.500    28.000    20.500    22.09     22.50   20.73    187.39     0.87
  CSBB    CSB Bancorp Inc.             OH      OTC BB      18.500    20.000    13.100    19.35     13.25   12.48    121.97       NA
  DCBF    DCB Financial Corp.          OH      OTC BB      14.650    15.000    11.000    30.22     12.75   11.77    122.53     0.31
  EBLO    Exchange Bancshares Inc.     OH      OTC BB      18.250    21.000    17.000    -0.68     18.00   17.88    181.27     0.50
  FMNB    Farmers National Banc Corp.  OH      OTC BB      11.500    12.000     6.985    59.05     11.50    6.25     54.22     0.54
  FCBQ    FC Banc Corp.                OH      OTC BB      21.000    28.000    18.000   -27.59     18.00   20.49    184.69     0.64
  FITB    Fifth Third Bancorp          OH      NASDAQ      65.030    65.030    47.188    19.05     60.09   13.11    121.90     0.83
  FCZA    First Citizens Banc Corp.    OH      NASDAQ      21.000    24.500    17.000    -3.45     23.50   12.51    123.50     1.25
  FFBC    First Financial Bancorp.     OH      NASDAQ      15.950    17.820    14.438     8.05     16.41    8.25     82.72     0.60
  FMER    FirstMerit Corp.             OH      NASDAQ      27.550    27.940    21.100     6.22     25.30   10.70    119.93     0.94
  GLBK    GLB Bancorp Inc.             OH      NASDAQ       9.600    10.750     7.000    18.15      9.45   12.89     77.86     0.00
  HBAN    Huntington Bancshares Inc.   OH      NASDAQ      18.800    19.140    12.938    23.28     16.19    9.62    113.46     0.68
  KEY     KeyCorp                      OH        NYSE      25.340    28.150    20.750    -5.09     22.90   14.82    190.89     1.19
  KLIB    Killbuck Bancshares Inc.     OH      OTC BB      91.540    95.500    81.000     5.22     91.76   47.89    396.09     1.60
  LCNB    LCNB Corp.                   OH      OTC BB      41.550    43.000    32.500    17.04     40.75   28.08    270.52     1.90
  LNBB    LNB Bancorp Inc.             OH      NASDAQ      21.500    22.600    18.800     4.43     21.80   14.28    150.76     1.02
  MBCN    Middlefield Banc Corp.       OH  Pink Sheet      26.250    28.500    23.250    -4.55     25.20   17.81    173.70     0.74
  NBOH    National Bancshares Corp.    OH      OTC BB      16.800    17.500    15.000     5.00     15.10   13.83     89.97     0.52
  NCC     National City Corp.          OH        NYSE      29.020    32.510    24.500     7.68     28.00   12.15    174.23     1.17
  NBTF    NB&T Financial Group Inc.    OH      OTC BB      21.000    21.000    16.750    18.31     19.00   15.89    209.23     0.84
  OAKF    Oak Hill Financial Inc.      OH      NASDAQ      18.600    19.140    12.500    28.28     15.83   10.70    147.77     0.45
  OHSB    Ohio State Bancshares Inc.   OH      OTC BB      57.500    57.500    55.000     4.55     57.50   42.58    582.05     0.60
  OVBC    Ohio Valley Banc Corp.       OH      NASDAQ      23.860    27.440    21.500    -4.56     23.25   13.42    184.10     0.80
  PRK     Park National Corp.          OH        AMEX      97.700   102.500    75.100    11.98     91.75   33.60    327.78     2.94
  PEBO    Peoples Bancorp Inc.         OH      NASDAQ      20.600    23.200    15.455    29.49     18.95   13.20    168.18     0.59
  PFGI    Provident Financial Group    OH      NASDAQ      24.790    35.090    21.410   -17.37     22.68   18.00    317.98     0.96
          Inc.
  RBNF    Rurban Financial Corp.       OH      NASDAQ      13.100    15.250    11.548    10.04     13.60   11.75    164.09     0.49
  SECD    Second Bancorp Inc.          OH      NASDAQ      24.080    24.080    15.750    60.53     21.85   12.90    168.89     0.68
  SKYF    Sky Financial Group Inc.     OH      NASDAQ      20.740    20.810    16.438    16.85     19.56    7.92    112.65     0.75
  TSEO    Tri-State 1st Bank Inc.      OH      OTC BB      22.300    24.773    20.000    -1.88     20.14   12.27    108.64     0.25
  UNBO    UNB Corp.                    OH      NASDAQ      18.550    19.980    14.100    24.71     17.24    8.18    105.06     0.50
  UBCP    United Bancorp Inc.          OH      NASDAQ      13.000    14.000     9.333    26.98     14.00    9.75    109.19     0.51
  UBOH    United Bancshares Inc.       OH      NASDAQ      10.000    10.340     7.625     8.11      9.50    9.65    105.13     0.44

                                                                 PRICING RATIOS
                                            ---------------------------------------------------
                                              Price/       Price/       Price/       Price/Core
                                             Earnings    Bk. Value      Assets        Earnings
                                               (X)          (%)           (%)            (X)
                                             --------    ---------      ------        --------
CLDB      Cortland Bancorp             OH      14.86       159.02        18.71          14.05
CHBH      Crogham Bancshares Inc.      OH      14.17       123.01        13.61          11.81
CSBB      CSB Bancorp Inc.             OH         NM       148.24        15.17           6.61
DCBF      DCB Financial Corp.          OH      15.92       124.47        11.96          15.92
EBLO      Exchange Bancshares Inc.     OH      12.33       102.07        10.07          12.33
FMNB      Farmers National Banc Corp.  OH      20.54       184.00        21.21          20.54
FCBQ      FC Banc Corp.                OH       8.90       102.49        11.37          15.00
FITB      Fifth Third Bancorp          OH      25.01       496.03        53.35          25.81
FCZA      First Citizens Banc Corp.    OH      14.58       167.87        17.00          14.19
FFBC      First Financial Bancorp.     OH      24.92       193.33        19.28          18.99
FMER      FirstMerit Corp.             OH         NM       257.48        22.97          21.52
GLBK      GLB Bancorp Inc.             OH      26.67        74.48        12.33          26.67
HBAN      Huntington Bancshares Inc.   OH      18.08       195.43        16.57          15.67
KEY       KeyCorp                      OH         NM       170.99        13.27             NM
KLIB      Killbuck Bancshares Inc.     OH      22.44       191.15        23.11          22.44
LCNB      LCNB Corp.                   OH      10.39       147.97        15.36          10.39
LNBB      LNB Bancorp Inc.             OH      10.54       150.56        14.26          11.20
MBCN      Middlefield Banc Corp.       OH      10.94       147.39        15.11          12.15
NBOH      National Bancshares Corp.    OH      14.00       121.48        18.67          15.00
NCC       National City Corp.          OH      12.73       238.85        16.66          13.19
NBTF      NB&T Financial Group Inc.    OH       9.91       132.16        10.04           9.72
OAKF      Oak Hill Financial Inc.      OH      10.33       173.83        12.59          10.11
OHSB      Ohio State Bancshares Inc.   OH      12.61       135.04         9.88          13.07
OVBC      Ohio Valley Banc Corp.       OH      14.55       177.79        12.96          14.55
PRK       Park National Corp.          OH      18.23       290.77        29.81          18.23
PEBO      Peoples Bancorp Inc.         OH      10.51       156.06        12.25          12.56
PFGI      Provident Financial Group    OH         NM       137.72         7.80             NM
          Inc.
RBNF      Rurban Financial Corp.       OH      14.24       111.49         7.98          17.24
SECD      Second Bancorp Inc.          OH      14.00       186.67        14.26          13.38
SKYF      Sky Financial Group Inc.     OH      13.29       261.87        18.41          13.29
TSEO      Tri-State 1st Bank Inc.      OH      23.23       181.74        20.53          34.84
UNBO      UNB Corp.                    OH      12.88       226.77        17.66          12.20
UBCP      United Bancorp Inc.          OH      13.54       133.33        11.91          13.54
UBOH      United Bancshares Inc.       OH       8.93       103.63         9.51           7.58

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
WNNB    Wayne Bancorp Inc.           OH       NASDAQ       22.010    25.714    19.167    11.38     23.00   13.27    130.70     0.67
BANF    BancFirst Corp.              OK       NASDAQ       36.900    43.250    33.750    -4.16     34.81   27.02    333.78     0.72
BOKF    BOK Financial Corp.          OK       NASDAQ       32.250    32.750    21.117    44.42     31.60   16.18    217.41     0.00
LFIN    Local Financial Corp.        OK       NASDAQ       15.660    15.660    12.000    21.63     12.82    8.52    146.88     0.00
OKSB    Southwest Bancorp Inc.       OK       NASDAQ       19.990    19.990    14.083    39.87     17.99   14.93    213.39     0.32
AMPB    American Pacific Bank        OR       NASDAQ        3.390     3.700     2.790     4.31      2.90    4.47     51.05     0.00
BKAO    Bank of Astoria              OR       OTC BB       10.000    12.000     9.350     8.11     10.50    5.45     55.48     0.50
BKNW    Bank of the Northwest        OR       NASDAQ       17.250    18.000    11.364    43.21     16.25    9.40    124.46     0.00
CACB    Cascade Bancorp              OR       NASDAQ       17.320    17.320    11.042    43.34     15.00    5.03     59.16     0.33
CEBC    Centennial Bancorp           OR       NASDAQ        8.100     8.648     6.349    25.34      6.83    3.99     32.75     0.09
CBBO    Columbia Bancorp             OR       NASDAQ       10.681    11.250     7.500    36.72      9.46    5.78     60.05     0.32
OPBC    Oregon Pacific Banking Co.   OR       OTC BB        5.500     5.900     4.550    15.79      5.25    3.42     39.43     0.74
PCBK    Pacific Continental Corp.    OR       NASDAQ       11.000    13.250     8.977     6.37     11.73    7.03     61.10     0.36
PRWT    PremierWest Bancorp          OR       OTC BB        5.950     6.150     4.286    24.95      4.85    4.06     45.03     0.00
UMPQ    Umpqua Holdings Corp.        OR       NASDAQ       14.440    14.440     9.400    45.31     12.66    6.78     71.60     0.16
WCBO    West Coast Bancorp           OR       NASDAQ       14.470    14.470     9.938    40.32     14.00    8.04     89.59     0.28
ACNB    ACNB Corp.                   PA       OTC BB       17.200    19.000    15.550     7.50     18.20   11.92    107.19     0.88
ASRV    AmeriServ Financial Inc.     PA       NASDAQ        4.580     5.900     3.875    12.74      4.53    5.83     87.88     0.36
BMTC    Bryn Mawr Bank Corp.         PA       NASDAQ       32.320    32.320    23.938    29.93     28.45   13.26    110.32     0.73
CCFN    CCFNB Bancorp Inc.           PA       OTC BB       21.500    24.000    16.500    30.30     23.10   19.63    158.91     0.60
CVAL    Chester Valley Bancorp Inc.  PA       NASDAQ       15.220    20.952    12.095    -6.68     14.10    9.65    122.98     0.38
CZNC    Citizens & Northern Corp.    PA       OTC BB       28.000    28.500    19.802    40.52     24.90   17.62    158.36     1.05
CZFS    Citizens Financial Services  PA       OTC BB       15.750    15.900    12.005    29.86     13.50   11.93    150.43     0.65
CCNE    CNB Financial Corp.          PA       NASDAQ       23.250    24.000    16.250    33.81     22.51   15.08    162.86     0.95
CVLY    Codorus Valley Bancorp Inc.  PA       NASDAQ       13.500    17.143    13.500   -21.25     14.45   11.45    128.87     0.47
CCBP    Comm Bancorp Inc.            PA       NASDAQ       31.500    32.000    25.000    26.00     32.00   20.67    232.91     0.76
CNAF    Commercial National          PA       NASDAQ       18.200    19.000    14.610    17.42     18.10   13.42    100.12     0.82
        Financial
CTY     Community Banks Inc.         PA         AMEX       25.150    29.850    19.762    28.50     25.96   12.57    170.61     0.68
DIMC    Dimeco Inc.                  PA       OTC BB       35.600    40.000    29.625    17.69     35.45   28.87    325.01     1.45
DNBF    DNB Financial Corp.          PA       OTC BB       21.000    22.000    14.048    57.50     18.67   14.25    213.59     0.50
EPEN    East Penn Bank               PA       NASDAQ        5.000     7.500     4.300   -31.03      5.80    2.51     35.34     0.05
EMCF    Emclaire Financial Corp.     PA       OTC BB       17.000    17.750    12.000    19.30     17.30   15.88    154.89     0.72
EPNB    Ephrata National Bank        PA       OTC BB       22.750    22.750    20.450     2.82     21.00   18.42    149.67     0.78
FDBC    Fidelity D & D Bancorp Inc.  PA       OTC BB       37.000    37.750    35.500     0.68     37.75   22.96    323.06     0.80

                                                                PRICING RATIOS
                                            ---------------------------------------------------
                                              Price/       Price/       Price/       Price/Core
                                             Earnings    Bk. Value      Assets        Earnings
                                                (X)         (%)           (%)            (X)
                                             --------    ---------      ------        --------
WNNB    Wayne Bancorp Inc.           OH        10.79       165.86        16.84          10.79
BANF    BancFirst Corp.              OK        11.11       136.57        11.06          10.85
BOKF    BOK Financial Corp.          OK        15.50       199.32        14.83          13.44
LFIN    Local Financial Corp.        OK        14.50       183.80        10.66          11.19
OKSB    Southwest Bancorp Inc.       OK         9.80       133.89         9.37           9.80
AMPB    American Pacific Bank        OR         5.65        75.84         6.64          14.13
BKAO    Bank of Astoria              OR        10.87       183.49        18.03          11.36
BKNW    Bank of the Northwest        OR        13.48       183.51        13.86          13.48
CACB    Cascade Bancorp              OR        15.46       344.33        29.28          15.46
CEBC    Centennial Bancorp           OR        13.50       203.01        24.74          13.50
CBBO    Columbia Bancorp             OR        10.68       184.79        17.79          10.68
OPBC    Oregon Pacific Bankina Co.   OR        10.58       160.82        13.95          10.58
PCBK    Pacific Continental Corp.    OR        10.19       156.47        18.00          11.46
PRWT    PremierWest Bancorp          OR       148.75       146.55        13.21          49.58
UMPQ    Umpqua Holdings Corp.        OR           NM       212.98        20.17          22.56
WCBO    West Coast Bancorp           OR        13.91       179.98        16.15          13.91
ACNB    ACNB Corp.                   PA        11.03       144.30        16.05          11.03
ASRV    AmeriServ Financial Inc.     PA        38.17        78.56         5.21             NM
BMTC    Bryn Mawr Bank Corp.         PA        15.54       243.74        29.30          15.54
CCFN    CCFNB Bancorp Inc.           PA        16.29       109.53        13.53          17.34
OVAL    Chester Valley Bancorp Inc.  PA        11.19       157.72        12.38          11.89
CZNC    Citizens & Northern Corp.    PA        11.67       158.91        17.68          12.07
CZFS    Citizens Financial Services  PA        10.64       132.02        10.47          11.58
CCNE    CNB Financial Corp.          PA        11.18       154.18        14.28          11.40
CVLY    Codorus Valley Bancorp Inc.  PA        11.25       117.90        10.48          11.25
CCBP    Comm Bancorp Inc.            PA        11.58       152.39        13.52          11.58
CNAF    Commercial National          PA        10.34       135.62        18.18          10.34
        Financial
CTY     Community Banks Inc.         PA        12.83       200.08        14.74          13.10
DIMC    Dimeco Inc.                  PA         9.18       123.31        10.95           9.18
DNBF    DNB Financial Corp.          PA        10.71       147.37         9.83          16.41
EPEN    East Penn Bank               PA        17.86       199.20        14.15          17.86
EMCF    Emclaire Financial Corp.     PA        14.17       107.05        10.98          11.49
EPNB    Ephrata National Bank        PA        11.38       123.51        15.20          11.38
FDBC    Fidelity D & D Bancorp Inc.  PA        18.14       161.15        11.45          19.27

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
FCEC      First Chester County Corp.   PA      OTC BB      15.500    17.500    15.020    -3.13     15.15    9.91    132.14     0.52
FTCG      First Colonial Group Inc.    PA      NASDAQ      21.250    25.000    14.048    41.67     20.00   16.96    223.27     0.75
FCF       First Commonwealth Financial PA        NYSE      13.000    15.000     9.750    32.65     11.55    6.33     78.42     0.59
FKYS      First Keystone Corp.         PA      OTC BB      21.250    26.500    13.500    34.92     20.00   14.01    138.85     0.81
FLPB      First Leesport Bancorp Inc.  PA      NASDAQ      15.050    16.750    13.500    -5.20     14.25   14.69    163.51     0.60
FNCB      First National Community     PA      OTC BB      33.000    36.000    28.750    14.78     32.00   20.46    264.82     1.01
          Bncp
FNBBD     FNB Financial Corp.          PA      OTC BB      23.000    24.500    20.000    -6.12     23.00   16.66    160.67     0.36
FRAF      Franklin Financial Services  PA      OTC BB      24.850    25.500    16.750    47.81     24.50   16.78    183.17     0.88
FULB      Fulton Bancshares Corp.      PA      OTC BB      33.250    34.000    28.000    -2.21     33.50   30.72    308.05     0.95
FULT      Fulton Financial Corp.       PA      NASDAQ      23.430    23.430    18.333    14.43     21.39    9.82     94.06     0.68
GRGN      Grange National Banc Corp.   PA      OTC BB      38.850    42.000    29.000    14.26     39.00   26.92    269.03     1.02
HNBC      Harleysville National Corp.  PA      NASDAQ      23.040    25.930    18.063    27.56     23.99   10.20    120.82     0.67
IBTB      IBT Bancorp Inc.             PA      OTC BB      29.150    30.000    21.000    35.98     28.25   16.71    177.39     1.08
JUVF      Juniata Valley Financial     PA      OTC BB      28.500    29.200    22.955    21.75     28.25   19.32    149.26     0.80
          Corp.
MADB      Madison Bancshares Group     PA      NASDAQ       6.400     8.330     3.950    -6.06      6.00    5.36     87.82     0.00
          Ltd.
MBNK      Main Street Bancorp Inc.     PA      NASDAQ      16.350    16.350     9.188    81.67     15.15    8.96    145.77     0.20
MEL       Mellon Financial Corp.       PA        NYSE      36.360    46.900    30.250   -21.81     37.39    7.80     76.95     0.72
MBP       Mid Penn Bancorp Inc.        PA        AMEX      18.900    19.250    15.750    20.92     18.65   10.47    106.62     0.80
NPBC      National Penn Bancshares     PA      NASDAQ      22.540    24.272    18.699     3.18     23.46    9.82    136.87     0.84
          Inc.
NEFB      Neffs Bancorp Inc.           PA  Pink Sheet     188.500   205.000   185.000    -0.79    186.00  153.88    760.24     2.20
NWFL      Norwood Financial Corp.      PA      NASDAQ      25.800    27.100    18.750    34.90     26.30   20.05    197.59     0.82
NSDB      NSD Bancorp Inc.             PA      NASDAQ      21.100    22.570    15.238    31.29     19.60   12.42    157.07     0.78
OMEF      Omega Financial Corp.        PA      NASDAQ      31.890    33.240    26.000    20.91     31.15   18.65    140.92     1.09
ORRF      Orrstown Financial Services  PA      OTC BB      41.000    44.760    35.000    11.82     40.00   13.10    157.12     0.60
PBIX      Patriot Bank Corp.           PA      NASDAQ      12.500    13.000     7.375    69.49     10.50   10.56    159.83     0.38
PRFS      PennRock Financial Services  PA      NASDAQ      23.240    23.240    13.929    64.05     21.00   12.43    150.46     0.76
PWOD      Penns Woods Bancorp Inc.     PA      NASDAQ      33.050    35.000    27.250    10.17     33.00   18.24    134.81     1.24
COBH      Pennsylvania Commerce        PA      NASDAQ      40.090    40.350    29.048    31.55     34.29   16.77    323.90     0.00
          Bancorp
PFNS      Penseco Financial Services   PA      OTC BB      29.500    30.000    22.800    23.56     29.50   25.44    224.65     1.30
PPFN      Peoples Financial Corp.      PA      OTC BB      37.000    42.250    32.400     1.37     39.90   24.43    193.16     0.78
PFIS      Peoples Financial Services   PA  Pink Sheet      27.250    27.250    20.000    10.10     26.00   15.95    146.76     0.76
PPFR      Peoples First Inc.           PA      OTC BB      22.150    22.750    19.250    13.59     21.00   14.44    114.98     0.49
PNC       PNC Financial Services Group PA        NYSE      55.700    71.100    52.420   -20.43     57.95   23.28    253.41     1.92
PPA       Premier Bancorp Inc.         PA        AMEX       9.240    10.210     6.500    36.69     10.00    6.05    138.97     0.00


                                                                 PRICING RATIOS
                                               ---------------------------------------------------
                                                 Price/       Price/       Price/       Price/Core
                                                Earnings    Bk. Value      Assets        Earnings
                                                   (X)         (%)          (%)             (X)
                                                --------    ---------      ------        --------
FCEC      First Chester County Corp.   PA         32.29       156.41        11.73          35.23
FTCG      First Colonial Group Inc.    PA         12.07       125.29         9.52          18.97
FCF       First Commonwealth Financial PA         14.13       205.37        16.58          14.13
FKYS      First Keystone Corp.         PA          9.49       151.68        15.30          10.22
FLPB      First Leesport Bancorp Inc.  PA          8.96       102.45         9.20           8.96
FNCB      First National Community     PA         15.87       161.29        12.46          19.19
          Bncp
FNBBD     FNB Financial Corp.          PA         17.42       138.06        14.32          17.42
FRAF      Franklin Financial Services  PA         11.30       148.09        13.57          12.94
FULB      Fulton Bancshares Corp.      PA         11.39       108.24        10.79          11.39
FULT      Fulton Financial Corp.       PA         15.83       238.59        24.91          16.27
GRGN      Grange National Banc Corp.   PA         11.56       144.32        14.44          11.84
HNBC      Harleysville National Corp.  PA         14.40       225.88        19.07          15.16
IBTB      IBT Bancorp Inc.             PA         11.95       174.45        16.43          11.57
JUVF      Juniata Valley Financial     PA         15.16       147.52        19.09          15.16
          Corp.
MADB      Madison Bancshares Group     PA            NM       119.40         7.29             NM
          Ltd.
MBNK      Main Street Bancorp Inc.     PA         17.03       182.48        11.22          13.63
MEL       Mellon Financial Corp.       PA          5.35       466.15        47.25             NM
MBP       Mid Penn Bancorp Inc.        PA         12.12       180.52        17.73          13.50
NPBC      National Penn Bancshares     PA         13.10       229.53        16.47          12.52
          Inc.
NEFB      Neffs Bancorp Inc.           PA         14.87       122.50        24.79          14.91
NWFL      Norwood Financial Corp.      PA          9.77       128.68        13.06          10.24
NSDB      NSD Bancorp Inc.             PA         11.99       169.89        13.43          12.27
OMEF      Omega Financial Corp.        PA         14.24       170.99        22.63          14.50
ORRF      Orrstown Financial Services  PA         18.98       312.98        26.09          18.98
PBIX      Patriot Bank Corp.           PA         11.57       118.37         7.82          12.02
PRFS      PennRock Financial Services  PA         12.10       186.97        15.45          11.62
PWOD      Penns Woods Bancorp Inc.     PA            NA       181.20        24.52          13.77
COBH      Pennsylvania Commerce        PA         16.43       239.06        12.38          16.43
          Bancorp
PFNS      Penseco Financial Services   PA         11.90       115.96        13.13          11.90
PPFN      Peoples Financial Corp.      PA         11.56       151.45        19.15          12.85
PFIS      Peoples Financial Services   PA            NA       170.85        18.57          11.17
PPFR      Peoples First Inc.           PA         15.82       153.39        19.26          15.82
PNC       PNC Financial Services Group PA            NM       239.26        21.98          16.98
PPA       Premier Bancorp Inc.         PA         11.00       152.73         6.65          11.00

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
PSBI      PSB Bancorp Inc.             PA     NASDAQ        6.802     7.000     4.188    55.47      5.80    8.99    101.51     0.00
QNBC      QNB Corp.                    PA     OTC BB       34.000    34.500    26.667    23.10     33.00   22.92    293.73     1.11
FRBK      Republic First Bancorp       PA     NASDAQ        5.600     5.970     4.820     7.95      5.21    7.58    105.50     0.00
          Inc.
RBPAA     Royal Bancshares of PA       PA     NASDAQ       20.400    21.500    12.972    51.75     16.98    9.42     84.24     0.81
STBA      S&T Bancorp Inc.             PA     NASDAQ       24.560    27.000    20.359     9.16     23.87   11.01     88.49     0.92
SRCK      Slippery Rock Financial      PA     OTC BB       14.750    18.000    12.125     7.27     16.75   10.93    116.97     0.57
          Corp.
SLFI      Sterling Financial Corp.     PA     NASDAQ       24.160    25.300    17.125    35.11     24.32   12.16    149.14     0.78
SUBI      Sun Bancorp Inc.             PA     NASDAQ       16.900    17.500    14.750    11.74     15.85   10.85    128.92     0.60
SUSQ      Susquehanna Bancshares       PA     NASDAQ       23.350    23.350    16.375    30.63     20.12   12.54    128.38     0.78
          Inc.
TRBC      Three Rivers Bancorp Inc.    PA     NASDAQ       11.950    14.300     8.375    38.55     12.20    9.66    119.97     0.48
TOBC      Tower Bancorp Inc.           PA     OTC BB       25.000    25.200    19.500    21.95     24.00   16.58    136.03     1.12
UNNF      Union National Financial     PA     OTC BB       15.500    15.500    11.750    22.17     13.50    9.86    118.75     0.45
          Corp.
UVSP      Univest Corp. of             PA     OTC BB       35.300    35.450    24.000    48.63     35.00   17.35    174.46     0.86
          Pennsylvania
DORL      Doral Financial Corp.        PR     NASDAQ       34.750    39.380    23.688    21.66     32.43   12.95    133.32     0.53
FBP       First BanCorp                PR       NYSE       28.300    30.000    19.500    20.43     29.25   12.59    308.50     0.52
OFG       Oriental Financial           PR       NYSE       22.000    22.450    12.750    58.62     19.06    7.92    187.67     0.60
          Group Inc.
BPOP      Popular Inc.                 PR     NASDAQ       29.520    36.260    26.672     7.84     28.67   15.93    225.37     0.80
RGFC      R & G Financial Corp.        PR     NASDAQ       21.200    21.200    14.563    30.46     17.50   10.07    149.41     0.28
SBP       Santander BanCorp            PR       NYSE       19.820    20.250    18.600     3.77     19.54   13.37    194.47     0.44
WHI       W Holding Co.                PR       NYSE       17.150    17.150    10.500    43.66     15.46    5.00    141.88     0.26
BARI      Bancorp Rhode Island Inc.    RI     NASDAQ       21.550    21.648    14.563    46.10     17.48   15.74    229.72     0.49
FTFN      First Financial Corp.        RI     NASDAQ       32.200    32.200    13.375   136.33     31.05   13.64    152.58     0.60
WASH      Washington Trust Bancorp     RI     NASDAQ       19.250    22.250    15.250    26.23     18.56    8.15    113.41     0.52
          Inc.
BKSC      Bank of South Carolina       SC     NASDAQ       13.750    17.000    12.750     3.77     13.00    7.53     61.67     0.44
          Corp.
BFNB      Beach First National Bcshs   SC     OTC BB       10.200    12.000    10.000   -15.00     10.00    9.97     61.28     0.00
CBCO      Coastal Banking Co.          SC     OTC BB        7.660     9.000     6.300    -9.88      7.00    8.74     40.97     0.00
SCB       Community Bankshares         SC       AMEX       14.320    14.320    10.200    36.38     12.11    8.35     96.55     0.29
          Inc.
CYL       Community Capital Corp       SC       AMEX       11.850    12.000     7.714    45.53     10.40   11.65    101.08     0.09
FCBN      First Citizens Bancorp.      SC     OTC BB      301.000   301.000   250.000     9.45    292.00  281.38  3,749.05     0.50
          of SC
FCCO      First Community Corp.        SC     OTC BB       12.000    12.952     9.680     7.69     10.00   10.46     95.91     0.00
FNSC      First National Bancshares    SC Pink Sheet       10.910    12.000    10.000     1.49     10.80    8.96     68.58     0.00
          Inc.
FNC       First National Corp.         SC       AMEX       22.450    22.500    15.200    28.29     19.45   13.21    150.22     0.58
FNBC      FNB Bancshares Inc.          SC     OTC BB       10.250    15.000     7.300     2.50     13.40   10.61     83.13     0.00
GVBK      Greenville First             SC     OTC BB       10.500    12.000     8.500    13.51     11.17    8.27     88.80     0.00
          Bancshares


                                                                  PRICING RATIOS
                                              ---------------------------------------------------
                                                Price/       Price/       Price/       Price/Core
                                               Earnings    Bk. Value      Assets        Earnings
                                                 (X)          (%)           (%)           (X)
                                               --------    ---------      ------        --------
PSBI      PSB Bancorp Inc.             PA         6.80        75.66         6.70           6.80
QNBC      QNB Corp.                    PA        12.50       148.34        11.58          10.49
FRBK      Republic First Bancorp       PA       140.00        73.88         5.31         140.00
          Inc.
RBPAA     Royal Bancshares of PA       PA        13.08       216.56        24.22          16.45
STBA      S&T Bancorp Inc.             PA        13.95       223.07        27.76          15.35
SRCK      Slippery Rock Financial      PA        11.17       134.95        12.61          11.17
          Corp.
SLFI      Sterling Financial Corp.     PA        14.38       198.68        16.20          14.73
SUBI      Sun Bancorp Inc.             PA         7.68       155.76        13.11          38.41
SUSQ      Susquehanna Bancshares       PA        15.78       186.20        18.19          16.22
          Inc.
TRBC      Three Rivers Bancorp Inc.    PA        11.06       123.71         9.96          11.95
TOBC      Tower Bancorp Inc.           PA         9.19       150.78        18.38          15.24
UNNF      Union National Financial     PA        16.15       157.20        13.05          16.85
          Corp.
UVSP      Univest Corp. of             PA        12.26       203.46        20.23          12.98
          Pennsylvania
DORL      Doral Financial Corp.        PR        10.47       268.34        26.06          12.07
FBP       First BanCorp                PR         9.96       224.78         9.17           9.96
OFG       Oriental Financial           PR         7.33       277.78        11.72           8.73
          Group Inc.
BPOP      Popular Inc.                 PR        13.67       185.31        13.10          13.67
RGFC      R & G Financial Corp.        PR         9.64       210.53        14.19          10.19
SBP       Santander BanCorp            PR        29.15       148.24        10.19          24.78
WHI       W Holding Co.                PR        13.83       343.00        12.09          13.83
BARI      Bancorp Rhode Island Inc.    RI        13.14       136.91         9.38          13.14
FTFN      First Financial Corp.        RI           NM       236.07        21.10             NM
WASH      Washington Trust Bancorp     RI        13.75       236.20        16.97          14.58
          Inc.
BKSC      Bank of South Carolina       SC        21.48       182.60        22.30          21.48
          Corp.
BFNB      Beach First National Bcshs   SC        12.75       102.31        16.65          12.75
CBCO      Coastal Banking Co.          SC           NA        87.64        18.69          95.75
SCB       Community Bankshares         SC        10.53       171.50        14.83          10.53
          Inc.
CYL       Community Capital Corp       SC        17.43       101.72        11.72          17.43
FCBN      First Citizens Bancorp.      SC         8.27       106.97         8.03           8.87
          of SC
FCCO      First Community Corp.        SC        13.64       114.72        12.51          15.79
FNSC      First National Bancshares    SC           NM       121.76        15.91             NM
          Inc.
FNC       First National Corp.         SC        13.05       169.95        14.95          12.76
FNBC      FNB Bancshares Inc.          SC        16.02        96.61        12.33          16.02
GVBK      Greenville First             SC           NM       126.96        11.82             NM
          Bancshares

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
GRBS      Greer Bancshares Inc.        SC   Pink Sheet     27.500    28.250    17.500    57.14     27.00   10.18    114.21     0.00
NCBS      New Commerce BanCorp         SC       OTC BB      7.750     9.750     6.000    19.23      6.65    8.93     52.69     0.00
PBCE      Peoples Bancorporation Inc.  SC       OTC BB     17.250    17.250    14.391    11.46     15.24    8.58     93.74     0.18
PPLM      People's Cmnty Capital Corp  SC       OTC BB     13.000    13.500     8.333    63.80     12.38   10.03     84.19     0.00
RHBT      RHBT Financial Corp.         SC       NASDAQ     13.500    14.000    10.500     1.89     10.68   11.17    135.07     0.00
TSFG      South Financial Group Inc.   SC       NASDAQ     19.550    19.950    13.375    36.00     16.18   11.11    146.24     0.46
SOCB      Southcoast Financial Corp.   SC       OTC BB      9.760    11.000     8.000    17.65      9.75    9.65    103.91     0.00
SUMM      Summit Financial Corp.       SC       NASDAQ     11.300    11.750     8.571    21.69     10.50    6.49     72.00     0.00
SNBA      Sun Bancshares Inc.          SC       OTC BB      7.300    10.000     7.000   -27.00      8.00    7.82     33.88     0.00
CFGI      Community Financial Group    TN       NASDAQ     15.540    16.000    13.125    18.40     15.35   12.61    156.15     0.68
          Inc.
CBBP      Cumberland Bancorp Inc.      TN   Pink Sheet      3.750     4.900     3.250   -16.67      3.70    2.90     49.75     0.08
FTN       First Tennessee National     TN         NYSE     35.190    37.250    28.800    13.08     35.98   11.66    163.80     0.94
          Corp.
FNFN      Franklin Financial Corp.     TN       NASDAQ     19.000    19.000    10.000    76.74     15.00    4.63     87.35     0.21
NCF       National Commerce Finl Corp. TN         NYSE     26.960    27.050    22.000     4.45     24.00   11.97     93.99     0.58
PNFP      Pinnacle Financial Partners  TN       OTC BB      9.950    10.750     6.050    37.24      8.05    7.22     56.30     0.00
UPC       Union Planters Corp.         TN         NYSE     47.030    47.030    34.700    25.25     43.41   23.34    241.60     2.00
CFR       Cullen/Frost Bankers Inc.    TX         NYSE     34.600    39.490    23.840    -3.03     28.15   11.58    162.97     0.86
FFIN      First Financial Bankshares   TX       NASDAQ     32.640    32.910    25.150    25.78     28.49   17.32    156.46     1.20
GNTY      Guaranty Bancshares Inc.     TX       NASDAQ     12.750    14.100    10.688    19.30     11.84   10.59    153.28     0.28
IBOC      International Bancshares     TX       NASDAQ     44.000    44.450    28.600    50.68     37.40   18.46    218.91     0.80
          Corp.
MCBI      MetroCorp Bancshares Inc.    TX       NASDAQ     11.450    11.860     9.750    11.71     11.72    9.29    105.76     0.24
PRSP      Prosperity Bancshares Inc.   TX       NASDAQ     29.000    29.000    19.000    30.34     25.03   10.95    155.74     0.41
SBSI      Southside Bancshares Inc.    TX       NASDAQ     13.850    13.850     8.571    61.58     12.30    8.79    163.47     0.25
SWBT      Southwest Bancorp. of Texas  TX       NASDAQ     31.000    35.313    24.810   -13.89     27.25   10.99    133.66     0.00
SBIB      Sterling Bancshares Inc.     TX       NASDAQ     13.660    16.147    10.833    14.23     11.63    4.96     63.54     0.15
SBIT      Summit Bancshares Inc.       TX       NASDAQ     19.850    20.500    17.350     2.45     18.33    9.67    101.54     0.45
SRYP      Surety Capital Corp.         TX   Pink Sheet      0.420     0.600     0.260   -23.64      0.32    1.06     13.31     0.00
TRBS      Texas Regional Bancshares    TX       NASDAQ     40.000    40.290    31.450    11.89     37.29   16.34    159.57     0.60
          Inc.
ZION      Zions Bancorp.               UT       NASDAQ     52.920    59.760    42.450    -8.07     48.28   24.74    263.58     0.80
AFBK      Albemarle First Bank         VA       NASDAQ      9.250    10.250     7.600    10.04     10.25    9.01    115.61     0.00
AMNB      American National Bankshares VA       NASDAQ     20.320    20.320    16.500    24.09     18.15   11.23     98.40     0.68
BOTJ      Bank of the James            VA       OTC BB     13.750    15.000    10.500    22.22     11.25    9.50     76.05     0.00
BAYK      Bay Banks of Virginia Inc.   VA   Pink Sheet     32.000    35.250    30.500    -5.88     32.50   19.70    202.86     0.69
BMRB      Benchmark Bankshares Inc.    VA       OTC BB     10.500    11.000     8.500    16.67     10.00    7.99     78.43     0.36

                                                                  PRICING RATIOS
                                               ---------------------------------------------------
                                                 Price/       Price/       Price/       Price/Core
                                                Earnings    Bk. Value      Assets        Earnings
                                                   (X)         (%)           (%)           (X)
                                                --------    ---------      ------        --------
GRBS      Greer Bancshares Inc.        SC         19.10       270.14        24.08          19.10
NCBS      New Commerce BanCorp         SC            NM        86.79        14.71             NM
PBCE      Peoples Bancorporation Inc.  SC         17.25       201.05        18.40          17.25
PPLM      People's Cmnty Capital Corp  SC         18.06       129.61        15.44          18.06
RHBT      RHBT Financial Corp.         SC          1.89       120.86         9.99           1.89
TSFG      South Financial Group Inc.   SC         16.29       175.97        13.37          17.46
SOCB      Southcoast Financial Corp.   SC         13.56       101.14         9.39          13.56
SUMM      Summit Financial Corp.       SC         16.62       174.11        15.69          17.66
SNBA      Sun Bancshares Inc.          SC            NM        93.35        21.55             NM
CFGI      Community Financial Group    TN         16.19       123.24         9.95          16.19
          Inc.
CBBP      Cumberland Bancorp Inc.      TN            NM       129.31         7.54             NM
FTN       First Tennessee National     TN         12.94       301.80        21.48          12.75
          Corp.
FNFN      Franklin Financial Corp.     TN         21.59       410.37        21.75          23.75
NCF       National Commerce Finl Corp. TN         23.24       225.23        28.68          21.74
PNFP      Pinnacle Financial Partners  TN            NM       137.81        17.67             NM
UPC       Union Planters Corp.         TN         14.17       201.50        19.47          17.55
CFR       Cullen/Frost Bankers Inc.    TX         34.60       298.79        21.23          17.30
FFIN      First Financial Bankshares   TX         13.38       188.45        20.86          13.38
GNTY      Guaranty Bancshares Inc.     TX          9.38       120.40         8.32             NM
IBOC      International Bancshares     TX         14.47       238.35        20.10          13.75
          Corp.
MCBI      MetroCorp Bancshares Inc.    TX         19.08       123.25        10.83          19.08
PRSP      Prosperity Bancshares Inc.   TX         15.10       264.84        18.62          15.10
SBSI      Southside Bancshares Inc.    TX          8.66       157.57         8.47          10.82
SWBT      Southwest Bancorp. of Texas  TX         18.90       282.07        23.19          18.90
SBIB      Sterling Bancshares Inc.     TX         18.97       275.40        21.50          17.97
SBIT      Summit Bancshares Inc.       TX         16.01       205.27        19.55          16.01
SRYP      Surety Capital Corp.         TX            NM        39.62         3.16             NM
TRBS      Texas Regional Bancshares    TX         15.87       244.80        25.07          16.39
          Inc.
ZION      Zions Bancorp.               UT         16.96       213.90        20.08          16.75
AFBK      Albemarle First Bank         VA         38.54       102.66         8.00          38.54
AMNB      American National Bankshares VA         12.70       180.94        20.65          12.70
BOTJ      Bank of the James            VA          9.55       144.74        18.08          26.44
BAYK      Bay Banks of Virginia Inc.   VA         17.02       162.44        15.77          17.02
BMRB      Benchmark Bankshares Inc.    VA         11.93       131.41        13.39          11.93

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
 BSXT     BOE Financial Services of    VA       NASDAQ     18.800    19.220    13.000    31.93     16.50   16.22    184.97     0.50
          VA
 CFFI     C&F Financial Corp.          VA       NASDAQ     20.675    21.200    14.750    34.47     19.00   12.69    114.60     0.59
 CDBK     Cardinal Bankshares Corp.    VA       OTC BB     15.600    17.000    13.000    17.00     15.75   14.08    115.80     0.42
 CFNL     Cardinal Financial Corp.     VA       NASDAQ      3.700     6.640     3.700   -21.07      6.40    3.21     65.02     0.00
 CVBK     Central Virginia Bankshares  VA       NASDAQ     11.900    13.950     9.375    19.00     11.50   10.69    128.49     0.33
 CPKF     Chesapeake Financial Shares  VA       OTC BB     21.000    22.250    14.750    35.48     20.25   16.32    187.51     0.46
 CNBY     CNB Holdings Inc.            VA   Pink Sheet      5.000     7.500     5.000   -33.33      6.25    7.83     56.97     0.00
 CWBV     CommonWealth Bank            VA       OTC BB     14.625    14.625     8.250    77.27     13.75   12.41    145.95     0.00
 CWBS     Commonwealth Bankshares      VA       NASDAQ      7.380     7.700     4.900     5.43      7.20    8.00    135.59     0.14
          Inc.
 CBNV     Community Bank of N.         VA       NASDAQ     12.000    12.500     6.750    43.28     11.60    4.15     71.12     0.19
          Virginia
 EVBS     Eastern Virginia Bankshares  VA       NASDAQ     16.000    17.700    13.870     9.40     14.00    9.67     95.34     0.52
 FMBM     F & M Bank Corp.             VA       OTC BB     21.500    24.500    17.000   -11.34     18.00   11.52    111.13     0.63
 FBSS     Fauquier Bankshares Inc.     VA       NASDAQ     26.230    26.250    16.125    61.42     24.85   14.42    170.21     0.75
 FCRV     First Capital Bank           VA       OTC BB      8.250    10.500     6.700    17.86      7.80    8.09     72.99     0.00
 FCBC     First Community Bcshs Inc.   VA       NASDAQ     26.600    30.909    16.250    57.10     26.32   13.39    148.77     0.89
 FXNC     First National Corp.         VA       OTC BB     33.500    34.000    24.000    36.73     33.10   27.16    305.11     1.32
 FVB      First Virginia Banks Inc.    VA         NYSE     53.000    53.000    39.940    15.97     47.74   24.09    222.13     1.58
 FNBP     FNB Corp.                    VA       NASDAQ     19.500    19.764    15.387    21.59     19.11   14.96    162.56     0.68
 GSLC     Guaranty Financial Corp.     VA       NASDAQ     10.950    10.950     7.250    46.00      8.35    8.20    114.82     0.00
 BKHR     Hampton Roads Bankshares     VA   Pink Sheet      7.500    10.000     5.000    36.36      8.00    4.74     31.93     0.00
          Inc.
 HBRB     Harbor Bank                  VA       OTC BB     20.000    20.850    11.071    78.72     15.25   12.58    154.13     0.00
 HBKS     Heritage Bankshares Inc.     VA       OTC BB     15.100    15.500    10.625    37.27     14.90   13.37    140.18     0.26
 ICBX     Independent Comm.            VA       NASDAQ     42.500    42.500    26.000    63.46     34.50   17.31    202.26     1.00
          Bankshares
 JMBI     James Monroe Bancorp Inc.    VA       OTC BB     18.370    19.000    12.000    26.69     17.00   12.46    131.87     0.00
 MCBA     Metro-County Bank of         VA       OTC BB      5.200     6.882     4.650    -8.48      5.00    3.60     42.82     0.00
          Virginia
 MBVA     Millennium Bankshares Corp.  VA       NASDAQ      6.900     6.900     6.350       NA        NA    5.06     70.08     0.00
 NKSH     National Bankshares Inc.     VA       NASDAQ     22.000    24.600    17.800    10.00     22.00   18.59    183.58     0.86
 OPOF     Old Point Financial Corp.    VA       NASDAQ     27.900    29.000    19.625    36.10     26.00   19.58    199.56     0.63
 PHNY     Patrick Henry National Bank  VA   Pink Sheet     10.000    10.000     7.000    15.79      7.00    8.28    145.31     0.43
 PNVB     Peoples National Bank        VA   Pink Sheet     19.500    25.000    18.000     7.25     20.91   17.18    181.98     0.57
 PPBN     Pinnacle Bankshares Corp.    VA       OTC BB     13.500    15.250    12.000    -0.92     13.40   12.73    135.46     0.40
 PNBI     Pioneer Bankshares Inc.      VA       OTC BB     11.750    12.070     7.500    45.17     11.50   10.91    106.68     0.41
 PREM     Premier Community            VA       NASDAQ     10.000    10.160     5.875    56.86      8.35    5.69     66.24     0.12
          Bankshares
 RBKV     Resource Bankshares Corp.    VA       NASDAQ     18.500    19.700    14.000    12.98     16.25    9.27    182.00     0.50


                                                                PRICING RATIOS
                                             ---------------------------------------------------
                                               Price/       Price/       Price/       Price/Core
                                              Earnings    Bk. Value      Assets        Earnings
                                                 (X)          (%)          (%)            (X)
                                              --------    ---------      ------        --------
 BSXT     BOE Financial Services of    VA       9.22       115.91        10.16           9.22
 CFFI     C&F Financial Corp.                   7.28       162.92        18.04          10 34
 CDBK     Cardinal Bankshares Corp.    VA       8.30       110.80        13.47           8.67
 CFNL     Cardinal Financial Corp.     VA         NM       115.26         5.69             NM
 CVBK     Central Virginia Bankshares  VA       9.60       111.32         9.26           9.60
 CPKF     Chesapeake Financial Shares  VA       9.72       128.68        11.20           9.72
 CNBY     CNB Holdings Inc.            VA       6.94       63.86          8.78           6.94
 CWBV     CommonWealth Bank            VA      10.16       117.85        10.02          16.62
 CWBS     Commonwealth Bankshares      VA      36.90       92.25          5.44          30.75
          Inc.                         VA
 CBNV     Community Bank of N.         VA      21.43       289.16        16.87          21.43
          Virginia
 EVBS     Eastern Virginia Bankshares  VA      17.39       165.46        16.78          17.39
 FMBM     F & M Bank Corp.             VA      19.91       186.63        19.35          19.91
 FBSS     Fauquier Bankshares Inc.     VA      18.74       181.90        15.41          11.50
 FCRV     First Capital Bank           VA     103.13       101.98        11.30         206.25
 FCBC     First Community Bcshs Inc.   VA      13.04       198.66        17.88          13.04
 FXNC     First National Corp.         VA       9.52       123.34        10.98           9.52
 FVB      First Virginia Banks Inc.    VA      15.77       220.01        23.86          15.77
 FNBP     FNB Corp.                    VA      15.23       130.35        12.00          15.73
 GSLC     Guaranty Financial Corp.     VA      17.11       133.54         9.54          17.11
 BKHR     Hampton Roads Bankshares     VA      17.05       158.23        23.49          17.05
          Inc.
 HBRB     Harbor Bank                  VA      17.86       158.98        12.98          19.23
 HBKS     Heritage Bankshares Inc.     VA       9.93       112.94        10.77           9.93
 ICBX     Independent Comm.            VA      14.36       245.52        21.01          14.96
          Bankshares
 JMBI     James Monroe Bancorp Inc.    VA      14.81       147.43        13.93          17.01
 MCBA     Metro-County Bank of         VA      65.00       144.44        12.14          43.33
          Virginia
 MBVA     Millennium Bankshares Corp.  VA      57.50       136.36         9.85          57.50
 NKSH     National Bankshares Inc.     VA       9.17       118.34        11.98           9.32
 OPOF     Old Point Financial Corp.    VA      11.43       142.49        13.98          11.43
 PHNY     Patrick Henry National Bank  VA       7.58       120.77         6.88           7.58
 PNVB     Peoples National Bank        VA      10.60       113.50        10.72          10.60
 PPBN     Pinnacle Bankshares Corp.    VA      14.67       106.05         9.97          14.67
 PNBI     Pioneer Bankshares Inc.      VA      18.36       107.70        11.01          15.46
 PREM     Premier Community            VA      13.89       175.75        15.10          13.89
          Bankshares
 RBKV     Resource Bankshares Corp.    VA      11.28       199.57        10.16          12.17

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
SHBK      Shore Financial Corp.       VA      NASDAQ        9.620    10.200     7.313    31.56      9.10    9.58     84.15     0.06
SFFB      Southern Financial Bancorp  VA      NASDAQ       24.000    27.500    15.455    44.66     22.41   15.09    183.21     0.45
TOWN      TowneBank                   VA      OTC BB       20.250    20.750     8.500   125.00     11.80    5.01     62.53     0.00
UBSH      Union Bankshares Corp.      VA      NASDAQ       20.600    20.750    12.063    67.31     16.30   11.82    130.64     0.46
UFBC      United Financial Banking    VA      OTC BB       10.950    10.950     8.000    26.96     10.25    9.31     74.18     0.00
          Co.
VYFC      Valley Financial Corp.      VA      OTC BB       18.000    18.000    12.000    12.50     16.00   13.44    159.80     0.00
VCBI      Virginia Commerce Bancorp   VA      NASDAQ       26.230    26.230    13.200   104.92     20.00    9.64    179.91     0.00
          Inc.
VFGI      Virginia Financial Group    VA      NASDAQ       20.560    26.500    20.250    -6.55     20.50   13.43    134.57     0.69
VABK      Virginia National Bank      VA      OTC BB       18.700    20.500    17.000     3.89     18.50    9.73     76.09     0.00
CHZ       Chittenden Corp.            VT        NYSE       27.990    28.920    22.250    11.96     25.84   11.56    129.52     0.76
CMTV      Community Bancorp.          VT      OTC BB       14.350    15.000    10.625    30.45     15.00    6.59     81.17     0.64
MBVT      Merchants Bancshares Inc.   VT      NASDAQ       25.650    25.650    17.167    38.65     21.77   12.32    130.53     0.90
UNB       Union Bankshares Inc.       VT        AMEX       21.200    23.250    16.700    24.71     20.25   12.32    108.74     1.08
AWBC      American West Bancorp.      WA      NASDAQ       12.000    12.273     9.091    20.00     10.40    8.63     83.43     0.00
BANR      Banner Corp.                WA      NASDAQ       19.980    23.100    15.063    21.09     16.33   17.40    179.39     0.56
CASB      Cascade Financial Corp.     WA      NASDAQ        9.000     9.100     6.500    24.72      8.15    7.70    123.35     0.00
CTBK      City Bank                   WA      NASDAQ       23.750    27.600    19.813    15.85     25.28   13.48     61.71     0.30
COLB      Columbia Banking System     WA      NASDAQ       12.000    14.250     9.432   -11.26     13.72    9.46    119.13     0.00
          Inc.
CWLZ      Cowlitz Bancorp.            WA      NASDAQ        5.250     6.000     4.875     3.70      5.60    7.79    100.38      NA
EVGG      EvergreenBancorp Inc.       WA      OTC BB       16.950    19.000    14.500    16.90     16.80   15.45    163.19     0.18
FTBK      Frontier Financial Corp.    WA      NASDAQ       25.560    29.000    21.938    12.35     26.03    9.57     94.18     0.55
NBCT      Northwest Bancorp.          WA      OTC BB        8.650    10.500     2.090    -9.18      8.00    9.05    112.09     0.00
PNWB      Pacific Northwest Bancorp   WA      NASDAQ       23.410    24.990    15.250    46.60     21.51   12.86    175.79     0.56
WBCO      Washington Banking Co.      WA      NASDAQ       12.970    12.970     7.625    57.21      9.63    8.63    107.89     0.25
ASBC      Associated Banc-Corp        WI      NASDAQ       36.750    36.910    29.830     4.21     34.27   16.38    208.22     1.24
BYLK      Baylake Corp.               WI      OTC BB       12.960    16.250    12.500    -7.43     13.00    7.91    113.20     0.46
BKHB      Blackhawk Bancorp Inc.      WI      OTC BB        9.500    10.750     8.250    11.76      9.25   10.24    133.72     0.39
FORB      Fortress Bancshares Inc.    WI      OTC BB       23.000    24.000    13.850    50.82     18.25   20.11    308.01     0.40
INVB      InvestorsBancorp Inc.       WI      OTC BB       12.000    13.000     6.500    60.00      9.75    9.46    142.30     0.00
MI        Marshall & Ilsley Corp.     WI        NYSE       61.170    64.120    48.040    13.80     61.43   23.30    262.18     1.16
MMBI      Merchants and               WI      OTC BB       27.500    28.750    19.000    25.00     26.75   20.75    238.60     0.73
          Manufacturers
MWFS      Mid-Wisconsin Financial     WI      OTC BB       27.250    34.000    22.000    23.86     24.50   17.45    190.19     1.24
PSBQ      PSB Holdings Inc.           WI      OTC BB       35.500    40.000    29.000    20.34     32.25   30.19    410.02     1.08
RFSV      Ridgestone Financial        WI      OTC BB        6.700     6.900     5.000    30.73      6.00    8.05     82.28     0.00
          Services


                                                                 PRICING RATIOS
                                             ---------------------------------------------------
                                               Price/       Price/       Price/       Price/Core
                                              Earnings    Bk. Value      Assets        Earnings
                                                 (X)         (%)           (%)           (X)
                                              --------    ---------      ------        --------
SHBK      Shore Financial Corp.       VA        10.02       100.42        11.43          10.02
SFFB      Southern Financial Bancorp  VA        10.53       159.05        13.10           9.84
TOWN      TowneBank                   VA        36.16       404.19        32.38          36.16
UBSH      Union Bankshares Corp.      VA        12.56       174.28        15.77          12.56
UFBC      United Financial Banking    VA         9.44       117.62        14.76           9.44
          Co.
VYFC      Valley Financial Corp.      VA         9.78       133.93        11.26           9.78
VCBI      Virginia Commerce Bancorp   VA        17.72       272.10        14.58          17.72
          Inc.
VFGI      Virginia Financial Group    VA        30.24       153.09        15.28          19.77
VABK      Virginia National Bank      VA        35.96       192.19        24.57          35.96
CHZ       Chittenden Corp.            VT        15.21       242.13        21.61          15.21
CMTV      Community Bancorp.          VT        12.37       217.75        17.68          12.37
MBVT      Merchants Bancshares Inc.   VT        11.88       208.20        19.65          13.94
UNB       Union Bankshares Inc.       VT        13.25       172.08        19.50          13.25
AWBC      American West Bancorp.      WA         8.57       139.05        14.38           8.57
BANR      Banner Corp.                WA        15.61       114.83        11.14          15.14
CASB      Cascade Financial Corp.     WA         8.65       116.88         7.30           9.38
CTBK      City Bank                   WA        13.19       176.19        38.49          13.19
COLB      Columbia Banking System     WA        12.00       126.85        10.07          17.65
          Inc.
CWLZ      Cowlitz Bancorp.            WA           NM        67.39         5.23             NM
EVGG      EvergreenBancorp Inc.       WA        15.13       109.71        10.39          18.42
FTBK      Frontier Financial Corp.    WA           NM       267.08        27.14             NA
NBCT      Northwest Bancorp.          WA        18.02        95.58         7.72          19.66
PNWB      Pacific Northwest Bancorp   WA        13.30       182.04        13.32          13.30
WBCO      Washington Banking Co.      WA        11.18       150.29        12.02          11.18
ASBC      Associated Banc-Corp        WI        13.13       224.36        17.65          13.13
BYLK      Baylake Corp.               WI        10.80       163.84        11.45          10.80
BKHB      Blackhawk Bancorp Inc.      WI        21.59        92.77         7.10          23.75
FORB      Fortress Bancshares Inc.    WI         8.33       114.37         7.47           9.27
INVB      InvestorsBancorp Inc.       WI        10.00       126.85         8.43          10.00
MI        Marshall & Ilsley Corp.     WI        15.60       262.53        23.33          15.29
MMBI      Merchants and               WI        11.27       132.53        11.53          11.27
          Manufacturers
MWFS      Mid-Wisconsin Financial     WI        10.81       156.16        14.33          10.99
PSBQ      PSB Holdings Inc.           WI         8.53       117.59         8.66           8.53
RFSV      Ridgestone Financial        WI        23.93        83.23         8.14          23.93
          Services

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                     PER SHARE
                                                        ----------------------------------------------------------------------------
                                                         Latest   All Time   All Time  Monthly  Quarterly  Book             12 Month
                                                          Price     High       Low     Change     Change   Value   Assets     Div.
                                    State    Exchange      ($)       ($)       ($)       (%)       (%)      ($)      ($)      ($)
                                    -----    --------    -------  --------   --------  -------  -------- -------  --------  --------
SFSW      State Financial Services    WI      NASDAQ       13.000    13.950    10.780    14.29     11.63   13.66    150.41     0.48
          Corp.
TRCY      Tri City Bankshares Corp.   WI   Pink Sheet      42.500    45.000    33.000     9.32     43.50   28.72    229.11     1.57
CIWV      Citizens Financial Corp     WV      OTC BB       30.400    31.000    27.130    10.55     29.45   29.45    251.09     1.30
CHCO      City Holding Co.            WV      NASDAQ       16.050    16.050     7.875    75.89     11.50    8.67    125.31     0.00
FCBS      First Century Bankshares    WV      OTC BB       15.800    18.500    12.750    26.40     15.10   16.48    184.60     0.85
          Inc.
FWV       First WV Bancorp Inc.       WV        AMEX       19.050    19.400    12.800    44.32     18.00   13.07    143.10     0.68
HBSI      Highlands Bankshares Inc.   WV      OTC BB       49.000    50.250    46.600    -1.01     47.05   55.57    542.47     1.39
PTBS      Potomac Bancshares Inc.     WV      OTC BB       37.000    38.500    25.125    47.26     33.10   32.52    279.44     1.35
SMMF      Summit Financial Group      WV      OTC BB       34.000    35.000    18.000    90.88     23.25   25.25    337.38     0.70
          Inc.
UBSI      United Bankshares Inc.      WV      NASDAQ       28.830    29.290    20.375    28.49     27.14   11.80    131.20     0.92
WSBC      WesBanco Inc.               WV      NASDAQ       21.740    26.100    17.688    14.42     19.37   14.58    138.79     0.92


                                                                 PRICING RATIOS
                                             ---------------------------------------------------
                                               Price/       Price/       Price/       Price/Core
                                              Earnings    Bk. Value      Assets        Earnings
                                                (X)          (%)          (%)            (X)
                                              --------    ---------      ------        --------
SFSW      State Financial Services    WI          NM        95.17         8.64             NM
          Corp.
TRCY      Tri City Bankshares Corp.   WI       13.45       147.98        18.55          13.45
CIWV      Citizens Financial Corp     WV       11.88       103.23        12.11          11.88
CHCO      City Holding Co.            WV        8.92       185.12        12.81          16.05
FCBS      First Century Bankshares    WV       11.29        95.87         8.56          10.97
          Inc.
FWV       First WV Bancorp Inc.       WV       11.34       145.75        13.31          11.34
HBSI      Highlands Bankshares Inc.   WV       10.56        88.18         9.03          10.56
PTBS      Potomac Bancshares Inc.     WV        8.73       113.78        13.24           8.73
SMMF      Summit Financial Group      WV        9.24       134.65        10.08           9.24
          Inc.
UBSI      United Bankshares Inc.      WV       14.71       244.32        21.97          15.02
WSBC      WesBanco Inc.               WV       13.26       149.11        15.66          13.59

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      BANK STOCK PRICES AND PRICING RATIOS

                 PUBLICLY-TRADED, FDIC-INSURED COMMERCIAL BANKS
                               AS OF MARCH 1, 2002

                                                                                      PER SHARE
                                                     ------------------------------------------------------------------------------
                                                      Latest   All Time   All Time  Monthly  Quarterly    Book             12 Month
                                                       Price     High       Low     Change     Change     Value   Assets     Div.
                                 State    Exchange      ($)       ($)       ($)       (%)       (%)        ($)      ($)      ($)
                                 -----    --------    -------  --------   --------  -------  --------   -------  --------  --------
ALL INSTITUTIONS
          AVERAGE                                       28.108    29.945    21.742    21.14     26.43     19.10     209.88     0.61
          HIGH                                       2,575.000 2,610.000 2,080.000   136.33  2,450.00   2,281.73 27,568.62    41.00
          LOW                                            0.010     0.600     0.005   -99.89      0.32      0.66       4.38     0.00
AVERAGE FOR STATE
          SC                                            27.590    28.761    22.066    16.28     26.29     23.15     271.66     0.13
AVERAGE BY REGION
          MIDWEST                                       39.908    42.053    31.548    18.31     37.81     29.13     347.01     0.87
          NEW ENGLAND                                   22.898    25.197    17.368    22.91     21.65     13.65     166.48     0.57
          MID ATLANTIC                                  24.835    27.052    19.308    22.88     23.77     14.42     160.95     0.62
          SOUTHEAST                                     20.124    21.727    15.164    21.25     18.76     13.87     157.94     0.39
          SOUTHWEST                                     24.984    26.315    19.168    21.83     22.53     16.90     196.16     0.40
          WEST                                          31.912    33.178    24.432    22.11     29.51     22.24     182.07     0.68
AVERAGE BY EXCHANGE
          NYSE                                          35.291    38.521    27.061    13.64     33.17     14.67     186.00     0.87
          AMEX                                          22.302    23.536    16.209    28.53     20.98     13.03     141.38     0.61
          NASDAQ                                        20.382    22.016    15.024    24.83     18.92     12.29     147.23     0.45
          OTC-BB                                        39.036    40.787    31.327    17.12     37.07     31.46     322.98     0.81
          PINK SHEETS                                   33.410    36.569    27.925    11.66     31.88     23.60     238.15     0.63



                                               PRICING RATIOS
                           ---------------------------------------------------
                             Price/       Price/       Price/       Price/Core
                            Earnings    Bk. Value      Assets        Earnings
                              (X)          (%)           (%)           (X)
                            --------    ---------      ------        --------
ALL INSTITUTIONS
          AVERAGE             15.85       166.18        14.76          16.67
          HIGH               148.75       651.40        55.92         206.25
          LOW                  1.62         0.13         0.01           1.62
AVERAGE FOR STATE
          SC                  14.40       136.79        15.12          19.77
AVERAGE BY REGION
          MIDWEST             14.01       160.44        14.03          14.63
          NEW ENGLAND         13.83       179.20        14.41          14.78
          MID ATLANTIC        15.95       184.28        16.45          17.66
          SOUTHEAST           17.83       152.60        13.91          19.14
          SOUTHWEST           14.51       175.25        14.33          14.98
          WEST                15.87       169.16        15.44          15.02
AVERAGE BY EXCHANGE
          NYSE                16.48       257.13        20.44          19.88
          AMEX                14.45       161.70        15.01          14.00
          NASDAQ              15.28       172.14        14.72          15.82
          OTC-BB              17.00       138.58        13.56          17.94
          PINK SHEETS         14.64       143.44        13.98          14.64

                                   EXHIBIT 9

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
FBAK    First National Bank Alaska        AK     1,779,595      398,590        398,590       2.20     2.14     9.37    9.13
NRIM    Northrim BanCorp Inc              AK       620,518       60,791         53,054       1.23     1.22    12.31   12.26
ALAB    Alabama National BanCorp.         AL     2,843,467      207,886        189,011       1.12     1.14    15.40   15.68
ASO     AmSouth Bancorp.                  AL    38,600,414    2,955,099      2,648,038       1.40     1.38    18.56   18.31
AUBN    Auburn National Bancorp.          AL       454,970       35,911         35,911       1.16     0.89    14.81   11.33
TBNC    Banc Corp.                        AL     1,206,405       76,853         70,765       0.24     0.24     3.54    3.60
CNB     Colonial BancGroup Inc.           AL    13,185,103      864,774        750,876       0.97     0.95    14.78   14.41
CBSS    Compass Bancshares Inc.           AL    23,015,000    1,715,641      1,438,351       1.23     1.23    16.32   16.31
EUFA    Eufaula BancCorp Inc.             AL       249,356       25,017         23,842       1.06     1.03    10.66   10.43
FSTH    First Southern Bancshares         AL       138,310        7,982          7,982      -5.65    -5.38   -90.43  -86.20
FIEC    Frontier National Corp.           AL       274,802       24,168         22,173       0.97     0.94    10.11    9.87
PBTC    Peoples BancTrust Co.             AL       693,707       67,149         59,576       0.91     0.85     9.51    8.86
PLE     Pinnacle Bancshares Inc.          AL       217,275       19,876         19,559       0.44     0.47     4.99    5.34
RGBK    Regions Financial Corp.           AL    45,382,712    4,035,765      3,005,324       1.14     1.13    13.49   13.34
SABC    South Alabama Bancorp.            AL       592,372       73,914         69,933       1.08     1.10     8.50    8.66
SOTR    SouthTrust Corp.                  AL    48,754,548    3,962,375      3,185,215       1.19     1.18    15.10   14.98
USBI    United Security Bancshares        AL       517,556       65,732         61,492       1.17     1.19     8.88    9.01
OZRK    Bank of the Ozarks Inc.           AR       871,379       56,617         53,794       1.10     1.08    17.12   16.80
SFNCA   Simmons First National            AR     2,016,918      182,363        149,296       0.84     0.84     9.23    9.22
        Corp.
ABNS    Alliance Bancshares               CA       146,684       10,080         10,080       1.15     1.15    15.95   15.95
        California
AMRB    American River Holdings           CA       286,559       27,942         27,859       1.45     1.45    15.34   15.34
BNKA    Bank of Amador                    CA       100,945       12,335         12,330       1.49     1.49    11.91   11.91
BMRC    Bank of Marin                     CA       455,417       40,601         40,601       1.24     1.24    13.59   13.59
BVC     Bay View Capital Corp.            CA     4,014,105      336,187        212,614      -2.21    -0.61   -30.96   -8.57
BRGO    Borrego Springs Bank NA           CA        69,694        6,691          6,691       0.32     0.25     4.12    3.14
BBSV    Bridge Bank of Silicon            CA        68,097       16,500         16,500         NA       NA       NA      NA
        Valley
BZBC    Business Bancorp                  CA       630,439       54,557         36,094       0.43     0.34     4.66    3.67
BWCF    BWC Financial Corp.               CA       395,057       38,252         38,252       1.45     1.44    14.97   14.88
CIBN    California Independent            CA       306,168       27,213         27,213       0.46     0.44     5.32    5.11
        Bancorp
CYNA    Canyon National Bank              CA       106,759        8,610          8,610       0.98     0.98    11.89   11.95

                                                   CAPITAL ISSUES
                                        ---------------------------------
                                                    Number of  Mkt. Value
                                                     Shares    of Shares
                                        Exchange     Outstg.      ($M)
                                        --------    ---------  ----------
FBAK    First National Bank Alaska       OTC BB        346,517     388.10
NRIM    Northrim BanCorp Inc             NASDAQ      6,106,823      87.20
ALAB    Alabama National BanCorp.        NASDAQ     12,347,068     416.20
ASO     AmSouth Bancorp.                   NYSE    363,034,732   6,861.40
AUBN    Auburn National Bancorp.         NASDAQ      3,901,423      45.10
TBNC    Banc Corp.                       NASDAQ     14,217,371      98.80
CNB     Colonial BancGroup Inc.            NYSE    115,244,185   1,623.80
CBSS    Compass Bancshares Inc.          NASDAQ    126,800,887   3,588.50
EUFA    Eufaula BancCorp Inc.            NASDAQ      2,631,473      37.50
FSTH    First Southern Bancshares        NASDAQ      1,256,715       4.90
FIEC    Frontier National Corp.          OTC BB      3,430,406      35.20
PBTC    Peoples BancTrust Co.            NASDAQ      5,563,000      65.40
PLE     Pinnacle Bancshares Inc.           AMEX      1,775,384      13.80
RGBK    Regions Financial Corp.          NASDAQ    230,081,000   6,911.60
SABC    South Alabama Bancorp.           NASDAQ      8,530,000      84.40
SOTR    SouthTrust Corp.                 NASDAQ    346,272,607   8,542.50
USBI    United Security Bancshares       NASDAQ      3,376,990      92.20
OZRK    Bank of the Ozarks Inc.          NASDAQ      3,782,055      96.10
SFNCA   Simmons First National           NASDAQ      7,087,185     227.90
        Corp.
ABNS    Alliance Bancshares              OTC BB      4,505,079      10.80
        California
AMRB    American River Holdings          NASDAQ      2,519,717      39.90
BNKA    Bank of Amador                   OTC BB      1,403,786      24.20
BMRC    Bank of Marin                    NASDAQ      2,590,749      59.60
BVC     Bay View Capital Corp.             NYSE     62,579,129     458.70
BRGO    Borrego Springs Bank NA          OTC BB        979,947       5.90
BBSV    Bridge Bank of Silicon           OTC BB      3,828,700      23.50
        Valley
BZBC    Business Bancorp                 NASDAQ      3,907,439      46.90
BWCF    BWC Financial Corp.              NASDAQ      3,092,474      64.60
CIBN    California Independent           NASDAQ      2,115,419      47.90
        Bancorp
CYNA    Canyon National Bank             OTC BB        801,117       9.80

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
CCOW    Capital Corp of the West          CA       894,327      64,120       60,627         1.03     1.03    13.40    13.40
CATY    Cathay Bancorp Inc.               CA     2,453,114     246,011      237,131         1.83     1.78    18.50    18.04
CFFX    Centennial First Financial        CA       198,026      15,272       11,092         0.72     0.71     9.46     9.37
CCBN    Central Coast Bancorp             CA       802,266      65,336       64,781         1.31     1.29    15.11    14.94
CESR    Central Sierra Bank               CA       141,998      10,101       10,101         0.81     0.81    10.76    10.76
CVCY    Central Valley Community          CA       218,888      21,051       21,033         1.16     1.07    12.55    11.65
        Bncp
CKNA    Chino Commercial Bank NA          CA        26,150       4,650        4,650        -0.94    -1.05    -4.81    -5.38
CYN     City National Corp.               CA    10,176,316     890,577      713,278         1.57     1.55    17.71    17.50
CTBP    Coast Bancorp                     CA       104,367       7,112        7,112         0.55     0.49     8.37     7.40
CMBC    Community Bancorp Inc.            CA       369,354      16,501       16,501         0.34     0.34     7.67     7.67
CWBC    Community West Bancshares         CA       329,318      37,195       37,195         0.62     0.21     6.74     2.24
CVBF    CVB Financial Corp.               CA     2,514,102     220,748      214,266         1.72     1.72    19.17    19.15
DCBK    Desert Community Bank             CA       335,463      30,079       30,079         1.05     1.05    11.81    11.80
EWBC    East West Bancorp Inc.            CA     2,823,945     244,415      215,866         1.47     1.42    17.73    17.16
FMCB    Farmers & Merchants Bancorp       CA       932,588     101,287      101,287         1.34     1.31    12.81    12.53
FTAB    First American Bank               CA       173,245      17,484       17,484         1.49     1.56    14.91    15.67
FCLA    First Coastal Bancshares          CA       134,104       7,082        2,337        -0.16    -0.16    -3.06    -3.06
FCBP    First Community Bancorp           CA       770,217      55,297       45,504         0.92     0.91    16.33    16.30
FLLC    First Financial Bancorp           CA       211,134      17,562       16,946         0.63     0.49     7.31     5.69
FNRN    First Northern Community          CA       439,831      41,557       41,557         1.30     1.34    13.65    14.04
        Bncp
FRGB    First Regional Bancorp            CA       332,104      24,350       23,808         0.82     0.82    10.87    10.87
FRC     First Republic Bank               CA     4,197,626     231,851      204,527         0.63     0.63    11.53    11.41
FOOT    Foothill Independent              CA       550,141      51,852       51,852         1.32     1.31    13.81    13.71
        Bancorp
GBCB    GBC Bancorp                       CA     2,367,243     206,318      206,318         1.54     1.10    16.05    11.46
GBBK    Greater Bay Bancorp               CA     7,877,054     463,684      441,362         1.18     1.29    17.77    19.32
HAFC    Hanmi Financial Corp.             CA     1,159,002     104,876      102,692         1.53     1.39    17.55    15.87
HNTB    Harbor National Bank              CA        81,938       5,621        5,621         0.07     0.01     0.94     0.09
HMET    Hemet Bancorp                     CA       303,584      20,626       20,626         0.98     0.98    13.48    13.44
HTBK    Heritage Commerce Corp.           CA       912,730      74,574       74,574         0.84     0.78    10.23     9.56
HEOP    Heritage Oaks Bancorp             CA       214,885      15,877       15,475         1.22     1.22    15.74    15.75

                                                   CAPITAL ISSUES
                                        ---------------------------------
                                                    Number of  Mkt. Value
                                                     Shares    of Shares
                                        Exchange     Outstg.      ($M)
                                        --------    ---------  ----------
CCOW    Capital Corp of the West         NASDAQ     4,927,465      72.70
CATY    Cathay Bancorp Inc.              NASDAQ     8,978,869     575.10
CFFX    Centennial First Financial       OTC BB     1,201,662      20.90
CCBN    Central Coast Bancorp            NASDAQ     8,963,780     157.80
CESR    Central Sierra Bank              OTC BB       865,902      11.70
CVCY    Central Valley Community         OTC BB     1,291,857      27.80
        Bncp
CKNA    Chino Commercial Bank NA         OTC BB       545,646       5.70
CYN     City National Corp.               NYSE     48,149,998   2,255.80
CTBP    Coast Bancorp                    OTC BB       631,200       9.20
CMBC    Community Bancorp Inc.           NASDAQ     3,311,490      22.80
CWBC    Community West Bancshares        NASDAQ     5,670,224      36.90
CVBF    CVB Financial Corp.              NASDAQ    34,782,234     651.10
DCBK    Desert Community Bank            NASDAQ     1,275,560      35.70
EWBC    East West Bancorp Inc.           NASDAQ    23,376,079     601.90
FMCB    Farmers & Merchants Bancorp      OTC BB       719,378     167.60
FTAB    First American Bank              OTC BB     2,263,756      20.50
FCLA    First Coastal Bancshares         OTC BB     1,247,711       3.70
FCBP    First Community Bancorp          NASDAQ     5,277,400     106.90
FLLC    First Financial Bancorp          OTC BB     1,614,300      16.50
FNRN    First Northern Community         OTC BB     3,382,952      83.00
        Bncp
FRGB    First Regional Bancorp           NASDAQ     2,644,209      34.00
FRC     First Republic Bank               NYSE     13,692,249     330.70
FOOT    Foothill Independent             NASDAQ     5,515,363      69.50
        Bancorp
GBCB    GBC Bancorp                      NASDAQ    11,477,394     338.60
GBBK    Greater Bay Bancorp              NASDAQ    49,831,682   1,424.20
HAFC    Hanmi Financial Corp.            NASDAQ    12,558,845     182.10
HNTB    Harbor National Bank             OTC BB     1,342,338       6.90
HMET    Hemet Bancorp                    OTC BB       805,120      38.60
HTBK    Heritage Commerce Corp.          NASDAQ    11,114,967      86.70
HEOP    Heritage Oaks Bancorp            OTC BB     1,297,880      32.80

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
HBEK    Humboldt Bancorp                  CA      957,774      66,826            NA        -0.65     1.22    -8.56   16.02
ICMM    Inland Community Bank NA          CA       47,585       4,140         4,140         0.27     0.37     3.25    4.34
MARB    Marathon Bancorp                  CA      102,339      11,792        11,792         1.07     1.07     9.41    9.39
MDST    Mid-State Bancshares              CA    1,852,078     234,551       192,530         1.75     1.77    13.98   14.22
MISS    Mission Community Bancorp         CA       76,812       6,121         6,121         0.57     0.59     6.62    6.82
NARA    Nara Bancorp Inc.                 CA      678,857      55,833        54,486         1.74     1.65    21.97   20.79
MBLA    National Mercantile Bancorp       CA      204,037      22,835        22,835         0.92     0.84     8.63    7.88
NBAN    North Bay Bancorp                 CA      326,806      29,980        29,980         1.00     0.93    10.61    9.87
NSTN    North State National Bank         CA      126,223      12,023        12,023         1.39     1.36    15.36   14.99
NOVB    North Valley Bancorp              CA      594,973      43,678        40,289         1.18     1.19    13.11   13.15
NREB    Northern Empire Bancshares        CA      561,004      44,297        44,297         1.54     1.54    19.88   19.88
SABB    Pacific Capital Bancorp           CA    3,960,929     325,876       295,766         1.45     1.37    17.46   16.42
PCCI    Pacific Crest Capital             CA      544,758      37,975        37,975         0.95     0.95    14.86   14.78
PMBC    Pacific Mercantile Bancorp        CA      205,638      36,269        36,269         1.02     1.02     5.14    5.14
PSSF    Pacific State Bank                CA      121,247       9,378         9,307         0.87     0.83    12.04   11.50
PUBB    Pacific Union Bank                CA      789,509      89,960        89,960         1.41     1.41    13.99   13.99
PABK    Pan American Bank                 CA       37,011       5,473         5,473         0.50     0.50     3.38    3.38
PLBA    Plumas Bank                       CA      271,527      19,834        18,975         1.08     1.08    14.52   14.48
RDDB    Redding Bancorp                   CA      318,686      27,239        26,525         1.49     1.36    15.43   14.12
REBC    Redwood Empire Bancorp            CA      448,742      26,687        26,013         1.63     1.61    26.41   26.14
SLNB    Santa Lucia Bank                  CA      132,700      10,984        10,984         1.13     1.13    13.30   13.30
SRVF    Service 1st Bank                  CA       45,086       8,009         8,009        -2.48    -2.56    -9.83  -10.16
BSRR    Sierra Bancorp                    CA      650,410      46,141        40,595         1.15     1.03    15.94   14.27
SIVB    Silicon Valley Bancshares         CA    4,172,077     627,515       531,135         1.80     1.99    14.20   15.73
SBNK    Sonoma Valley Bancorp             CA      149,742      16,132        16,132         1.73     1.75    16.99   17.23
SMAL    Summit Bancshares Inc.            CA      141,248      18,196        18,196         1.60     1.60    13.48   13.48
SWST    Sunwest Bank                      CA      230,218      24,410        24,410         0.78     0.78     9.03    9.04
TMUL    Temecula Valley Bank NA           CA      181,479      14,332        14,332         1.00     1.00    12.74   12.74
TCBK    TriCo Bancshares                  CA    1,005,447      86,933        81,863         1.27     1.15    14.19   12.86
UCBH    UCBH Holdings Inc.                CA    2,932,043     174,124       174,103         1.12     1.12    19.81   19.81

                                                   CAPITAL ISSUES
                                        ---------------------------------
                                                    Number of  Mkt. Value
                                                     Shares    of Shares
                                        Exchange     Outstg.      ($M)
                                        --------    ---------  ----------
HBEK    Humboldt Bancorp                 NASDAQ    10,461,000      81.10
ICMM    Inland Community Bank NA         OTC BB     1,276,219       4.10
MARB    Marathon Bancorp                 OTC BB     3,852,819      16.20
MDST    Mid-State Bancshares             NASDAQ    24,089,000     392.20
MISS    Mission Community Bancorp        OTC BB       630,066       4.70
NARA    Nara Bancorp Inc.                NASDAQ     5,572,000      85.00
MBLA    National Mercantile Bancorp      NASDAQ     1,622,305      10.90
NBAN    North Bay Bancorp                OTC BB     2,058,947      40.20
NSTN    North State National Bank        OTC BB     1,222,528      16.40
NOVB    North Valley Bancorp             NASDAQ     4,651,056      63.70
NREB    Northern Empire Bancshares       OTC BB     3,973,000      89.40
SABB    Pacific Capital Bancorp          NASDAQ    26,206,000     728.30
PCCI    Pacific Crest Capital            NASDAQ     2,420,149      50.90
PMBC    Pacific Mercantile Bancorp       NASDAQ     6,344,828      40.00
PSSF    Pacific State Bank               OTC BB       759,694      11.40
PUBB    Pacific Union Bank               NASDAQ     9,470,015      99.40
PABK    Pan American Bank                OTC BB     1,527,451       5.30
PLBA    Plumas Bank                      OTC BB     2,128,223      25.50
RDDB    Redding Bancorp                  OTC BB     2,703,457      58.10
REBC    Redwood Empire Bancorp           NASDAQ     3,530,135      86.50
SLNB    Santa Lucia Bank                 OTC BB       432,638      22.90
SRVF    Service 1st Bank                 OTC BB     1,100,100      10.50
BSRR    Sierra Bancorp                   NASDAQ     9,212,280      64.50
SIVB    Silicon Valley Bancshares        NASDAQ    45,390,007   1,213.30
SBNK    Sonoma Valley Bancorp            OTC BB     1,338,532      29.10
SMAL    Summit Bancshares Inc.           OTC BB     1,850,492      27.80
SWST    Sunwest Bank                     OTC BB            NA         NA
TMUL    Temecula Valley Bank NA          OTC BB     3,661,692      35.20
TCBK    TriCo Bancshares                 NASDAQ     7,000,980     133.00
UCBH    UCBH Holdings Inc.               NASDAQ    19,359,282     550.60

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
              PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                              AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
UB      UnionBanCal Corp.                 CA     36,039,089    3,546,242   3,460,404         1.39     1.33    13.88    13.24
UBFO    United Security Bancshares        CA        424,971       36,574      33,824         1.71     1.58    18.31    16.88
VABT    Valencia Bank & Trust             CA        249,586       18,823      18,823         1.20     1.20    15.95    15.95
VIBC    VIB Corp                          CA      1,167,477       81,638      64,489         0.82     0.80    11.96    11.56
VNBC    Vineyard National Bancorp         CA        191,286       10,455      10,275         0.79     0.79    11.71    11.67
WFC     Wells Fargo & Co.                 CA    307,569,000   27,214,000  16,574,000         1.20     1.49    12.75    15.81
WABC    Westamerica Bancorp.              CA      3,927,967      314,359     295,347         2.18     2.18    27.17    27.17
WSBA    Western Sierra Bancorp            CA        509,952       39,911      39,594         1.10     1.09    14.05    13.89
WSBK    Wilshire State Bank               CA        490,014       36,192      36,192         1.37     1.37    18.77    18.77
YOBK    Yosemite Bank                     CA        123,180       11,235      11,235         1.13     1.10    12.54    12.16
COBZ    CoBiz Inc.                        CO        925,410       70,626          NA         1.08     1.13    13.78    14.46
UBSC    Union Bankshares Ltd.             CO        447,386       27,422      21,868         0.66     0.49    10.34     7.66
VAIL    Vail Banks Inc.                   CO        555,331       63,456      26,596         1.09     1.09     9.56     9.56
BKCT    Bancorp Connecticut Inc.          CT        662,804       56,283          NA         1.47     1.40    16.08    15.34
CTCB    Connecticut Bank of               CT        417,901       26,163      26,163        -1.21    -1.27   -14.92   -15.64
        Commerce
CBN     Cornerstone Bancorp Inc.          CT        179,410       17,700      17,700         1.02     1.01     9.95     9.85
FBK     First City Bank                   CT        161,736       10,845      10,845         0.60     0.56     8.96     8.39
FLFL    First Litchfield Financial        CT        259,031       18,280      18,280         0.69     0.69    10.29    10.27
NAMB    North American Bank & Trust       CT        173,933       13,829      13,829         0.76     0.62     8.85     7.23
PNBK    Patriot National Bancorp          CT        198,220       17,381      16,420         0.50     0.54     5.70     6.16
        Inc.
SAL     Salisbury Bancorp Inc.            CT        272,869       23,970      20,702         1.21     1.19    13.24    13.00
SBUY    Simsbury Bank & Trust Co.         CT        150,423        9,991       9,991         0.73     0.73    10.74    10.74
WIBW    Wilton Bank                       CT         90,394       10,911      10,911         1.99     1.99    18.01    18.01
AANB    Abigail Adams National            DC        178,170       18,888      18,888         1.71     1.71    16.13    16.13
        Bancorp
RIGS    Riggs National Corp.              DC      6,099,402      360,823     353,921        -0.42     0.27    -5.92     3.73
WL      Wilmington Trust Corp.            DE      7,518,462      682,530     464,956         1.73     1.69    19.53    19.04
AAAB    Admiralty Bancorp Inc.            FL        485,909       42,992      39,721         0.27     0.27     2.92     2.92
ATBC    Atlantic BancGroup Inc.           FL         87,344        6,918       6,918         0.84     0.84    10.43    10.43
CCBG    Capital City Bank Group           FL      1,821,423      171,783     139,507         0.99     1.01    10.00    10.23
        Inc.
CSFL    Centerstate Banks of              FL        341,374       27,717      27,717         0.76     0.76     9.39     9.39
        Florida

                                                   CAPITAL ISSUES
                                        -----------------------------------
                                                     Number of   Mkt. Value
                                                      Shares     of Shares
                                        Exchange      Outstg.       ($M)
                                        --------     ---------   ----------
UB      UnionBanCal Corp.                 NYSE     156,483,511     5,946 40
UBFO    United Security Bancshares       NASDAQ      5,438,591        88.40
VABT    Valencia Bank & Trust            NASDAQ      1,583,528        32.50
VIBC    VIB Corp                         NASDAQ     13,038,488       123.30
VNBC    Vineyard National Bancorp        NASDAQ      1,876,126        12.20
WFC     Wells Fargo & Co.                 NYSE   1,695,494,997    73,703.20
WABC    Westamerica Bancorp.             NASDAQ     34,220,000     1,354.10
WSBA    Western Sierra Bancorp           NASDAQ      3,526,986        57.30
WSBK    Wilshire State Bank              NASDAQ      2,849,781        44.90
YOBK    Yosemite Bank                    OTC BB        707,508        14.00
COBZ    CoBiz Inc.                       NASDAQ     13,091,000       176.70
UBSC    Union Bankshares Ltd.            NASDAQ      2,407,094        25.20
VAIL    Vail Banks Inc.                  NASDAQ      5,754,152        62.70
BKCT    Bancorp Connecticut Inc.         NASDAQ      5,129,647       100.00
CTCB    Connecticut Bank of              OTC BB      6,302,115        22.70
        Commerce
CBN     Cornerstone Bancorp Inc.          AMEX       1,073,710        16.30
FBK     First City Bank                   AMEX       1,121,096         9.70
FLFL    First Litchfield Financial       OTC BB      1,669,988        19.50
NAMB    North American Bank & Trust      OTC BB      2,575,000        16.00
PNBK    Patriot National Bancorp         NASDAQ      2,400,525        18.80
        Inc.
SAL     Salisbury Bancorp Inc.            AMEX       1,422,358        34.10
SBUY    Simsbury Bank & Trust Co.        OTC BB        795,769        12.70
WIBW    Wilton Bank                      OTC BB        408,085        16.70
AANB    Abigail Adams National           NASDAQ      2,727,636        37.00
        Bancorp
RIGS    Riggs National Corp.             NASDAQ     28,494,905       398.10
WL      Wilmington Trust Corp.            NYSE      32,700,217     2,070.30
AAAB    Admiralty Bancorp Inc.           NASDAQ      5,029,142        82.60
ATBC    Atlantic BancGroup Inc.          OTC BB        627,250        14.40
CCBG    Capital City Bank Group          NASDAQ     10,682,957       254.30
        Inc.
CSFL    Centerstate Banks of             NASDAQ      2,818,602        47.80
        Florida

KELLER & COMPANY
Dublin, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001


                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
CNBB    CNB Florida Bancshares Inc.       FL       612,021     46,669        39,867         0.53     0.53     6.43    6.43
CLBK    Commercial Bankshares Inc.        FL       568,928     50,125        49,872         1.28     1.25    14.61   14.29
FBAN    F.N.B. Corp.                      FL     4,129,087    369,197       339,962         1.09     1.24    12.61   14.34
FBMT    First National Bancshares         FL       203,003     16,643        16,643         0.75     0.75     9.81    9.81
        Inc.
FLBK    Florida Banks Inc.                FL       522,323     46,142        46,142         0.19     0.18     1.88    1.77
GWBK    Gulf West Banks Inc.              FL       516,041     40,637        39,355         1.04     0.97    13.23   12.31
HABK    Hamilton Bancorp Inc.             FL     1,411,264     74,822        73,304        -1.71    -1.45   -28.88  -24.40
JAXB    Jacksonville Bancorp Inc.         FL        68,515      7,378         7,378        -0.66    -0.66    -4.71   -4.71
MDBS    Madison Bancshares Inc.           FL       168,603     11,924        11,924           NA       NA       NA      NA
PNTE    Pointe Financial Corp.            FL       336,570     28,723        25,201         0.61     0.56     6.37    5.77
REPB    Republic Bancshares Inc.          FL     2,459,344    172,037       150,914        -0.16    -0.24    -2.28   -3.45
SBCFA   Seacoast Banking Corp. of         FL     1,225,964     93,519        90,633         1.22     1.16    15.62   14.96
        FL
SUNB    Suncoast Bancorp Inc.             FL        39,889      5,410         5,410        -1.19    -1.19    -6.77   -6.77
TCBA    Tarpon Coast Bancorp              FL        88,992      8,904         8,904        -0.40    -0.19    -3.31   -1.57
TIBB    TIB Financial Corp.               FL       471,547     27,950        23,319         0.82     0.78    14.12   13.42
UFHI    United Financial Holdings         FL       319,568     25,408        22,208         1.11     1.11    13.67   13.67
        Inc.
ABCB    ABC Bancorp                       GA     1,091,171    104,882        83,424         1.13     1.14    11.53   11.61
APAB    Appalachian Bancshares Inc.       GA       310,689     20,216        18,195         0.79     0.76    12.23   11.89
CCFH    CCF Holding Co.                   GA       239,473     15,182        15,182         0.47     0.59     7.88    9.88
CHKJ    Cherokee Banking Co.              GA        66,360      6,912         6,912         1.30     1.21    10.60    9.89
CZBS    Citizens Bancshares Corp.         GA       252,201     22,309        22,309         0.34     0.06     4.14    0.74
CHGD    CNB Holdings Inc.                 GA       104,261      8,776         8,776         0.16    -0.01     1.52   -0.08
CBAN    Colony Bankcorp Inc.              GA       620,082     41,971        41,515         0.86     0.82    11.40   10.81
ALBY    Community Capital                 GA        77,779      9,019         9,019         0.58     0.58     4.53    4.53
        Bancshares
CBAC    Community National Bancorp.       GA       251,054     19,460        17,741         0.82     0.82     9.98    9.98
CSNT    Crescent Banking Co.              GA       322,701     19,638        19,064         1.74     1.74    28.66   28.66
LION    Fidelity National Corp.           GA       994,216     58,664        58,486         0.26     0.22     4.32    3.65
FCKE    First Cherokee Bancshares         GA       177,885     12,301        12,284           NA       NA       NA      NA
        Inc.
FLAG    FLAG Financial Corp.              GA       566,744     56,152        49,465         0.78     0.79     7.58    7.65
GBTB    GB&T Bancshares Inc.              GA       540,471     43,792        43,210         0.72     0.90     9.56   11.99

                                                   CAPITAL ISSUES
                                        -----------------------------------
                                                     Number of   Mkt. Value
                                                      Shares     of Shares
                                        Exchange      Outstg.       ($M)
                                        --------     ---------   ----------
CNBB    CNB Florida Bancshares Inc.      NASDAQ      6,106,453      61.10
CLBK    Commercial Bankshares Inc.       NASDAQ      3,609,869      86.70
FBAN    F.N.B. Corp.                     NASDAQ     25,720,000     678.00
FBMT    First National Bancshares        OTC BB      1,748,780      22.70
        Inc.
FLBK    Florida Banks Inc.               NASDAQ      5,677,660      34.60
GWBK    Gulf West Banks Inc.             NASDAQ      7,904,798      76.70
HABK    Hamilton Bancorp Inc.          Pink Sheet   10,081,147      28.40
JAXB    Jacksonville Bancorp Inc.        OTC BB      1,017,066       9.20
MDBS    Madison Bancshares Inc.          NASDAQ      1,491,656      15.40
PNTE    Pointe Financial Corp.           NASDAQ      2,043,000      24.00
REPB    Republic Bancshares Inc.         NASDAQ     11,335,339     147.40
SBCFA   Seacoast Banking Corp. of        NASDAQ      4,653,607     215.90
        FL
SUNB    Suncoast Bancorp Inc.            OTC BB        700,000       5.60
TCBA    Tarpon Coast Bancorp             OTC BB      1,182,151       9.00
TIBB    TIB Financial Corp.              NASDAQ      3,939,800      42.50
UFHI    United Financial Holdings        NASDAQ      4,440,421      44.40
        Inc.
ABCB    ABC Bancorp                      NASDAQ      9,999,387     135.00
APAB    Appalachian Bancshares Inc.    Pink Sheet    2,863,193       8.60
CCFH    CCF Holding Co.                  NASDAQ        979,407      16.50
CHKJ    Cherokee Banking Co.             OTC BB        738,658       7.40
CZBS    Citizens Bancshares Corp.        OTC BB      2,158,213      17.50
CHGD    CNB Holdings Inc.                OTC BB      1,059,259      10.00
CBAN    Colony Bankcorp Inc.             NASDAQ      4,240,688      56.80
ALBY    Community Capital                NASDAQ      1,477,877      11.10
        Bancshares
CBAC    Community National Bancorp.      OTC BB      1,923,981      17.90
CSNT    Crescent Banking Co.             NASDAQ      1,833,580      31.20
LION    Fidelity National Corp.          NASDAQ      8,781,628      64.10
FCKE    First Cherokee Bancshares        OTC BB        725,986      15.20
        Inc.
FLAG    FLAG Financial Corp.             NASDAQ      7,585,388      58.80
GBTB    GB&T Bancshares Inc.             NASDAQ      4,694,328      77.00

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
GBFP    Georgia Bank Financial            GA       481,544      39,999       39,752         1.02     1.01    12.19   12.07
        Corp.
GECR    Georgia-Carolina Bancshares       GA       167,067      12,707       12,707         0.84     0.84    10.36   10.36
HABC    Habersham Bancorp                 GA       546,503      43,982       41,474         0.98     0.98    12.80   12.89
HTBV    HomeTown Bank of Villa Rica       GA        89,498       7,554        7,554         0.41     0.41     4.31    4.31
MSBK    Main Street Banks Inc.            GA     1,109,864     104,685      103,979         1.35     1.63    14.35   17.33
PAB     PAB Bankshares Inc.               GA       864,448      70,132           NA         0.58     0.45     6.79    5.23
PFGA    Pinnacle Financial Corp.          GA       304,188      46,299       46,299         1.49     1.53    10.01   10.28
SAVB    Savannah Bancorp Inc.             GA       376,183      32,071       32,071         1.20     1.19    14.27   14.25
SNBJ    SNB Bancshares Inc.               GA       451,014      34,098       33,226         0.94     1.00    12.38   13.15
SEBC    Southeastern Banking Corp.        GA       362,628      47,662       46,709         1.20     1.20     9.51    9.50
SGB     Southwest Georgia Financial       GA       234,844      30,957       28,272         1.34     1.34    10.49   10.49
SBGA    Summit Bank Corp.                 GA       341,443      27,396       25,866         0.80     0.74     9.65    8.95
STI     SunTrust Banks Inc.               GA   104,740,644   8,359,568    7,900,568         1.34     1.26    17.04   16.02
SNV     Synovus Financial Corp.           GA    16,657,947   1,694,946           NA         2.03     1.99    20.13   19.72
THVB    Thomasville Bancshares Inc.       GA       146,535      13,536       13,536         1.13     1.13    12.35   12.35
UCBG    United Community Banks Inc.       GA     2,749,257     194,665      181,556         1.05     1.09    15.46   15.98
WGNB    WGNB Corporation                  GA       350,222      29,204       29,204         1.47     1.46    17.11   17.06
CBBI    CB Bancshares Inc.                HI     1,586,040     133,762      133,762         0.37     0.74     4.78    9.69
CPBI    CPB Inc.                          HI     1,836,330     151,091      151,091         1.60     1.57    19.34   19.01
BOH     Pacific Century Financial         HI    10,628,109   1,247,012    1,210,796         0.93     0.36     8.76    3.43
        Corp
ATLO    Ames National Corp.               IA       625,465      93,439       93,439         1.67     1.53    11.58   10.62
HTLF    Heartland Financial USA           IA     1,644,064     107,090       88,095         0.73     0.70    11.32   10.86
        Inc.
HBIA    Hills Bancorp.                    IA       976,105      78,155       75,655         1.11     1.11    13.94   13.94
IFST    Iowa First Bancshares Corp.       IA       380,597      23,040       22,615         0.90     0.84    14.96   14.02
OSKY    Mahaska Investment Co.            IA       545,795      50,827       40,152         0.82     0.70     8.59    7.28
IIBK    Idaho Independent Bank            ID       278,320      26,015       25,973         1.37     1.37    14.13   14.13
AMFI    AMCORE Financial Inc.             IL     4,021,847     301,660      285,733         1.04     0.88    13.50   11.36
ONE     Bank One Corp.                    IL   268,954,000  20,226,000   18,459,000         0.99     1.09    13.37   14.73
CNBA    Chester Bancorp Inc.              IL       111,761      14,948       14,948         0.85     0.78     5.70    5.24
CORS    Corus Bankshares Inc.             IL     2,659,322     450,886      446,363         2.03     1.76    12.77   11.10

                                                    CAPITAL ISSUES
                                        -------------------------------------
                                                      Number of    Mkt. Value
                                                       Shares      of Shares
                                        Exchange       Outstg.       ($M)
                                        --------      ---------    ----------
GBFP    Georgia Bank Financial           OTC BB        2,385,280        79.90
        Corp.
GECR    Georgia-Carolina Bancshares      OTC BB        1,126,220        13.10
HABC    Habersham Bancorp                NASDAQ        2,698,746        44.50
HTBV    HomeTown Bank of Villa Rica      OTC BB          720,374         7.90
MSBK    Main Street Banks Inc.           NASDAQ       15,670,421       257.00
PAB     PAB Bankshares Inc.               AMEX         9,409,913        94.20
PFGA    Pinnacle Financial Corp.       Pink Sheet        768,000        66.40
SAVB    Savannah Bancorp Inc.            NASDAQ        2,965,836        60.50
SNBJ    SNB Bancshares Inc.              NASDAQ        3,372,969        47.20
SEBC    Southeastern Banking Corp.       OTC BB        3,390,723        50.90
SGB     Southwest Georgia Financial       AMEX         2,407,593        41.90
SBGA    Summit Bank Corp.                NASDAQ        1,934,643        26.90
STI     SunTrust Banks Inc.               NYSE       288,601,607    18,095.30
SNV     Synovus Financial Corp.           NYSE       294,674,000     7,381.60
THVB    Thomasville Bancshares Inc.    Pink Sheet      1,395,000        18.10
UCBG    United Community Banks Inc.    Pink Sheet     10,755,488       322.70
WGNB    WGNB Corporation                 NASDAQ        3,095,455        75.80
CBBI    CB Bancshares Inc.               NASDAQ        3,506,082       123.60
CPBI    CPB Inc.                         NASDAQ        7,933,242       234.00
BOH     Pacific Century Financial         NYSE        73,218,326     1,895.60
        Corp
ATLO    Ames National Corp.              OTC BB        3,125,229       125.00
HTLF    Heartland Financial USA          OTC BB        9,679,752       123.90
        Inc.
HBIA    Hills Bancorp.                 Pink Sheet      1,498,558       118.40
IFST    Iowa First Bancshares Corp.      OTC BB        1,456,404        32.80
OSKY    Mahaska Investment Co.           NASDAQ        3,872,594        45.30
IIBK    Idaho Independent Bank           OTC BB        2,074,917        44.40
AMFI    AMCORE Financial Inc.            NASDAQ       24,603,000       549.90
ONE     Bank One Corp.                    NYSE     1,167,000,000    45,571.40
CNBA    Chester Bancorp Inc.             NASDAQ          977,970        18.10
CORS    Corus Bankshares Inc.            NASDAQ       14,160,000       642.90

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
              PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
COVB    CoVest Bancshares Inc.           IL        585,729      45,151       43,813         0.99     0.99    12.05    12.10
FBTTE   First Bankers Trustshares        IL        310,920      22,735       22,401         1.15     1.06    16.11    14.75
        Inc.
BUSE    First Busey Corp.                IL      1,300,689     105,790       95,286         1.19     1.13    15.80    14.96
FMBH    First Mid-Illinois               IL        705,979      63,925       51,533         0.97     0.95    10.71    10.49
        Bancshares
FMBI    First Midwest Bancorp Inc.       IL      5,667,919     447,267      429,557         1.43     1.42    17.89    17.77
FOBB    First Oak Brook Bancshares       IL      1,386,551      99,552       99,552         1.04     1.02    14.47    14.18
FRFC    First Robinson Financial         IL         93,091       8,976        8,976         0.41     0.21     4.07     2.12
        Corp.
GRBC    GreatBanc Inc.                   IL        678,692      36,740       36,740         0.61     0.61    10.85    10.81
ILIN    Illini Corp.                     IL        268,636      13,616       11,734         0.72     0.44    10.54     6.42
MSTI    Main Street Trust Inc.           IL      1,151,511     135,993      135,867         1.47     1.33    12.32    11.19
MBFI    MB Financial Inc.                IL      1,660,016     103,562       83,353         0.37     0.77     4.33     9.12
MBHI    Midwest Banc Holdings Inc.       IL      1,810,422      96,214       92,690         1.12     1.01    19.50    17.54
NSFC    Northern States Financial        IL        587,238      76,329       76,244         1.39     1.31    10.43     9.82
        Corp
NTRS    Northern Trust Corp.             IL     39,664,500   2,773,500    2,648,600         1.37     1.37    18.61    18.61
OSBC    Old Second Bancorp Inc.          IL      1,333,348     124,946      121,040         1.38     1.36    14.43    14.18
PNBC    Princeton National Bancorp       IL        555,325      47,500       44,204         1.02     0.94    11.60    10.61
PVTB    PrivateBancorp Inc.              IL      1,176,768      62,304       51,499         0.65     0.51    10.59     8.27
QCRH    QCR Holdings Inc.                IL        462,685      30,299       30,299         0.66     0.66    10.73    10.71
UBCD    UnionBancorp Inc.                IL        748,307      63,814       55,207         0.59     0.52     7.25     6.41
UPBN    Upbancorp Inc.                   IL        411,621      28,619       28,215         0.77     0.70    11.85    10.75
WTFC    Wintrust Financial Corp.         IL      2,705,422     141,278      131,193         0.79     0.79    15.24    15.27
SRCE    1st Source Corp.                 IN      3,562,691     306,190           NA         1.14     0.92    13.14    10.59
CBIN    Community Bank Shares            IN        421,989      43,324       43,295         0.71     0.75     6.96     7.40
FCYB    First Community Bancshares       IN        147,377      10,191       10,082         0.61     0.58     9.31     8.99
THFF    First Financial Corp.            IN      2,041,905     217,510           NA         1.19     1.18    11.84    11.78
FINB    First Indiana Corp.              IN      2,046,657     209,031      195,986         0.95     1.04     9.60    10.54
FRME    First Merchants Corp.            IN      1,787,035     179,128      146,951         1.31     1.32    13.36    13.43
FBGI    First Shares Bancorp Inc.        IN        126,016       7,106        6,976         0.25     0.23     4.14     3.88
GABC    German American Bancorp          IN      1,015,111     102,209      100,226         0.88     0.86     9.22     9.08
HRTB    Heartland Bancshares             IN        185,519      13,745       13,745         0.45     0.45     6.03     6.03

                                                    CAPITAL ISSUES
                                        -------------------------------------
                                                      Number of    Mkt. Value
                                                       Shares      of Shares
                                        Exchange       Outstg.       ($M)
                                        --------      ---------    ----------
COVB    CoVest Bancshares Inc.           NASDAQ       3,438,223        64.30
FBTTE   First Bankers Trustshares        OTC BB       2,579,230        36.80
        Inc.
BUSE    First Busey Corp.                NASDAQ      13,677,688       293.80
FMBH    First Mid-Illinois               OTC BB       3,371,844        80.40
        Bancshares
FMBI    First Midwest Bancorp Inc.       NASDAQ      48,725,000     1,422.30
FOBB    First Oak Brook Bancshares       NASDAQ       6,310,631       152.40
FRFC    First Robinson Financial         OTC BB         536,133         7.40
        Corp.
GRBC    GreatBanc Inc.                   Pink Sheet   1,564,451        19.90
ILIN    Illini Corp.                     OTC BB         411,701         9.90
MSTI    Main Street Trust Inc.           OTC BB      10,843,498       202.80
MBFI    MB Financial Inc.                NASDAQ       7,004,816       175.10
MBHI    Midwest Banc Holdings Inc.       NASDAQ      10,712,000       227.60
NSFC    Northern States Financial        NASDAQ       4,469,755        97.20
        Corp
NTRS    Northern Trust Corp.             NASDAQ     221,647,000    13,347.60
OSBC    Old Second Bancorp Inc.          NASDAQ       5,705,694       224.90
PNBC    Princeton National Bancorp       NASDAQ       3,304,010        53.60
PVTB    PrivateBancorp Inc.              NASDAQ       4,804,280        94.30
QCRH    QCR Holdings Inc.                NASDAQ       2,742,436        30.40
UBCD    UnionBancorp Inc.                NASDAQ       3,979,056        55.30
UPBN    Upbancorp Inc.                   OTC BB         835,055        25.90
WTFC    Wintrust Financial Corp.         NASDAQ       9,687,777       296.20
SRCE    1st Source Corp.                 NASDAQ      20,787,960       430.30
CBIN    Community Bank Shares            NASDAQ       2,499,607        38.40
FCYB    First Community Bancshares       OTC BB       1,042,926         8.40
THFF    First Financial Corp.            NASDAQ       6,844,000       300.10
FINB    First Indiana Corp.              NASDAQ      15,443,294       270.70
FRME    First Merchants Corp.            NASDAQ      12,670,307       304,70
FBGI    First Shares Bancorp Inc.        OTC BB       1,052,779         8.40
GABC    German American Bancorp          NASDAQ      11,038,675       178.80
HRTB    Heartland Bancshares             OTC BB       1,394,604        10.20

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
              PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
HBNC    Horizon Bancorp                   IN       516,927      29,853       28,798         0.72     0.72    14.46   14.46
IUBC    Indiana United Bancorp            IN     1,178,392      87,872       65,057         0.93     0.94    13.53   13.61
IBNK    Integra Bank Corp.                IN     3,035,890     221,097      162,777         0.22     0.10     3.01    1.41
IFC     Irwin Financial Corp.             IN     3,439,960     232,074      229,880         1.45     1.48    21.83   22.33
LAYB    Lafayette Bancorp.                IN       747,553      58,654       46,184         0.99     0.99    13.38   13.38
LFYC    Lafayette Community Bancorp       IN        35,890       7,710        7,710           NA       NA       NA      NA
LKFN    Lakeland Financial Corp.          IN     1,137,712      73,534       67,373         0.90     0.85    14.45   13.64
METB    MetroBanCorp                      IN       179,689      15,122       15,122         0.92     0.92    11.07   11.06
MROE    Monroe Bancorp                    IN       495,553      40,684       40,684         1.23     1.23    14.66   14.67
ONB     Old National Bancorp              IN     9,080,473     639,235           NA         1.05     1.10    14.45   15.20
SJOE    St. Joseph Capital Corp.          IN       211,664      19,826       19,826         0.65     0.60     6.48    5.97
TOFC    Tower Financial Corp.             IN       291,805      23,505       23,505         0.47     0.47     4.88    4.88
UCMB    United Commerce Bank              IN        70,900       6,513        6,513        -0.62    -0.67    -5.28   -5.68
GLDB    Gold Banc Corp.                   KS     3,016,472     165,645      126,925         0.86     0.71    14.54   11.96
IFNC    Intrust Financial Corp.           KS     2,432,226     187,385      165,635         1.16     1.16    16.07   16.07
LARK    Landmark Bancorp Inc.             KS       349,700      40,205       37,351         0.60     1.10     5.12    9.38
TFIN    Team Financial Inc.               KS       650,310      45,370       28,584         0.59     0.62     8.30    8.67
AREA    AREA Bancshares Corp.             KY     2,988,746     312,274      255,079         1.23     1.20    11.52   11.25
BKYF    Bank of Kentucky Finl Corp.       KY       486,762      50,558       50,558         1.39     1.40    13.46   13.54
BBON    Bourbon Bancshares Inc.           KY       375,384      39,130       38,117         1.46     1.45    14.66   14.52
CZFC    Citizens First Corp.              KY       104,820       7,066        7,066         0.38     0.38     4.98    4.98
CLAS    Classic Bancshares Inc.           KY       214,329      21,377       15,822         0.89     0.93     8.33    8.66
CTBI    Community Trust Bancorp           KY     2,505,688     191,606      127,072         0.91     0.89    11.85   11.58
FFKT    Farmers Capital Bank Corp.        KY     1,183,530     123,560      123,560         1.28     1.26    11.93   11.68
FSLK    First Security Bancorp Inc.       KY       202,270      16,826       16,826         0.62     0.53     6.10    5.27
MAB     Mid-America Bancorp               KY     2,098,224     198,177      198,134         1.33     1.33    12.84   12.91
PFBI    Premier Financial Bancorp         KY       711,850      59,875       43,831         0.29    -0.46     4.01   -6.36
        Inc.
RBCAA   Republic Bancorp Inc.             KY     1,590,831     125,115      125,104         1.10     1.07    13.85   13.42
SYI     S.Y. Bancorp Inc.                 KY       937,293      71,684       71,002         1.53     1.52    20.38   20.21
ABNC    American Bancorp Inc.             LA        83,708      12,500       12,500         1.36     1.36     9.66    9.66

                                                    CAPITAL ISSUES
                                        -------------------------------------
                                                      Number of    Mkt. Value
                                                       Shares      of Shares
                                        Exchange       Outstg.       ($M)
                                        --------      ---------    ----------
HBNC    Horizon Bancorp                  NASDAQ       2,034,015        28.10
IUBC    Indiana United Bancorp           NASDAQ       6,500,794       114.10
IBNK    Integra Bank Corp.               NASDAQ      17,284,035       360.20
IFC     Irwin Financial Corp.             NYSE       21,305,000       362.20
LAYB    Lafayette Bancorp.               OTC BB       3,961,589        67.30
LFYC    Lafayette Community Bancorp      OTC BB         902,000         9.80
LKFN    Lakeland Financial Corp.         NASDAQ       5,775,632       101.80
METB    MetroBanCorp                     NASDAQ       2,101,331        15.30
MROE    Monroe Bancorp                   NASDAQ       6,100,000        65.60
ONB     Old National Bancorp              NYSE       61,174,000     1,471.10
SJOE    St. Joseph Capital Corp.         OTC BB       1,675,112        21.10
TOFC    Tower Financial Corp.            NASDAQ       2,530,000        30.10
UCMB    United Commerce Bank             OTC BB         900,000         8.10
GLDB    Gold Banc Corp.                  NASDAQ      33,935,064       241.30
IFNC    Intrust Financial Corp.          OTC BB       2,341,296       304.40
LARK    Landmark Bancorp Inc.            NASDAQ       2,080,375        42.40
TFIN    Team Financial Inc.              NASDAQ       4,179,242        35.90
AREA    AREA Bancshares Corp.            NASDAQ      23,921,000       465.70
BKYF    Bank of Kentucky Finl Corp.      OTC BB       6,026,495       104.00
BBON    Bourbon Bancshares Inc.          OTC BB       2,789,168        71.10
CZFC    Citizens First Corp.             OTC BB         643,053         8.00
CLAS    Classic Bancshares Inc.          NASDAQ       1,120,336        17.80
CTBI    Community Trust Bancorp          NASDAQ      11,425,770       271.70
FFKT    Farmers Capital Bank Corp.       NASDAQ       6,905,266       253.20
FSLK    First Security Bancorp Inc.      OTC BB       1,456,250        23.30
MAB     Mid-America Bancorp               AMEX       11,280,266       373.40
PFBI    Premier Financial Bancorp        NASDAQ       5,234,000        43.40
        Inc.
RBCAA   Republic Bancorp Inc.            NASDAQ      16,106,015       210.80
SYI     S.Y. Bancorp Inc.                 AMEX        6,672,294       222.20
ABNC    American Bancorp Inc.            OTC BB         116,924         6.20

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
BOLB    BOL Bancshares Inc.               LA        99,002       6,113        6,113         0.46     0.46     7.21    7.21
HIB     Hibernia Corp.                    LA    16,618,200   1,559,800    1,330,092         1.33     1.32    14.10   14.04
IBKC    IBERIABANK Corp.                  LA     1,426,825     134,417       98,773         1.02     1.01    10.83   10.66
MSL     MidSouth Bancorp Inc.             LA       363,780      22,628       22,196         0.85     0.81    13.58   13.02
WTNY    Whitney Holding Carp.             LA     7,243,650     717,888      614,283         1.11     1.11    10.86   10.90
BVNC    Beverly National Corp.            MA       283,266      24,360       24,360         1.03     1.03    11.67   11.67
BPFH    Boston Private Financial          MA     1,509,479     139,631           NA         0.80     1.25     8.28   12.98
CAPX    Capital Crossing Bank             MA     1,054,698      71,733       67,361         1.23     1.21    15.96   15.73
CCBT    CCBT Financial Cos.               MA     1,454,667     115,316      107,344         1.32     1.22    18.43   17.08
CNBKA   Century Bancorp Inc.              MA     1,271,022      84,599       81,715         1.03     1.02    13.70   13.66
FBF     FIeetBoston Financial             MA   203,638,000  17,608,000   12,533,000         0.45     0.77     4.82    8.37
        Corp.
HZBT    Horizon Bank & Trust Co.          MA       102,612      10,739       10,739         0.72     0.69     6.01    5.75
INDB    Independent Bank Corp.            MA     2,199,187     133,261       97,025         1.07     1.02    17.42   16.69
IFIN    Investors Financial               MA     5,298,645     342,778      262,809         1.08     1.08    16.39   16.39
        Services
SFBC    Slade's Ferry Bancorp             MA       394,790      38,466       36,293         0.82     0.80     8.66    8.45
STT     State Street Corp.                MA    69,896,000   3,845,000           NA         0.88     0.89    17.28   17.41
WAIN    Wainwright Bank & Trust           MA       492,880      37,228       35,114         0.60     0.55     7.83    7.24
        Co.
WBKC    Westbank Corp.                    MA       628,919      39,013       30,176         0.68     0.70    11.03   11.44
ANNB    Annapolis Bancorp Inc             MD       166,681      13,860       13,860         0.33     0.33     3.72    3.72
BANI    Bay National Corp.                MD        38,067       9,019        9,019        -6.44    -6.44   -18.01  -18.01
TYCB    Calvin B. Taylor                  MD       336,825      57,243       57,243         1.75     1.75     9.54    9.54
        Bankshares
CRRB    Carrollton Bancorp                MD       357,195      32,648       31,602         0.51     0.52     6.01    6.02
CBMD    Columbia Bancorp                  MD       849,649      69,362       69,362         1.01     1.01    12.11   12.11
CMFB    CommerceFirst Bancorp Inc.        MD        27,149       6,212        6,212        -3.76    -3.76   -12.65  -12.65
EGBN    Eagle Bancorp Inc.                MD       211,995      16,952       16,952         0.93     0.80    10.57    9.16
EASB    Easton Bancorp Inc.               MD        78,291       5,677        5,643         0.63     0.63     7.93    7.93
FMBN    F&M Bancorp                       MD     1,881,434     167,425      163,527         1.15     1.15    12.98   12.96
FMAR    First Mariner Bancorp             MD       777,539      43,983       43,983         0.32     0.35     6.98    7.59
FUNC    First United Corp.                MD       818,113      71,076       70,289         1.12     1.07    13.43   12.88
GLBZ    Glen Burnie Bancorp               MD       254,209      18,322       18,105         0.87     0.46    12.04    6.47

                                                    CAPITAL ISSUES
                                        -------------------------------------
                                                      Number of    Mkt. Value
                                                       Shares      of Shares
                                        Exchange       Outstg.       ($M)
                                        --------      ---------    ----------
BOLB    BOL Bancshares Inc.             Pink Sheet       179,145        1.40
HIB     Hibernia Corp.                     NYSE      159,067,000    2,829.80
IBKC    IBERIABANK Corp.                  NASDAQ       5,988,045      165.30
MSL     MidSouth Bancorp Inc.              AMEX        2,901,142       33.70
WTNY    Whitney Holding Carp.             NASDAQ      26,444,832    1,159.60
BVNC    Beverly National Corp.            OTC BB       1,641,274       27.10
BPFH    Boston Private Financial          NASDAQ      22,234,000      490.70
CAPX    Capital Crossing Bank             NASDAQ       3,944,469       72.40
CCBT    CCBT Financial Cos.               NASDAQ       8,620,423      205.20
CNBKA   Century Bancorp Inc.              NASDAQ       5,515,350      110.30
FBF     FIeetBoston Financial              NYSE    1,043,800,000   38,098.70
        Corp.
HZBT    Horizon Bank & Trust Co.          OTC BB       1,090,381       11.20
INDB    Independent Bank Corp.            NASDAQ      14,327,536      307.90
IFIN    Investors Financial               NASDAQ      31,971,404    2,116.80
        Services
SFBC    Slade's Ferry Bancorp             NASDAQ       3,869,924       58.00
STT     State Street Corp.                 NYSE      323,670,000   16,911.80
WAIN    Wainwright Bank & Trust           NASDAQ       3,835,963       28.50
        Co.
WBKC    Westbank Corp.                    NASDAQ       4,266,383       41.20
ANNB    Annapolis Bancorp Inc             NASDAQ       3,005,000       13.20
BANI    Bay National Corp.                OTC BB       1,242,020        8.20
TYCB    Calvin B. Taylor                  OTC BB       3,240,000      128.00
        Bankshares
CRRB    Carrollton Bancorp                NASDAQ       2,701,254       35.80
CBMD    Columbia Bancorp                  NASDAQ       7,105,238      116.50
CMFB    CommerceFirst Bancorp Inc.        OTC BB         822,250        8.60
EGBN    Eagle Bancorp Inc.                NASDAQ       2,895,124       33.30
EASB    Easton Bancorp Inc.               OTC BB         560,318        6.00
FMBN    F&M Bancorp                       NASDAQ      10,862,257      276.40
FMAR    First Mariner Bancorp             NASDAQ       5,368,000       49.20
FUNC    First United Corp.                NASDAQ       6,080,589       97.30
GLBZ    Glen Burnie Bancorp               NASDAQ       1,657,076       25.70

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
HFBK    Harford Bank                      MD       140,708        17,139      17,139         1.27     1.27   10.45     10.45
MRBK    Mercantile Bankshares Corp.       MD     9,928,786     1,230,206   1,118,525         1.96     1.93   15.15     14.87
PATD    Patapsco Bancorp Inc.             MD       154,863        13,622      11,752         0.69     0.56    8.37      6.86
PBKS    Provident Bankshares Corp.        MD     4,899,717       286,282          NA         0.81     0.69   14.05     11.92
SASR    Sandy Spring Bancorp Inc.         MD     2,081,834       150,673     126,447         1.19     1.17   16.36     16.09
SHBI    Shore Bancshares Inc.             MD       577,438        70,178      68,666         1.38     1.43   11.50     11.87
BKNG    Banknorth Group Inc.              ME    21,076,586     1,789,115   1,322,482         1.29     1.33   16.48     17.01
BHB     Bar Harbor Bankshares             ME       487,203        52,538      51,789         0.74     0.82    6.81      7.59
CAC     Camden National Corp.             ME     1,079,629       103,540      97,922         1.49     1.47   16.13     15.92
FNLC    First National Lincoln Corp.      ME       421,704        36,978      36,853         1.32     1.31   15.55     15.41
MERB    Merrill Merchants Bancshares      ME       274,430        25,506      25,062         1.23     1.24   12.74     12.95
UNBH    Union Bankshares Co.              ME       357,517        34,211      27,680         0.86     0.85    9.23      9.13
CTDN    Capital Directions Inc.           MI       117,091        13,643      13,643         1.50     1.50   12.95     12.95
CBCL    Capitol Bancorp Ltd.              MI     1,975,379        77,902      69,891         0.57     0.57   14.68     14.69
CHFC    Chemical Financial Corp.          MI     3,488,306       389,456     346,841         1.33     1.50   11.55     13.07
COFS    ChoiceOne Financial Services      MI       204,372        18,218      17,907         0.56     0.56    6.33      6.29
CBCF    Citizens Banking Corp.            MI     7,678,875       697,464     619,456         1.32     1.15   14.90     12.99
CKSB    Clarkston Financial Corp.         MI        77,908         8,942       8,809         0.95     0.82    6.94      5.94
CMA     Comerica Inc.                     MI    50,731,973     4,807,464   4,467,909         1.43     1.61   14.87     16.72
CEFC    Commercial National               MI       218,398        22,064      22,064         1.48     1.41   15.19     14.54
        Financial
CCBD    Community Central Bank Corp.      MI       235,036        20,477      20,477         0.75     0.66    8.23      7.29
CSHB    Community Shores Bank Corp.       MI       148,037         8,980       8,980         0.31     0.31    4.90      4.86
CYBK    County Bank Corp.                 MI       232,211        26,453      26,453         1.56     1.56   13.66     13.66
DEAR    Dearborn Bancorp Inc.             MI       226,865        27,903      27,903         0.73     0.69    5.53      5.19
FETM    Fentura Bancorp Inc.              MI       319,232        38,082      38,082         1.33     1.27   11.28     10.70
FBMI    Firstbank Corp.                   MI       751,990        72,426      63,976         1.23     1.29   13.35     13.97
FSVB    Franklin Bank NA                  MI       532,559        42,180      42,164         1.26     1.13   17.66     15.95
ICNB    ICNB Financial Corp               MI       218,725        18,802      18,208         0.90     0.82   10.74      9.79
IBCP    Independent Bank Corp.            MI     1,888,457       131,903     118,331         1.35     1.33   18.52     18.29
LENC    Lenawee Bancorp Inc.              MI       270,168        23,005      23,005         1.16     1.16   14.55     14.55

                                                    CAPITAL ISSUES
                                        -------------------------------------
                                                      Number of    Mkt. Value
                                                       Shares      of Shares
                                        Exchange       Outstg.       ($M)
                                        --------      ---------    ----------
HFBK    Harford Bank                      OTC BB         679,555       27.90
MRBK    Mercantile Bankshares Corp.       NASDAQ      69,776,000    3,003.20
PATD    Patapsco Bancorp Inc.             OTC BB         366,685       10.00
PBKS    Provident Bankshares Corp.        NASDAQ      25,111,592      610.20
SASR    Sandy Spring Bancorp Inc.         NASDAQ      14,483,564      459.10
SHBI    Shore Bancshares Inc.             NASDAQ       5,332,985      100.70
BKNG    Banknorth Group Inc.              NASDAQ     151,221,000    3,405.50
BHB     Bar Harbor Bankshares              AMEX        3,257,490       58.60
CAC     Camden National Corp.              AMEX        8,080,341      134.00
FNLC    First National Lincoln Corp.      NASDAQ       2,388,054       47.80
MERB    Merrill Merchants Bancshares      NASDAQ       2,642,332       29.50
UNBH    Union Bankshares Co.            Pink Sheet       577,495       41.60
CTDN    Capital Directions Inc.           OTC BB         598,056       22.40
CBCL    Capitol Bancorp Ltd.              NASDAQ       7,823,690      101.30
CHFC    Chemical Financial Corp.          NASDAQ      22,512,000      679.00
COFS    ChoiceOne Financial Services    Pink Sheet     1,465,407       20.50
CBCF    Citizens Banking Corp.            NASDAQ      45,098,000    1,482.80
CKSB    Clarkston Financial Corp.         OTC BB       1,026,012        8.80
CMA     Comerica Inc.                      NYSE      177,074,539   10,146.40
CEFC    Commercial National               OTC BB       3,567,418       37.50
        Financial
CCBD    Community Central Bank Corp.      NASDAQ       2,661,922       22.60
CSHB    Community Shores Bank Corp.       OTC BB       1,170,000        7.80
CYBK    County Bank Corp.                 OTC BB       1,186,472       51.30
DEAR    Dearborn Bancorp Inc.             NASDAQ       2,354,810       27.20
FETM    Fentura Bancorp Inc.              OTC BB       1,732,877       43.30
FBMI    Firstbank Corp.                   NASDAQ       5,119,152       98.00
FSVB    Franklin Bank NA                  NASDAQ       3,607,542       63.50
ICNB    ICNB Financial Corp               OTC BB         975,634       19.00
IBCP    Independent Bank Corp.            NASDAQ      11,864,876      329.80
LENC    Lenawee Bancorp Inc.             Pink Sheet      848,537       47.50

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
MCBC    Macatawa Bank Corp.               MI       670,203       66,503      66,503         0.87     0.87     9.78     9.78
MBTF    MBT Financial Corp.               MI     1,394,189      161,730     161,320         1.60     1.56    14.00    13.66
MBWM    Mercantile Bank Corp.             MI       698,683       71,464      71,464         0.74     0.72     9.05     8.77
MCBP    Michigan Community Bancorp        MI        80,115        6,659       6,659        -1.78    -1.78   -20.42   -20.42
MHBC    Michigan Heritage Bancorp         MI       137,789       12,712      12,712         0.28     0.26     2.80     2.57
NCFC    North Country Financial           MI       664,001       47,706      41,267         0.98     0.89    14.38    12.93
        Corp
OKFC    O.A.K. Financial Corp.            MI       500,782       49,283      48,812         1.26     1.24    12.91    12.76
PFI     Pelican Financial Inc.            MI       374,554       28,184      28,184         2.43     2.58    28.27    29.97
PSBH    Peoples State Bank                MI       394,995       42,222      38,122         1.45     1.24    14.80    12.65
RBNC    Republic Bancorp Inc.             MI     4,740,605      304,917     297,144         1.04     1.12    15.76    16.95
SOMC    Southern Michigan Bancorp         MI       317,096       25,547          NA         0.88     0.77    10.70     9.36
        Inc.
UBMI    United Bancorp Inc.               MI       499,515       47,750      44,165         1.05     1.07    10.98    11.18
UNIB    University Bancorp Inc.           MI        47,799        2,636       2,568        -1.06    -0.74   -22.60   -15.71
NSBK    Northern Star Financial           MN        45,033        2,472       2,472        -1.15    -1.33   -16.38   -18.97
        Inc.
TCB     TCF Financial Corp.               MN    11,358,715      917,033     762,327         1.79     1.77    23.06    22.76
USB     U.S. Bancorp                      MN   171,390,000   16,461,000   9,409,000         1.03     1.25    10.53    12.76
ALLE    Allegiant Bancorp Inc.            MO     2,170,479      138,068      81,657         0.94     0.81    13.59    11.75
CASS    Cass Information Systems          MO       584,280       55,022      54,248         1.30     1.30    13.35    13.35
CBSH    Commerce Bancshares Inc.          MO    12,902,806    1,272,483   1,221,903         1.55     1.52    14.88    14.60
ETBK    Enterbank Holdings Inc.           MO       803,842       57,862      55,727         0.69     0.68     8.77     8.67
EXJF    Exchange National                 MO       776,414       78,353      53,791         0.95     0.94     9.21     9.13
        Bancshares
FBA     First Banks America Inc.          MO     3,060,988      285,317     182,164         1.44     1.47    17.14    17.45
GSBC    Great Southern Bancorp Inc.       MO     1,323,103       85,254      85,254         1.57     1.57    23.60    23.62
MVBI    Mississippi Valley                MO     2,055,077      155,176     155,176         1.32     0.85    17.36    11.09
        Bancshares
UMBF    UMB Financial Corp.               MO     8,730,932      768,577     706,750         0.89     0.86     8.82     8.51
BXS     BancorpSouth Inc.                 MS     9,395,429      805,403     769,807         1.06     0.97    12.36    11.26
BKBK    Britton & Koontz Capital          MS       298,856       28,291      26,980         1.19     1.17    12.76    12.52
        Corp.
CIZ     Citizens Holding Co.              MS       427,213       47,182      44,208         1.41     1.41    11.98    11.98
FMFC    First M & F Corp.                 MS     1,018,309      100,062      83,062         0.71     0.68     7.14     6.86
HBHC    Hancock Holding Co.               MS     3,679,845      404,617     350,707         1.15     1.16    10.44    10.56

                                                    CAPITAL ISSUES
                                        -------------------------------------
                                                      Number of    Mkt. Value
                                                       Shares      of Shares
                                        Exchange       Outstg.       ($M)
                                        --------      ---------    ----------
MCBC    Macatawa Bank Corp.              NASDAQ       5,307,201       102.20
MBTF    MBT Financial Corp.              OTC BB      19,752,542       273.60
MBWM    Mercantile Bank Corp.            NASDAQ       5,147,837        87.00
MCBP    Michigan Community Bancorp       OTC BB         883,841         4.10
MHBC    Michigan Heritage Bancorp        OTC BB       1,488,764         7.70
NCFC    North Country Financial          NASDAQ       7,019,151        58.30
        Corp
OKFC    O.A.K. Financial Corp.         Pink Sheet     2,040,532        91.60
PFI     Pelican Financial Inc.            AMEX        4,393,194        24.80
PSBH    Peoples State Bank               OTC BB         954,068        40.50
RBNC    Republic Bancorp Inc.            NASDAQ      53,166,000       736.30
SOMC    Southern Michigan Bancorp        OTC BB       1,920,651        29.70
        Inc.
UBMI    United Bancorp Inc.            Pink Sheet     2,006,683       102.30
UNIB    University Bancorp Inc.          NASDAQ       2,092,801         5.20
NSBK    Northern Star Financial          OTC BB         479,506         1.40
        Inc.
TCB     TCF Financial Corp.               NYSE       76,931,828     3,691.20
USB     U.S. Bancorp                      NYSE    1,951,709,512    40,849.30
ALLE    Allegiant Bancorp Inc.           NASDAQ      15,209,566       209.10
CASS    Cass Information Systems         NASDAQ       3,181,815        66.90
CBSH    Commerce Bancshares Inc.         NASDAQ      65,368,356     2,548.70
ETBK    Enterbank Holdings Inc.          OTC BB       9,254,496       111.10
EXJF    Exchange National                NASDAQ       2,834,145        73.70
        Bancshares
FBA     First Banks America Inc.          NYSE       12,856,060       405.20
GSBC    Great Southern Bancorp Inc.      NASDAQ       6,862,535       209.30
MVBI    Mississippi Valley               NASDAQ       9,341,862       366.20
        Bancshares
UMBF    UMB Financial Corp.              NASDAQ      22,128,204       885.10
BXS     BancorpSouth Inc.                 NYSE       81,190,000     1,347.80
BKBK    Britton & Koontz Capital         NASDAQ       2,109,055        31.60
        Corp.
CIZ     Citizens Holding Co.              AMEX        4,963,125        82.40
FMFC    First M & F Corp.                NASDAQ       4,614,784        94.60
HBHC    Hancock Holding Co.              NASDAQ      10,707,000       460.80

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
NBY     NBC Capital Corp.                 MS      1,050,802    102,927        100,070       1.26     1.23    12.73   12.44
PFBX    Peoples Financial Corp.           MS        598,815     79,334         79,334       0.64     0.61     4.84    4.64
PHC     Peoples Holding Co.               MS      1,254,727    123,582        114,771       1.18     1.18    11.90   11.85
TRMK    Trustmark Corp.                   MS      7,180,339    685,444        622,224       1.59     1.50    16.98   16.03
GBCI    Glacier Bancorp Inc.              MT      2,085,747    176,982        135,211       1.38     1.41    15.77   16.07
UBMT    United Financial Corp.            MT        378,856     28,771         25,231       0.68     0.65     8.55    8.20
FSBC    1st State Bancorp Inc.            NC        351,187     63,937         63,937       0.96     0.96     5.32    5.32
ACNC    Alamance National Bank            NC         90,197      5,533          5,533      -0.75    -0.75    -8.67   -8.69
ACBA    American Community Bancshares     NC        182,008     13,632         13,632       0.46     0.45     5.66    5.65
BAC     Bank of America Corp.             NC    621,764,000 48,520,000     36,372,000       1.05     1.18    13.95   15.68
GRAN    Bank of Granite Corp.             NC        715,390    124,781        124,781       2.00     1.98    11.29   11.21
BKNC    Bank of North Carolina            NC        204,046     18,790         18,790       0.94     0.94    10.25   10.29
BCAR    Bank of the Carolinas             NC         98,713      7,312          6,604      -0.09    -0.11    -1.14   -1.31
BKWW    Bank of Wilmington                NC        101,833      7,496          7,496       0.22     0.20     3.19    2.93
BBT     BB&T Corp.                        NC     70,869,945  6,150,209      5,215,850       1.41     1.52    16.78   17.99
CBKN    Capital Bank Corp.                NC        406,741     36,983         32,878       0.65     0.61     6.69    6.34
CLBH    Carolina Bank Holdings Inc        NC        147,280      9,704          9,704       0.35     0.32     4.53    4.15
CKPM    Community Bank                    NC        221,686     20,561         20,474       1.41     1.41    15.94   15.94
CRFN    Crescent Financial Corp.          NC        129,174     10,450         10,450       0.31     0.28     2.97    2.66
ECBE    ECB Bancorp Inc.                  NC        300,171     25,880         25,880       0.87     0.85    10.00    9.81
FBNC    First Bancorp                     NC      1,144,691    116,726         92,238       1.32     1.31    11.97   11.89
FCTR    First Charter Corp.               NC      3,332,737    309,341        290,184       1.14     1.09    11.03   10.54
FCNCA   First Citizens Bancshares         NC     11,864,991    885,043        773,476       0.77     0.73    10.26    9.71
        Inc.
FCMM    First Commerce Corp               NC        136,044      9,555          9,555       0.59     0.55     7.60    7.10
FSBK    First South Bancorp Inc.          NC        541,195     50,769         46,421       1.05     1.00    12.23   11.66
NCFT    First Trust Bank                  NC        140,255     11,048         11,048       0.73     0.68     8.20    7.67
FNBN    FNB Corp.                         NC        593,742     55,907         55,906       1.15     1.15    11.64   11.64
FNBF    FNB Financial Services Corp.      NC        704,825     62,708         62,387       0.91     0.75    10.75    8.86
FOFN    Four Oaks Fincorp Inc.            NC        299,703     28,026         27,915       0.97     1.02     9.75   10.22
GBTS    Gateway Financial Holdings        NC        160,832     22,998         20,659       0.40     0.29     3.00    2.19

                                                    CAPITAL ISSUES
                                        -------------------------------------
                                                      Number of    Mkt. Value
                                                       Shares      of Shares
                                        Exchange       Outstg.       ($M)
                                        --------      ---------    ----------
NBY     NBC Capital Corp.                 AMEX        6,182,960       189.90
PFBX    Peoples Financial Corp.          NASDAQ       5,626,039        74.50
PHC     Peoples Holding Co.               AMEX        5,704,680       211.10
TRMK    Trustmark Corp.                  NASDAQ      63,705,671     1,543.60
GBCI    Glacier Bancorp Inc.             NASDAQ      16,874,422       351.30
UBMT    United Financial Corp.           NASDAQ       1,478,152        26.00
FSBC    1st State Bancorp Inc.           NASDAQ       3,289,607        65.80
ACNC    Alamance National Bank           OTC BB         837,737         7.50
ACBA    American Community Bancshares    NASDAQ       1,806,465        14.90
BAC     Bank of America Corp.             NYSE    1,559,297,220    98,157.80
GRAN    Bank of Granite Corp.            NASDAQ      10,987,085       217.20
BKNC    Bank of North Carolina           OTC BB       2,909,375        26.20
BCAR    Bank of the Carolinas            OTC BB         893,100        11.60
BKWW    Bank of Wilmington               OTC BB       1,285,007         6.90
BBT     BB&T Corp.                        NYSE      455,682,560    16,454.70
CBKN    Capital Bank Corp.               NASDAQ       3,597,339        38.90
CLBH    Carolina Bank Holdings Inc       OTC BB       1,032,438         9.20
CKPM    Community Bank                   OTC BB       1,567,192        40.70
CRFN    Crescent Financial Corp.         OTC BB       1,289,527        11.00
ECBE    ECB Bancorp Inc.                 NASDAQ       2,066,191        27.90
FBNC    First Bancorp                    NASDAQ       9,112,542       205.50
FCTR    First Charter Corp.              NASDAQ      30,742,532       547.50
FCNCA   First Citizens Bancshares        NASDAQ      10,483,456     1,024.80
        Inc.
FCMM    First Commerce Corp              OTC BB       1,014,000        12.20
FSBK    First South Bancorp Inc.         NASDAQ       3,016,546        95.90
NCFT    First Trust Bank                 OTC BB       1,151,825        13.20
FNBN    FNB Corp.                        NASDAQ       4,763,261        72.30
FNBF    FNB Financial Services Corp.     NASDAQ       4,568,907        66.50
FOFN    Four Oaks Fincorp Inc.           OTC BB       2,106,477        43.00
GBTS    Gateway Financial Holdings       NASDAQ       2,732,765        23.60

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                            PROFITABILITY
                                                   ------------------------------------      ------------------------------
                                                    Total       Total        Total                   Core             Core
                                                   Assets      Equity     Tang. Equity      ROAA     ROAA    ROAE     ROAE
                                        State      ($000)      ($000)        ($000)          (%)      (%)     (%)      (%)
                                        -----      ------      ------     ------------      ----     ----    -----    ----
HGCT    High Country Bank                 NC       124,433       14,547      14,547         0.12     0.12     0.93     0.92
HSTC    High Street Corp.                 NC       168,156       15,562      15,562         0.11     0.10     1.20     1.01
IPNC    Independence Bank                 NC        57,740        4,794       4,794        -1.83    -1.83   -20.08   -20.08
LXBK    LSB Bancshares Inc.               NC       833,327       79,343      78,689         1.13     1.09    11.84    11.39
LUMG    Lumbee Guaranty Bank              NC       138,168       14,223      14,184         1.06     1.05    10.13     9.97
MFBP    M&F Bancorp Inc.                  NC       163,061       18,358      18,358         0.41     0.42     3.90     3.97
MSBS    Main Street BankShares Inc        NC       221,077       14,838      14,838         0.40     0.31     5.06     3.95
MDCR    MidCarolina Bank                  NC       136,706       10,861      10,861         0.51     0.51     6.15     6.15
MBFC    MountainBank Financial            NC       426,464       20,082      20,082         0.66     0.66    11.30    11.30
        Corp.
NCBN    New Century Bank                  NC        77,815       11,985      11,985         0.87     0.87     4.83     4.82
PEBK    Peoples Bancorp of NC Inc.        NC       619,505       45,401      45,338         0.80     0.61     9.65     7.43
RWNB    Rowan Bancorp Inc.                NC       116,033       10,043      10,043         0.62     0.62     6.93     6.93
SCMF    Southern Community                NC       481,220       42,451      42,451         0.49     0.49     5.31     5.31
        Financial
SRBT    Surrey Bank & Trust               NC        86,824        8,099       7,955         0.67     0.67     5.92     5.92
UCBB    United Community Bancorp          NC       180,347       18,808      18,808         1.11     1.11    10.45    10.45
WB      Wachovia Carp.                    NC   330,452,000   28,455,000  15,683,000         0.60     0.68     8.01     9.02
WFSC    Weststar Financial Svcs           NC        80,652        7,982       7,982         0.77     0.77     8.08     8.08
        Corp
YAVY    Yadkin Valley Bank and            NC       361,397       45,920      45,920         1.79     1.75    14.48    14.20
        Trust
BNCC    BNCCORP Inc.                      ND       585,057       30,679      28,508         0.22     0.10     4.04     1.90
CFBX    Community First Bankshares        ND     5,772,326      356,705     259,248         1.11     1.19    18.66    20.02
FINN    First National of Nebraska        NE     9,559,888      791,230     686,664         1.02     0.61    12.66     7.58
GSBI    Granite State Bankshares          NH     1,018,942       80,537      74,082         1.15     1.12    14.39    14.06
        Inc.
NWFI    Northway Financial Inc.           NH       513,939       43,339      35,259         0.78     0.77     9.14     8.94
FCCY    1st Constitution Bancorp          NJ       223,758       17,433      17,433         1.07     1.07    13.18    13.16
ALCY    Allaire Community Bank            NJ        90,690       11,438      11,438         0.21     0.21     1.40     1.40
BORD    Boardwalk Bank                    NJ        91,639       10,875      10,875         0.56     0.15     3.87     1.05
BVB     Bridge View Bancorp               NJ       228,383       26,020      26,020         1.95     1.95    18.72    18.72
BRB     Brunswick Bancorp                 NJ       117,556       25,680      25,680         1.64     1.64     7.52     7.52
CNBC    Center Bancorp Inc.               NJ       689,603       44,296      42,205         0.99     0.97    14.40    14.12
CBH     Commerce Bancorp Inc.             NJ    11,317,153      636,570     633,280         1.08     1.07    17.64    17.53

                                                    CAPITAL ISSUES
                                        -------------------------------------
                                                      Number of    Mkt. Value
                                                       Shares      of Shares
                                        Exchange       Outstg.       ($M)
                                        --------      ---------    ----------
HGCT    High Country Bank                 OTC BB       1,416,822       15.60
HSTC    High Street Corp.                 OTC BB       1,748,421       11.40
IPNC    Independence Bank                 OTC BB         637,975        4.00
LXBK    LSB Bancshares Inc.               NASDAQ       8,441,846      108.50
LUMG    Lumbee Guaranty Bank            Pink Sheet     1,941,216       31.10
MFBP    M&F Bancorp Inc.                  OTC BB         853,725        8.90
MSBS    Main Street BankShares Inc        OTC BB       1,365,179       16.10
MDCR    MidCarolina Bank                  OTC BB       1,518,131       23.20
MBFC    MountainBank Financial            OTC BB       1,873,755       48.60
        Corp.
NCBN    New Century Bank                  OTC BB       1,093,048       13.30
PEBK    Peoples Bancorp of NC Inc.        NASDAQ       3,218,714       46.20
RWNB    Rowan Bancorp Inc.              Pink Sheet       557,957       10.30
SCMF    Southern Community                NASDAQ       8,354,990       60.60
        Financial
SRBT    Surrey Bank & Trust               OTC BB         956,033        9.30
UCBB    United Community Bancorp          NASDAQ       1,645,886       20.60
WB      Wachovia Carp.                     NYSE    1,362,000,000   42,712.30
WFSC    Weststar Financial Svcs           OTC BB         869,721        7.20
        Corp
YAVY    Yadkin Valley Bank and            NASDAQ       7,194,191       86.30
        Trust
BNCC    BNCCORP Inc.                      NASDAQ       2,399,170       17.50
CFBX    Community First Bankshares        NASDAQ      40,246,039    1,033.90
FINN    First National of Nebraska        OTC BB         346,767      840.90
GSBI    Granite State Bankshares          NASDAQ       5,235,144      123.50
        Inc.
NWFI    Northway Financial Inc.           NASDAQ       1,511,324       42.30
FCCY    1st Constitution Bancorp          NASDAQ       1,398,395       29.30
ALCY    Allaire Community Bank            OTC BB       1,189,659       16.70
BORD    Boardwalk Bank                    OTC BB       1,215,065        9.80
BVB     Bridge View Bancorp                AMEX        3,226,145       45.80
BRB     Brunswick Bancorp                  AMEX        1,895,232       19.00
CNBC    Center Bancorp Inc.               NASDAQ       3,964,652       75.30
CBH     Commerce Bancorp Inc.              NYSE       65,632,441    2,582.00

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001


                                                    ASSETS AND EQUITY                      PROFITABILITY
                                           -----------------------------------    --------------------------------
                                             Total         Total        Total              Core              Core
                                             Assets        Equity   Tang. Equity  ROAA     ROAA     ROAE     ROAE
                                   State     ($000)        ($000)       ($000)     (%)      (%)      (%)     (%)
                                   -----   -----------   ----------    -------    -----    -----    -----    -----
CBNJ   Community Bancorp of NJ       NJ       245,638        21,143     21,143     0.74     0.77     7.45     7.67
FWFC   First Washington Finl Corp.   NJ       309,278        21,133     21,133       NA       NA       NA       NA
GFLS   Greater Community Bancorp     NJ       655,560        44,322     32,554     0.88     0.86    13.16    12.92
HU     Hudson United Bancorp         NJ     6,999,535       383,904    297,747     1.41     1.40    24.95    24.74
IFCJ   Interchange Financial         NJ       829,808        68,233     68,233     1.31     1.29    16.06    15.81
       Services
LBAI   Lakeland Bancorp              NJ     1,044,338        85,567     82,418     1.14     1.14    13.21    13.25
PGC    Peapack-Gladstone Financial   NJ       704,773        63,085     62,522     1.42     1.40    15.03    14.82
SSFN   Stewardship Financial Corp.   NJ       264,504        20,030     19,709     1.05     1.05    13.50    13.50
SNBC   Sun Bancorp Inc.              NJ     1,929,532       129,960     86,323     0.07     0.07     1.05     1.16
SBB    Sussex Bancorp                NJ       197,950        12,317     11,845     0.46     0.46     7.29     7.25
SVBF   SVB Financial Services Inc.   NJ       328,305        19,628     19,628     0.61     0.61     9.49     9.52
TCNJ   Trust Co. of New Jersey       NJ     4,063,015       216,010    214,885     0.93     0.71    16.56    12.71
UNBJ   United National Bancorp       NJ     1,962,450       155,751    151,239     1.23     1.24    16.46    16.48
UNTY   Unity Bancorp Inc.            NJ       379,232        24,836     24,836     0.56     0.53     9.11     8.65
VLY    Valley National Bancorp       NJ     8,583,765       678,375    672,036     1.68     1.73    19.70    20.22
VBNJ   Vista Bancorp Inc.            NJ       740,082        60,031     59,757     1.17     1.16    14.79    14.76
YANB   Yardville National Bancorp    NJ     1,943,389        93,245     93,245     0.48     0.44     9.86     9.16
FSNM   First State Bancorp.          NM       827,921        58,345     57,984     1.13     1.13    14.64    14.58
ALNC   Alliance Financial Corp.      NY       692,871        53,463     53,463     0.93     0.78    11.14     9.34
AROW   Arrow Financial Corp.         NY     1,151,007        91,504     81,568     1.41     1.40    18.17    18.03
BK     Bank of New York Co.          NY    81,028,000     6,317,000         NA     1.70     1.53    21.54    19.41
ZAPS   Berkshire Bancorp Inc.        NY       536,558        95,992     77,554     0.85     0.74     3.77     3.30
BDGE   Bridge Bancorp Inc.           NY       393,424        32,861     32,861     1.74     1.73    23.13    22.95
BSBN   BSB Bancorp Inc.              NY     2,060,842       155,825    154,996     0.95     0.92    12.87    12.48
CHMG   Chemung Financial Corp.       NY       729,653        80,521     75,908     1.31     1.26    12.25    11.83
C      Citigroup Inc.                NY 1,050,000,000    81,200,000         NA     1.45     1.46    19.17    19.27
CNBI   CNB Bancorp Inc.              NY       361,325        35,246     30,887     1.11     1.11    11.36    11.33
CBU    Community Bank System Inc.    NY     3,208,867       266,013    123,671     0.66     0.85     7.99    10.24
EVBN   Evans Bancorp Inc.            NY       240,516        26,827     23,900     1.47     1.04    13.27     9.38
FISI   Financial Institutions Inc.   NY     1,794,296       149,187    110,021     1.34     1.31    14.92    14.67


                                                     CAPITAL ISSUES
                                          -------------------------------------
                                                        Number of    Mkt. Value
                                                         Shares       of Shares
                                  State   Exchange       Outstg.         ($M)
                                  -----   --------   -------------   ----------
CBNJ   Community Bancorp of NJ      NJ     NASDAQ        2,014,729        32.40
FWFC   First Washington Finl Corp.  NJ     OTC BB        2,697,840        36.60
GFLS   Greater Community Bancorp    NJ     NASDAQ        6,630,312        70.60
HU     Hudson United Bancorp        NJ       NYSE       45,800,000     1,314.50
IFCJ   Interchange Financial        NJ     NASDAQ        6,460,433       i22.70
       Services
LBAI   Lakeland Bancorp             NJ     NASDAQ       13,679,345       223.00
PGC    Peapack-Gladstone Financial  NJ       AMEX        3,327,000       122.50
SSFN   Stewardship Financial Corp.  NJ     OTC BB        1,837,275        30.80
SNBC   Sun Bancorp Inc.             NJ      NASDAQ      10,554,006       108.30
SBB    Sussex Bancorp               NJ       AMEX        1,656,004        17.20
SVBF   SVB Financial Services Inc.  NJ      NASDAQ       3,316,724        33.20
TCNJ   Trust Co. of New Jersey      NJ      NASDAQ      18,438,313       464.60
UNBJ   United National Bancorp      NJ      NASDAQ      14,876,211       357.20
UNTY   Unity Bancorp Inc.           NJ      NASDAQ       5,113,000        33.20
VLY    Valley National Bancorp      NJ       NYSE       76,467,661     2,519.60
VBNJ   Vista Bancorp Inc.           NJ      NASDAQ       5,337,904       142.80
YANB   Yardville National Bancorp   NJ      NASDAQ       8,043,000       100.50
FSNM   First State Bancorp.         NM      NASDAQ       4,885,584       104.10
ALNC   Alliance Financial Corp.     NY      NASDAQ       3,447,213        82.70
AROW   Arrow Financial Corp.        NY      NASDAQ       7,632,448       222.80
BK     Bank of New York Co.         NY       NYSE      730,323,574    29,797.20
ZAPS   Berkshire Bancorp Inc.       NY      NASDAQ       2,379,990        67.20
BDGE   Bridge Bancorp Inc.          NY      OTC BB       4,166,264        75.50
BSBN   BSB Bancorp Inc.             NY      NASDAQ       9,627,566       228.30
CHMG   Chemung Financial Corp.      NY      OTC BB       3,981,289       109.90
C      Citigroup Inc.               NY       NYSE    5,148,700,000   259,906.40
CNBI   CNB Bancorp Inc.             NY      OTC BB       2,282,882        74.20
CBU    Community Bank System Inc.   NY       NYSE       12,902,812       338.10
EVBN   Evans Bancorp Inc.           NY      NASDAQ       2,199,042        47.70
FISI   Financial Institutions Inc.  NY      NASDAQ      11,021,314       257.90

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001


                                                          ASSETS AND EQUITY                      PROFITABILITY
                                                 -----------------------------------    --------------------------------
                                                   Total         Total        Total              Core              Core
                                                   Assets        Equity   Tang. Equity  ROAA     ROAA     ROAE     ROAE
                                         State     ($000)        ($000)       ($000)     (%)      (%)      (%)     (%)
                                         ----   -----------   ----------    -------    -----    -----    -----    -----
FLIC      First of Long Island Corp.      NY        696,234       75,615     75,391     1.55     1.58    13.93     14.14
HUVL      Hudson Valley Holding Corp.     NY      1,334,494      115,029    114,204     1.49     1.47    20.09     19.77
IBCA      Intervest Bancshares Corp.      NY        512,622       40,395     40,395     0.85     0.87     9.94     10.20
JPM       J.P. Morgan Chase & Co.         NY    693,575,000   41,099,000 32,894,000     0.23     0.38     3.97      6.55
JFBC      Jeffersonville Bancorp          NY        291,710       28,127     28,127     1.10     1.10    11.99     11.98
LICB      Long Island Financial Corp.     NY        438,390       21,127     21,127     0.51     0.52     9.72      9.84
MTB       M&T Bank Corp.                  NY     31,450,196    2,939,451  1,671,625     1.23     1.24    12.78     12.92
NBTB      NBT Bancorp Inc.                NY      3,638,202      266,355    216,506     0.10     0.53     1.32      6.77
NFB       North Fork Bancorp.             NY     17,232,103    1,437,008  1,009,734     2.12     2.05    23.39     22.62
SMTB      Smithtown Bancorp Inc.          NY        380,221       26,999     26,999     1.74     1.74    25.30     25.31
STB       State Bancorp Inc.              NY      1,021,176       79,513     76,616     1.10     1.02    14.97     13.89
STL       Sterling Bancorp                NY      1,482,871      128,477    107,319     1.53     1.53    15.64     15.64
SUBK      Suffolk Bancorp                 NY      1,164,947       96,837     95,939     1.73     1.70    20.55     20.27
TMP       Tompkins Trustco Inc.           NY      1,420,695      131,072    117,663     1.46     1.45    15.82     15.78
TRST      TrustCo Bank Corp NY            NY      2,578,621      205,827    204,838     1.83     1.71    22.44     20.99
UBH       U.S.B. Holding Co.              NY      2,040,126      135,200    128,634     1.06     0.99    16.21     15.16
WEFN      WebFinancial Corp.              NY         19,132       12,336     10,927    -7.03    -7.03   -12.37    -12.37
BFOH      BancFirst Ohio Corp.            OH      1,471,454      116,506     96,409     1.05     1.04    14.19     14.01
BLMT      Belmont Bancorp.                OH        287,615       27,100     27,100     0.06     0.10     0.65      1.05
CNBD      CNBC Bancorp                    OH        280,969       23,117     23,099     1.23     1.22    14.52     14.46
COBI      Combanc Inc.                    OH        232,376       24,234     24,234     0.87     0.87     8.19      8.19
CMOH      Commercial Bancshares Inc.      OH        245,572       19,547     19,453     0.47     0.43     6.33      5.74
CLDB      Cortland Bancorp                OH        435,951       51,320     50,992     1.27     1.23    11.22     10.85
CHBH      Croghan Bancshares Inc.         OH        358,609       39,679     33,406     1.05     1.04     9.70      9.63
CSBB      CSB Bancorp Inc.                OH        320,085       32,760     32,694     0.01     0.01     0.14      0.14
DCBF      DCB Financial Corp.             OH        511,945       49,172     49,172     0.96     0.96    10.47     10.46
EBLO      Exchange Bancshares Inc.        OH        106,343       10,490     10,407     0.56     0.56     5.84      5.84
FMNB      Farmers National Banc Corp.     OH        656,694       75,718     75,138     1.14     1.12     9.88      9.70
FCBQ      FC Banc Corp.                   OH        108,997       12,091     12,091     0.73     0.86     6.57      7.70
FITB      Fifth Third Bancorp             OH     71,026,340    7,639,277  6,689,513     1.55     1.81    15.06     17.64


                                                             CAPITAL ISSUES
                                                   -------------------------------------
                                                                Number of    Mkt. Value
                                                                 Shares       of Shares
                                         State     Exchange      Outstg.         ($M)
                                         -----     --------   -------------   ----------
 FLIC      First of Long Island Corp.      NY        NASDAQ       2,817,107       109.90
 HUVL      Hudson Valley Holding Corp.     NY        OTC BB       5,248,869       248.10
 IBCA      Intervest Bancshares Corp.      NY        NASDAQ       3,899,629        28.90
 JPM       J.P. Morgan Chase & Co.         NY          NYSE   1,973,400,000    71,733.10
 JFBC      Jeffersonville Bancorp          NY        NASDAQ       1,487,047        32.70
 LICB      Long Island Financial Corp.     NY        NASDAQ       1,439,926        23.00
 MTB       M&T Bank Corp.                  NY          NYSE      93,814,000     6,834.30
 NBTB      NBT Bancorp Inc.                NY        NASDAQ      33,104,813       479.70
 NFB       North Fork Bancorp.             NY          NYSE     162,888,769     5,210.80
 SMTB      Smithtown Bancorp Inc.          NY        OTC BB       1,539,257        59.30
 STB       State Bancorp Inc.              NY          AMEX       7,817,205       125.90
 STL       Sterling Bancorp                NY          NYSE      10,089,830       294.60
 SUBK      Suffolk Bancorp                 NY        NASDAQ      11,770,596       321.10
 TMP       Tompkins Trustco Inc.           NY          AMEX       7,417,648       298.60
 TRST      TrustCo Bank Corp NY            NY        NASDAQ      71,306,000       897.70
 UBH       U.S.B. Holding Co.              NY          NYSE      18,379,346       281.50
 WEFN      WebFinancial Corp.              NY        NASDAQ       4,366,866        11.70
 BFOH      BancFirst Ohio Corp.            OH        NASDAQ       8,740,000       211.10
 BLMT      Belmont Bancorp.                OH        NASDAQ      11,101,403        31.10
 CNBD      CNBC Bancorp                    OH        NASDAQ       2,038,249        42.00
 COBI      Combanc Inc.                    OH        OTC BB       2,263,285        34.50
 CMOH      Commercial Bancshares Inc.      OH        OTC BB       1,155,856        25.50
 CLDB      Cortland Bancorp                OH        OTC BB       3,922,178        72.40
 CHBH      Croghan Bancshares Inc.         OH        OTC BB       1,913,711        42.10
 CSBB      CSB Bancorp Inc.                OH        OTC BB       2,624,368        34.40
 DCBF      DCB Financial Corp.             OH        OTC BB       4,178,200        57.00
 EBLO      Exchange Bancshares Inc.        OH        OTC BB         586,644        11.10
 FMNB      Farmers National Banc Corp.     OH        OTC BB      12,111,331       136.30
 FCBQ      FC Banc Corp.                   OH        OTC BB         590,154        13.20
 FITB      Fifth Third Bancorp             OH        NASDAQ     582,674,580     35881.10

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                         ASSETS AND EQUITY                      PROFITABILITY
                                               -----------------------------------    --------------------------------
                                                  Total         Total        Total              Core              Core
                                                  Assets        Equity   Tang. Equity  ROAA     ROAA     ROAE     ROAE
                                        State     ($000)        ($000)       ($000)     (%)      (%)      (%)     (%)
                                        ----   -----------   ----------    -------    -----    -----    -----    -----
FCZA      First Citizens Banc Corp.      OH         504,185      51,073      49,448    1.16     1.01    11.64    10.16
FFBC      First Financial Bancorp.       OH       3,854,794     384,543     352,459    1.12     1.20    10.94    11.70
FMER      FirstMerit Corp.               OH      10,193,374     910,807     771,311    1.14     1.43    12.62    15.81
GLBK      GLB Bancorp Inc.               OH         166,182      27,519      27,331    0.56     0.56     3.06     3.06
HBAN      Huntington Bancshares Inc.     OH      28,500,159   2,416,440   1,713,921    0.63     0.86     7.50    10.20
KEY       KeyCorp                        OH      80,938,000   6,155,000   5,023,000    0.16     0.27     2.01     3.51
KLIB      Killbuck Bancshares Inc.       OH         275,306      33,289      31,933    1.07     1.07     8.85     8.85
LCNB      LCNB Corp.                     OH         480,435      49,507      45,778    1.30     1.30    12.49    12.47
LNBB      LNB Bancorp Inc.               OH         647,611      61,329      57,764    1.36     1.33    14.70    14.42
MBCN      Middlefield Banc Corp.         OH         191,581      19,640      19,640      NA       NA       NA       NA
NBOH      National Bancshares Corp.      OH         200,332      30,796      30,499    1.29     1.26     8.68     8.47
NCC       National City Corp.            OH     105,816,700   7,381,223   6,216,723    1.49     1.33    19.86    17.71
NBTF      NB&T Financial Group Inc.      OH         671,171      50,976      42,729    0.99     0.96    11.87    11.58
OAKF      Oak Hill Financial Inc.        OH         778,332      56,349      56,133    1.20     1.14    16.45    15.64
OHSB      Ohio State Bancshares Inc.     OH          84,979       6,216       6,216    0.62     0.55     8.27     7.35
OVBC      Ohio Valley Banc Corp.         OH         634,999      46,300      45,033    0.82     0.82    10.78    10.78
PRK       Park National Corp.            OH       4,569,515     468,346          NA    1.84     1.83    17.33    17.31
PEBO      Peoples Bancorp Inc.           OH       1,195,889      93,854      76,844    1.06     1.02    13.60    13.02
PFGI      Provident Financial Group Inc. OH      15,646,544     892,590     792,763    0.16     0.16     2.39     2.39
RBNF      Rurban Financial Corp.         OH         749,009      53,629      53,450    0.70     0.65     8.10     7.59
SECD      Second Bancorp Inc.            OH       1,680,356     128,299     110,034    1.07     1.08    13.69    13.84
SKYF      Sky Financial Group Inc.       OH       9,220,228     648,444     587,734    1.39     1.37    19.11    18.78
TSEO      Tri-State 1st Bank Inc.        OH          78,264       8,839       8,772    0.72     0.76     6.26     6.54
UNBO      UNB Corp.                      OH       1,096,842      85,368      83,311    1.42     1.38    18.74    18.17
UBCP      United Bancorp Inc.            OH         341,317      30,474      30,380    0.82     0.81     9.14     9.05
UBOH      United Bancshares Inc.         OH         377,078      34,628      34,268    0.77     0.77     9.34     9.28
WNNB      Wayne Bancorp Inc.             OH         608,722      61,801      61,053    1.50     1.49    14.10    14.04
BANF      BancFirst Corp.                OK       2,757,045     223,168          NA    1.05     1.04    13.32    13.25
BOKF      BOK Financial Corp.            OK      11,130,388     828,483     676,407    1.14     0.97    14.93    12.70
LFIN      Local Financial Corp.          OK       2,820,051     163,536     147,988    1.01     1.07    15.65    16.55


                                                              CAPITAL ISSUES
                                                   -------------------------------------
                                                                Number of    Mkt. Value
                                                                 Shares       of Shares
                                        State      Exchange      Outstg.         ($M)
                                        -----      --------   -------------   ----------
FCZA      First Citizens Banc Corp.      OH         NASDAQ        4,082,619        95.50
FFBC      First Financial Bancorp.       OH         NASDAQ       46,599,935       822.50
FMER      FirstMerit Corp.               OH         NASDAQ       84,991,286      2302.40
GLBK      GLB Bancorp Inc.               OH         NASDAQ        2,134,506        19.70
HBAN      Huntington Bancshares Inc.     OH         NASDAQ      251,193,814      4318.00
KEY       KeyCorp                        OH           NYSE      424,005,000     10320.30
KLIB      Killbuck Bancshares Inc.       OH         OTC BB          695,062        62.10
LCNB      LCNB Corp.                     OH         OTC BB        1,775,942        73.00
LNBB      LNB Bancorp Inc.               OH         NASDAQ        4,295,511        88.10
MBCN      Middlefield Banc Corp.         OH     Pink Sheet        1,102,954        26.60
NBOH      National Bancshares Corp.      OH         OTC BB        2,226,668        35.60
NCC       National City Corp.            OH           NYSE      607,354,729     17759.10
NBTF      NB&T Financial Group Inc.      OH         OTC BB        3,207,804        61.30
OAKF      Oak Hill Financial Inc.        OH         NASDAQ        5,267,295        83.00
OHSB      Ohio State Bancshares Inc.     OH         OTC BB          146,000         8.40
OVBC      Ohio Valley Banc Corp.         OH         NASDAQ        3,449,260        83.50
PRK       Park National Corp.            OH           AMEX       13,940,801      1293.00
PEBO      Peoples Bancorp Inc.           OH         NASDAQ        7,110,922       130.50
PFGI      Provident Financial Group Inc. OH         NASDAQ       49,206,000      1293.10
RBNF      Rurban Financial Corp.         OH         NASDAQ        4,564,513        62.40
SECD      Second Bancorp Inc.            OH         NASDAQ        9,949,316       215.00
SKYF      Sky Financial Group Inc.       OH         NASDAQ       81,847,000      1664.80
TSEO      Tri-State 1st Bank Inc.        OH         OTC BB          720,371        15.70
UNBO      UNB Corp.                      OH         NASDAQ       10,440,254       193.70
UBCP      United Bancorp Inc.            OH         NASDAQ        3,126,000        43.50
UBOH      United Bancshares Inc.         OH         NASDAQ        3,586,828        33.00
WNNB      Wayne Bancorp Inc.             OH         NASDAQ        4,657,531       102.50
BANF      BancFirst Corp.                OK         NASDAQ        8,260,099       286.60
BOKF      BOK Financial Corp.            OK         NASDAQ       51,195,914      1613.20
LFIN      Local Financial Corp.          OK         NASDAQ       19,199,925       268.60

KELLER & COMPANY
Dublin, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001


                                                        ASSETS AND EQUITY                           PROFITABILITY
                                                 -----------------------------------     --------------------------------
                                                  Total         Total       Total                 Core              Core
                                                 Assets        Equity   Tang. Equity     ROAA     ROAA     ROAE     ROAE
                                        State    ($000)        ($000)      ($000)         (%)      (%)      (%)      (%)
                                        -----    ------        ------    -----------     -----    -----    -----    -----
OKSB      Southwest Bancorp Inc.         OK      1,216,495       85,125      84,880       0.96     0.94    14.87    14.56
AMPB      American Pacific Bank          OR         74,930        6,558       6,558       0.52     0.56     6.44     6.98
BKAO      Bank of Astoria                OR        128,414       12,608      12,608       1.68     1.68    16.44    16.39
BKNW      Bank of the Northwest          OR        324,936       24,540      24,540       1.05     1.05    13.68    13.68
CACB      Cascade Bancorp                OR        489,481       41,680      41,586       1.88     1.88    22.92    22.94
CEBC      Centennial Bancorp             OR        814,615       99,173      91,716       1.69     1.62    14.72    14.14
CBBO      Columbia Bancorp               OR        482,207       46,445      39,056       1.64     1.63    16.76    16.72
OPBC      Oregon Pacific Banking Co.     OR         83,417        7,239       7,239       1.24     1.24    12.35    12.35
PCBK      Pacific Continental Corp.      OR        309,548       35,604      35,604       1.91     1.85    16.89    16.41
PRWT      PremierWest Bancorp            OR        488,735       44,125      43,543       0.49     0.58     5.33     6.26
UMPQ      Umpqua Holdings Corp.          OR      1,428,711      135,301     109,460       0.70     1.05     7.22    10.85
WCBO      West Coast Bancorp             OR      1,435,701      128,790     127,224       1.08     1.17    11.81    12.82
ACNB      ACNB Corp.                     PA        582,700       64,824      64,824       1.38     1.38    12.75    12.75
ASRV      AmeriServ Financial Inc.       PA      1,198,859       79,490      62,164       0.15    -0.02     2.44    -0.26
BMTC      Bryn Mawr Bank Corp.           PA        476,823       57,307      54,502       2.05     2.05    16.95    16.95
CCFN      CCFNB Bancorp Inc.             PA        212,254       26,216      26,216       0.97     0.94     7.80     7.62
CVAL      Chester Valley Bancorp Inc.    PA        532,696       41,808      41,808       0.99     0.93    13.32    12.45
CZNC      Citizens & Northern Corp.      PA        837,276      101,107     101,107       1.45     1.24    12.26    10.45
CZFS      Citizens Financial Services    PA        421,121       33,389      24,614       0.90     0.80    11.75    10.42
CCNE      CNB Financial Corp.            PA        592,794       54,894      42,498       1.11     1.08    12.16    11.82
CVLY      Codorus Valley Bancorp Inc.    PA        330,455       29,368      29,368       0.91     0.91    10.06    10.06
CCBP      Comm Bancorp Inc.              PA        460,358       40,848      39,421       1.07     1.07    11.82    11.81
CNAF      Commercial National Financial  PA        343,029       45,970      45,970       1.42     1.42    10.41    10.40
CTY       Community Banks Inc.           PA      1,509,734      111,249     110,281       0.97     0.98    12.21    12.36
DIMC      Dimeco Inc.                    PA        241,909       21,556      21,556       1.26     1.26    14.01    13.99
DNBF      DNB Financial Corp.            PA        381,549       25,452      24,835       0.72     0.70    10.78    10.55
EPEN      East Penn Bank                 PA        233,329       16,576      16,576       0.71     0.70     9.82     9.66
EMCF      Emclaire Financial Corp.       PA        206,446       21,159      19,353      -0.04     0.63    -0.37     6.12
EPNB      Ephrata National Bank          PA        438,870       54,015      54,015       1.30     1.30    10.11    10.08
FDBC      Fidelity D & D Bancorp Inc.    PA        586,300       41,674      41,674       0.71     0.69     9.47     9.10


                                                          CAPITAL ISSUES
                                                -------------------------------------
                                                             Number of     Mkt. Value
                                                               Shares       of Shares
                                        State   Exchange       Outstg.        ($M)
                                        -----   --------     -----------    ---------
OKSB      Southwest Bancorp Inc.         OK      NASDAQ       5,700,757       100.40
AMPB      American Pacific Bank          OR      NASDAQ       1,467,704         4.50
BKAO      Bank of Astoria                OR      OTC BB       2,314,720        23.10
BKNW      Bank of the Northwest          OR      NASDAQ       2,610,786        40.40
CACB      Cascade Bancorp                OR      NASDAQ       8,274,327       133.60
CEBC      Centennial Bancorp             OR      NASDAQ      24,876,907       174.80
CBBO      Columbia Bancorp               OR      NASDAQ       8,030,000        81.50
OPBC      Oregon Pacific Banking Co.     OR      OTC BB       2,115,339        11.00
PCBK      Pacific Continental Corp.      OR      NASDAQ       5,066,290        64.30
PRWT      PremierWest Bancorp            OR      OTC BB      10,854,732        63.50
UMPQ      Umpqua Holdings Corp.          OR      NASDAQ      19,952,671       269.40
WCBO      West Coast Bancorp             OR      NASDAQ      16,025,000       223.10
ACNB      ACNB Corp.                     PA      OTC BB       5,436,101        99.80
ASRV      AmeriServ Financial Inc.       PA      NASDAQ      13,642,411        65.50
BMTC      Bryn Mawr Bank Corp.           PA      NASDAQ       4,322,121       122.10
CCFN      CCFNB Bancorp Inc.             PA      OTC BB       1,335,687        32.10
CVAL      Chester Valley Bancorp Inc.    PA      NASDAQ       4,331,566        61.50
CZNC      Citizens & Northern Corp.      PA      OTC BB       5,287,148       121.70
CZFS      Citizens Financial Services    PA      OTC BB       2,799,420        39.20
CCNE      CNB Financial Corp.            PA      NASDAQ       3,639,982        83.00
CVLY      Codorus Valley Bancorp Inc.    PA      NASDAQ       2,564,261        34.90
CCBP      Comm Bancorp Inc.              PA      NASDAQ       1,976,541        56.30
CNAF      Commercial National Financial  PA      NASDAQ       3,426,096        62.10
CTY       Community Banks Inc.           PA        AMEX       8,849,000       238.90
DIMC      Dimeco Inc.                    PA      OTC BB         744,302        26.20
DNBF      DNB Financial Corp.            PA      OTC BB       1,786,386        33.20
EPEN      East Penn Bank                 PA      NASDAQ       6,602,552        35.00
EMCF      Emclaire Financial Corp.       PA      OTC BB       1,332,835        18.70
EPNB      Ephrata National Bank          PA      OTC BB       2,932,286        62.60
FDBC      Fidelity D & D Bancorp Inc.    PA      OTC BB       1,814,825        67.10


KELLER & COMPANY
Dublin, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                       ASSETS AND EQUITY                        PROFITABILITY
                                              -----------------------------------     --------------------------------
                                               Total         Total       Total                 Core              Core
                                              Assets        Equity   Tang. Equity     ROAA     ROAA     ROAE     ROAE
                                     State    ($000)        ($000)      ($000)         (%)      (%)      (%)      (%)
                                     -----    ------        ------    -----------     -----    -----    -----    -----
FCEC   First Chester County Corp.     PA      584,332       43,839      43,839         0.60     0.58     7.75    7.48
FTCG   First Colonial Group Inc.      PA      465,144       35,326      35,198         0.78     0.65    10.33    8.58
FCF    First Commonwealth Financial   PA    4,583,530      370,066     364,055         1.11     1.04    13.85   12.93
FKYS   First Keystone Corp.           PA      393,472       39,696      39,696         1.39     1.35    13.85   13.39
FLPB   First Leesport Bancorp Inc.    PA      503,509       45,221      40,912         0.64     0.63     8.67    8.57
FNCB   First National Community Bncp  PA      676,307       51,786      51,786         1.05     0.96    13.58   12.38
FNBBD  FNB Financial Corp.            PA      128,532       13,325      13,192         0.75     0.74     7.37    7.29
FRAF   Franklin Financial Services    PA      498,774       45,691      44,673         1.13     1.09    12.36   11.93
FULB   Fulton Bancshares Corp.        PA      151,788       15,138      15,138         1.01     1.00     9.96    9.85
FULT   Fulton Financial Corp.         PA    7,770,711      811,454     738,168         1.51     1.46    14.58   14.13
GRGN   Grange National Banc Corp.     PA      220,600       22,070      21,981         1.42     1.42    14.01   14.01
HNBC   Harleysville National Corp.    PA    2,208,971      189,349     189,060         1.40     1.25    15.82   14.17
IBTB   IBT Bancorp Inc.               PA      529,635       49,884      49,775         1.44     1.39    15.90   15.35
JUVF   Juniata Valley Financial Corp. PA      353,578       45,776      45,776         1.31     1.31    10.40   10.39
MADB   Madison Bancshares Group Ltd.  PA      183,659       11,210      11,210        -0.70    -0.33   -10.52   -4.96
MBNK   Main Street Bancorp Inc.       PA    1,543,721       94,899      94,899         0.75     0.63    12.70   10.72
MEL    Mellon Financial Corp.         PA   34,360,000    3,482,000   1,635,000         4.02     1.45    35.29   12.75
MBP    Mid Penn Bancorp Inc.          PA      323,729       31,784      31,747         1.31     1.31    13.68   13.71
NPBC   National Penn Bancshares Inc.  PA    2,727,482      195,682     175,302         1.25     1.24    16.77   16.66
NEFB   Neffs Bancorp Inc.             PA      149,334       30,227      30,227           NA       NA       NA      NA
NWFL   Norwood Financial Corp.        PA      346,029       35,116      34,477         1.25     1.21    12.54   12.12
NSDB   NSD Bancorp Inc.               PA      463,323       36,636      36,592         1.17     1.16    15.71   15.54
OMEF   Omega Financial Corp.          PA    1,158,629      156,250     156,180         1.56     1.53    11.50   11.30
ORRF   Orrstown Financial Services    PA      373,728       31,162      30,722         1.50     1.49    17.20   17.17
PBIX   Patriot Bank Carp.             PA    1,010,070       61,706      49,656         0.57     0.56    10.75   10.46
PRFS   PennRock Financial Services    PA      948,938       78,404      71,562         1.34     1.23    15.80   14.49
PWOD   Penns Woods Bancorp Inc.       PA      410,917       55,588      52,501         1.85     1.76    13.78   13.07
COBH   Pennsylvania Commerce Bancorp  PA      609,642       32,603      32,603         0.82     0.81    15.01   14.89
PFNS   Penseco Financial Services     PA      482,551       54,648      54,648         1.18     1.21    10.74   10.98
PPFN   Peoples Financial Corp.        PA      321,699       40,683      40,168         1.69     1.19    13.24    9.29


                                                         CAPITAL ISSUES
                                             -------------------------------------
                                                           Number of    Mkt. Value
                                                             Shares      of Shares
                                     State   Exchange        Outstg.        ($M)
                                     -----   --------     -----------    ---------
FCEC   First Chester County Corp.     PA      OTC BB        4,421,945       67.00
FTCG   First Colonial Group Inc.      PA      NASDAQ        2,083,325       46.80
FCF    First Commonwealth Financial   PA        NYSE       58,451,624      673.40
FKYS   First Keystone Corp.           PA      OTC BB        2,833,727       55.60
FLPB   First Leesport Bancorp Inc.    PA      NASDAQ        3,079,338       46.20
FNCB   First National Community Bncp  PA      OTC BB        2,553,797       83.40
FNBBD  FNB Financial Corp.            PA      OTC BB          800,000       18.40
FRAF   Franklin Financial Services    PA      OTC BB        2,723,000       65.60
FULB   Fulton Bancshares Corp.        PA      OTC BB          492,745       16.50
FULT   Fulton Financial Corp.         PA      NASDAQ       82,612,000       32.00
HNBC   Harleysville National Corp.    PA      NASDAQ       18,283,531      430.60
IBTB   IBT Bancorp Inc.               PA      OTC BB        2,985,695       76.10
JUVF   Juniata Valley Financial Corp. PA      OTC BB        2,368,945       66.90
MADB   Madison Bancshares Group Ltd.  PA      NASDAQ        2,091,320       12.50
MBNK   Main Street Bancorp Inc.       PA      NASDAQ       10,590,009      165.40
MEL    Mellon Financial Corp.         PA        NYSE      446,508,867    16797.70
MBP    Mid Penn Bancorp Inc.          PA        AMEX        3,036,181       55.10
NPBC   National Penn Bancshares Inc.  PA      NASDAQ       19,926,863      438.40
NEFB   Neffs Bancorp Inc.             PA  Pink Sheet          196,431       37.70
NWFL   Norwood Financial Corp.        PA      NASDAQ        1,751,233       45.70
NSDB   NSD Bancorp Inc.               PA      NASDAQ        2,949,743       59.90
OMEF   Omega Financial Corp.          PA      NASDAQ        8,222,010      264.30
ORRF   Orrstown Financial Services    PA      OTC BB        2,378,608       92.80
PBIX   Patriot Bank Carp.             PA      NASDAQ        6,319,603       67.30
PRFS   PennRock Financial Services    PA      NASDAQ        6,306,876      140.30
PWOD   Penns Woods Bancorp Inc.       PA      NASDAQ        3,048,225       95.30
COBH   Pennsylvania Commerce Bancorp  PA      NASDAQ        1,882,211       66.90
PFNS   Penseco Financial Services     PA      OTC BB        2,148,000       63.40
PPFN   Peoples Financial Corp.        PA      OTC BB        1,665,412       66.60

KELLER & COMPANY
Dublin, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                            ASSETS AND EQUITY                     PROFITABILITY
                                                    ---------------------------------    --------------------------------
                                                     Total       Total      Total                 Core              Core
                                                    Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                      State          ($000)      ($000)     ($000)        (%)      (%)      (%)      (%)
                                      -----         -------      ------   -----------    -----    -----    -----    -----
PFIS      Peoples Financial Services     PA         309,386      33,629      30,938       1.57     1.56    14.44    14.33
PPFR      Peoples First Inc.             PA         347,008      43,590      43,590       1.13     1.19     9.11     9.62
PNC       PNC Financial Services Group   PA      71,944,000   6,827,000   4,608,000       1.75     1.53    18.52    16.22
PPA       Premier Bancorp Inc.           PA         450,569      19,609      19,609       0.63     0.62    14.05    13.83
PSBI      PSB Bancorp Inc.               PA         467,644      41,415      41,094       0.73     0.75     7.75     7.97
QNBC      QNB Corp.                      PA         451,274      35,219      34,921       1.07     1.07    13.54    13.52
FRBK      Republic First Bancorp Inc.    PA         652,329      46,843      46,843       0.33     0.32     4.64     4.62
RBPAA     Royal Bancshares of PA         PA         950,923     106,248     106,248       2.02     2.13    14.32    15.10
STBA      S&T Bancorp Inc.               PA       2,357,874     293,327     288,078       2.03     1.84    16.58    15.04
SRCK      Slippery Rock Financial Corp.  PA         324,331      30,275      29,039       1.15     1.14    12.56    12.48
SLFI      Sterling Financial Corp.       PA       1,866,039     152,111     150,685       1.13     1.03    13.95    12.74
SUBI      Sun Bancorp Inc.               PA         920,855      77,511      54,587       1.00     0.59    11.93     7.05
SUSQ      Susquehanna Bancshares Inc.    PA       5,051,092     493,536     444,418       1.14     1.14    11.78    11.69
TRBC      Three Rivers Bancorp Inc.      PA       1,022,600      82,382      69,706       0.72     0.70     9.71     9.45
TOBC      Tower Bancorp Inc.             PA         239,331      29,173      29,173       2.05     1.22    17.14    10.16
UNNF      Union National Financial Corp. PA         307,673      25,545      25,545       0.76     0.74     9.07     8.87
UVSP      Univest Corp. of Pennsylvania  PA       1,238,329     123,150     118,263       1.53     1.53    15.77    15.71
DORL      Doral Financial Corp.          PR       6,373,300     743,939     734,712       2.14     2.00    22.58    21.05
FBP       First BanCorp                  PR       8,197,518     602,919     595,720       1.28     1.21    16.20    15.21
OFG       Oriental Financial Group Inc.  PR       2,328,369     131,718     131,534       1.22     1.11    19.84    18.14
BPOP      Popular Inc.                   PR      30,731,476   2,272,817   2,056,626       1.09     1.09    13.86    13.83
RGFC      R & G Financial Corp.          PR       4,676,444     459,121          NA       1.61     1.58    17.18    16.87
SBP       Santander BanCorp              PR       7,659,911     592,013     574,445       0.76     0.73     8.77     8.49
WHI       W Holding Co.                  PR       5,888,194     387,909     387,907       1.22     1.22    19.47    19.34
BARI      Bancorp Rhode Island Inc.      RI         862,250      59,097      48,331       0.77     0.77    11.26    11.25
FTFN      First Financial Corp.          RI         185,188      16,551      16,551       0.02     0.81     0.16     8.67
WASH      Washington Trust Bancorp Inc.  RI       1,362,229      97,937      97,268       1.01     1.17    13.86    16.11
BKSC      Bank of South Carolina Corp.   SC         158,102      19,301      19,301       1.12     1.12     9.53     9.53
BFNB      Beach First National Bcshs     SC          80,785      13,149      13,149       0.64     0.66     4.62     4.79
CBCO      Coastal Banking Co.            SC          38,855       8,284       8,284         NA       NA       NA       NA


                                                            CAPITAL ISSUES
                                               ----------------------------------------
                                                              Number of      Mkt. Value
                                                               Shares        of Shares
                                       State   Exchange        Outstg.         ($M)
                                       -----   --------      -------------   ----------
PFIS      Peoples Financial Services     PA    Pink Sheet       2,108,119        54.30
PPFR      Peoples First Inc.             PA        OTC BB       3,018,022        64.90
PNC       PNC Financial Services Group   PA          NYSE     283,900,000     16253.30
PPA       Premier Bancorp Inc.           PA          AMEX       3,242,215        30.30
PSBI      PSB Bancorp Inc.               PA        NASDAQ       4,606,936        26.10
QNBC      QNB Corp.                      PA        OTC BB       1,536,359        50.30
FRBK      Republic First Bancorp Inc.    PA        NASDAQ       6,182,954        30.50
RBPAA     Royal Bancshares of PA         PA        NASDAQ      11,287,900       189.00
STBA      S&T Bancorp Inc.               PA        NASDAQ      26,646,179       647.00
SRCK      Slippery Rock Financial Corp.  PA        OTC BB       2,772,874        44.40
SLFI      Sterling Financial Corp.       PA        NASDAQ      12,511,953       304.80
SUBI      Sun Bancorp Inc.               PA        NASDAQ       7,142,834       122.20
SUSQ      Susquehanna Bancshares Inc.    PA        NASDAQ      39,344,076       820.30
TRBC      Three Rivers Bancorp Inc.      PA        NASDAQ       8,523,906       106.50
TOBC      Tower Bancorp Inc.             PA        OTC BB       1,759,337        38.10
UNNF      Union National Financial Corp. PA        OTC BB       2,590,964        36.40
UVSP      Univest Corp. of Pennsylvania  PA        OTC BB       7,098,209       241.30
DORL      Doral Financial Corp.          PR        NASDAQ      47,804,284      1854.80
FBP       First BanCorp                  PR          NYSE      26,571,952       757.30
OFG       Oriental Financial Group Inc.  PR          NYSE      12,406,889       230.80
BPOP      Popular Inc.                   PR        NASDAQ     136,362,363      3965.40
RGFC      R & G Financial Corp.          PR        NASDAQ      31,300,000       536.50
SBP       Santander BanCorp              PR          NYSE      39,388,670       764.50
WHI       W Holding Co.                  PR          NYSE      41,500,000       672.30
BARI      Bancorp Rhode Island Inc.      RI        NASDAQ       3,753,550        65.30
FTFN      First Financial Corp.          RI        NASDAQ       1,213,741        38.50
WASH      Washington Trust Bancorp Inc.  RI        NASDAQ      12,011,181       228.20
BKSC      Bank of South Carolina Corp.   SC        NASDAQ       2,563,797        38.50
BFNB      Beach First National Bcshs     SC        OTC BB       1,318,368        13.30
CBCO      Coastal Banking Co.            SC        OTC BB         948,281         6.20

KELLER & COMPANY
Dublin, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                             ASSETS AND EQUITY                        PROFITABILITY
                                                   -----------------------------------     --------------------------------
                                                   Total         Total       Total                  Core              Core
                                                   Assets        Equity   Tang. Equity     ROAA     ROAA     ROAE     ROAE
                                        State      ($000)        ($000)      ($000)         (%)      (%)      (%)      (%)
                                        -----      ------        ------    -----------     -----    -----    -----    -----
 SCB      Community Bankshares Inc.      SC        318,621       27,547       27,547        1.32     1.31    15.42     15.34
 CYL      Community Capital Corp         SC        340,682       39,273           NA        1.17     0.19    12.03      1.92
 FCBN     First Citizens Bancorp. of SC  SC      3,494,350      265,461      219,491        0.93     0.82    12.68     11.19
 FCCO     First Community Corp.          SC        151,945       16,572       15,398        0.78     0.78     6.56      6.56
 FNBC     First National Bancshares Inc. SC         82,294       10,758       10,758       -0.28    -0.28    -1.87     -1.87
 FNC      First National Corp.           SC      1,052,912       92,620       88,296        1.18     1.16    13.34     13.15
 FNSC     FNB Bancshares Inc.            SC         51,234        6,537        6,537        0.52     0.52     3.87      3.87
 GVBK     Greenville First Bancshares    SC        102,125        9,508        9,508       -0.32    -0.32    -2.53     -2.53
 GRBS     Greer Bancshares Inc.          SC        177,810       15,853       15,853        1.13     1.11    13.89     13.69
 NCBS     New Commerce Bancorp           SC         52,686        8,927        8,927       -0.43    -0.43    -2.17     -2.15
 PBCE     Peoples Bancorporation Inc.    SC        312,019       28,551       28,551        1.07     1.07    11.29     11.29
 PPLM     People's Cmnty Capital Corp    SC         87,730       10,447       10,441        0.89     0.86     6.38      6.15
 RHBT     RHBT Financial Corp.           SC        232,448       19,222       19,222        0.10     1.69     1.17     20.48
 TSFG     South Financial Group Inc.     SC      6,029,442      458,174      361,029        0.77     0.73     8.66      8.28
 SOCB     Southcoast Financial Corp.     SC        124,377       11,549       11,549        0.60     0.60     6.24      6.24
 SUMM     Summit Financial Corp.         SC        273,097       24,601       24,417        1.03     0.97    11.71     10.99
 SNBA     Sun Bancshares Inc.            SC         24,224        5,590        5,590          NA       NA       NA        NA
 CFGI     Community Financial Group Inc. TN        482,025       38,913       38,709        0.76     0.76     8.20      8.20
 CBBP     Cumberland Bancorp Inc.        TN        686,943       40,063       38,438        0.19     0.19     3.13      3.13
 FTN      First Tennessee National Corp. TN     20,616,791    1,477,762    1,352,393        1.66     1.73    22.71     23.72
 FNFN     Franklin Financial Corp.       TN        683,235       36,187       36,187        0.93     0.81    18.29     15.84
 NCF      National Commerce Finl Corp.   TN     19,273,713    2,455,331    1,257,710        1.26     1.29     9.32      9.56
 PNFP     Pinnacle Financial Partners    TN        130,158       16,682       16,682          NA       NA       NA        NA
 UPC      Union Planters Carp.           TN     33,197,604    3,223,741    2,296,434        1.30     1.22    14.30     13.48
 CFR      Cullen/Frost Bankers Inc.      TX      8,369,584      594,919      471,197        1.03     1.16    13.86     15.54
 FFIN     First Financial Bankshares     TX      1,929,694      213,654      188,942        1.62     1.62    14.35     14.33
 GNTY     Guaranty Bancshares Inc.       TX        460,509       31,827       29,069        0.76     0.47    10.74      6.68
 IBOC     International Bancshares Corp. TX      5,747,758      484,752      421,198        1.34     1.39    17.79     18.42
 MCBI     MetroCorp Bancshares Inc.      TX        742,174       65,229       65,229        1.04     1.02    11.92     11.73
 PRSP     Prosperity Bancshares Inc.     TX      1,262,325       88,725       66,084        1.09     1.22    15.19     17.03


                                                           CAPITAL ISSUES
                                                 ------------------------------------
                                                              Number of    Mkt. Value
                                                               Shares      of Shares
                                         State   Exchange      Outstg.        ($M)
                                         -----   --------    -----------   ----------
   SCB      Community Bankshares Inc.      SC       AMEX       3,300,000      42.90
   CYL      Community Capital Corp         SC       AMEX       3,370,285      37.70
   FCBN     First Citizens Bancorp. of SC  SC     OTC BB         932,063     265.60
   FCCO     First Community Corp.          SC     OTC BB       1,584,324      17.70
   FNSC     First National Bancshares Inc. SC Pink Sheet       1,200,000      13.00
   FNC      First National Corp.           SC       AMEX       7,009,331     133.20
   FNBC     FNB Bancshares Inc.            SC     OTC BB         616,338       6.30
   GVBK     Greenville First Bancshares    SC     OTC BB       1,150,000      12.10
   GRBS     Greer Bancshares Inc.          SC Pink Sheet       1,556,903      44.00
   NCBS     New Commerce Bancorp           SC     OTC BB       1,000,000       6.50
   PBCE     Peoples Bancorporation Inc.    SC     OTC BB       3,328,609      49.60
   PPLM     People's Cmnty Capital Corp    SC     OTC BB       1,042,000      14.10
   RHBT     RHBT Financial Corp.           SC     NASDAQ       1,720,928      20.70
   TSFG     South Financial Group Inc.     SC     NASDAQ      41,228,976     731.80
   SOCB     Southcoast Financial Corp.     SC     OTC BB       1,197,000      12.60
   SUMM     Summit Financial Corp.         SC     NASDAQ       3,793,032      37.90
   SNBA     Sun Bancshares Inc.            SC     OTC BB         715,000       5.70
   CFGI     Community Financial Group Inc. TN     NASDAQ       3,087,000      47.10
   CBBP     Cumberland Bancorp Inc.        TN Pink Sheet      13,808,236      57.00
   FTN      First Tennessee National Corp. TN       NYSE     125,865,188    4563.90
   FNFN     Franklin Financial Corp.       TN     NASDAQ       7,822,225     113.80
   NCF      National Commerce Finl Corp.   TN       NYSE     205,058,713    5188.00
   PNFP     Pinnacle Financial Partners    TN     OTC BB       2,312,053      17.00
   UPC      Union Planters Carp.           TN       NYSE     137,409,000    6201.30
   CFR      Cullen/Frost Bankers Inc.      TX       NYSE      51,355,235    1585.80
   FFIN     First Financial Bankshares     TX     NASDAQ      12,333,252     371.20
   GNTY     Guaranty Bancshares Inc.       TX     NASDAQ       3,004,428      39.10
   IBOC     International Bancshares Corp. TX     NASDAQ      26,255,980    1010.90
   MCBI     MetroCorp Bancshares Inc.      TX     NASDAQ       7,017,823      78.60
   PRSP     Prosperity Bancshares Inc.     TX     NASDAQ       8,105,435     218.80

KELLER & COMPANY
Dublin, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                            ASSETS AND EQUITY                         PROFITABILITY
                                                   -----------------------------------      -------------------------------
                                                   Total         Total       Total                   Core              Core
                                                   Assets        Equity   Tang. Equity      ROAA     ROAA     ROAE     ROAE
                                          State    ($000)        ($000)      ($000)          (%)      (%)      (%)      (%)
                                         -----     ------        ------    -----------      -----    -----    -----    -----
SBSI      Southside Bancshares Inc.       TX      1,276,737      68,641      66,395         0.97     0.83    19.50     16.75
SWBT      Southwest Bancorp. of Texas     TX      4,400,648     361,734     359,144         1.32     1.32    15.82     15.82
SBIB      Sterling Bancshares Inc.        TX      2,781,049     217,369     160,169         1.24     1.33    16.58     17.70
SBIT      Summit Bancshares Inc.          TX        635,956      60,536      60,536         1.41     1.47    15.01     15.67
SRYP      Surety Capital Corp.            TX         93,368       7,416       4,814        -4.80    -3.14   -56.17    -36.79
TRBS      Texas Regional Bancshares Inc.  TX      2,590,812     265,259     229,261         1.58     1.54    15.75     15.37
ZION      Zions Bancorp.                  UT     24,304,164   2,280,869   1,400,958         1.19     1.17    13.28     13.03
AFBK      Albemarle First Bank            VA         84,081       6,553       6,545         1.00     1.00    10.76     10.76
AMNB      American National Bankshares    VA        572,887      65,397      63,563         1.69     1.65    14.49     14.12
BOTJ      Bank of the James               VA         71,152       8,886       8,886         0.64     0.64     4.14      4.14
BAYK      Bay Banks of Virginia Inc.      VA        234,412      22,764      19,661         0.80     0.78     8.22      7.98
BMRB      Benchmark Bankshares Inc.       VA        233,461      23,789      23,789         1.32     1.32    12.47     12.47
BSXT      BOE Financial Services of VA    VA        217,172      19,048      17,895         0.98     0.98    11.07     11.06
CFFI      C&F Financial Corp.             VA        404,076      44,743      44,226         2.09     1.89    18.94     17.12
CDBK      Cardinal Bankshares Corp.       VA        177,839      21,616      21,616         1.34     1.30    11.15     10.88
CFNL      Cardinal Financial Corp.        VA        279,584      20,624      19,956        -5.23    -2.81   -46.49    -24.97
CVBK      Central Virginia Bankshares     VA        250,308      20,828          NA         0.93     0.93    10.00      9.96
CPKF      Chesapeake Financial Shares     VA        234,003      20,369      20,369         1.13     1.13    13.66     13.61
CNBY      CNB Holdings Inc.               VA         52,777       7,253       7,253         0.95     0.95     7.63      7.63
CWBV      Commonwealth Bank               VA         83,970       7,141       7,109         0.61     0.61     6.49      6.49
CWBS      Commonwealth Bankshares Inc.    VA        229,839      13,556      13,556        -0.03    -0.03    -0.46     -0.46
CBNV      Community Bank of N. Virginia   VA        655,010      38,239      37,831         1.19     1.16    16.96     16.48
EVBS      Eastern Virginia Bankshares     VA        467,263      47,392      47,392         1.13     1.18    10.47     10.95
FMBM      F & M Bank Corp.                VA        270,020      27,983      22,724         1.44     1.10    12.56      9.59
FBSS      Fauquier Bankshares Inc.        VA        285,202      24,157      24,157         1.31     1.32    15.09     15.21
FCRV      First Capital Bank              VA         56,101       6,219       6,219        -1.02    -0.97    -7.03     -6.66
FCBC      First Community Bcshs Inc.      VA      1,478,235     133,041     106,563         1.49     1.48    14.80     14.71
FXNC      First National Corp.            VA        241,044      21,454      21,454         1.12     1.12    13.02     13.03
FVB       First Virginia Banks Inc.       VA     10,623,027   1,152,486     952,538         1.65     1.46    15.18     13.43
FNBP      FNB Corp.                       VA        954,450      86,633      59,336         1.03     1.01    11.30     11.05


                                                           CAPITAL ISSUES
                                                ------------------------------------
                                                              Number of   Mkt. Value
                                                               Shares      of Shares
                                        State   Exchange       Outstg.        ($M)
                                        -----   --------    -----------    ---------
SBSI      Southside Bancshares Inc.       TX     NASDAQ       7,810,000       98.00
SWBT      Southwest Bancorp. of Texas     TX     NASDAQ      32,924,000      996.60
SBIB      Sterling Bancshares Inc.        TX     NASDAQ      43,770,000      548.00
SBIT      Summit Bancshares Inc.          TX     NASDAQ       6,262,961      113.20
SRYP      Surety Capital Corp.            TX Pink Sheet       7,014,675        2.50
TRBS      Texas Regional Bancshares Inc.  TX     NASDAQ      16,236,481      614.60
ZION      Zions Bancorp.                  UT     NASDAQ      92,208,736     4848.30
AFBK      Albemarle First Bank            VA     NASDAQ         727,278        7.10
AMNB      American National Bankshares    VA     NASDAQ       5,821,956      108.90
BOTJ      Bank of the James               VA     OTC BB         935,630       11.00
BAYK      Bay Banks of Virginia Inc.      VA Pink Sheet       1,155,542       37.60
BMRB      Benchmark Bankshares Inc.       VA     OTC BB       2,976,717       29.80
BSXT      BOE Financial Services of VA    VA     NASDAQ       1,174,078       20.40
CFFI      C&F Financial Corp.             VA     NASDAQ       3,526,000       70.50
CDBK      Cardinal Bankshares Corp.       VA     OTC BB       1,535,733       24.20
CFNL      Cardinal Financial Corp.        VA     NASDAQ       4,300,000       27.40
CVBK      Central Virginia Bankshares     VA     NASDAQ       1,948,000       22.90
CPKF      Chesapeake Financial Shares     VA     OTC BB       1,247,960       26.20
CNBY      CNB Holdings Inc.               VA Pink Sheet         926,399        5.80
CWBV      Commonwealth Bank               VA     OTC BB         575,340        7.90
CWBS      Commonwealth Bankshares Inc.    VA     NASDAQ       1,695,091       12.30
CBNV      Community Bank of N. Virginia   VA     NASDAQ       9,210,304      101.30
EVBS      Eastern Virginia Bankshares     VA     NASDAQ       4,901,095       69.60
FMBM      F & M Bank Corp.                VA     OTC BB       2,429,717       46.20
FBSS      Fauquier Bankshares Inc.        VA     NASDAQ       1,675,559       40.40
FCRV      First Capital Bank              VA     OTC BB         768,612        6.50
FCBC      First Community Bcshs Inc.      VA     NASDAQ       9,936,442      266.20
FXNC      First National Corp.            VA     OTC BB         790,031       24.10
FVB       First Virginia Banks Inc.       VA       NYSE      47,823,000     2427.50
FNBP      FNB Corp.                       VA     NASDAQ       5,871,464      111.30

KELLER & COMPANY
Dublin, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                                             ASSETS AND EQUITY                     PROFITABILITY
                                                  -----------------------------------     -------------------------------
                                                  Total         Total       Total                  Core              Core
                                                  Assets        Equity   Tang. Equity     ROAA     ROAA     ROAE     ROAE
                                        State     ($000)        ($000)      ($000)         (%)      (%)      (%)      (%)
                                        -----     ------        ------    -----------     -----    -----   -----    -----
GSLC     Guaranty Financial Corp.        VA       225,166       16,080      16,080         0.22     0.19    3.30     2.96
BKHR     Hampton Roads Bankshares Inc.   VA       240,080       35,623      35,581         1.44     1.44    9.19     9.19
HBRB     Harbor Bank                     VA       182,775       14,922      13,436         0.69     0.66    7.96     7.65
HBKS     Heritage Bankshares Inc.        VA       108,477       10,345      10,345         1.13     1.13   12.15    12.15
ICBX     Independent Comm. Bankshares    VA       354,411       30,339      29,067         1.66     1.58   17.55    16.71
JMBI     James Monroe Bancorp Inc.       VA       126,658       11,967      11,967         1.02     0.96    9.65     9.04
MCBA     Metro-County Bank of Virginia   VA        89,939        7,564       7,555         0.32     0.32    3.56     3.56
MBVA     Millennium Bankshares Corp.     VA       157,536       11,374      11,374           NA     NA        NA       NA
NKSH     National Bankshares Inc.        VA       644,623       65,261      53,395         1.15     1.15   11.53    11.52
OPOF     Old Point Financial Corp.       VA       518,759       50,912      50,912         1.14     1.14   11.48    11.49
PHNY     Patrick Henry National Bank     VA       336,428       19,159      19,159         0.95     0.95   16.09    16.09
PNVB     Peoples National Bank           VA       357,384       33,733      33,733         1.16     1.16   11.79    11.79
PPBN     Pinnacle Bankshares Corp.       VA       196,490       18,467      17,868         0.81     0.81    8.57     8.56
PNBI     Pioneer Bankshares Inc.         VA       118,532       12,123      11,745         1.06     0.91    9.47     8.10
PREM     Premier Community Bankshares    VA       299,865       25,745      25,745         1.22     1.22   13.12    13.14
RBKV     Resource Bankshares Corp.       VA       564,850       28,779      28,032         0.95     0.89   18.73    17.51
SHBK     Shore Financial Corp.           VA       142,851       16,261      16,231         1.01     1.00    9.03     8.93
SFFB     Southern Financial Bancorp      VA       784,977       64,668      61,659         1.16     1.05   18.00    16.24
TOWN     TowneBank                       VA       529,345       42,414      41,499         0.73     0.73    7.94     7.94
UBSH     Union Bankshares Corp.          VA       983,097       88,979      82,023         1.27     1.26   13.55    13.46
UFBC     United Financial Banking Co.    VA        76,803        9,643       9,643         1.91     1.91   15.90    15.90
VYFC     Valley Financial Corp.          VA       193,868       16,304      16,304         1.00     0.96   11.05    10.64
VCBI     Virginia Commerce Bancorp Inc.  VA       489,510       26,220      26,194         1.08     1.08   19.69    19.66
VFGI     Virginia Financial Group        VA       535,532       53,443      51,578         0.96     1.07    9.41    10.52
VABK     Virginia National Bank          VA       142,487       18,232      18,232         0.56     0.56    4.20     4.20
 CHZ     Chittenden Corp.                VT     4,153,714      370,654     337,306         1.48     1.47   16.42    16.31
CMTV     Community Bancorp.              VT       288,678       23,447      23,196         1.08     1.04   12.12    11.64
MBVT     Merchants Bancshares Inc.       VT       800,467       75,563      73,570         1.60     1.51   17.06    16.12
 UNB     Union Bankshares Inc.           VT       329,901       37,376      37,376         1.59     1.57   14.03    13.91
AWBC     American West Bancorp.          WA       659,341       68,206      63,232         1.46     1.45   13.87    13.81


                                                           CAPITAL ISSUES
                                               -------------------------------------
                                                             Number of    Mkt. Value
                                                               Shares      of Shares
                                       State   Exchange        Outstg.        ($M)
                                       -----   --------     -----------    ---------
GSLC     Guaranty Financial Corp.        VA      NASDAQ       1,961,000       15.70
BKHR     Hampton Roads Bankshares Inc.   VA  Pink Sheet       7,518,066       56.40
HBRB     Harbor Bank                     VA      OTC BB       1,185,830       19.60
HBKS     Heritage Bankshares Inc.        VA      OTC BB         773,825       10.90
ICBX     Independent Comm. Bankshares    VA      NASDAQ       1,752,258       62.60
JMBI     James Monroe Bancorp Inc.       VA      OTC BB         960,467       18.20
MCBA     Metro-County Bank of Virginia   VA      OTC BB       2,100,564        9.90
MBVA     Millennium Bankshares Corp.     VA      NASDAQ       2,247,978          NA
NKSH     National Bankshares Inc.        VA      NASDAQ       3,511,377       74.80
OPOF     Old Point Financial Corp.       VA      NASDAQ       2,599,577       75.40
PHNY     Patrick Henry National Bank     VA  Pink Sheet       2,315,164       19.70
PNVB     Peoples National Bank           VA  Pink Sheet       1,963,895       41.10
PPBN     Pinnacle Bankshares Corp.       VA      OTC BB       1,450,513       18.90
PNBI     Pioneer Bankshares Inc.         VA      OTC BB       1,111,109       12.20
PREM     Premier Community Bankshares    VA      NASDAQ       4,527,000       38.50
RBKV     Resource Bankshares Corp.       VA      NASDAQ       3,103,495       56.50
SHBK     Shore Financial Corp.           VA      NASDAQ       1,697,667       15.60
SFFB     Southern Financial Bancorp      VA      NASDAQ       4,284,594      113.40
TOWN     TowneBank                       VA      OTC BB       8,464,834       95.20
UBSH     Union Bankshares Corp.          VA      NASDAQ       7,525,000      122.20
UFBC     United Financial Banking Co.    VA      OTC BB       1,035,349        9.40
VYFC     Valley Financial Corp.          VA      OTC BB       1,213,207       19.40
VCBI     Virginia Commerce Bancorp Inc.  VA      NASDAQ       2,720,816       57.10
VFGI     Virginia Financial Group        VA      NASDAQ       3,979,483       88.50
VABK     Virginia National Bank          VA      OTC BB       1,872,500       31.80
 CHZ     Chittenden Corp.                VT        NYSE      32,070,446      885.10
CMTV     Community Bancorp.              VT      OTC BB       3,556,609       53.30
MBVT     Merchants Bancshares Inc.       VT      NASDAQ       6,132,533      147.20
 UNB     Union Bankshares Inc.           VT        AMEX       3,033,929       57.60
AWBC     American West Bancorp.          WA      NASDAQ       7,903,000       88.00

KELLER & COMPANY
Dublin, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001


                                                           ASSETS AND EQUITY                         PROFITABILITY
                                                   -----------------------------------     --------------------------------
                                                   Total         Total       Total                  Core              Core
                                                   Assets        Equity   Tang. Equity     ROAA     ROAA     ROAE     ROAE
                                        State      ($000)        ($000)      ($000)         (%)      (%)      (%)      (%)
                                        -----      ------        ------    -----------     -----    -----    -----    -----
BANR      Banner Corp.                    WA     2,087,094      192,340     160,903         0.36     0.66     3.78      6.82
CASB      Cascade Financial Corp.         WA       762,013       47,567      47,567         0.76     0.72    12.65     12.02
CTBK      City Bank                       WA       590,895      129,092     125,344         3.26     3.21    15.90     15.68
COLB      Columbia Banking System Inc.    WA     1,498,294      118,966     118,918         0.86     0.78    10.39      9.46
CWLZ      Cowlitz Bancorp.                WA       370,660       28,748      24,421        -0.41    -0.17    -4.72     -2.00
EVGG      EvergreenBancorp Inc.           WA       152,438       14,430      14,430         0.85     0.80     8.93      8.40
FTBK      Frontier Financial Corp.        WA     1,806,740      183,530     177,054         1.35     1.37    11.63     11.81
NBCT      Northwest Bancorp.              WA       192,851       15,579      15,579         0.64     0.60     7.91      7.41
PNWB      Pacific Northwest Bancorp       WA     2,741,508      200,486     183,927         0.79     0.77    11.65     11.38
WBCO      Washington Banking Co.          WA       437,502       34,977      34,977         1.06     1.06    12.62     12.62
ASBC      Associated Banc-Corp            WI    13,604,374    1,070,416     972,094         1.37     1.37    17.31     17.26
BYLK      Baylake Corp.                   WI       845,791       59,130      54,160         0.93     0.93    13.42     13.42
BKHB      Blackhawk Bancorp Inc.          WI       316,232       24,218      19,329        -0.07    -0.04    -0.96     -0.58
FORB      Fortress Bancshares Inc.        WI       208,259       13,599       9,823         0.73     0.69    11.62     11.04
INVB      InvestorsBancorp Inc.           WI       133,760        8,891       8,891         1.07     1.07    17.48     17.48
MI        Marshall & Ilsley Corp.         WI    27,253,734    2,492,968   1,915,732         1.28     1.57    13.89     17.00
MMBI      Merchants and Manufacturers     WI       606,862       52,778      52,365         0.86     0.87    10.32     10.43
MWFS      Mid-Wisconsin Financial         WI       322,460       29,588      28,039         1.16     1.14    12.96     12.81
PSBQ      PSB Holdings Inc.               WI       344,296       25,349      25,349         1.05     1.04    14.14     14.01
RFSV      Ridgestone Financial Services   WI        72,115        7,052       7,052         0.34     0.34     3.58      3.58
SFSW      State Financial Services Corp.  WI     1,171,053      106,360      78,895         0.36     0.25     3.79      2.64
TRCY      Tri City Bankshares Corp.       WI       602,523       74,866      74,866         1.34     1.34    10.73     10.73
CIWV      Citizens Financial Corp         WV       163,053       19,126      18,942         1.18     1.16    10.15      9.92
CHCO      City Holding Co.                WV     2,116,295      146,349     139,308        -1.07    -0.14   -16.85     -2.18
FCBS      First Century Bankshares Inc.   WV       369,203       32,967      27,784         0.57     0.58     6.74      6.83
FWV       First WV Bancorp Inc.           WV       220,153       20,107      19,538         1.12     1.12    12.97     12.94
HBSI      Highlands Bankshares Inc.       WV       272,265       27,889      27,795         0.99     0.97     9.51      9.26
PTBS      Potomac Bancshares Inc.         WV       167,665       19,511      19,511         1.34     1.34    11.09     11.09
SMMF      Summit Financial Group Inc.     WV       591,757       44,287      40,935         0.98     0.94    12.53     11.94
UBSI      United Bankshares Inc.          WV     5,631,775      506,529     417,931         1.52     1.52    17.07     17.14


                                                            CAPITAL ISSUES
                                                  -------------------------------------
                                                                Number of    Mkt. Value
                                                                  Shares      of Shares
                                        State     Exchange        Outstg.        ($M)
                                        -----     --------     -----------    ---------
BANR      Banner Corp.                    WA        NASDAQ      11,634,159       196.70
CASB      Cascade Financial Corp.         WA        NASDAQ       6,177,500        47.90
CTBK      City Bank                       WA        NASDAQ       9,576,000       229.40
COLB      Columbia Banking System Inc.    WA        NASDAQ      12,577,000       164.10
CWLZ      Cowlitz Bancorp.                WA        NASDAQ       3,692,560        20.30
EVGG      EvergreenBancorp Inc.           WA        OTC BB         934,119        16.60
FTBK      Frontier Financial Corp.        WA        NASDAQ      19,184,879       501.90
NBCT      Northwest Bancorp.              WA        OTC BB       1,720,530        15.50
PNWB      Pacific Northwest Bancorp       WA        NASDAQ      15,595,204       319.10
WBCO      Washington Banking Co.          WA        NASDAQ       4,055,250        38.50
ASBC      Associated Banc-Corp            WI        NASDAQ      65,335,000      2305.70
BYLK      Baylake Corp.                   WI        OTC BB       7,471,575        97.90
BKHB      Blackhawk Bancorp Inc.          WI        OTC BB       2,364,877        21.30
FORB      Fortress Bancshares Inc.        WI        OTC BB         676,140        14.20
INVB      InvestorsBancorp Inc.           WI        OTC BB         940,000         9.50
MI        Marshall & Ilsley Corp.         WI          NYSE     103,948,938      6577.90
MMBI      Merchants and Manufacturers     WI        OTC BB       2,543,386        67.40
MWFS      Mid-Wisconsin Financial         WI        OTC BB       1,695,452        41.50
PSBQ      PSB Holdings Inc.               WI        OTC BB         839,705        28.00
RFSV      Ridgestone Financial Services   WI        OTC BB         876,492         5.90
SFSW      State Financial Services Corp.  WI        NASDAQ       7,785,729        89.90
TRCY      Tri City Bankshares Corp.       WI    Pink Sheet       2,629,834       113.10
CIWV      Citizens Financial Corp         WV        OTC BB         649,387        19.40
CHCO      City Holding Co.                WV        NASDAQ      16,887,934       203.30
FCBS      First Century Bankshares Inc.   WV        OTC BB       2,000,000        30.60
FWV       First WV Bancorp Inc.           WV          AMEX       1,538,443        25.70
HBSI      Highlands Bankshares Inc.       WV        OTC BB         501,898        25.10
PTBS      Potomac Bancshares Inc.         WV        OTC BB         600,000        20.40
SMMF      Summit Financial Group Inc.     WV        OTC BB       1,754,000        52.20
UBSI      United Bankshares Inc.          WV        NASDAQ      42,926,511      1238.90


KELLER & COMPANY
Dublin, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED U.S. COMMERCIAL BANKS
                               AS OF MARCH 1, 2001

                                         ASSETS AND EQUITY                       PROFITABILITY
                               ----------------------------------------  -------------------------------
                                    Total        Total         Total              Core             Core
                                    Assets       Equity    Tang. Equity   ROAA    ROAA    ROAE     ROAE
                       State        ($000)       ($000)        ($000)      (%)     (%)     (%)      (%)
                       -----        ------       ------        ------      ---     ---     ---      ---
WSBC WesBanco Inc.       WV        2,478,063      260,384     241,506     1.21    1.17    11.28    10.95
ALL BANKS
    AVERAGE                        8,281,725      659,218     412,047     1.05    1.11    13.32    14.11
    HIGH                       1,050,000,000   81,200,000  36,372,000     4.02    3.21    35.29    29.97
    LOW                               19,132        2,472       2,337    -7.03   -7.03   -90.43   -86.20
AVERAGE FOR STATE
    SC                               659,287       54,596      47,571     0.68    0.70     7.27     7.61
AVERAGE BY REGION
    MIDWEST                        6,607,052      548,889     457,901     1.07    1.15    12.74    13.78
    NEW ENGLAND                    8,526,402      672,154     449,586     0.64    0.86     7.88    10.53
    MID ATLANTIC                  15,148,054    1,111,506     413,172     1.06    1.07    14.78    14.80
    SOUTHEAST                      7,544,012      624,088     465,449     1.04    1.11    13.21    14.06
    SOUTHWEST                      3,744,814      322,757     264,907     1.19    1.18    13.92    13.82
    WEST                           4,123,766      370,973     268,367     1.19    1.38    12.71    14.75
AVERAGE BY EXCHANGE
    NYSE                          91,271,125    7,143,327   4,366,209     1.03    1.10    13.34    14.26
    AMEX                             760,345       70,317      54,818     1.34    1.31    14.19    13.89
    NASDAQ                         2,412,342      205,688     179,048     1.15    1.18    13.48    13.83
    OTC                              339,892       31,968      30,487     1.04    0.95    11.07    10.14
    PINK SHEETS                      438,450       36,367      34,933     0.56    0.62     6.91     7.62



                                         CAPITAL ISSUES
                               -------------------------------------
                                             Number of    Mkt. Value
                                              Shares      of Shares
                       State   Exchange       Outstg.       ($M)
                       -----   --------      ---------    ----------
WSBC WesBanco Inc.       WV     NASDAQ      17,854,497      377.40
ALL BANKS
    AVERAGE                                 42,265,088    1,592.31
    HIGH                                 5,148,700,000  259,906.40
    LOW                                        116,924        1.40
AVERAGE FOR STATE
    SC                                       3,978,762       75.47
AVERAGE BY REGION
    MIDWEST                                 42,244,292    1,351.15
    NEW ENGLAND                             45,483,436    1,686.96
    MID ATLANTIC                            71,338,333    3,049.83
    SOUTHEAST                               32,535,852    1,220.79
    SOUTHWEST                               22,944,097      642.93
    WEST                                    25,293,842      904.26
AVERAGE BY EXCHANGE
    NYSE                                   434,204,757   17,540.44
    AMEX                                     4,776,832      136.12
    NASDAQ                                  16,441,859      474.47
    OTC                                      2,064,670       43.50
    PINK SHEETS                              2,929,965       51.34


KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: * = $250,000,000

                                                                       Cash &    1-4 Fam.   Total Net    Borrowed
                                                            Total     Invest./    Loans/      Loans/      Funds/      Equity/
                                              Institution   Assets     Assets     Assets      Assets      Assets       Assets
                                                 Type       ($000)       (%)       (%)          (%)         (%)         (%)
                                              -----------  --------- ----------  ---------  -----------  ----------  ---------
       FIRST RELIANCE BANK                       Bank        86,102      20.18     20.48       74.13        2.24       8.89

       -----------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR                                                      10.00 -     50.00 -                 6.00 -
       INCLUSION IN COMPARABLE GROUP             Bank     * 250,000    * 40.00     40.00       90.00     * 20.00      15.00
       -----------------------------------------------------------------------------------------------------------------------

SNBA   Sun Bancshares Inc.               SC      Bank        24,224      41.88     17.70       48.77        0.00      23.08
CMFB   CommerceFirst Bancorp Inc.        MD      Bank        27,149      23.08      0.00       75.13       10.13      22.88
BANI   Bay National Corp.                MD      Bank        38,067      31.58     13.92       65.61        0.00      23.69
CBCO   Coastal Banking Co.               SC      Bank        38,855      21.12     22.76       70.51        0.30      21.32
SUNB   Suncoast Bancorp Inc.             FL      Bank        39,889      34.48     18.85       61.79        2.53      13.56
FNBC   FNB Bancshares Inc.               SC      Bank        51,234      14.87     20.59       77.20        8.05      12.76
NCBS   New Commerce BanCorp              SC      Bank        52,686      37.69      8.26       52.40       12.52      16.94
CNBY   CNB Holdings Inc.                 VA      Bank        52,777      34.07     27.35       61.79        0.22      13.74
FCRV   First Capital Bank                VA      Bank        56,101      41.41     11.00       56.57        0.44      11.09
CHKJ   Cherokee Banking Co.              GA      Bank        66,360         NA      7.94       46.11        0.00      10.42
JAXB   Jacksonville Bancorp Inc.         FL      Bank        68,515      13.94     12.51       78.17        1.82      10.77
BOTJ   Bank of the James                 VA      Bank        71,152      16.27     12.86       80.09        0.00      12.49
UFBC   United Financial Banking Co.      VA      Bank        76,803      20.26     21.31       76.51        3.39      12.56
ALBY   Community Capital Bancshares      GA      Bank        77,779      22.15     24.67       73.44       10.11      11.60
NCBN   New Century Bank                  NC      Bank        77,815      30.67     14.61       66.28        2.18      15.40
EASB   Easton Bancorp Inc.               MD      Bank        78,291      17.12     28.37       78.36        2.16       7.25
WFSC   Weststar Financial Svcs Corp      NC      Bank        80,652      15.23     21.21       79.67        0.00       9.90

* denotes less than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: *=$250,000,000

                                                                             Cash &    1-4 Fam.    Total    Net Borrowed
                                                                  Total     Invest./    Loans/     Loans/      Funds/     Equity/
                                                   Institution   Assets      Assets     Assets     Assets      Assets      Assets
                                                      Type       ($000)       (%)         (%)        (%)        (%)        (%)
                                                   -----------  ---------  ---------- ---------- ---------  ----------- ----------
         FIRST RELIANCE BANK                          Bank         86,102       20.18      20.48     74.13       2.24       8.89

         -------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                                                            10.00 -   50.00 -                6.00 -
         INCLUSION IN COMPARABLE GROUP                Bank      * 250,000     * 40.00      40.00     90.00    * 20.00      15.00
         -------------------------------------------------------------------------------------------------------------------------

BFNB     Beach First National Bcshs           SC      Bank         80,785       18.64      13.34     77.18       0.00      16.28
FNSC     First National Bancshares Inc.       SC      Bank         82,294       16.67      20.68     76.64       0.00      13.07
ABNC     American Bancorp Inc.                LA      Bank         83,708       52.88      17.92     43.82       0.00      14.93
CWBV     CommonWealth Bank                    VA      Bank         83,970       16.63      25.01     81.68       3.57       8.50
AFBK     Albemarle First Bank                 VA      Bank         84,081       12.46      29.80     83.55       0.00       7.79
SRBT     Surrey Bank & Trust                  NC      Bank         86,824       12.00      22.67     83.64       9.13       9.33
ATBC     Atlantic BancGroup Inc.              FL      Bank         87,344       28.43      12.26     65.46       3.49       7.92
PPLM     People's Cmnty Capital Corp          SC      Bank         87,730       31.60      14.75     56.54       1.14      11.91
TCBA     Tarpon Coast Bancorp                 FL      Bank         88,992       33.80      22.97     60.04       1.59      10.01
MCBA     Metro-County Bank of Virginia        VA      Bank         89,939       19.77      21.23     77.59       0.00       8.41
ACNC     Alamance National Bank               NC      Bank         90,197       14.34      20.00     80.69       9.78       6.13
BCAR     Bank of the Carolinas                NC      Bank         98,713       16.72      23.62     77.70       6.05       7.41
BOLB     BOL Bancshares Inc.                  LA      Bank         99,002       39.57      13.17     56.40       2.24       6.17
BKWW     Bank of Wilmington                   NC      Bank        101,833       17.84      26.40     80.54       2.95       7.36
GVBK     Greenville First Bancshares          SC      Bank        102,125       22.10      18.50     76.38       9.75       9.31
CHGD     CNB Holdings Inc.                    GA      Bank        104,261          NA       4.65     59.55         NA       8.42
CZFC     Citizens First Corp.                 KY      Bank        104,820       15.96      14.27     81.19       8.79       6.74

* denotes less than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: *=$250,000,000

                                                                            Cash &    1-4 Fam.   Total Net  Borrowed
                                                                 Total     Invest./    Loans/     Loans/     Funds/    Equity/
                                                   Institution  Assets      Assets     Assets     Assets     Assets     Assets
                                                      Type      ($000)       (%)         (%)        (%)        (%)       (%)
                                                   ----------- ---------- ---------- ---------- ---------- ---------- -----------
         FIRST RELIANCE BANK                          Bank        86,102       20.18      20.48      74.13       2.24      8.89

         ------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                                                           10.00 -    50.00 -               6.00 -
         INCLUSION IN COMPARABLE GROUP                Bank     * 250,000     * 40.00      40.00      90.00    * 20.00     15.00
         ------------------------------------------------------------------------------------------------------------------------

HBKS     Heritage Bankshares Inc.             VA      Bank       108,477       23.97      20.51      71.49       2.82      9.54
PNBI     Pioneer Bankshares Inc.              VA      Bank       118,532       23.74      36.27      70.98       4.97     10.23
SOCB     Southcoast Financial Corp.           SC      Bank       124,377       12.44      36.42      80.29      24.44      9.29
HGCT     High Country Bank                    NC      Bank       124,433       13.13      13.78      82.75       4.14     11.69
JMBI     James Monroe Bancorp Inc.            VA      Bank       126,658       31.27       7.85      67.20       0.00      9.45
CRFN     Crescent Financial Corp.             NC      Bank       129,174       37.23       9.68      61.51       3.87      8.09
PNFP     Pinnacle Financial Partners          TN      Bank       130,158       24.04      14.24      71.99       9.68     12.82
FCMM     First Commerce Corp                  NC      Bank       136,044          NA      10.44      68.07       7.35      7.02
MDCR     MidCarolina Bank                     NC      Bank       136,706       15.02      27.00      79.07       2.93      7.94
LUMG     Lumbee Guaranty Bank                 NC      Bank       138,168       35.58      22.84      57.69       0.00     10.29
FSTH     First Southern Bancshares            AL      Bank       138,310       23.53      29.89      71.23       4.86      5.77
NCFT     First Trust Bank                     NC      Bank       140,255       37.25      10.61      61.73       2.63      7.88
HFBK     Harford Bank                         MD      Bank       140,708       22.17      18.37      74.24       0.15     12.18
VABK     Virginia National Bank               VA      Bank       142,487       37.47      16.25      58.34       5.97     12.80
SHBK     Shore Financial Corp.                VA      Bank       142,851       24.27      35.64      72.87       0.57     11.38
THVB     Thomasville Bancshares Inc.          GA      Bank       146,535       11.47      30.98      85.01       4.09      9.24
CLBH     Carolina Bank Holdings Inc           NC      Bank       147,280       25.48      15.53      70.39       7.47      6.59

* denotes less than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: *=$250,000,000

                                                                            Cash &      1-4 Fam.    Total Net   Borrowed
                                                                  Total    Invest./      Loans/      Loans/      Funds/     Equity/
                                                   Institution   Assets     Assets       Assets      Assets      Assets      Assets
                                                      Type       ($000)      (%)          (%)         (%)         (%)        (%)
                                                   -----------  ---------  ---------  ----------  -----------  ---------   ---------
         FIRST RELIANCE BANK                          Bank         86,102     20.18       20.48       74.13        2.24       8.89

         ---------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                                                           10.00 -     50.00 -                 6.00 -
         INCLUSION IN COMPARABLE GROUP                Bank      * 250,000   * 40.00       40.00       90.00     * 20.00      15.00
         ---------------------------------------------------------------------------------------------------------------------------

FCCO     First Community Corp.                SC      Bank        151,945     38.78       16.05       55.56        2.00      10.91
PATD     Patapsco Bancorp Inc.                MD      Bank        154,863     17.82       49.21       78.89       10.84       8.80
MBVA     Millennium Bankshares Corp.          VA      Bank        157,536      8.60          NA       87.36        0.25       7.22
BKSC     Bank of South Carolina Corp.         SC      Bank        158,102     23.22       14.03       74.19        3.09      12.21
GBTS     Gateway Financial Holdings           NC      Bank        160,832     28.16        7.89       65.79       13.24      14.30
CIWV     Citizens Financial Corp              WV      Bank        163,053     29.83       30.06       66.60        7.60      11.73
MFBP     M&F Bancorp Inc.                     NC      Bank        163,061     25.27       24.28       70.43        7.29      11.26
ANNB     Annapolis Bancorp Inc                MD      Bank        166,681     27.80       13.61       66.80        4.60       8.32
GECR     Georgia-Carolina Bancshares          GA      Bank        167,067     15.36       31.48       79.80        7.10       7.61
PTBS     Potomac Bancshares Inc.              WV      Bank        167,665     37.91       30.90       58.69        2.63      11.64
HSTC     High Street Corp.                    NC      Bank        168,156     21.73       11.78       74.59        7.14       9.25
MDBS     Madison Bancshares Inc.              FL      Bank        168,603     15.84       12.65       81.35        6.53       7.07
GRBS     Greer Bancshares Inc.                SC      Bank        177,810     29.01       29.01       65.64       17.85       8.92
CDBK     Cardinal Bankshares Corp.            VA      Bank        177,839     33.70       17.23       63.65        0.00      12.15
FCKE     First Cherokee Bancshares Inc.       GA      Bank        177,885      5.11       10.49       87.02        1.05       6.92
UCBB     United Community Bancorp             NC      Bank        180,347     25.64       16.98       70.88        6.65      10.43
ACBA     American Community Bancshares        NC      Bank        182,008     20.12       13.06       76.66        5.88       7.49
HBRB     Harbor Bank                          VA      Bank        182,775     31.24       13.24       63.18       10.15       8.16

* denotes less than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: *=$250,000,000

                                                                            Cash &    1-4 Fam.   Total Net  Borrowed
                                                                 Total     Invest./    Loans/     Loans/     Funds/     Equity/
                                                   Institution  Assets      Assets     Assets     Assets     Assets      Assets
                                                      Type      ($000)       (%)         (%)        (%)        (%)        (%)
                                                   ----------- --------- ----------- ---------- ---------- ---------- -----------
         FIRST RELIANCE BANK                          Bank        86,102       20.18      20.48      74.13       2.24      8.89

         ------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                                                           10.00 -    50.00 -               6.00 -
         INCLUSION IN COMPARABLE GROUP                Bank     * 250,000     * 40.00      40.00      90.00    * 20.00     15.00
         ------------------------------------------------------------------------------------------------------------------------

VYFC     Valley Financial Corp.               VA      Bank       193,868       20.45      17.24      75.35      19.17      8.41
PPBN     Pinnacle Bankshares Corp.            VA      Bank       196,490       34.21      21.05      61.82       0.32      9.40
FSLK     First Security Bancorp Inc.          KY      Bank       202,270       20.38      14.67      74.60       7.56      8.32
FBMT     First National Bancshares Inc.       FL      Bank       203,003       26.71      23.90      68.85       6.22      8.20
BKNC     Bank of North Carolina               NC      Bank       204,046       12.77      23.47      82.41       8.88      9.21
EGBN     Eagle Bancorp Inc.                   MD      Bank       211,995       20.36      11.74      77.43       8.09      8.00
CLAS     Classic Bancshares Inc.              KY      Bank       214,329       20.92      35.14      72.68      12.32      9.97
BSXT     BOE Financial Services of VA         VA      Bank       217,172       24.55      17.43      70.35       3.68      8.77
PLE      Pinnacle Bancshares Inc.             AL      Bank       217,275       28.75      25.16      64.32       1.43      9.15
FWV      First WV Bancorp Inc.                WV      Bank       220,153       42.66      19.27      53.96       3.46      9.13
CKPM     Community Bank                       NC      Bank       221,686       32.91      28.58      62.07       3.48      9.27
GSLC     Guaranty Financial Corp.             VA      Bank       225,166          NA      25.16      78.87         NA      7.14
CWBS     Commonwealth Bankshares Inc.         VA      Bank       229,839       18.85      15.90      76.76       1.38      5.90
RHBT     RHBT Financial Corp.                 SC      Bank       232,448          NA      11.12      79.94      12.48      8.27
BMRB     Benchmark Bankshares Inc.            VA      Bank       233,461       23.73      32.41      72.92       0.00     10.19
CPKF     Chesapeake Financial Shares          VA      Bank       234,003       21.82      18.14      69.21       2.48      8.70
BAYK     Bay Banks of Virginia Inc.           VA      Bank       234,412       29.67      39.89      64.87       1.53      9.71
SGB      Southwest Georgia Financial          GA      Bank       234,844       42.53      16.78      50.96       3.49     13.18

* denotes less than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: *= $250,000,000

                                                                         Cash &   1-4 Fam.  Total Net Borrowed
                                                             Total       Invest./  Loans/    Loans/    Funds/   Equity/
                                               Institution   Assets      Assets    Assets    Assets    Assets    Assets
                                                  Type       ($000)       (%)       (%)       (%)       (%)      (%)
                                                --------   ---------    -------   --------  --------  --------  -------
       FIRST RELIANCE BANK                        Bank       86,102      20.18     20.48     74.13      2.24     8.89

       ---------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR                                                      10.00 -   50.00 -             6.00 -
       INCLUSION IN COMPARABLE GROUP              Bank     *250,000     *40.00     40.00     90.00    *20.00    15.00
       ---------------------------------------------------------------------------------------------------------------

CCFH   CCF Holding Co.                    GA      Bank      239,473      19.56     13.68     75.45      2.36     6.34
BKHR   Hampton Roads Bankshares Inc.      VA      Bank      240,080      17.02      9.72     77.90      1.35    14.84
FXNC   First National Corp.               VA      Bank      241,044      20.03     14.81     76.51     11.92     8.90
EUFA   Eufaula BancCorp Inc.              AL      Bank      249,356      19.07     22.85     74.96      4.10    10.03

* denotes less than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters

General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: *=$250,000,000

                                                                              OPERATING PERFORMANCE
                                                               -----------------------------------------------------
                                                                                   Net      Operating   Noninterest
                                                      Total      Core    Core    Interest   Expenses/    Income/
                                       Institution   Assets      ROAA    ROAE    Margin (2)   Assets      Assets
                                          Type       ($000)       (%)    (%)        (%)        (%)         (%)
                                       ------------ --------   -------  -------- ---------- ----------  ------------
      FIRST RELIANCE BANK                 Bank        86,102     0.82      8.39     4.94        4.76       1.89

      --------------------------------------------------------------------------------------------------------------
      DEFINED PARAMETERS FOR                                     0.60 -    4.00 -   3.75 -      2.50 -
      INCLUSION IN COMPARABLE GROUP       Bank      *250,000     1.20     15.00     5.75        5.25     * 3.00
      --------------------------------------------------------------------------------------------------------------

SNBA  Sun Bancshares Inc.            SC   Bank        24,224    -2.99    -11.94       NA          NA         NA
CMFB  CommerceFirst Bancorp Inc.     MD   Bank        27,149    -2.36    -10.23     4.20        7.29       0.28
BANI  Bay National Corp.             MD   Bank        38,067    -4.24    -15.35     4.71       10.01       0.89
CBCO  Coastal Banking Co.            SC   Bank        38,855     0.19      0.87       NA          NA         NA
SUNB  Suncoast Bancorp Inc.          FL   Bank        39,889    -0.81     -5.78     3.04        4.34         NA
FNBC  FNB Bancshares Inc.            SC   Bank        51,234     0.79      5.98     5.19        4.60       0.90
NCBS  New Commerce BanCorp           SC   Bank        52,686    -0.19     -1.13     4.35        4.34       0.34
CNBY  CNB Holdings Inc.              VA   Bank        52,777     1.20      9.20     4.37        3.24       0.62
FCRV  First Capital Bank             VA   Bank        56,101     0.03      0.26     3.32        3.35       0.18
CHKJ  Cherokee Banking Co.           GA   Bank        66,360     2.51     23.62     4.51        3.95       0.91
JAXB  Jacksonville Bancorp Inc.      FL   Bank        68,515    -0.20     -1.74     4.36        4.93         NA
BOTJ  Bank of the James              VA   Bank        71,152     0.73      5.46     4.46        3.96       0.72
UFBC  United Financial Banking Co.   VA   Bank        76,803     1.54     12.42     5.35        3.60       0.43
ALBY  Community Capital Bancshares   GA   Bank        77,779     0.96      8.30     4.18        3.62       0.73

                                                ASSET QUALITY (1)
                                          ----------------------------
                                            NPA/      REO/   Reserves/
                                           Assets    Assets   Assets
                                            (%)       (%)      (%)
                                          --------- ------- ----------
      FIRST RELIANCE BANK                    0.28     0.10     1.21

      ----------------------------------------------------------------
      DEFINED PARAMETERS FOR
      INCLUSION IN COMPARABLE GROUP         *1.00    *0.40   **0.45
      ----------------------------------------------------------------

SNBA  Sun Bancshares Inc.            SC      0.00     0.00     0.50
CMFB  CommerceFirst Bancorp Inc.     MD      0.00     0.00     0.99
BANI  Bay National Corp.             MD      0.00     0.00     0.80
CBCO  Coastal Banking Co.            SC      0.00     0.00     0.94
SUNB  Suncoast Bancorp Inc.          FL      0.00     0.00     0.72
FNBC  FNB Bancshares Inc.            SC      0.70     0.25     1.07
NCBS  New Commerce BanCorp           SC      0.00     0.00     0.74
CNBY  CNB Holdings Inc.              VA        NA     0.00     0.87
FCRV  First Capital Bank             VA      1.27     0.00     1.14
CHKJ  Cherokee Banking Co.           GA      0.00     0.00     0.64
JAXB  Jacksonville Bancorp Inc.      FL      0.00     0.00     0.78
BOTJ  Bank of the James              VA      0.06     0.00     0.81
UFBC  United Financial Banking Co.   VA      1.41     0.85     1.35
ALBY  Community Capital Bancshares   GA      0.04     0.00     0.79

 *  denotes less than
**  denotes greater than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: *= $250,000,000

                                                                                 OPERATING PERFORMANCE
                                                                     ----------------------------------------------------------
                                                                                              Net      Operating   Noninterest
                                                            Total       Core      Core     Interest    Expenses/    Income/
                                             Institution   Assets       ROAA      ROAE     Margin/(2)/  Assets       Assets
                                                Type       ($000)        (%)      (%)          (%)         (%)         (%)
                                             -----------  ---------  ---------  --------  ----------  ----------  -------------
       FIRST RELIANCE BANK                      Bank         86,102      0.82       8.39      4.94       4.76          1.89

       ------------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR                                            0.60   -   4.00   -  3.75 -     2.50 -
       INCLUSION IN COMPARABLE GROUP            Bank       *250,000      1.20      15.00      5.75       5.25         *3.00
       ------------------------------------------------------------------------------------------------------------------------

NCBN   New Century Bank                   NC    Bank         77,815      1.07       6.95      4.86       3.25            NA
EASB   Easton Bancorp Inc.                MD    Bank         78,291      0.50       6.68      4.24       3.41          0.68
WFSC   Weststar Financial Svcs Corp       NC    Bank         80,652      0.82       8.35      4.74       3.85          1.47
BFNB   Beach First National Bcshs         SC    Bank         80,785      0.94       5.84      4.52       3.30          0.46
FNSC   First National Bancshares Inc.     SC    Bank         82,294      0.04       0.33      3.29       3.37          0.44
ABNC   American Bancorp Inc.              LA    Bank         83,708      1.60      10.89      5.15       3.47          0.78
CWBV   CommonWealth Bank                  VA    Bank         83,970      0.62       7.46      4.61       3.62          0.56
AFBK   Albemarle First Bank               VA    Bank         84,081      0.21       2.57      4.11       3.07          0.21
SRBT   Surrey Bank & Trust                NC    Bank         86,824      0.70       6.51      4.85       3.98          1.25
ATBC   Atlantic BancGroup Inc.            FL    Bank         87,344      0.85      10.88      4.87       4.04          0.90
PPLM   People's Cmnty Capital Corp        SC    Bank         87,730      1.00       8.00      4.20       3.28          0.76
TCBA   Tarpon Coast Bancorp               FL    Bank         88,992     -0.04      -0.40      4.07       4.14          0.71
MCBA   Metro-County Bank of Virginia      VA    Bank         89,939      0.32       3.72      3.79       3.59          0.66
ACNC   Alamance National Bank             NC    Bank         90,197      0.07       1.09      4.05       3.94          0.37

                                                      ASSET QUALITY/(1)/
                                              -------------------------------

                                                   NPA/     REO/    Reserves/
                                                  Assets   Assets    Assets
                                                   (%)      (%)       (%)
                                              ----------- -------- ----------
       FIRST RELIANCE BANK                         0.28       0.10     1.21

       ----------------------------------------------------------------------
       DEFINED PARAMETERS FOR
       INCLUSION IN COMPARABLE GROUP            *  1.00      *0.40   **0.45
       ----------------------------------------------------------------------

NCBN   New Century Bank                   NC       0.18       0.00     1.07
EASB   Easton Bancorp Inc.                MD       0.74       0.00     0.88
WFSC   Weststar Financial Svcs Corp       NC       2.16       0.20     1.21
BFNB   Beach First National Bcshs         SC         NA       0.00     1.05
FNSC   First National Bancshares Inc.     SC       0.06       0.00     0.97
ABNC   American Bancorp Inc.              LA       0.02       0.00     0.72
CWBV   CommonWealth Bank                  VA       0.48       0.00     0.96
AFBK   Albemarle First Bank               VA       0.40       0.00     0.84
SRBT   Surrey Bank & Trust                NC       0.55       0.00     1.44
ATBC   Atlantic BancGroup Inc.            FL       0.00       0.00     0.82
PPLM   People's Cmnty Capital Corp        SC       0.73       0.00     0.73
TCBA   Tarpon Coast Bancorp               FL       1.09       0.00     0.74
MCBA   Metro-County Bank of Virginia      VA       0.84       0.00     1.00
ACNC   Alamance National Bank             NC       0.03       0.00     1.15

 * denotes less than
** denotes greater than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters

General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: *= $250,000,000

                                                                          OPERATING PERFORMANCE                 ASSET QUALITY /(1)/
                                                                  ------------------------------------------ -----------------------
                                                                              Net      Operating Noninterest
                                                   Total    Core    Core   Interest    Expenses/   Income/    NPA/   REO/  Reserves/
                                     Institution   Assets   ROAA    ROAE  Margin /(2)/  Assets     Assets   Assets  Assets  Assets
                                         Type      ($000)    (%)    (%)      (%)          (%)        (%)      (%)     (%)     (%)
                                     -----------   ------  ------  ------ ------------ --------- ---------- ------------------------
     FIRST RELIANCE BANK                 Bank       86,102  0.82     8.39    4.94        4.76        1.89    0.28    0.10     1.21

     DEFINED PARAMETERS FOR                                 0.60 -   4.00 -  3.75 -      2.50 -
     INCLUSION IN COMPARABLE GROUP       Bank     *250,000  1.20    15.00    5.75        5.25       *3.00   *1.00   *0.40   **0.45

BCAR Bank of the Carolinas         NC    Bank       98,713  0.17     2.32    3.40        2.97        0.27    0.00    0.00     1.09
BOLB BOL Bancshares Inc.           LA    Bank       99,002 -0.67   -10.40    8.74        8.63        2.02    0.67    0.00     1.82
BKWW Bank of Wilmington            NC    Bank      101,833  0.49     7.26    3.22        2.89        0.34    0.66    0.00     1.14
GVBK Greenville First Bancshares   SC    Bank      102,125  0.03     0.30    3.91        3.35          NA    0.36    0.00     0.98
CHGD CNB Holdings Inc.             GA    Bank      104,261 -0.11    -1.31    3.41        3.60          NA      NA    0.00     0.68
CZFC Citizens First Corp.          KY    Bank      104,820  1.20    16.96    3.54        3.03          NA      NA    0.14     1.14
HBKS Heritage Bankshares Inc.      VA    Bank      108,477  1.15    12.29    4.12        2.98        0.64    0.49    0.40     0.95
PNBI Pioneer Bankshares Inc.       VA    Bank      118,532  0.74     6.99    6.12        4.12          NA    1.16    0.04     0.91
SOCB Southcoast Financial Corp.    SC    Bank      124,377  0.68     7.64    4.24        3.73          NA      NA    0.00     0.98
HGCT High Country Bank             NC    Bank      124,433  0.32     2.65    3.88        4.19        1.01    0.32    0.00     0.99
JMBI James Monroe Bancorp Inc.     VA    Bank      126,658  0.88     8.98    4.56        2.79          NA    0.21    0.00     0.81
CRFN Crescent Financial Corp.      NC    Bank      129,174  0.43     4.69    3.98        3.49        0.38    0.34    0.00     0.86
PNFP Pinnacle Financial Partners   TN    Bank      130,158 -2.42   -17.99      NA          NA          NA    0.00    0.00     0.91
FCMM First Commerce Corp           NC    Bank      136,044  0.61     7.91    3.57        2.84          NA    0.00    0.00     0.93

 * denotes less than
** denotes greater than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: * = $250,000,000

                                                                                      OPERATING PERFORMANCE
                                                                    ---------------------------------------------------------
                                                                                           Net        Operating   Noninterest
                                                           Total     Core      Core     Interest      Expenses/     Income/
                                            Institution   Assets     ROAA      ROAE     Margin/(2)/    Assets       Assets
                                               Type       ($000)      (%)       (%)        (%)          (%)          (%)
                                            -----------  --------   ------    ------    -----------   ---------   -----------
       FIRST RELIANCE BANK                     Bank        86,102    0.82       8.39       4.94         4.76         1.89

       ----------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR                                        0.60 -     4.00 -     3.75 -       2.50 -
       INCLUSION IN COMPARABLE GROUP           Bank      *250,000    1.20      15.00       5.75         5.25        *3.00
       ----------------------------------------------------------------------------------------------------------------------

MDCR   MidCarolina Bank                  NC    Bank       136,706    0.58       7.17       3.62         3.16         0.80
LUMG   Lumbee Guaranty Bank              NC    Bank       138,168    0.97       9.50       4.64         3.81         1.19
FSTH   First Southern Bancshares         AL    Bank       138,310  -10.75    -176.13       3.12         3.50         0.76
NCFT   First Trust Bank                  NC    Bank       140,255    0.84      10.11       3.92         2.74         0.19
HFBK   Harford Bank                      MD    Bank       140,708    1.38      11.34       4.90         3.38         0.87
VABK   Virginia National Bank            VA    Bank       142,487    0.73       5.57       4.56         3.91         0.32
SHBK   Shore Financial Corp.             VA    Bank       142,851    1.16      10.31       3.80         2.75         0.88
THVB   Thomasville Bancshares Inc.       GA    Bank       146,535    1.22      14.08       4.23         2.25           NA
CLBH   Carolina Bank Holdings Inc        NC    Bank       147,280    0.14       1.91       3.13         2.64         0.37
FCCO   First Community Corp.             SC    Bank       151,945    0.82       7.57       4.24         3.09           NA
PATD   Patapsco Bancorp Inc.             MD    Bank       154,863    0.47       5.45       3.65         2.56           NA
MBVA   Millennium Bankshares Corp.       VA    Bank       157,536    0.61       7.48         NA           NA           NA
BKSC   Bank of South Carolina Corp.      SC    Bank       158,102    1.01       8.34       5.65         4.26         0.89
GBTS   Gateway Financial Holdings        NC    Bank       160,832    0.22       1.45       3.27         4.05         1.47

                                                     ASSET QUALITY/(1)/
                                                 --------------------------

                                                  NPA/     REO/   Reserves/
                                                 Assets   Assets   Assets
                                                   (%)     (%)       (%)
                                                 ------   ------- ---------
       FIRST RELIANCE BANK                        0.28     0.10      1.21

       --------------------------------------------------------------------
       DEFINED PARAMETERS FOR
       INCLUSION IN COMPARABLE GROUP             *1.00    *0.40    **0.45
       --------------------------------------------------------------------

MDCR   MidCarolina Bank                  NC       0.22     0.00      1.27
LUMG   Lumbee Guaranty Bank              NC       0.72     0.21      1.01
FSTH   First Southern Bancshares         AL      11.07     0.95      3.66
NCFT   First Trust Bank                  NC       0.00     0.00      1.07
HFBK   Harford Bank                      MD       0.53     0.00      1.02
VABK   Virginia National Bank            VA       0.00     0.00      0.62
SHBK   Shore Financial Corp.             VA       0.37     0.18      0.93
THVB   Thomasville Bancshares Inc.       GA       0.19     0.00      1.05
CLBH   Carolina Bank Holdings Inc        NC       0.42     0.00      0.98
FCCO   First Community Corp.             SC       0.43     0.00      0.72
PATD   Patapsco Bancorp Inc.             MD         NA     0.09      0.89
MBVA   Millennium Bankshares Corp.       VA       0.00       NA      0.75
BKSC   Bank of South Carolina Corp.      SC       0.10     0.00      0.76
GBTS   Gateway Financial Holdings        NC       0.23     0.26      0.89

 * denotes less than
** denotes greater than

KELLER & COMPANY
Dublin, Ohio
614-766-1426


                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: *= $250,000,000

                                                                                               OPERATING PERFORMANCE
                                                                           ---------------------------------------------------------
                                                                                                 Net          Operating  Noninterest
                                                                Total      Core       Core    Interest        Expenses/    Income/
                                                Institution     Assets     ROAA       ROAE     Margin/(2)/     Assets      Assets
                                                   Type        ($000)       (%)        (%)       (%)             (%)         (%)
                                                -----------   --------     -----     ------   ------------    ---------  -----------
       FIRST RELIANCE BANK                         Bank         86,102     0.82       8.39       4.94           4.76         1.89

       ---------------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR                                              0.60-      4.00-      3.75-          2.50-
       INCLUSION IN COMPARABLE GROUP               Bank       *250,000     1.20      15.00       5.75           5.25        *3.00
       ---------------------------------------------------------------------------------------------------------------------------

CIWV   Citizens Financial Corp             WV      Bank        163,053     1.06       8.94       4.92           3.25         0.64
MFBP   M&F Bancorp Inc.                    NC      Bank        163,061     0.61       5.66       4.87           4.52           NA
ANNB   Annapolis Bancorp Inc               MD      Bank        166,681     0.45       5.35       4.36           4.41         0.70
GECR   Georgia-Carolina Bancshares         GA      Bank        167,067     1.21      16.23       3.68           6.47           NA
PTBS   Potomac Bancshares Inc.             WV      Bank        167,665     1.58      13.34       4.68           3.21         0.72
HSTC   High Street Corp.                   NC      Bank        168,156     0.15       1.61       3.51           3.02         0.44
MDBS   Madison Bancshares Inc.             FL      Bank        168,603     0.50       6.84         NA             NA           NA
GRBS   Greer Bancshares Inc.               SC      Bank        177,810     1.25      14.65       3.60           2.72           NA
CDBK   Cardinal Bankshares Corp.           VA      Bank        177,839     1.59      13.22       3.82           1.97           NA
FCKE   First Cherokee Bancshares Inc.      GA      Bank        177,885     0.77      11.29         NA             NA           NA
UCBB   United Community Bancorp            NC      Bank        180,347     1.16      11.02       3.84           2.53         1.02
ACBA   American Community Bancshares       NC      Bank        182,008     0.56       7.40       3.16           3.26         0.98
HBRB   Harbor Bank                         VA      Bank        182,775     0.74       9.17       3.62           2.59         0.47
VYFC   Valley Financial Corp.              VA      Bank        193,868     1.25      14.05       3.91           2.38         0.32

                                                       ASSET QUALITY/(1)/
                                                 ---------------------------

                                                   NPA/     REO/   Reserves/
                                                  Assets   Assets   Assets
                                                   (%)      (%)      (%)
                                                 ---------------------------
       FIRST RELIANCE BANK                         0.28     0.10     1.21

       ---------------------------------------------------------------------
       DEFINED PARAMETERS FOR
       INCLUSION IN COMPARABLE GROUP              *1.00    *0.40   **0.45
       ---------------------------------------------------------------------

CIWV   Citizens Financial Corp            WV       0.45     0.39     0.79
MFBP   M&F Bancorp Inc.                   NC       1.52     0.00     0.98
ANNB   Annapolis Bancorp Inc              MD       0.06     0.00     0.95
GECR   Georgia-Carolina Bancshares        GA       0.64     0.30     0.93
PTBS   Potomac Bancshares Inc.            WV       0.01     0.00     0.78
HSTC   High Street Corp.                  NC       0.00     0.01     1.08
MDBS   Madison Bancshares Inc.            FL       0.73     0.00     0.83
GRBS   Greer Bancshares Inc.              SC       0.76     0.00     0.62
CDBK   Cardinal Bankshares Corp.          VA         NA     0.00     0.67
FCKE   First Cherokee Bancshares Inc.     GA       0.91     0.00     1.21
UCBB   United Community Bancorp           NC       0.55     0.00     1.04
ACBA   American Community Bancshares      NC       0.16     0.00     0.95
HBRB   Harbor Bank                        VA       0.22     0.00     0.84
VYFC   Valley Financial Corp.             VA       0.28     0.00     0.76

 * denotes less than
** denotes greater than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: *= $250,000,000

                                                                        OPERATING PERFORMANCE                  ASSET QUALITY /(1)/
                                                            ------------------------------------------------ -----------------------
                                                                              Net       Operating Noninterest
                                                     Total    Core    Core Interest     Expenses/   Income/   NPA/   REO/  Reserves/
                                        Institution Assets    ROAA    ROAE Margin /(2)/   Assets    Assets   Assets Assets  Assets
                                           Type     ($000)     (%)    (%)     (%)          (%)        (%)      (%)    (%)     (%)
                                        ----------- ------   ------- ----- -----------  --------- ---------- ------ ------ ---------
      FIRST RELIANCE BANK                  Bank       86,102  0.82    8.39    4.94       4.76       1.89     0.28    0.10     1.21

      ------------------------------------------------------------------------------------------------------------------------------
      DEFINED PARAMETERS FOR                                  0.60 -  4.00 -  3.75 -     2.50 -
      INCLUSION IN COMPARABLE GROUP        Bank     *250,000  1.20   15.00    5.75       5.25      *3.00    *1.00   *0.40   **0.45
      ------------------------------------------------------------------------------------------------------------------------------

PPBN  Pinnacle Bankshares Corp.      VA    Bank      196,490  0.70    7.44    3.68       2.85         NA     0.27    0.00     0.59
FSLK  First Security Bancorp Inc.    KY    Bank      202,270  0.19    2.36    3.10       2.22       0.37     0.39    0.00     0.76
FBMT  First National Bancshares Inc. FL    Bank      203,003  0.85   10.44    3.73       3.07       0.74     0.48    0.00     0.71
BKNC  Bank of North Carolina         NC    Bank      204,046  0.98   10.80    4.34       2.82         NA     0.24    0.01     1.06
EGBN  Eagle Bancorp Inc.             MD    Bank      211,995  0.43    5.50    4.33       3.25       0.50     0.00    0.00     0.79
CLAS  Classic Bancshares Inc.        KY    Bank      214,329  1.20   11.62    4.15       2.91       0.66     0.39    0.12     0.72
BSXT  BOE Financial Services of VA   VA    Bank      217,172  1.13   12.44    3.92       2.62       0.49       NA    0.00     0.96
PLE   Pinnacle Bancshares Inc.       AL    Bank      217,275  0.30    3.30    3.24       2.41       1.01     1.88    0.81     0.76
FWV   First WV Bancorp Inc.          WV    Bank      220,153  1.17   13.42    4.24       2.37       0.43     0.76    0.06     0.71
CKPM  Community Bank                 NC    Bank      221,686  1.57   17.86    4.50       2.73       0.78     0.13    0.03     1.91
GSLC  Guaranty Financial Corp.       VA    Bank      225,166  0.53    7.60    3.58       3.82         NA     0.55    0.36     1.12
CWBS  Commonwealth Bankshares Inc.   VA    Bank      229,839  0.19    3.30    3.28       3.19         NA     0.70    0.12     0.92
RHBT  RHBT Financial Corp.           SC    Bank      232,448  5.49   73.93    3.35       0.01       0.39       NA    0.00     0.83
BMRB  Benchmark Bankshares Inc.      VA    Bank      233,461  1.20   11.63    4.31       2.57         NA       NA    0.33     0.74

 * denotes less than
** denotes greater than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
         States: AL AR FL GA KY LA MD NC SC TN VA WV
         Asset size: *= $250,000,000

                                                                        OPERATING PERFORMANCE                   ASSET QUALITY/(1)/
                                                             ----------------------------------------------- -----------------------
                                                                            Net       Operating  Noninterest
                                                     Total   Core   Core  Interest     Expenses/   Income/     NPA/  REO/  Reserves/
                                       Institution  Assets   ROAA   ROAE  Margin/(2)/   Assets      Assets   Assets Assets  Assets
                                          Type      ($000)    (%)   (%)      (%)          (%)        (%)       (%)   (%)     (%)
                                       ----------- --------  ----- ------ -----------  --------- ----------- ------ ------ ---------

     FIRST RELIANCE BANK                  Bank       86,102  0.82   8.39    4.94         4.76        1.89     0.28   0.10     1.21

     -------------------------------------------------------------------------------------------------------------------------------
     DEFINED PARAMETERS FOR                                  0.60-  4.00-   3.75-        2.50-
     INCLUSION IN COMPARABLE GROUP        Bank     *250,000  1.20  15.00    5.75         5.25       *3.00    *1.00  *0.40   **0.45
     -------------------------------------------------------------------------------------------------------------------------------

CPKF Chesapeake Financial Shares    VA    Bank      234,003  1.18  13.83    4.13         4.51        2.39     0.53   0.00     1.09
BAYK Bay Banks of Virginia Inc.     VA    Bank      234,412  0.97   9.90    3.87         3.20          NA     0.65   0.00     0.67
SGB  Southwest Georgia Financial    GA    Bank      234,844  1.41  10.65    4.51         4.12        2.20     1.77   0.89     0.80
CCFH CCF Holding Co.                GA    Bank      239,473  0.62   9.99    4.17         3.08        0.51     0.08   0.00     0.85
BKHR Hampton Roads Bankshares Inc.  VA    Bank      240,080  1.49  10.01    5.24         3.63        1.04     0.52   0.00     0.88
FXNC First National Corp.           VA    Bank      241,044  1.17  13.23    3.86         2.55        0.62       NA   0.00     0.78
EUFA Eufaula BancCorp Inc.          AL    Bank      249,356  1.10  11.03    4.71         3.42        0.93     0.64   0.00     1.02

 * denotes less than
** denotes greater than

     (1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
     (2)  Based on average interest-earning assets.

                                   EXHIBIT 12

KELLER & COMPANY
Dublin, Ohio
614-766-1426


                             FINAL COMPARABLE GROUP

                              BALANCE SHEET RATIOS

                                                                           Cash &     1-4 Fam.    Total Net    Borrowed
                                                               Total      Invest./     Loans/      Loans/       Funds/      Equity/
                                               Institution    Assets       Assets      Assets      Assets       Assets      Assets
                                                  Type        ($000)         (%)         (%)         (%)          (%)        (%)
                                               -----------  -----------  ----------  -----------  -----------  ---------   ---------
      FIRST RELIANCE BANK                         Bank         86,102        20.18       20.48       74.13        2.24       8.89

      ------------------------------------------------------------------------------------------------------------------------------
      DEFINED PARAMETERS FOR                                                             10.00 -     50.00 -                 6.00 -
      INCLUSION IN COMPARABLE GROUP               Bank      * 250,000      * 40.00       40.00       90.00     * 20.00      15.00
      ------------------------------------------------------------------------------------------------------------------------------

FNBC  FNB Bancshares Inc.                SC       Bank         51,234        14.87       20.59       77.20        8.05      12.76
BOTJ  Bank of the James                  VA       Bank         71,152        16.27       12.86       80.09        0.00      12.49
ALBY  Community Capital Bancshares       GA       Bank         77,779        22.15       24.67       73.44       10.11      11.60
ATBC  Atlantic BancGroup Inc.            FL       Bank         87,344        28.43       12.26       65.46        3.49       7.92
PPLM  People's Cmnty Capital Corp        SC       Bank         87,730        31.60       14.75       56.54        1.14      11.91
LUMG  Lumbee Guaranty Bank               NC       Bank        138,168        35.58       22.84       57.69        0.00      10.29
NCFT  First Trust Bank                   NC       Bank        140,255        37.25       10.61       61.73        2.63       7.88
BKSC  Bank of South Carolina Corp.       SC       Bank        158,102        23.22       14.03       74.19        3.09      12.21
CPKF  Chesapeake Financial Shares        VA       Bank        234,003        21.82       18.14       69.21        2.48       8.70
EUFA  Eufaula BancCorp Inc.              AL       Bank        249,356        19.07       22.85       74.96        4.10      10.03


                                      AVERAGE                 129,512        25.03       17.36       69.05        3.51      10.58
                                       MEDIAN                 112,949        22.69       16.45       71.33        2.86      10.94
                                         HIGH                 249,356        37.25       24.67       80.09       10.11      12.76
                                          LOW                  51,234        14.87       10.61       56.54        0.00       7.88

* denotes less than

                                   EXHIBIT 13

KELLER & COMPANY
Dublin, Ohio
614-766-1426


                             FINAL COMPARABLE GROUP

                 OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                            Most Recent Four Quarters

                                                                                       OPERATING PERFORMANCE
                                                                      -------------------------------------------------------
                                                                                           Net        Operating  Noninterest
                                                             Total     Core      Core    Interest     Expenses/    Income/
                                             Institution    Assets     ROAA      ROAE     Margin/(2)/  Assets      Assets
                                                Type        ($000)     (%)        (%)       (%)           (%)        (%)
                                             -----------   ---------  -------   -------- ----------   ---------  ------------
       FIRST RELIANCE BANK                      Bank         86,102    0.82       8.39      4.94          4.76       1.89

       ------------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR                                          0.60 -     4.00 -    3.75 -        2.50 -
       INCLUSION IN COMPARABLE GROUP            Bank    *   250,000    1.20      15.00      5.75          5.25     * 3.00
       ------------------------------------------------------------------------------------------------------------------------

FNBC   FNB Bancshares Inc.              SC      Bank         51,234    0.79       5.98      5.19          4.60       0.90
BOTJ   Bank of the James                VA      Bank         71,152    0.73       5.46      4.46          3.96       0.72
ALBY   Community Capital Bancshares     GA      Bank         77,779    0.96       8.30      4.18          3.62       0.73
ATBC   Atlantic BancGroup Inc.          FL      Bank         87,344    0.85      10.88      4.87          4.04       0.90
PPLM   People's Cmnty Capital Corp      SC      Bank         87,730    1.00       8.00      4.20          3.28       0.76
LUMG   Lumbee Guaranty Bank             NC      Bank        138,168    0.97       9.50      4.64          3.81       1.19
NCFT   First Trust Bank                 NC      Bank        140,255    0.84      10.11      3.92          2.74       0.19
BKSC   Bank of South Carolina Corp.     SC      Bank        158,102    1.01       8.34      5.65          4.26       0.89
CPKF   Chesapeake Financial Shares      VA      Bank        234,003    1.18      13.83      4.13          4.51       2.39
EUFA   Eufaula BancCorp Inc.            AL      Bank        249,356    1.10      11.03      4.71          3.42       0.93


                                     AVERAGE                129,512    0.94       9.14      4.60          3.82       0.96
                                      MEDIAN                112,949    0.97       8.92      4.55          3.89       0.89
                                        HIGH                249,356    1.18      13.83      5.65          4.60       2.39
                                         LOW                 51,234    0.73       5.46      3.92          2.74       0.19

                                                   ASSET QUALITY/(1)/
                                               --------------------------

                                                NPA/     REO/   Reserves/
                                               Assets   Assets   Assets
                                                 (%)      (%)      (%)
                                               -------  ------- ---------
       FIRST RELIANCE BANK                       0.28     0.10     1.21

       ------------------------------------------------------------------
       DEFINED PARAMETERS FOR
       INCLUSION IN COMPARABLE GROUP           * 1.00   * 0.40  ** 0.45
       ------------------------------------------------------------------

FNBC   FNB Bancshares Inc.              SC       0.70     0.25     1.07
BOTJ   Bank of the James                VA       0.06     0.00     0.81
ALBY   Community Capital Bancshares     GA       0.04     0.00     0.79
ATBC   Atlantic BancGroup Inc.          FL       0.00     0.00     0.82
PPLM   People's Cmnty Capital Corp      SC       0.73     0.00     0.73
LUMG   Lumbee Guaranty Bank             NC       0.72     0.21     1.01
NCFT   First Trust Bank                 NC       0.00     0.00     1.07
BKSC   Bank of South Carolina Corp.     SC       0.10     0.00     0.76
CPKF   Chesapeake Financial Shares      VA       0.53     0.00     1.09
EUFA   Eufaula BancCorp Inc.            AL       0.64     0.00     1.02


                                     AVERAGE     0.35     0.05     0.92
                                      MEDIAN     0.32     0.00     0.92
                                        HIGH     0.73     0.25     1.09
                                         LOW     0.00     0.00     0.73

       (1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
       (2)  Based on average interest-earning assets.

*  denotes less than
** denotes greater than

KELLER & COMPANY
Dublin, Ohio
614-766-1426

            COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

                                                                                               Most Recent Year
                                                                       -------------------------------------------------------------
                                                                                                                    Total   Goodwill
                                                                        Number               Total   Int. Earning    Net      and
                                                                          of                 Assets     Assets      Loans    Intang.
                                                                        Offices Exchange     ($000)     ($000)      ($000)   ($000)
                                                                        ------- --------    -------- ------------   ------  --------
SUBJECT

            FIRST RELIANCE BANK                 Florence            SC      2        -        86,102     79,891     63,830       0


COMPARABLE GROUP
    ATBC    Atlantic BancGroup, Inc.            Jacksonville Beach  FL      2     OTC BB      87,344     77,049     57,174       0
    BKSC    Bank of South Carolina Corporation  Charleston          SC      4     NASDAQ     158,102    150,663    117,292       0
    BOTJ    Bank of the James                   Lynchburg           VA      2     OTC BB      71,152     61,374     56,983       0
    CPKF    Chesapeake Financial Shares, Inc.   Kilmarnock          VA     10     OTC BB     234,003    217,361    161,949       0
    ALBY    Community Capital Bancshares, Inc.  Albany              GA      1     NASDAQ      77,779     70,516     57,123       0
    EUFA    Eufaula BancCorp, Inc.              Eufaula             AL      6     NASDAQ     249,356    229,085    186,923   1,175
    NCFT    First Trust Bank                    Charlotte           NC      2     OTC BB     140,255    128,284     86,583       0
    FNBC    FNB Bancshares, Inc.                Gaffney             SC      3     OTC BB      51,234     43,631     39,553       0
    LUMG    Lumbee Guaranty Bank                Pembroke            NC     10    Pink Sheet  138,168    122,149     79,716      39
    PPLM    People's Community Capital Corp.    Aiken               SC      3     OTC BB      87,730     77,529     49,601       6

            Average                                                       4.3                129,512    117,764     89,290     122
            Median                                                        3.0                112,949     99,839     68,445       0
            High                                                         10.0                249,356    229,085    186,923   1,175
            Low                                                           1.0                 51,234     43,631     39,553       0

                                                         -----------------------
                                                             Total     Total
                                                           Deposits    Equity
                                                            ($000)     ($000)
                                                         -----------  ----------
SUBJECT

            FIRST RELIANCE BANK                              75,714     7,658


COMPARABLE GROUP
    ATBC    Atlantic BancGroup, Inc.                         76,757     6,918
    BKSC    Bank of South Carolina Corporation              133,139    19,301
    BOTJ    Bank of the James                                62,043     8,886
    CPKF    Chesapeake Financial Shares, Inc.               205,754    20,369
    ALBY    Community Capital Bancshares, Inc.               60,440     9,019
    EUFA    Eufaula BancCorp, Inc.                          211,280    25,017
    NCFT    First Trust Bank                                124,169    11,048
    FNBC    FNB Bancshares, Inc.                             40,419     6,537
    LUMG    Lumbee Guaranty Bank                            122,737    14,223
    PPLM    People's Community Capital Corp.                 76,169    10,447

            Average                                         111,291    13,177
            Median                                           99,747    10,748
            High                                            211,280    25,017
            Low                                              40,419     6,537

                                   EXHIBIT 15

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                                  BALANCE SHEET
                     ASSET COMPOSITION - MOST RECENT QUARTER

                                                                               As a Percent of Total Assets
                                                      -----------------------------------------------------------------------------
                                                                                     Repo-
                                             Total     Cash &    Net     Loan Loss  sessed  Goodwill   Other   High Risk  Non-Perf.
                                            Assets     Invest.  Loans    Reserves   Assets  & Intang.  Assets  R.E. Loans  Assets
                                            ($000)       (%)     (%)       (%)        (%)      (%)      (%)        (%)       (%)
                                          ----------  --------  -----    ---------  ------  ---------  ------  ---------- ---------
SUBJECT
        FIRST RELIANCE BANK                  86,102     20.18    74.13      1.21      0.10     0.00      5.58     14.68      0.28

COMPARABLE GROUP
  ATBC  Atlantic BancGroup Inc.              87,344     28.43    65.46      0.82      0.00     0.00      6.11     26.42      0.00
  BKSC  Bank of South Carolina Corp.        158,102     23.22    74.19      0.76      0.00     0.00      2.60     19.90      0.10
  BOTJ  Bank of the James                    71,152     16.27    80.09      0.81      0.00     0.00      3.65      9.06      0.06
  CPKF  Chesapeake Financial Shares         234,003     21.82    69.21      1.09      0.00     0.00      8.95      8.38      0.53
  ALBY  Community Capital Bancshares         77,779     22.15    73.44      0.79      0.00     0.00      4.40     21.94      0.04
  EUFA  Eufaula BancCorp Inc.               249,356     19.07    74.96      1.02      0.00     0.47      5.38     35.41      0.64
  NCFT  First Trust Bank                    140,255     37.25    61.73      1.07      0.00     0.00      1.02     33.16      0.00
  FNBC  FNB Bancshares Inc.                  51,234     14.87    77.20      1.07      0.25     0.00      7.78     27.38      0.70
  LUMG  Lumbee Guaranty Bank                138,168     35.58    57.69      1.01      0.21     0.03      6.48     18.73      0.72
  PPLM  People's Cmnty Capital Corp          87,730     31.60    56.54      0.73      0.00     0.01      4.29     31.73      0.73

        Average                             129,512     25.03    69.05      0.92      0.05     0.05      5.06     23.21      0.35
        Median                              112,949     22.69    71.33      0.91      0.00     0.00      4.89     24.18      0.32
        High                                249,356     37.25    80.09      1.09      0.25     0.47      8.95     35.41      0.73
        Low                                  51,234     14.87    56.54      0.73      0.00     0.00      1.02      8.38      0.00

ALL BANKS (691)
         Average                          8,284,339     29.27    66.00      0.94      0.07     0.54      4.03     25.57      0.66

SOUTHEAST BANKS (220)
         Average                          7,544,012     26.08    68.75      0.93      0.09     0.44      4.39     26.72      0.70

SOUTH CAROLINA BANKS (20)
         Average                            659,287     25.15    69.37      0.88      0.05     0.22      5.53     24.09      0.37

                                            ---------------------------------
                                            Interest  Interest   Capitalized
                                            Earning    Bearing      Loan
                                             Assets  Liabilities  Servicing
                                               (%)      (%)          (%)
                                            -------- -----------  -----------
SUBJECT
        FIRST RELIANCE BANK                   92.79     90.17       0.00

COMPARABLE GROUP
  ATBC  Atlantic BancGroup Inc.               80.83     65.75       0.00
  BKSC  Bank of South Carolina Corp.          95.37     66.25       0.00
  BOTJ  Bank of the James                     73.59     58.69       0.00
  CPKF  Chesapeake Financial Shares           90.53     78.58       0.00
  ALBY  Community Capital Bancshares          80.64     66.59       0.00
  EUFA  Eufaula BancCorp Inc.                 89.33     69.91       0.00
  NCFT  First Trust Bank                      81.69     61.83       0.00
  FNBC  FNB Bancshares Inc.                   83.45     68.95       0.00
  LUMG  Lumbee Guaranty Bank                  83.16     53.04       0.00
  PPLM  People's Cmnty Capital Corp           77.11     61.14       0.00

        Average                               83.57     65.07       0.00
        Median                                82.43     66.00       0.00
        High                                  95.37     78.58       0.00
        Low                                   73.59     53.04       0.00

ALL BANKS (691)
         Average                              87.61     72.49       0.07

SOUTHEAST BANKS (220)
         Average                              86.21     72.61       0.03

SOUTH CAROLINA BANKS (20)
         Average                              83.41     68.47       0.01

KELLER & COMPANY
Dublin, Ohio
614-766-1426
                            BALANCE SHEET COMPARISON
                  LIABILITIES AND EQUITY - MOST RECENT QUARTER

                                                                               As a Percent of Assets
                                                             ----------------------------------------------------------

                                          Total       Total       Total      Total       Other      Preferred   Common
                                       Liabilities   Equity     Deposits  Borrowings  Liabilities     Equity    Equity
                                          ($000)      ($000)       (%)       (%)         (%)            (%)      (%)
                                       -----------  ---------   --------  ----------  -----------   ---------   -------
SUBJECT
      FIRST RELIANCE BANK                 78,444      7,658       87.94      2.24         0.93         0.00       8.89

COMPARABLE GROUP
 ATBC  Atlantic BancGroup Inc.            80,426      6,918       87.88      3.49         0.72         0.00       7.92
 BKSC  Bank of South Carolina Corp.      138,801     19,301       84.21      3.09         0.49         0.00      12.21
 BOTJ  Bank of the James                  62,266      8,886       87.20      0.00         0.31         0.00      12.49
 CPKF  Chesapeake Financial Shares       213,634     20,369       87.93      2.48         0.89         0.00       8.70
 ALBY  Community Capital Bancshares       68,760      9,019       77.71     10.11         0.59         0.00      11.60
 EUFA  Eufaula BancCorp Inc.             224,339     25,017       84.73      4.10         1.14         0.00      10.03
 NCFT  First Trust Bank                  129,207     11,048       88.53      2.63         0.96         0.00       7.88
 FNBC  FNB Bancshares Inc.                44,697      6,537       78.89      8.05         0.30         0.00      12.76
 LUMG  Lumbee Guaranty Bank              123,945     14,223       88.83      0.00         0.87         0.00      10.29
 PPLM  People's Cmnty Capital Corp        77,283     10,447       86.82      1.14         0.22         0.00      11.91

       Average                           116,336     13,177       85.27      3.51         0.65         0.00      10.58
       Median                            102,186     10,748       87.01      2.86         0.65        10.00       0.94
       High                              224,339     25,017       88.83     10.11         1.14        10.00       2.76
       Low                                44,697      6,537       77.71      0.00         0.22         0.00       7.88

ALL BANKS (691)
      Average                          7,567,719    659,493       78.85     10.12         1.32         0.06       9.12

SOUTHEAST BANKS (220)
      Average                          6,875,509    624,088       81.03      8.24         1.07         0.05       9.33

SOUTH CAROLINA BANKS (20)
      Average                            598,790     54,596       77.97      9.66         0.75         0.00      11.82

                                        --------------------------------------------------------------------
                                          FASB 115                                                   Reg.
                                         Unrealized     Retained     Total   Tangible    Tier 1   Risk-Based
                                         Gain (Loss)    Earnings    Equity    Equity    Capital     Capital
                                            (%)           (%)         (%)       (%)       (%)        (%)
                                        ------------    --------    ------   --------   -------   ----------
SUBJECT
      FIRST RELIANCE BANK                   0.07          0.48       8.89      8.82       8.82      12.32

COMPARABLE GROUP
 ATBC  Atlantic BancGroup Inc.              0.06          2.91       7.92      7.92       7.73      10.47
 BKSC  Bank of South Carolina Corp.         0.56          1.87      12.21     12.21      11.64      15.49
 BOTJ  Bank of the James                    0.22         (0.88)     12.49     12.49      12.27      15.44
 CPKF  Chesapeake Financial Shares          0.40          5.56       8.70      8.70       8.30      11.50
 ALBY  Community Capital Bancshares         0.34         (0.30)     11.60     11.60      11.25      13.72
 EUFA  Eufaula BancCorp Inc.                0.10          6.44      10.03      9.61       9.84      13.77
 NCFT  First Trust Bank                     0.27         (0.31)      7.88      7.88       7.61      13.04
 FNBC  FNB Bancshares Inc.                  0.00          0.44      12.76     12.76      12.76      13.89
 LUMG  Lumbee Guaranty Bank                 0.19          4.49      10.29     10.27      10.08      17.88
 PPLM  People's Cmnty Capital Corp          0.00          0.79      11.91     11.90         NA      13.04

       Average                              0.21          2.10      10.58     10.53      10.17      13.82
       Median                               0.20          1.33      10.95     10.94      10.08      13.74
       High                                 0.56          6.44      12.76     12.76      12.76      17.88
       Low                                  0.00         (0.88)      7.88      7.88       7.61      10.47

ALL BANKS (691)
      Average                               0.16          3.81       9.18      8.71       8.91      13.87

SOUTHEAST BANKS (220)
      Average                               0.17          3.12       9.38      8.96       8.96      13.43

SOUTH CAROLINA BANKS (20)
      Average                               0.21          0.50      11.83     11.64      12.09      15.56

                                   EXHIBIT 17

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                        AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS

                                                                    Net                    Gain    Total     Goodwill      Net
                                              Interest  Interest  Interest   Provision    (Loss)  Non-Int.   & Intang.   Real Est.
                                               Income    Expense  Income     for Loss    on Sale   Income       Amtz.     Expense
                                                 (%)       (%)      (%)         (%)        (%)      (%)         (%)         (%)
                                              --------  --------  --------   ---------   -------  --------   ---------   ---------
SUBJECT
            FIRST RELIANCE BANK                  8.39      3.83     4.56       0.46       0.43      1.89       0.00        0.00

COMPARABLE GROUP
 ATBC    Atlantic BancGroup Inc.                 7.61      3.38     4.23       0.03       0.00      1.01       0.00        0.00
 BKSC    Bank of South Carolina Corp.            7.45      2.17     5.29       0.21       0.00      0.87       0.00        0.00
 BOTJ    Bank of the James                       8.07      3.88     4.18       0.51       0.00      0.92       0.00        0.00
 CPKF    Chesapeake Financial Shares             7.42      3.58     3.84       0.25       0.01      2.44       0.00        0.00
 ALBY    Community Capital Bancshares            7.81      3.98     3.82       0.45       0.00      0.82       0.00        0.00
 EUFA    Eufaula BancCorp Inc.                   8.12      3.99     4.13       0.23       0.03      0.97       0.03        0.00
 NCFT    First Trust Bank                        7.00      3.25     3.75       0.50       0.07      0.15       0.00        0.00
 FNBC    FNB Bancshares Inc.                     7.77      3.11     4.67       0.22       0.00      0.97       0.02        0.00
 LUMG    Lumbee Guaranty Bank                    7.33      3.27     4.07       0.19       0.03      1.28       0.03        0.00
 PPLM    People's Cmnty Capital Corp             6.95      3.07     3.89       0.16       0.05      0.86       0.01        0.00

         Average                                 7.55      3.37     4.19       0.28       0.02      1.03       0.01        0.00
         Median                                  7.53      3.33     4.10       0.22       0.00      0.94       0.00        0.00
         High                                    8.12      3.99     5.29       0.51       0.07      2.44       0.03        0.00
         Low                                     6.95      2.17     3.75       0.03       0.00      0.15       0.00        0.00

ALL BANKS (691)
         Average                                 6.17      3.00     3.16       0.61       0.01      2.76       0.10        0.00

SOUTHEAST BANKS (220)
         Average                                 6.25      3.03     3.22       0.55       0.02      2.14       0.13        0.00

SOUTH CAROLINA BANKS (20)
         Average                                 7.09      3.47     3.61       0.34       0.12      1.02       0.05        0.00

                                                                     Net             Net Inc.
                                                Total     Non-     Income             Before
                                               Non-Int. Recurring  Before   Income   Extraord.   Extraord.    Net      Core
                                               Expense  Expense    Taxes     Taxes     Items       Items    Income    Income
                                                 (%)       (%)      (%)       (%)       (%)         (%)       (%)       (%)
                                               -------- --------- -------- -------   ---------   ---------  ------    ------
SUBJECT
            FIRST RELIANCE BANK                  4.76     0.00       1.23    0.41      0.82         0.00     0.82      0.82

COMPARABLE GROUP
 ATBC    Atlantic BancGroup Inc.                 4.04     0.00       1.17    0.33      0.84         0.00     0.84      0.84
 BKSC    Bank of South Carolina Corp.            4.26     0.00       1.69    0.57      1.12         0.00     1.12      1.12
 BOTJ    Bank of the James                       3.96     0.00       0.64    0.00      0.64         0.00     0.64      0.64
 CPKF    Chesapeake Financial Shares             4.51     0.00       1.53    0.40      1.13         0.00     1.13      1.13
 ALBY    Community Capital Bancshares            3.62     0.00       0.58    0.00      0.58         0.00     0.58      0.58
 EUFA    Eufaula BancCorp Inc.                   3.42     0.00       1.48    0.43      1.06         0.00     1.06      1.03
 NCFT    First Trust Bank                        2.74     0.00       0.73    0.00      0.73         0.00     0.73      0.68
 FNBC    FNB Bancshares Inc.                     4.60     0.00       0.81    0.29      0.52         0.00     0.52      0.52
 LUMG    Lumbee Guaranty Bank                    3.81     0.00       1.37    0.30      1.06         0.00     1.06      1.05
 PPLM    People's Cmnty Capital Corp             3.28     0.00       1.36    0.47      0.89         0.00     0.89      0.86

         Average                                 3.82     0.00       1.14    0.28      0.86         0.00     0.86      0.84
         Median                                  3.88     0.00       1.26    0.32      0.86         0.00     0.86      0.85
         High                                    4.60     0.00       1.69    0.57      1.13         0.00     1.13      1.13
         Low                                     2.74     0.00       0.58    0.00      0.52         0.00     0.52      0.52

ALL BANKS (691)
         Average                                 3.66     0.18       1.56    0.52      1.03         0.01     1.05      1.11

SOUTHEAST BANKS (220)
         Average                                 3.17     0.17       1.54    0.50      1.04        (0.00)    1.04      1.11

SOUTH CAROLINA BANKS (20)
         Average                                 3.06     0.05       1.34    0.45      0.88        (0.01)    0.86      0.81

                                   EXHIBIT 18

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                             TRAILING FOUR QUARTERS
                                     ($000)


                                                                   Net                 Gain     Total     Goodwill      Net
                                            Interest   Interest  Interest  Provision  (Loss)    Non-Int.  & Intang.   Real Est
                                             Income    Expense    Income   for Loss   on Sale   Income      Amtz.     Expense
                                           ---------  ---------  --------  ---------  -------  ---------  ---------   --------
SUBJECT
           FIRST RELIANCE BANK                6,315      2,886     3,429      347      321       1,431          0         0


COMPARABLE GROUP
    ATBC   Atlantic BancGroup Inc.            5,936      2,636     3,300       21        0         786          0         0
    BKSC   Bank of South Carolina Corp.      12,006      3,491     8,515      335        0       1,401          0         0
    BOTJ   Bank of the James                  4,506      2,169     2,337      285        0         515          0         0
    CPKF   Chesapeake Financial Shares       16,938      8,179     8,759      573       13       5,581          0         0
    ALBY   Community Capital Bancshares       5,351      2,731     2,620      311        0         565          0         0
    EUFA   Eufaula BancCorp Inc.             19,531      9,605     9,926      547       83       2,322         79         0
    NCFT   First Trust Bank                   8,375      3,886     4,489      604       86         177          0         0
    FNBC   FNB Bancshares Inc.                3,698      1,479     2,219      104        0         460          9         0
    LUMG   Lumbee Guaranty Bank               9,413      4,195     5,218      250       33       1,644         35         0
    PPLM   People's Cmnty Capital Corp        5,084      2,244     2,840      116       37         627          8         0

           Average                            9,084      4,062     5,022      315       25       1,408         13         0
           Median                             7,156      3,111     3,895      298        7         707          0         0
           High                              19,531      9,605     9,926      604       86       5,581         79         0
           Low                                3,698      1,479     2,219       21        0         177          0         0

ALL BANKS (691)
           Average                          514,210    250,481   260,418   49,899    1,582     225,094      8,778       139

SOUTHEAST BANKS (220)
           Average                          474,033    229,642   241,996   41,200    2,569     160,269     11,023       385

SOUTH CAROLINA BANKS (20)
           Average                           48,028     23,541    24,487    2,286    1,073       6,899        424         0

                                                                   Net              Net Inc.
                                              Total      Non-     Income             Before
                                             Non-Int.  Recurring  Before   Income   Extraord.  Extraord.   Net        Core
                                             Expense    Expense    Taxes    Taxes     Items      Items    Income     Income
                                            ---------  ---------  ------  --------  ---------  --------- --------   --------
SUBJECT

           FIRST RELIANCE BANK                 3,584         0        929     312        617        0        617        617


COMPARABLE GROUP
    ATBC   Atlantic BancGroup Inc.             3,152         0        913     259        654        0        654        654
    BKSC   Bank of South Carolina Corp.        6,858         0      2,723     920      1,803        0      1,803      1,803
    BOTJ   Bank of the James                   2,211         0        356       0        356        0        356        356
    CPKF   Chesapeake Financial Shares        10,289         0      3,491     906      2,585        0      2,585      2,576
    ALBY   Community Capital Bancshares        2,479         0        395       0        395        0        395        395
    EUFA   Eufaula BancCorp Inc.               8,216         0      3,568   1,025      2,543        0      2,543      2,489
    NCFT   First Trust Bank                    3,278         0        870       0        870        0        870        814
    FNBC   FNB Bancshares Inc.                 2,188         0        387     139        248        0        248        248
    LUMG   Lumbee Guaranty Bank                4,890         0      1,754     389      1,365        0      1,365      1,343
    PPLM   People's Cmnty Capital Corp         2,397         0        991     340        651        0        651        627

           Average                             4,596         0      1,545     398      1,147        0      1,147      1,131
           Median                              3,215         0        952     300        762        0        762        734
           High                               10,289         0      3,568   1,025      2,585        0      2,585      2,576
           Low                                 2,188         0        356       0        248        0        248        248

ALL BANKS (691)
           Average                           299,163    14,595    127,235  42,533     84,521      906     85,427     90,512

SOUTHEAST BANKS (220)
           Average                           238,225    13,086    115,363  37,202     78,135     (132)    78,003     82,995

SOUTH CAROLINA BANKS (20)
           Average                            20,709       332      9,067   3,054      5,937      (93)     5,844      5,497

                                   EXHIBIT 19

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                        YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS

                                           Yield on        Cost of        Net          Net
                                         Int. Earning   Int. Bearing    Interest    Interest               Core              Core
                                            Assets       Liabilities    Spread      Margin *     ROAA      ROAA     ROAE     ROAE
                                             (%)             (%)          (%)         (%)         (%)      (%)      (%)       (%)
                                         ------------   ------------    --------    --------     -----    ------   -----    -------
SUBJECT
         FIRST RELIANCE BANK                 9.10            4.30        4.81         4.94       0.82      0.82     8.39      8.39

 ATBC    Atlantic BancGroup Inc.             8.41            4.59        3.82         4.87       0.84      0.84    10.43     10.43
 BKSC    Bank of South Carolina Corp.        7.96            3.33        4.63         5.65       1.12      1.12     9.53      9.53
 BOTJ    Bank of the James                   8.61            5.19        3.42         4.46       0.64      0.64     4.14      4.14
 CPKF    Chesapeake Financial Shares         8.00            4.45        3.55         4.13       1.13      1.13    13.66     13.61
 ALBY    Community Capital Bancshares        8.53            5.27        3.26         4.18       0.58      0.58     4.53      4.53
 EUFA    Eufaula BancCorp Inc.               9.02            5.51        3.51         4.71       1.06      1.03    10.66     10.43
 NCFT    First Trust Bank                    7.31            4.48        2.83         3.92       0.73      0.68     8.20      7.67
 FNBC    FNB Bancshares Inc.                 8.65            4.19        4.46         5.19       0.52      0.52     3.87      3.87
 LUMG    Lumbee Guaranty Bank                8.19            5.72        2.47         4.64       1.06      1.05    10.13      9.97
 PPLM    People's Cmnty Capital Corp         7.52            4.18        3.34         4.20       0.89      0.86     6.38      6.15

         Average                             8.22            4.69        3.53         4.60       0.86      0.85     8.15      8.03
         Median                              8.30            4.54        3.47         4.55       0.87      0.85     8.87      8.60
         High                                9.02            5.72        4.63         5.65       1.13      1.13    13.66     13.61
         Low                                 7.31            3.33        2.47         3.92       0.52      0.52     3.87      3.87

ALL BANKS (691)
         Average                             7.23            4.22        3.01         3.71       1.05      1.11    13.32     14.11

SOUTHEAST BANKS (220)
         Average                             7.16            4.10        3.06         3.69       1.04      1.11    13.21     14.06

SOUTH CAROLINA BANKS (20)
         Average                             7.75            4.40        3.35         3.95       0.86      0.81     9.91      9.32

         * Based on average interest-earning assets.

                                   EXHIBIT 20

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                    DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA

                                                DIVIDENDS                  RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
                                  ------------------------------------ -------------------------------------------------------------
                                            12 Month          12 Month                        Net
                                  12 Month   Common   Current Dividend Reserves/ Reserves/ Chargeoffs/ Provisions/           Total
                                  Preferred  Div./   Dividend  Payout    Gross   Non-Perf.  Average       Net     Effective Assets/
                                  Dividends  Share     Yield   Ratio     Loans     Assets    Loans    Chargeoffs  Tax Rate  Employee
                                   ($000)     ($)       (%)     (%)       (%)       (%)       (%)          (%)      (%)      ($000)
                                  --------- -------- -------- -------- --------- --------- ---------- ----------- --------- --------
SUBJECT
      FIRST RELIANCE BANK             -          -         -       -     1.64     431.82      0.15      423.17      33.58    2,153

COMPARABLE GROUP
 ATBC Atlantic BancGroup Inc.         0       0.00      0.00    0.00     1.23         NM      0.14       28.38      28.37       NA
 BKSC Bank of South Carolina Corp.    0       0.44      3.20   62.86     1.09     741.36      0.67       48.41      33.79    2,360
 BOTJ Bank of the James               0       0.00      0.00    0.00     1.00         NM      0.09      730.77       0.00    2,033
 CPKF Chesapeake Financial Shares     0       0.46      2.29   21.46     1.55     205.32      0.26      136.43      25.95    2,229
 ALBY Community Capital Bancshares    0       0.00      0.00    0.00     1.07         NM      0.25      272.81       0.00    2,992
 EUFA Eufaula BancCorp Inc.           0       0.20      1.73   20.74     1.35     159.74      0.13      223.27      28.73    2,544
 NCFT First Trust Bank                0       0.00      0.00    0.00     1.71         NM      0.00          NM       0.00    5,844
 FNBC FNB Bancshares Inc.             0       0.00      0.00    0.00     1.36     151.25      0.06      433.33      35.92    1,830
 LUMG Lumbee Guaranty Bank            0       0.16      1.00   22.86     1.72     140.57      0.17      190.84      22.18    1,842
 PPLM People's Cmnty Capital Corp     0       0.00      0.00    0.00     1.27     101.72      0.11      223.08      34.31       NA

      Average                         0       0.13      0.82   12.79     1.34     249.99      0.19      254.15      20.93    2,709
      Median                          0       0.00      0.00    0.00     1.31     155.50      0.14      223.08      27.16    2,294
      High                            0       0.46      3.20   62.86     1.72     741.36      0.67      730.77      35.92    5,844
      Low                             0       0.00      0.00    0.00     1.00     101.72      0.00       28.38       0.00    1,830

ALL BANKS  (691)
      Average                       736       0.61      2.01   32.85     1.44     207.91      0.33      195.60      29.85    3,029

SOUTHEAST BANKS  (220)
      Average                        63       0.39      1.72   27.89     1.38     204.97      0.36      218.12      27.62    2,844

SOUTH CAROLINA BANKS  (20)
      Average                        21       0.13      0.64   12.79     1.27     248.90      0.24      247.82      32.75    2,773

                                   EXHIBIT 21

KELLER & COMPANY
Dublin, Ohio
614-766-1426


                       VALUATION ANALYSIS AND CONCLUSIONS
                        Stock Prices as of March 1, 2002

Valuation assumptions:                                                          Comparable Group                All Banks
                                                                                ----------------                ---------
                                       Symbol             Value              Average         Median       Average       Median
                                     ----------       --------------        ---------       --------     ---------     --------
Price to earnings                       P/E                   14.27            18.05          18.91        17.76         14.25
Price to core earnings                  P/Y                   14.27            21.30          21.42        17.55         14.52
Price to book value                     P/B                  114.75%          140.42%        129.98%      166.18%       151.97%
Price to tangible book value            P/TB                 114.75%          141.13%        130.75%      176.97%       158.43%


Net earnings                             E            $      617,000
Core earnings                            Y            $      617,000
Book value                               B            $    7,658,000
Tangible book value                      TB           $    7,658,000
Assets                                   A            $   86,195,000


Formulae to indicate value:

1.  Price/Core Earnings Method:  Value  =  P/Y(Y)      =         $ 8,803,647


2.  Price/Book Value Method:  Value  =  P/B(B)         =         $ 8,787,835


3.  Price/Tangible Book Value Method:   Value  =       =         $ 8,787,835





VALUATION CORRELATION AND CONCLUSIONS:


                          Number of        Price                     TOTAL
                            Shares       Per Share                   VALUE
                         -----------    ------------            ---------------

Value                      724,115        $ 12.14                $   8,790,000

                                   EXHIBIT 22

KELLER & COMPANY
Dublin, Ohio
614-766-1426

              COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                        Stock Prices as of March 1, 2002

                                                 Market Data                       Pricing Ratios                   Dividends
                                     --------------------------------  ------------------------------------  -----------------------
                                                               Book              Price/   Price/   Price/    Regular
                                      Market  Price/  12 Mo.   Value/   Price/    Book     Tang.    Core      Div./  Dividend Payout
                                      Value   Share    EPS     Share   Earnings  Value    Bk. Val. Earnings   Share    Yield  Ratio
                                       ($M)    ($)     ($)      ($)      (X)      (%)      (%)      (%)       ($)       (%)    (%)
                                     -------- ------  ------  -------  -------- ------   --------  --------  ------  -------- ------
FIRST RELIANCE BANK
      Appraised value                 8.790    12.14   0.85    10.57    14.27    114.75   114.75    14.27     0.00      0.00   0.00


ALL BANKS (691)
      Average                      1,592.31    28.11   2.06    19.10    17.76    166.18   176.97    17.55     0.61      2.01  32.85
      Median                          63.40    18.80   1.33    11.56    14.25    151.97   158.43    14.52     0.45      2.17  31.97

SOUTH CAROLINA BANKS  (20)
      Average                         75.47    27.59   2.44    23.15    23.90    136.79   143.31    20.50     0.13      0.64  12.79
      Median                          19.20    11.93   0.66     9.81    18.35    121.31   126.96    18.46     0.00      0.00   0.00

COMPARABLE GROUP  (10)
      Average                         20.34    14.38   0.78     9.76    18.05    140.42   141.13    21.30     0.13      0.82  12.79
      Median                          14.25    13.87   0.70     9.55    18.91    129.98   130.75    21.42     0.00      0.00   0.00

COMPARABLE GROUP
 ATBC Atlantic BancGroup Inc.         14.40    23.00   1.06    11.03    11.89    114.23   114.23    11.89     0.00      0.00   0.00
 BKSC Bank of South Carolina Corp.    38.50    15.00   0.70     7.53    19.64    182.60   182.60    19.64     0.44      3.20  62.86
 BOTJ Bank of the James               11.00    11.75   0.38     9.50    20.52    144.74   144.74    36.18     0.00      0.00   0.00
 CPKF Chesapeake Financial Shares     26.20    21.00   2.05    16.32    10.24    128.68   128.68    10.29     0.46      2.29  21.46
 ALBY Community Capital Bancshares    11.10     7.50   0.26     6.10    18.18    131.15   131.15    30.77     0.00      0.00   0.00
 EUFA Eufaula BancCorp Inc.           37.50    14.24   0.94     9.51    11.48    127.97   134.33    13.23     0.20      1.73  20.74
 NCFT First Trust Bank                13.20    11.50   0.76     9.59    16.45    130.34   130.34    17.61     0.00      0.00   0.00
 FNBC FNB Bancshares Inc.              6.30    10.30   0.40    10.61    25.63     96.61    96.61    25.63     0.00      0.00   0.00
 LUMG Lumbee Guaranty Bank            31.10    16.00   0.70     7.33    22.86    218.28   218.88    23.19     0.16      1.00  22.86
 PPLM People's Cmnty Capital Corp     14.10    13.50   0.55    10.03    23.64    129.61   129.74    24.53     0.00      0.00   0.00

                                                      Financial Ratios
                                                 --------------------------
                                                  Equity/   Core    Core
                                                  Assets    ROAA    ROAE
                                                   (%)      (%)      (%)
                                                ---------  ------  --------
FIRST RELIANCE BANK
      Appraised value                              8.89     0.82    8.39


ALL BANKS (691)
      Average                                      7.96     1.11   14.11
      Median                                       8.65     1.03   11.48

SOUTH CAROLINA BANKS  (20)
      Average                                      8.28     0.81    9.32
      Median                                      10.11     0.80    7.42

COMPARABLE GROUP  (10)
      Average                                     10.58     0.85    8.03
      Median                                      10.95     0.85    8.60

COMPARABLE GROUP
 ATBC Atlantic BancGroup Inc.                      7.92     0.84   10.43
 BKSC Bank of South Carolina Corp.                12.21     1.12    9.53
 BOTJ Bank of the James                           12.49     0.64    4.14
 CPKF Chesapeake Financial Shares                  8.70     1.13   13.61
 ALBY Community Capital Bancshares                11.60     0.58    4.53
 EUFA Eufaula BancCorp Inc.                       10.03     1.03   10.43
 NCFT First Trust Bank                             7.88     0.68    7.67
 FNBC FNB Bancshares Inc.                         12.76     0.52    3.87
 LUMG Lumbee Guaranty Bank                        10.29     1.05    9.97
 PPLM People's Cmnty Capital Corp                 11.91     0.86    6.15

                                   EXHIBIT 23

                             KELLER & COMPANY, INC.
                        FINANCIAL INSTITUTION CONSULTANTS
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                                 (614) 766-1459 FAX

                               PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuations and appraisals, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 150 financial institutions including thrifts, banks, mortgage companies and holding companies located in twenty-three states and Washington D.C., extending from Oregon to Massachusetts. KELLER & COMPANY is an affiliate member of numerous trade organizations including American Bankers Association and America's Community Bankers.

Each of the firm's senior consultants has over twenty-four years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                             CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over twenty-four years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer's primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

JAMES E. CAMPBELL has over twenty-five years experience in the banking and thrift industry. He served in upper management and was involved in asset and liability management, lending policy, retail management, public policy and Community Reinvestment Act policy.

From 1969 to 1991, Mr. Campbell was employed by National City Bank of Columbus, Ohio. He was appointed Executive Vice President of the Retail Banking Group in 1984. He had management responsibility for 135 banking officers with over 1,500 associates in Central and Southern Ohio. He also managed the consumer and real estate functions of the Bank.

Mr. Campbell became Chairman, President and Chief Executive Officer of Jefferson Savings Bank, West Jefferson, Ohio in 1993 and remained with them until the bank was sold in 1997.

Mr. Campbell graduated from Stonier School of Bank, Rutgers University in 1979.